UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Quanex Building Products Corporation

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT  —  SUBJECT TO COMPLETION  —  DATED May 17, 2024

Quanex Building Products Corporation
945 Bunker Hill Road, Suite 900
Houston, Texas 77024
YOUR VOTE IS VERY IMPORTANT

Dear Fellow Stockholder:
You are cordially invited to attend a special meeting of stockholders to be held on [•], 2024 at [•] a.m. (Central Time), at Hotel Zaza located at 9787 Katy Freeway, Houston, Texas 77024, to consider, among other things, the issuance of shares in connection with our proposed acquisition of Tyman plc.
On April 22, 2024, Quanex Building Products Corporation, a Delaware corporation (“Quanex” or the “Company”) and Tyman plc, a public company incorporated in England and Wales (“Tyman”), issued an announcement (the “Rule 2.7 Announcement”) pursuant to Rule 2.7 of the United Kingdom City Code on Takeovers and Mergers (the “UK Takeover Code”) disclosing that the boards of directors of the Company and Tyman had reached an agreement on the terms of a recommended acquisition of Tyman by the Company (the “Transaction”). The Transaction will be implemented by means of a Court-sanctioned scheme of arrangement (the “Scheme”) under Part 26 of the UK Companies Act 2006, as amended (the “UK Companies Act”), sanctioned by the High Court of Justice in England and Wales (the “Court”). The boards of directors of the Company (the “Quanex Board”) and Tyman (the “Tyman Board”) believe the Transaction has compelling strategic rationale and represents an opportunity to create a comprehensive solutions provider in the building products industry, leveraging the complementary product portfolios of trusted brands and expanded engineering, design and manufacturing capabilities of both groups to deliver value to consumers, shareholders and other stakeholders.
Under the terms of the Transaction, Tyman shareholders will be entitled to elect to receive: (i) 240 pence in cash and 0.05715 of a share of Company common stock, par value of $0.01 per share, to be newly issued in connection with the Transaction (the “New Quanex Shares”) for each Tyman ordinary share held on the date and time specified in the Scheme Document (as defined in the proxy statement) (such time being the “Scheme Record Time,” such shares, the “Tyman Shares” and such option, the “Main Offer”) or (ii) under an alternative to the Main Offer, New Quanex Shares at an exchange ratio of 0.14288 of a New Quanex Share for each Tyman Share held at the Scheme Record Time (such option, the “Capped All-Share Alternative”), provided, that, the Capped All-Share Alternative shall be made available for up to 25% of the Tyman Shares outstanding. Based on each of the £/US$ exchange rate of 1.2373 (at 4:00 p.m. EDT on April 19, 2024) and the Company’s last reported trading price of $34.64 per share on April 19, 2024 (being the last business day on which the Company common stock traded prior to the Rule 2.7 Announcement), the Main Offer and Capped All-Share Alternative value each Tyman Share at 400.0 pence as of the date of the Rule 2.7 Announcement. As of May 14, 2024 (being the last practicable date prior to the filing of this proxy statement), based on Quanex’s last reported trading price of $34.90 per share on May 14, 2024 and an £/US$ exchange rate of 1.2592 at 5:00 p.m. EDT on May 14, 2024, the Main Offer values each Tyman Share at an implied value of 398 pence per Tyman Share and the Capped All-Share Alternative values each Tyman Share at an implied value of 396 pence per Tyman Share.
Tyman shareholders who do not positively elect to receive the Capped All-Share Alternative will automatically receive the Main Offer. The Scheme will lapse if (among other things), the Transaction is not completed before 11:59 p.m. UK time on January 22, 2025 or such later time and/or date as the Company and Tyman may agree in writing (with the consent of the UK Panel on Takeovers and Mergers (the “Panel”) and as the Court may approve (if such consent or approval is required)) (such date, the “Long Stop Date”). We expect to issue up to approximately 15,487,381 New Quanex Shares in connection with the Transaction, consisting of (i) up to 7,039,853 New Quanex Shares issued to Tyman shareholders pursuant to the Capped All-Share Alternative and assuming the Capped All-Share Alternative is fully elected by Tyman shareholders and (ii) 8,447,528 New Quanex Shares issued to Tyman shareholders pursuant to the Main Offer and assuming the Capped All-Share Alternative is fully-elected by Tyman shareholders. As such, upon completion of the Transaction, and subject to the elections made by Tyman shareholders, Tyman shareholders as a group will own between approximately 30% and 32%, on a fully diluted basis, of the Company.

At the special meeting, Quanex stockholders will be asked to consider and vote on:
1.
The proposal to approve the issuance of New Quanex Shares representing the stock consideration in the Transaction (the “Share Issuance Proposal”).

2.
The proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to approve the Share Issuance Proposal (the “Adjournment Proposal”).

The Quanex Board has unanimously determined that the Transaction is fair to and in the best interests of the Company and its stockholders and has authorized and approved the issuance of New Quanex Shares. THE QUANEX BOARD RECOMMENDS THAT QUANEX STOCKHOLDERS VOTE “FOR” THE SHARE ISSUANCE PROPOSAL AND “FOR” THE ADJOURNMENT PROPOSAL.
We cannot complete the Transaction unless Quanex stockholders approve the Share Issuance Proposal. Approval of the Share Issuance Proposal and the Adjournment Proposal each require the affirmative vote of the holders of a majority of the shares of Quanex common stock present in person or represented by proxy at the special meeting and entitled to vote. The holders of a majority of the outstanding shares of Quanex common stock outstanding at the special meeting present or by proxy and entitled to vote shall constitute a quorum for the transaction of business.
Whether or not you plan to attend the special meeting and regardless of the number of shares you own, your careful consideration of, and vote on, the proposals is important, and we encourage you to vote promptly. After reading the accompanying proxy statement, please make sure to vote your shares promptly by completing, signing and dating the accompanying proxy card and returning it in the enclosed prepaid envelope or by voting by telephone or through the Internet by following the instructions on the accompanying proxy card. Instructions regarding all three methods of voting are provided on the proxy card. If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee.
The proxy statement accompanying this letter provides you with more detailed information concerning the special meeting, the Transaction and the Share Issuance Proposal. The accompanying proxy statement also describes the determinations of the Quanex Board in connection with its evaluation of the Transaction and the issuance of New Quanex Shares to Tyman shareholders as consideration in the Transaction. A copy of the Rule 2.7 Announcement is attached as Annex A to the proxy statement, and a copy of the co-operation agreement, dated as of April 22, 2024, by and among the Company and Tyman is attached as Annex B to the proxy statement. We encourage you to carefully read the accompanying proxy statement, in particular the “Risk Factors” section beginning on page 20 for a discussion of risks relevant to the Transaction, and its annexes carefully and in their entirety.
On behalf of the Quanex Board, thank you for your continued support and your consideration of these matters.
Sincerely,
George L. Wilson
Chairman of the Board, President and Chief
Executive Officer
Houston, Texas
[•], 2024
Neither the United States Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the Transaction, including the issuance of New Quanex Shares, passed upon the merits or fairness of the Transaction or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated [•], 2024, and is first being mailed to Quanex stockholders on or about [•], 2024.

Quanex Building Products Corporation
945 Bunker Hill Road, Suite 900
Houston, Texas 77024
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
to be held on:
[•], 2024
[•] a.m. Central Time
Dear Stockholder:
Please take notice that the board of directors of Quanex Building Products Corporation, a Delaware Corporation (“Quanex” or the “Company”) has called a special meeting of the stockholders of Quanex which will be held at [•] a.m. (Central Time) on [•], 2024, at Hotel Zaza located at 9787 Katy Freeway, Houston, Texas 77024 or at any adjournment or postponement thereof (the “special meeting”). You will also be able to vote your shares in person at the special meeting. The special meeting is being held for the purpose of considering and taking appropriate action with respect to the following (referred to as the “Quanex proposals”):
1.
To consider and vote on a proposal to approve the issuance of new shares (the “Share Issuance Proposal”) of Quanex common stock, par value of $0.01 per share, to shareholders of Tyman Plc, a company incorporated in England and Wales (“Tyman”) in connection with the proposed acquisition by the Company of the entire issued and to be issued ordinary shares of Tyman (which we refer to as the “Transaction”) Under the terms of the Transaction, Tyman shareholders will be entitled to elect to receive: (i) 240 pence in cash and 0.05715 of a share of Company common stock, par value of $0.01 per share, to be newly issued in connection with the Transaction (the “New Quanex Shares”) for each Tyman ordinary share held on the date and time specified in the Scheme Document (as defined in the proxy statement) (such time being the “Scheme Record Time,” such shares, the “Tyman Shares” and such option, the “Main Offer”) or (ii) under an alternative to the Main Offer, New Quanex Shares at an exchange ratio of 0.14288 of a New Quanex Share for each Tyman Share held at the Scheme Record Time (such option, the “Capped All-Share Alternative”), provided, that, the Capped All-Share Alternative shall be made available for up to 25% of the Tyman Shares outstanding as of the date on which the Transaction becomes effective. As such, upon completion of the Transaction, and subject to the elections made by Tyman shareholders, Tyman shareholders as a group will own between approximately 30% and 32%, on a fully diluted basis, of the Company.

2.
To adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to approve the Share Issuance Proposal (the “Adjournment Proposal”).

Completion of the Transaction is conditioned on, among other things, Quanex stockholder approval of the Share Issuance Proposal.
The Quanex board of directors has unanimously determined that the Transaction is fair to and in the best interests of Quanex and its stockholders and has authorized and approved the issuance of New Quanex Shares. THE QUANEX BOARD OF DIRECTORS RECOMMENDS THAT QUANEX STOCKHOLDERS VOTE “FOR” THE SHARE ISSUANCE PROPOSAL AND “FOR” THE ADJOURNMENT PROPOSAL.
Only holders of record of Quanex common stock at the close of business on [•], 2024, the record date, are entitled to receive notice of, and to vote at, the special meeting or at any adjournments or postponements thereof.
The Share Issuance Proposal and the Adjournment Proposal each requires the affirmative vote of the holders of a majority of the shares of Quanex common stock present in person or represented by proxy at the special meeting and entitled to vote. Failures to vote and broker non-votes, if any, will have no effect on the Share Issuance Proposal or Adjournment Proposal. Votes to abstain will have the effect of a vote “AGAINST” the Share Issuance Proposal and the Adjournment Proposal.

You may vote your shares via the Internet by accessing the URL listed on your proxy card and following the instructions on the website, no later than 11:59 p.m. Central Time on [•], 2024 (as directed on the enclosed proxy card), by telephone, or by completing, signing and promptly returning the enclosed proxy card by mail. If you choose to submit your proxy card by mail, Quanex has enclosed a prepaid return envelope for your use, which is prepaid if mailed in the United States. If you are attending the special meeting and your shares are registered in your name, you may also vote at the special meeting until voting is closed.
YOUR VOTE IS IMPORTANT. All holders of Quanex common stock are cordially invited to attend the special meeting in person at Hotel Zaza located at 9787 Katy Freeway, Houston, Texas 77024. Whether or not you plan to attend the special meeting, you are requested to complete and return the enclosed proxy card in the accompanying prepaid return envelope or vote your shares via the Internet or by telephone. You may revoke your proxy at any time before it is exercised by giving written notice to the Corporate Secretary of Quanex at Quanex Building Products Corporation, 945 Bunker Hill Road, Suite 900, Houston, Texas, 77024, Attention: Corporate Secretary, or returning a later-dated proxy.
If you hold your shares through a broker or bank in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee.
The proxy statement provides you with more specific information concerning the special meeting, the Transaction, the Share Issuance Proposal and the Adjournment Proposal. The proxy statement also describes the determinations of the board of directors of the Company in connection with its evaluation of the Transaction and the issuance of New Quanex Shares to Tyman shareholders as consideration in the Transaction. A copy of the announcement (the “Rule 2.7 Announcement”) issued on April 22, 2024 by Quanex and Tyman pursuant to Rule 2.7 of the United Kingdom City Code on Takeovers and Mergers (the “UK Takeover Code”) disclosing that the boards of directors of Quanex and Tyman had reached an agreement on the terms of the Transaction in the form of a recommended acquisition of Tyman by the Company, for the entire issued and to be issued ordinary share capital of Tyman, is attached as Annex A to the proxy statement. A copy of the co-operation agreement, dated as of April 22, 2024, by and between the Company and Tyman (the “Co-operation Agreement”) is attached as Annex B to the proxy statement. We encourage you to carefully read the accompanying proxy statement, in particular the “Risk Factors” section beginning on page 20 for a discussion of risks relevant to the Transaction, and its annexes carefully and in their entirety.
Additionally, in accordance with Rule 26.1 of the UK Takeover Code, a copy of the proxy statement will, subject to certain restrictions relating to persons resident in restricted jurisdictions, be available at [•] by not later than [•] (London time) on [•], 2024. The content of the website referred to above is not incorporated into and does not form part of the proxy statement.
If you have any questions concerning the Transaction or the proxy statement, would like additional copies or need help voting your shares of Quanex common stock, please contact Quanex’s proxy solicitor:
Morrow Sodali LLC
430 Park Avenue, 14th Floor
New York, NY 10022
Stockholders call toll-free: (800) 662-5200
Banks, brokers, trustees and other nominees call collect: (203) 658-9400
E-mail: NX@info.morrowsodali.com
BY ORDER OF THE BOARD OF DIRECTORS
Paul B. Cornett
Senior Vice President — General Counsel and Secretary
Houston, Texas
[•], 2024

REFERENCES TO ADDITIONAL INFORMATION
This proxy statement incorporates important business and financial information about Quanex from other documents that Quanex has filed with the U.S. Securities and Exchange Commission (the “SEC”) and that are contained in or incorporated by reference into this proxy statement. For a listing of documents incorporated by reference into this proxy statement, please see the section entitled “Where You Can Find Additional Information” beginning on page 108. This information is available for you free of charge to review through the SEC’s website at www.sec.gov.
Any person may request a copy of this proxy statement and any of the documents incorporated by reference into this proxy statement or other information concerning Quanex, without charge, by written request directed to the appropriate company or its proxy solicitor at the following contacts:
Company:
Quanex Building Products Corporation
945 Bunker Hill Road, Suite 900
Houston, Texas 77024
Attn: [•]
Solicitor:
Morrow Sodali LLC
430 Park Avenue, 14th Floor
New York, NY 10022
Stockholders call toll-free: (800) 662-5200
Banks, brokers, trustees and other nominees call collect: (203) 658-9400
E-mail: NX@info.morrowsodali.com
In order for you to receive timely delivery of the documents in advance of the special meeting of Quanex stockholders to be held on [•], 2024, you must request the information no later than [•], 2024.
The contents of the websites of the SEC and Quanex or any other entity are not being incorporated into this proxy statement. The information about how you can obtain certain documents that are incorporated by reference into this proxy statement at these websites is being provided only for your convenience.

i

QUESTIONS AND ANSWERS
The following are some questions that you, as a Quanex stockholder, may have about the Transaction, the Quanex share issuance or the special meeting, as applicable, and brief answers to those questions. These questions and answers may not address all questions that may be important to you as a stockholder of Quanex. We encourage you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement, and the documents we incorporate by reference in this proxy statement. You may obtain the documents and information incorporated by reference into this proxy statement without charge by following the instructions under “Where You Can Find Additional Information” beginning on page 108.
Q:
Why am I receiving this proxy statement?

A:
We are sending this proxy statement and the enclosed proxy card to you in connection with the solicitation of proxies to be voted at a special meeting of Quanex stockholders. As a stockholder, you are invited to attend the special meeting and are entitled and requested to vote on the proposals described in this proxy statement.

Q:
How can I attend the special meeting and submit questions?

A:
The special meeting of Quanex stockholders will be held at [•] a.m. (Central Time) on [•], 2024, at Hotel Zaza located at 9787 Katy Freeway, Houston, Texas 77024 or at any adjournment or postponement thereof. Check-in will begin at [•] a.m. (Central Time) on [•], 2024, and you should allow ample time for the check-in procedures.

Q:
Who is entitled to vote at the special meeting?

A:
Only holders of record of Quanex shares of common stock, par value of $0.01 per share (the “Quanex Shares”) as of the close of business on [•], 2024 (the “Record Date”) are entitled to vote at the special meeting. As of the close of business on [•], 2024, Quanex had [•] Quanex Shares outstanding.

Q:
What is the purpose of the special meeting?

A:
On April 22, 2024, Quanex Building Products Corporation, a Delaware corporation (“Quanex” or the “Company”) and Tyman plc, a public company incorporated in England and Wales (“Tyman”), issued an announcement (the “Rule 2.7 Announcement”) pursuant to Rule 2.7 of the United Kingdom City Code on Takeovers and Mergers (the “UK Takeover Code”) disclosing that the boards of directors of the Company (“Quanex Board”) and Tyman (“Tyman Board”) had reached an agreement on the terms of a recommended acquisition of Tyman by the Company (the “Transaction”). The Transaction will be implemented by means of a Court-sanctioned scheme of arrangement (the “Scheme”) under Part 26 of the UK Companies Act 2006, as amended (the “UK Companies Act”), sanctioned by the High Court of Justice in England and Wales (the “Court”). The Scheme will lapse if (among other things), the Transaction is not completed before 11:59 p.m. UK time on January 22, 2025 or such later time and/or date as the Company and Tyman may agree in writing (with the consent of the UK Panel on Takeovers and Mergers (the “Panel”) and as the Court may approve (if such consent or approval is required)) (such date, the “Long Stop Date”).

Under the terms of the Transaction, Tyman shareholders will be entitled to elect to receive: (i) 240 pence in cash and 0.05715 of a share of Company common stock, par value of $0.01 per share, to be newly issued in connection with the Transaction (the “New Quanex Shares”) for each Tyman ordinary share held on the date and time specified in the Scheme Document (as defined below) (such time being the “Scheme Record Time,” such shares, the “Tyman Shares” and such option, the “Main Offer”) or (ii) under an alternative to the Main Offer, New Quanex Shares at an exchange ratio of 0.14288 of a New Quanex Share for each Tyman Share held at the Scheme Record Time (such option, the “Capped All-Share Alternative”), provided, that, the Capped All-Share Alternative shall be made available for up to 25% of the Tyman Shares outstanding as of the date on which the Transaction becomes effective.
The issuance of our new Quanex shares to Tyman shareholders as consideration in connection with the Transaction requires the approval of Quanex stockholders under the requirements of the New York

Stock Exchange (“NYSE”). At the special meeting, our stock holders will be asked to consider and vote on a proposal to approve the issuance of the New Quanex Shares as well as a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to approve the Share Issuance Proposal (as defined in this proxy statement).
Q:
What will Quanex provide the Tyman shareholders for their Tyman ordinary shares if the Transaction is completed?

A:
Tyman shareholders who elect the Main Offer will be entitled to receive, for each Tyman Share held by such shareholder, 0.05715 of a New Quanex Share and 240 pence in cash, which indicates an implied value of 400 pence per Tyman Share as of April 22, 2024, based on Quanex’s last reported trading price of $34.64 per share on April 19, 2024 and an £/US$ exchange rate of 1.2373 at 4:00 p.m. EDT on April 19, 2024, or based on Quanex’s last reported trading price of $34.90 per share on May 14, 2024 (being the last practicable date prior to the filing of this proxy statement) and an £/US$ exchange rate of 1.2592 at 5:00 p.m. EDT on May 14, 2024 (the last practicable date and time for which such information was available from Bloomberg prior to the filing of this proxy statement), an implied value of 396 pence per Tyman Share under the Capped All-Share Alternative and 398 pence per Tyman Share under the Main Offer. We expect to issue up to approximately 15,487,381 New Quanex Shares in connection with the Transaction, consisting of (i) up to 7,039,853 New Quanex Shares issued to Tyman shareholders pursuant to the Capped All-Share Alternative and assuming the Capped All-Share Alternative is fully elected by Tyman shareholders and (ii) 8,447,528 New Quanex Shares issued to Tyman shareholders pursuant to the Main Offer and assuming the Capped All-Share Alternative is fully-elected by Tyman shareholders. No change will be made (1) to the exchange ratio of 0.14288 of a New Quanex Share under the Capped All-Share Alternative or (2) the exchange ratio of 0.05715 of a New Quanex Share and 240 pence in cash under the Main Offer, in each case for each Tyman Share if the market price of shares of Quanex Shares or Tyman Shares, or if the exchange rate changes before the completion of the Transaction. As a result, the Dollar-denominated value of the share consideration will fluctuate with the market value of Quanex’s Shares and the exchange rate.

Q:
What proposals will be considered at the special meeting?

A:
At the special meeting, you will be asked to consider and vote on:

•
A proposal to consider and approve the issuance of New Quanex Shares to shareholders of Tyman in connection with the Transaction (the “Share Issuance Proposal”).

•
A proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to approve the Share Issuance Proposal (the “Adjournment Proposal”).

Q:
Are proxies being solicited from Tyman shareholders?

A:
No. We are only soliciting proxies from Quanex stockholders. We are not soliciting any proxies or votes from Tyman shareholders through this proxy statement. If you are a Tyman shareholder and are not a Quanex stockholder, you should not treat this proxy statement as any solicitation of your proxy, vote or support on any matter. If you are both a Quanex stockholder and a Tyman shareholder, you should treat this proxy statement as soliciting your proxy only with respect to the Quanex shares held by you and should not treat it as an offer or invitation to subscribe or purchase Quanex shares or as a solicitation of your proxy, vote or support on any matter with respect to your Tyman shares.

Q:
Is Quanex stockholder approval required to complete the Transaction?

A:
Yes, Quanex stockholder approval of the Share Issuance Proposal is a condition to the closing of the Transaction as well as a NYSE requirement, and is therefore required to complete the Transaction.

Q:
What vote is required to approve each of the proposals? What will happen if I fail to vote or abstain from voting on each proposal?

A:
Each of the Share Issuance Proposal and the Adjournment Proposal requires the affirmative vote of the holders of a majority of the Quanex Shares present in person or represented by proxy at the special meeting and entitled to vote. Failures to vote and broker non-votes, if any, will have no effect on the Share Issuance Proposal or Adjournment Proposal. Votes to abstain will have the effect of a vote “AGAINST” the Share Issuance Proposal and the Adjournment Proposal.

Q:
How does the Quanex Board recommend that I vote on the proposals?

A:
Our board of directors recommends that you vote “FOR” the Share Issuance Proposal and “FOR” the Adjournment Proposal. For a discussion of the factors that the Quanex Board considered in determining to make the foregoing recommendation, please see the section entitled “Information About the Transaction — Reasons for the Transaction” beginning on page 42. In addition, in considering the recommendation of the Quanex Board, you should be aware that some of Quanex’s directors and executive officers have interests that may be different from, or in addition to, the interests of Quanex stockholders generally. See the section entitled “Information About the Transaction — Interests of Certain Quanex Directors and Executive Officers in the Transaction” beginning on page 62.

Q:
What percentage of Quanex will current Quanex stockholders hold immediately following the consummation of the Transaction?

A:
We expect to issue up to approximately 15,487,381 New Quanex Shares in connection with the Transaction, consisting of (i) up to 7,039,853 New Quanex Shares issued to Tyman shareholders pursuant to the Capped All-Share Alternative and assuming the Capped All-Share Alternative is fully elected by Tyman shareholders and (ii) 8,447,528 New Quanex Shares issued to Tyman shareholders pursuant to the Main Offer and assuming the Capped All-Share Alternative is fully-elected by Tyman shareholders. As such, upon completion of the Transaction, and subject to the elections made by Tyman shareholders with respect to the consideration, current Quanex stockholders will own between approximately 68% and approximately 70% of the Company.

Q:
Who will be the directors and executive officers of Quanex following the Transaction?

A:
Following completion of the Transaction, it is intended that George Wilson, Chairman of Quanex’s Board of Directors, and President and Chief Executive Officer of Quanex, will remain the Company’s Chairman, President & Chief Executive Officer. Additionally, the board of directors of Quanex following the Transaction will comprise the current directors of Quanex. Each of the non-executive directors of the Tyman board of directors will resign as directors of Tyman.

Q:
Where will the headquarters of Quanex be located following the Transaction?

A:
On completion of the Transaction, the headquarters of Quanex will be located at Quanex’s current head office in Houston, Texas.

Q:
Will there be any changes to the listing and name of Quanex following the Transaction?

A:
No. Quanex will not change its listing or name and will continue to be listed solely on NYSE. The Company will continue to do business as Quanex Building Products Corporation and trade on the NYSE under the symbol “NX”.

Q:
Will the New Quanex Shares be traded on an exchange?

A:
Yes. The New Quanex Shares will be listed on the NYSE.

Q:
Do any executive officers or directors of Quanex have interests in the Transaction or the issuance of New Quanex Shares to Tyman shareholders that may be different from, or in addition to, those of other stockholders?

A:
Quanex’s directors and executive officers may have interests in the Transaction that are different from, or in addition to, the interests of Quanex’s stockholders generally. The Transaction does not constitute a “change in control” under any compensation or benefit plans, programs or arrangements of Quanex, and Quanex’s directors and named executive officers are not entitled to any additional compensation or benefits that relate to or are contingent upon the Transaction. However, following the Transaction, Quanex’s directors and executive officers will continue to serve on the board of directors and as executive officers of the Company, respectively. The members of the Quanex’s board of directors were aware of and considered these interests in evaluating and negotiating the Co-operation Agreement and approving the Transaction and in determining to recommend to Quanex stockholders that they approve the Share Issuance Proposal and the Adjournment Proposal.

These interests are described in more detail in the section entitled “Information About the Transaction — Interests of Certain Quanex Directors and Executive Officers in the Transaction” beginning on page 62.
Q:
Do I need to attend the special meeting in person?

A:
No. It is not necessary for you to attend the special meeting in person in order to vote your shares. You may vote by mail, by telephone or through the Internet, as described in more detail below.

Q:
How many shares need to be represented at the special meeting?

A:
The holders of a majority of the Quanex Shares outstanding at the special meeting present in person or by proxy and entitled to vote shall constitute a quorum for the transaction of business. As of [•], 2024, [•] Quanex Shares constitute a majority of the outstanding shares. Abstentions will be counted in determining whether a quorum exists.

If you are a Quanex stockholder as of the close of business on the Record Date and you vote by mail, by telephone, through the Internet or at the special meeting, you will be considered part of the quorum. If you are a “street name” holder of Quanex Shares and you provide your bank, broker, trust or other nominee with voting instructions, then your shares will be counted in determining the presence of a quorum. If you are a “street name” holder of shares and you do not provide your bank, broker, trust or other nominee with voting instructions, then your shares will not be counted in determining the presence of a quorum.
In the absence of a quorum, the special meeting may be adjourned.
Q:
What do I need to do now?

A:
We encourage you to review this proxy statement, the Annexes attached to this proxy statement, and the documents we refer to in this proxy statement carefully and consider how the issuance of New Quanex Shares in connection with the Transaction and related matters affect you. After your review, please vote your Quanex Shares in one of the ways described below as promptly as possible. Each stockholder is entitled to cast one vote for each Quanex Share owned as of the close of business on that Record Date. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your broker, bank or other nominee to vote your shares.

Q:
How do I vote if I am a stockholder of record?

A:
You may vote by:

•
submitting your proxy by completing, signing and dating each proxy card you receive and returning it by mail in the enclosed prepaid envelope;

•
submitting your proxy by using the telephone number printed on each proxy card you receive;

•
submitting your proxy through the Internet using the voting instructions printed on each proxy card you receive; or

•
by appearing in person at the special meeting and voting by ballot.

If you are submitting your proxy by telephone or through the Internet, your voting instructions must be received by 11:59 p.m. Central Time on [•], 2024, the day before the special meeting.
Submitting your proxy by mail, by telephone or through the Internet will not prevent you from voting in person at the special meeting. You are encouraged to submit a proxy by mail, by telephone or through the Internet even if you plan to attend the special meeting in person to ensure that your Quanex Shares are represented at the special meeting.
If you return your signed proxy card, but do not provide specific voting instructions, your shares will be voted “FOR” the approval of the Share Issuance Proposal and the Adjournment Proposal.
Q:
If my shares are held for me by a bank, broker, trust or other nominee, will my bank, broker, trust or other nominee vote those shares for me with respect to the proposals?

A:
Under the NYSE rules, brokers who hold shares in “street name” for a beneficial owner typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from the beneficial owner on how to vote. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that the NYSE rules do not deem “routine.” None of the Quanex proposals to be voted on at the special meeting are “routine” under the NYSE rules. Consequently, your bank, broker, trust or other nominee will NOT have the power to vote your Quanex Shares at the special meeting unless you provide instructions to your bank, broker, trust or other nominee on how to vote on each proposal. You should instruct your bank, broker, trust or other nominee on how to vote your shares with respect to the Quanex proposals, using the instructions provided by your bank, broker, trust or other nominee. You may be able to vote by telephone or through the Internet if your bank, broker, trust or other nominee offers these options.

Q:
What if I fail to instruct my bank, broker, trust or other nominee how to vote?

A:
Your bank, broker, trust or other nominee will NOT be able to vote your Quanex Shares unless you have properly instructed your bank, broker, trust or other nominee on how to vote.

Q:
What is a proxy?

A:
A proxy is your legal designation of another person, referred to as a “proxy,” to vote shares of stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your Quanex Shares is called a “proxy card.” Our board of directors has designated George Wilson and Susan Davis and each of them, with full power of substitution, as proxies for the special meeting.

Q:
If a stockholder gives a proxy, how are the shares voted?

A:
When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the special meeting in accordance with the instructions of the stockholder. If no specific instructions are given on properly-executed returned proxies, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in the proxy statement are properly presented at the special meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the special meeting is adjourned, the proxy holders can vote your shares on the new special meeting date as well, unless you have revoked your proxy instructions, as described below under “May I change my vote after I have mailed my proxy card or after I have submitted my proxy by telephone or through the Internet”?

Q:
What happens if I do not vote or return a proxy?

A:
A quorum will exist at the special meeting only if the holders of record of a majority of the outstanding shares of Quanex common stock entitled to vote at the special meeting are present in person or by proxy. Your failure to vote on the proposals, by failing to either submit a proxy or attend the special meeting in person if you are a stockholder of record, may result in the failure of a quorum to exist at the special meeting.

Q:
May I change my vote after I have mailed my proxy card or after I have submitted my proxy by telephone or through the Internet?

A:
Yes. You may revoke your proxy or change your vote at any time before it is voted at the special meeting. You may revoke your proxy by delivering a signed written notice of revocation stating that the proxy is revoked and bearing a date later than the date of the proxy to Quanex’s Corporate Secretary at 945 Bunker Hill, Suite 900, Houston, Texas 77024, Attn: Corporate Secretary. You may also revoke your proxy or change your vote by submitting another proxy by telephone or through the Internet in accordance with the instructions on the enclosed proxy card. You may also submit a later-dated proxy card relating to the same Quanex Shares. If you voted by completing, signing, dating and returning the enclosed proxy card, you should retain a copy of the voter control number found on the proxy card in the event that you later decide to revoke your proxy or change your vote by telephone or through the Internet. Alternatively, your proxy may be revoked or changed by attending the special meeting and voting in person. However, simply attending the special meeting in person without voting will not revoke or change your proxy. “Street name” holders of Quanex Shares should contact their bank, broker, trust or other nominee to obtain instructions as to how to revoke or change their proxies.

If you have instructed a bank, broker, trust or other nominee to vote your shares, you must follow the instructions received from your bank, broker, trust or other nominee to change your vote.
All properly submitted proxies received by Quanex before the special meeting that are not revoked or changed prior to being exercised at the special meeting will be voted at the special meeting in accordance with the instructions indicated on the proxies.
Q:
What happens if I abstain?

A:
If you vote to abstain, whether by proxy or in person at the special meeting, or if you instruct your broker, bank or other nominee to vote to abstain, your abstention will effectively be treated as a vote “AGAINST” the Share Issuance Proposal and the Adjournment Proposal. Quanex Shares that are voted to abstain are treated as shares that are represented at the special meeting for purposes of determining whether a quorum exists.

Q:
Do I have appraisal or dissenters’ rights?

A:
No appraisal or dissenters’ rights are available to the holders of Quanex Shares in connection with the Transaction.

Q:
Are any Quanex stockholders already committed to vote in favor of the share issuance proposal?

A:
Quanex currently expects Quanex’s directors and executive officers to vote their shares in favor of the Share Issuance Proposal and the Adjournment Proposal, but none of Quanex’s directors or executive officers have entered into any agreement obligating them to do so. As of [•], 2024, the directors and executive officers of Quanex held an aggregate of approximately [•]% of the Quanex Shares entitled to vote at the special meeting.

Q:
What happens if I sell my Quanex Shares before the special meeting?

A:
The Record Date for Quanex common stockholders entitled to vote at the special meeting is earlier than the date of the special meeting. If you transfer your Quanex Shares after the Record Date but before the special meeting, you will, unless special arrangements are made to confer the voting rights with respect to such shares to the transferee, retain your right to vote at the special meeting.

Q:
What are the conditions to completing the Transaction?

A:
The Rule 2.7 Announcement (and, when published, the Scheme Document (as defined below)) sets out the conditions to consummating the Transaction. The completion of the Transaction will be conditioned upon, among other things:

•
the approval of the Scheme by a majority in number of Tyman shareholders present (in person or by proxy) and voting at the Tyman shareholder meeting to be convened pursuant to an order of the Court (the “Court Meeting”) or at any adjournment of that meeting, to consider and vote on the Scheme, which majority represents at least 75% in value of the Tyman Shares held by such Tyman shareholders;

•
immediately after the Court Meeting, the passing of all resolutions necessary to approve and implement the Scheme by the requisite majority of Tyman shareholders present (in person or by proxy) and voting at the general meeting of Tyman shareholders (the “General Meeting”) or at any adjournment of that meeting;

•
the receipt or waiver of any applicable antitrust or regulatory approvals, waivers, consents, clearances, permissions, filings or expiration of waiting periods (collectively, the “Clearances”) in the United States, United Kingdom and any other applicable jurisdictions;

•
approval of the Share Issuance Proposal by the requisite vote of Quanex stockholders at the special meeting;

•
confirmation having been received by Quanex that the New Quanex Shares have been approved for listing, subject to official notice of issuance, on the NYSE; and

•
the sanction of the Scheme by the Court (with or without modification on terms agreed by Quanex and Tyman) and the delivery of a copy of the order of the Court sanctioning the Scheme (the “Court Order”) to the Registrar of Companies in England and Wales.

Q:
When is the Transaction expected to be completed?

A:
Subject to the satisfaction or waiver of the closing conditions described in the section entitled “Information About the Transaction — The Rule 2.7 Announcement and the Scheme of Arrangement — Conditions to the Transaction” beginning on page 57, including the approval of the Share Issuance Proposal by Quanex stockholders at the special meeting, the Transaction is expected to be consummated in the second half of 2024. However, it is possible that factors outside the control of both companies could result in the Transaction being completed at a later time or lapsing.

Q:
What happens if the Transaction is not completed?

A:
If the Share Issuance Proposal is not approved by our stockholders or if the Transaction is not completed for any other reason, Quanex will not acquire the Tyman business. Accordingly, Tyman shareholders will not receive shares of Quanex common stock or cash.

Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, date, sign and return (or vote via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive to ensure that all of your shares are counted.

Q:
What is “householding”?

A:
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces our printing costs and postage fees. Each stockholder who participates in householding will continue to be able to access or receive a separate proxy card.
If you are a registered stockholder and wish to receive a separate proxy statement, we will provide these materials upon request. To receive a separate copy of the annual report and other proxy materials, you may send a request to the Company at 945 Bunker Hill, Suite 900, Houston, Texas 77024, or by e-mail to inquiry@quanex.com. If you hold your shares beneficially and wish to receive a separate proxy statement, please contact your bank or broker.
Q:
Where can I find the voting results of the special meeting?

A:
Quanex intends to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports Quanex files with the SEC are publicly available when filed — see “Where You Can Find Additional Information” beginning on page 108 of this proxy statement.

Q:
Who will solicit and pay the cost of soliciting proxies?

A:
Quanex has retained Morrow Sodali LLC (“Morrow”) to assist in the solicitation process. Quanex will pay Morrow a fee of approximately $18,000, as well as reasonable and documented out-of-pocket expenses. Quanex has also agreed to indemnify Morrow against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions).

Q:
Whom do I call if I have questions about the special meetings, the proposals or the other matters discussed in this proxy statement?

A:
If you have questions about the Quanex special meeting, the proposals or the other matters discussed in this proxy statement, or desire additional copies of this proxy statement or additional proxies, you may contact Morrow toll-free at (800) 662-5200 or collect at (203) 658-9400.

SUMMARY OF THE PROXY STATEMENT
This summary highlights selected information also contained elsewhere in this proxy statement related to the matters upon which you are being asked to vote and may not contain all the information important to you. You should read this entire document, its annexes and the other documents to which this proxy statement refers to fully understand the matters upon which you are being asked to vote. Each item in this summary refers to the page on which that subject is hereinafter discussed in more detail. Except as otherwise noted or where context otherwise requires, references in this proxy statement to “Quanex,” the “Company,” “we,” “us” and “our” refer to Quanex Building Products Corporation and its subsidiaries, references to “Tyman” refer to Tyman plc and its subsidiaries.
The Parties
Quanex Building Products Corporation
Quanex, a Delaware corporation, is a global manufacturer of components and a key partner to OEMs for fenestration, cabinetry, solar, refrigeration and outdoor products. Quanex’s solutions include insulating glass spacers, vinyl profiles, window and door screens, cabinet components, fenestration components, vinyl extrusions, rubber extrusions, kitchen components, bathroom components and millwork.
Quanex’s stock is listed on the New York Stock Exchange under the symbol “NX.”
The address of Quanex’s principal executive office is 945 Bunker Hill Road, Suite 900, Houston, Texas 77024 and its phone number is (713) 961-4600.
Tyman plc
Tyman, a public company incorporated in England and Wales, is a leading international supplier of engineered fenestration components and access solutions to the construction industry. Tyman designs and manufactures products that enhance the comfort, sustainability, security, safety and aesthetics of residential homes and commercial buildings. Tyman’s portfolio of leading brands serves their markets through three regional divisions (North America, UK and Ireland, and International) and covers all aspects of the hardware and sealing solutions required for doors and windows, and a full suite of solutions for roof, wall and floor access in residential and commercial buildings.
The common shares of Tyman are admitted to the premium listing segment of the Official List and to trading on the Main Market for listed securities of the London Stock Exchange under the symbol “TYMN.” The Transaction values the entire issued and to be issued share capital of Tyman at approximately £788 million ($975 million) based on each of the £/US$ exchange rate of 1.2373 (at 4:00 p.m. EDT on April 19, 2024) and the Company’s last reported trading price of $34.64 per share on April 19, 2024.
The registered address of Tyman is 29 Queen Anne’s Gate, London, SW1H 9BU and its phone number is +44 (0) 20 7976 8000.
The Transaction (page 33)
Reasons for the Transaction (page 42)
In evaluating the Transaction, including the issuance of the New Quanex Shares to shareholders of Tyman in connection with the Transaction, the Quanex Board consulted with Quanex’s senior management, outside legal counsel and its financial advisor. In recommending that Quanex’s stockholders vote in favor of the Transaction, the Quanex Board considered several factors that it believed supported its determination as further described in the section entitled “Information About the Transaction — Reasons for the Transaction.”
The Rule 2.7 Announcement and the Scheme of Arrangement (page 57)
On April 22, 2024, Quanex and Tyman issued the Rule 2.7 Announcement pursuant to Rule 2.7 of the UK Takeover Code, disclosing the terms on which the Quanex Board and Tyman Board have agreed to the recommended acquisition of Tyman by Quanex whereby Quanex will acquire the entire issued ordinary share capital of Tyman. Under the terms of the Transaction, Tyman shareholders will be entitled to elect to receive: (i) under the Main Offer, consisting of 240 pence in cash and 0.05715 of a New Quanex Share for each Tyman Share held at the Scheme Record Time or (ii) under the Capped All-Share Alternative, New Quanex Shares at an exchange ratio of 0.14288 of a New Quanex Share for each Tyman Share held at the Scheme Record Time, provided, that, the Capped All-Share Alternative shall be made available for up to 25% of the Tyman Shares outstanding as of the date on which the Transaction becomes effective. Tyman shareholders who do not positively elect to receive the Capped All-Share Alternative will automatically receive the Main Offer. As of May 14, 2024 (being the last practicable date prior to the filing of this proxy statement), based on Quanex’s last reported trading price of $34.90 per share on May 14, 2024 and an £/US$ exchange rate of 1.2592 at 5:00 p.m. EDT on May 14, 2024, the Main Offer values each Tyman Share at an implied value of 398 pence per Tyman Share and the Capped All-Share Alternative values each Tyman Share at an implied value of 396 pence per Tyman Share.
The Transaction will be implemented by means of a Court-sanctioned Scheme under the UK Companies Act, sanctioned by the Court, the terms and conditions of which will be set out in a document setting out the particulars of the Scheme (the “Scheme Document”). The Scheme will lapse if (among other things) the Transaction is not completed before 11:59 p.m. UK time on January 22, 2025 or such later time and/or date as Quanex and Tyman may agree in writing (with the consent of the Panel and as the Court may approve (if such consent or approval is required)) (such date, the “Long Stop Date”) or (ii) Tyman has not held the Court Meeting and the General Meeting by the 22nd day after the expected date of such meetings as set out in the Scheme Document (or such later date as the Company and Tyman may agree).
Conditions to the Transactions (page 58)
The completion of the Transaction is conditional upon, among other things:
•
the approval of the Scheme by a majority in number of Tyman shareholders present (in person or by proxy) and voting at the Court Meeting or at any adjournment of that meeting, to consider and vote on the Scheme, which majority represents at least 75% in value of the Tyman Shares held by such Tyman shareholders;

•
immediately following the Court Meeting, the passing of all resolutions necessary to approve and implement the Scheme by the requisite majority of Tyman shareholders present (in person or by proxy) and voting at the General Meeting or at any adjournment of that meeting;

•
the receipt or waiver of any applicable antitrust or regulatory Clearances in the United States, the United Kingdom and any other applicable jurisdictions;

•
approval of the Share Issuance Proposal by the requisite vote of Quanex stockholders at the special meeting;

•
confirmation having been received by Quanex that the New Quanex Shares have been approved for listing, subject to official notice of issuance, on the NYSE; and

•
the sanction of the Scheme by the Court (with or without modification on terms agreed by Quanex and Tyman) and the delivery of a copy of the Court Order to the Registrar of Companies in England and Wales.

The Co-operation Agreement (page 59)
On April 22, 2024, in connection with the Transaction, we entered into a co-operation agreement with Tyman (such agreement, the “Co-operation Agreement”). Pursuant to the Co-operation Agreement, Tyman and the Company agreed, among other things and subject to certain negotiated exceptions and standards, to use all reasonable endeavors for the purposes of obtaining all regulatory clearances and authorizations and to cooperate with each other in preparing the Scheme Document, this proxy statement and other required offering documents and have given certain undertakings with respect to implementing the Transaction.
The Co-operation Agreement contains certain customary termination rights, including, among others, and subject to certain conditions:

(i)
the Company invokes a condition to the Transaction and the Scheme has been withdrawn (other than where such withdrawal is a result of a switch to a takeover offer as such term is defined in the UK Companies Act (a “Takeover Offer”) or, following such a switch, the Takeover Offer lapses;

(ii)
if the Tyman Board withdraws or adversely modifies or qualifies its recommendation of the Transaction;

(iii)
if a competing offer (A) is recommended in whole or in part by the Tyman Board, or (B) becomes effective or is declared or becomes unconditional;

(iv)
if, prior to the Long Stop Date, any applicable condition to the Transaction which is set out in the Rule 2.7 Announcement (or any other conditions as may be required by the Panel or agreed in writing by Quanex and Tyman) has not been waived or is (or has become) incapable of satisfaction by the Long Stop Date (in circumstances where invocation of the relevant Condition (or confirmation that the Condition is incapable of satisfaction, as appropriate) is permitted by the Panel (if applicable));

(v)
if the Transaction is implemented by way of a Scheme and (A) the Court Meeting and General Meeting are not held on or before the applicable dates to be set out in the Scheme Document (or subsequent announcement of the timetable) (or such later date as may be agreed in writing between the parties with the consent of the Panel and the approval of the Court (if such approval(s) are required)), or (B) the hearing of the Court at which Tyman will seek an order to sanction the Scheme (“Sanction Hearing”) is not held on or before the later of (y) the applicable dates to be set out in the Scheme Document (or subsequent announcement of the timetable), and (z) thirty days after all the Conditions have been satisfied or waived (or such later date as may be agreed in writing between the parties with the consent of the Panel and the approval of the Court (if such approval(s) are required));

(vi)
if the Transaction (with the consent of the Panel) is terminated, withdrawn or lapses prior to the Long Stop Date other than where (A) such lapse or withdrawal is a result of the Company’s election to implement the Transaction by way of a Takeover Offer or (B) it is otherwise to be followed within five business days by a firm offer announcement by the Company to implement the Transaction by a different offer or scheme on substantially the same or improved terms and which is (or intended to be) recommended by the Tyman Board; or

(vii)
if the Transaction has not completed by the Long Stop Date, unless otherwise agreed by the Company and Tyman in writing or required by the Panel.

The Co-operation Agreement also articulates Quanex’s and Tyman’s intentions to implement the Transaction by way of the Scheme, subject to Quanex’s right (subject to the prior consent of the Panel and to the terms of the Co-operation Agreement) to implement the Transaction by way of a Takeover Offer as further set forth in the section entitled “Information About the Transaction — The Co-operation Agreement.”
Irrevocable Undertakings (page 63)
Each of the members of the Tyman Board who held Tyman Shares as of April 19, 2024 has irrevocably undertaken to vote or procure votes in favor of the Scheme (or, if the Transaction is to be implemented by way of a Takeover Offer, to accept or procure the acceptance of the Takeover Offer), in respect of their entire legal and beneficial holdings of Tyman Shares. Quanex has also received an irrevocable undertaking from Teleios Global Opportunities Master Fund, Ltd acting through its manager Teleios Capital Partners LLC (“Teleios”), the holder of 32,347,981 shares of the issued share capital of Tyman as of April 19, 2024, to vote (or procure the votes) in favor of the Scheme in respect of 16.4% of the Tyman Shares and to accept the Capped All-Share Alternative in respect of its entire holding of Tyman Shares. Quanex has therefore received irrevocable undertakings in respect of a total of 32,794,075 Tyman Shares representing approximately 16.7% of the issued share capital of Tyman as of April 19, 2024.
Financing (page 61)
Quanex and certain financial institution parties including Wells Fargo Bank, National Association as Interim Facility Agent and as Interim Security Agent, entered into (i) the Interim Facilities Agreement (the

“Interim Facilities Agreement”), pursuant to which a syndicate of lenders agreed to provide Quanex with a $750 million term loan interim facility (“Interim Facility”) and (ii) a commitment letter (the “Commitment Letter”), pursuant to which certain financial institution parties agreed to provide to the Company, subject to the execution of definitive financing documents, certain term loan and revolving facilities (the “Facilities”) on the terms and conditions set forth in the Commitment Letter in order to, among other things, finance the cash consideration payable by the Company in connection with the Transaction.
The availability of the borrowings under the Facilities (or, in the event that borrowings are not funded on the closing date of the Transaction under the Facilities, the Interim Facilities Agreement) are subject to the satisfaction of certain customary conditions for financings of this nature. The Interim Facilities Agreement contains, and any definitive financing documentation for the Facilities is expected to contain, customary representations and warranties, events of default and covenants for transactions of this type. To the extent any borrowings are made under the Interim Facilities Agreement, such loans will mature on the date falling 90 days after the date of first drawdown under the Interim Facilities Agreement.
Regulatory Undertakings (page 59)
We cannot complete the Transaction unless we obtain all required antitrust and regulatory approvals. Both Quanex and Tyman have agreed, subject to certain exceptions, to use all reasonable endeavors to obtain the antitrust and regulatory Clearances necessary for the Transaction. These Clearances may not be received at all, may not be received in a timely fashion, and/or may contain conditions on the consummation of the Transaction.
The UK Takeover Code also requires Quanex to use all reasonable endeavors to obtain required clearances as expeditiously as possible and only permits the Company to invoke a condition to the Transaction (other than certain conditions relating to, in particular, the approval of the Transaction by Tyman shareholders and the Court, the approval of the Share Issuance Proposal to issue New Quanex Shares in connection with the Transaction and the NYSE having authorized the listing of the New Quanex Shares), if appropriate, where the circumstances underlying the failure of the condition are of material significance to the parties in the context of the Transaction. Because of this requirement, the conditions may provide the Company with less protection than the customary conditions in a comparable transaction with a U.S. corporation.
Special Meeting of Quanex Stockholders (page 29)
Date, Time and Place (page 29)
The special meeting will be held at [•] a.m. (Central Time) on [•], 2024, at Hotel Zaza located at 9787 Katy Freeway, Houston, Texas 77024 or at any adjournment or postponement thereof. You will be able to attend the special meeting and to vote your shares in person at the special meeting.
Purpose (page 29)
You will be asked to consider and vote upon the approval of the issuance of the New Quanex Shares to Tyman shareholders in connection with the Transaction (the “Share Issuance Proposal”) and a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to approve the Share Issuance Proposal (the “Adjournment Proposal”).
The Share Issuance Proposal and the Adjournment Proposal are described in further detail in the section entitled “Quanex Proposals” beginning on page 100.
Quanex will transact no other business at the Quanex special meeting. Completion of the Transaction is conditioned on, among other things, approval of the Share Issuance Proposal.
Record Date (page 29)
Only holders of record of issued and outstanding shares of Quanex Shares at the close of business on [•], 2024, the Record Date for the special meeting, are entitled to receive notice of, and to vote at, the

Quanex special meeting or at any adjournments or postponements thereof. Each stockholder is entitled to cast one vote for each Quanex Share owned as of the close of business on the Record Date.
Quorum and Required Votes (page 29)
A quorum is necessary to hold a valid meeting. A quorum will exist at the special meeting only if the holders of record of a majority of the outstanding Quanex Shares entitled to vote at the special meeting as of the Record Date are present in person or by proxy. Votes to abstain are treated as votes that are represented at the special meeting for purposes of determining whether a quorum exists.
The Share Issuance Proposal and Adjournment Proposal each require the affirmative vote of the holders of a majority of the aggregate shares of Quanex common stock present in person or by proxy at the special meeting and entitled to vote. Failures to vote and broker non-votes, if any, will have no effect on the Share Issuance Proposal or Adjournment Proposal. Votes to abstain will have the effect of a vote “AGAINST” the Share Issuance Proposal and the Adjournment Proposal.
Common Stock Ownership of Directors and Executive Officers (page 29)
As of [•], 2024, the directors and executive officers of Quanex held an aggregate of approximately [•]% of the shares of our common stock entitled to vote at the special meeting. Quanex currently expects Quanex’s directors and executive officers will vote their shares in favor of the Share Issuance Proposal and the Adjournment Proposal, but none of Quanex’s directors or executive officers have entered into any agreement obligating them to do so.
Broker Non-Votes (page 30)
If you are a “street name” holder of Quanex Shares and you provide your bank, broker, trust or other nominee with voting instructions on at least one of the proposals brought before the special meeting, then your shares will be counted in determining the presence of a quorum. The proposals for consideration at the special meeting are considered “non-routine” matters, and, therefore, no broker has discretion to vote on any of the proposals to be considered at the special meeting without voting instructions from the beneficial owner of the shares. If you are a “street name” holder of shares and you do not provide your bank, broker, trust or other nominee with voting instructions, then your shares will not be counted in determining the presence of a quorum.
Under NYSE rules, brokers who hold shares in a “street name” for a beneficial owner typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from the beneficial owner on how to vote. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that the NYSE does not deem “routine.” None of the proposals to be voted on at the special meeting are “routine” under NYSE rules. Consequently, your bank, broker, trust or other nominee will NOT have the power to vote your Quanex Shares at the special meeting unless you provide instructions to your bank, broker, trust or other nominee on how to vote on each Quanex proposal. You should instruct your bank, broker, trust or other nominee on how to vote your shares with respect to the Quanex proposals, using the instructions provided by your bank, broker, trust or other nominee. You may be able to vote by telephone or through the Internet if your bank, broker, trust or other nominee offers these options.
Methods of Voting (page 30)
If you are a stockholder of record of Quanex Shares, you may vote (i) by proxy via the Internet by following the instructions provided until 11:59 p.m. Central Time on [•], 2024; (ii) by proxy by telephone by calling the toll-free telephone number located on the proxy card or available via the Internet until 11:59 p.m. Central Time on [•], 2024; (iii) by completing, signing and returning your proxy card and returning it in the prepaid return provided envelope via mail, provided, that if you vote by mail, your proxy card must be received by 11:59 p.m. Central Time on [•], 2024; or (iv) through attendance at the special meeting. To participate in and vote at the special meeting, you will need the personal identification number included on your proxy card or on the instructions that accompanied your proxy materials.

If you are a beneficial owner of Quanex Shares held through a broker or bank in a street name, you may vote (i) via the Internet by following the instructions provided to you by your bank, broker or other nominee; (ii) by telephone by calling the toll-free telephone number located on the voting instruction form provided by your bank, broker or other nominee or available via the Internet; (iii) by completing, signing and returning the voting instruction form and returning it in the prepaid return provided envelope via mail; or (iv) if you first obtain a legal proxy form from the bank, broker or other nominee that holds your Quanex Shares, at the special meeting. If you plan to vote at the special meeting, please contact the bank, broker or other nominee that holds your Quanex Shares for instructions regarding obtaining a legal proxy. If you do obtain a legal proxy and plan to attend the special meeting, you will need the personal identification number included on your proxy card or on the instructions that accompanied your proxy materials.
Quanex provides Internet proxy voting to allow you to vote your shares online. However, please be aware you must bear any costs associated with your Internet access, such as usage charges from Internet access providers or telecommunication companies.
Recommendation of the Quanex Board of Directors (page 29)
Based on the reasons for the recommendations discussed below in the section entitled “Information About the Transaction — Reasons for the Transaction,” the members of the Quanex Board determined that the Transaction and the other matters contemplated by the Rule 2.7 Announcement and the Co-operation Agreement are fair to and in the best interests of Quanex and its stockholders and, subject to the approval of the Share Issuance Proposal by the Quanex stockholders, have authorized and approved the issuance of the New Quanex Shares to Tyman shareholders in connection with the Transaction. The Quanex Board unanimously recommends that Quanex stockholders vote “FOR” the Share Issuance Proposal and “FOR” the Adjournment Proposal.
Corporate Governance (page 61)
Following completion of the Transaction, it is intended that George Wilson, Chairman of Quanex’s Board of Directors, and President and Chief Executive Officer of Quanex, will remain the Chairman, President and Chief Executive Officer of Quanex. Additionally, the board of directors of Quanex following the Transaction will comprise the current directors of Quanex. Each of the non-executive directors of the Tyman board of directors will resign as directors of Tyman.
Opinion of Financial Advisor to Quanex (page 45)
On April 21, 2024, at a meeting of the Quanex Board held to evaluate the Transaction, UBS Securities LLC (“UBS”) delivered to the Quanex Board an oral opinion, which opinion was confirmed by delivery of a written opinion dated the same date, to the effect that, as of that date and based upon and subject to various assumptions, matters considered and limitations described in its written opinion, the consideration to be paid by Quanex pursuant to the Main Offer and pursuant to the Capped All-Share Alternative (collectively, the “Consideration”) in the Transaction was fair, from a financial point of view, to Quanex and holders of Quanex Shares.
The full text of UBS’ opinion describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken by UBS. The opinion is attached to this proxy statement as Annex C and is incorporated herein by reference. UBS’ opinion was provided for the benefit of the Quanex Board (in its capacity as such) in connection with, and for the purpose of, its evaluation of the Consideration in the Transaction and does not confer rights or remedies upon any shareholder, creditor or any other person other than the Quanex Board, and addresses only the fairness, from a financial point of view, of the Consideration to be paid by Quanex in the Transaction. The opinion does not address the relative merits of the Transaction or any related or alternative transaction as compared to other business strategies or transactions that might be available with respect to Quanex or Quanex’s underlying business decision to effect the Transaction or any related or alternative transaction. The opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the Transaction or any related or alternative transaction. Holders of Quanex Shares are encouraged to read UBS’ opinion carefully in its entirety.

For more information, see the section entitled “Information About the Transaction — Opinion of Financial Advisor to Quanex” beginning on page 45 of this proxy statement.
Interests of Certain Quanex Directors and Executive Officers in the Transaction (page 62)
Quanex’s directors and executive officers may have interests in the Transaction that are different from, or in addition to, the interests of Quanex’s stockholders generally. The Transaction does not constitute a “change in control” under any compensation or benefit plans, programs or arrangements of Quanex, and Quanex’s directors and named executive officers are not entitled to any additional compensation or benefits that relate to or are contingent upon the Transaction. However, following the Transaction, Quanex’s directors and executive officers will continue to serve on the board of directors and as executive officers of the Company, respectively. The members of the Quanex Board were aware of and considered these interests in evaluating and negotiating the Co-operation Agreement and approving the Transaction and in determining to recommend to Quanex stockholders that they approve the Share Issuance Proposal and the Adjournment Proposal.
United States Federal Income Tax (page 63)
Quanex stockholders will not realize gain or loss in connection with the Transaction with respect to their Quanex Shares for United States federal income tax purposes.
No Appraisal or Dissenters’ Rights (page 103)
No appraisal or dissenters’ rights are available to the holders of Quanex Shares in connection with the Transaction.
Impact of the Share Issuance Proposal on our Existing Stockholders (page 34)
If the Share Issuance Proposal is approved and the share issuance is implemented, the share issuance will dilute the ownership and voting interests of our existing stockholders. Tyman shareholders will be entitled to receive for each Tyman Share held at the Scheme Record Time, in respect of their entire holding of Tyman Shares, (i) 240 pence in cash and 0.05715 of a New Quanex Share under the terms of the Main Offer, or (ii) 0.14288 of a New Quanex Share under the terms of the Capped All-Share Alternative. We expect to issue up to approximately 15,487,381 New Quanex Shares in connection with the Transaction, consisting of (i) up to 7,039,853 New Quanex Shares issued to Tyman shareholders pursuant to the Capped All-Share Alternative and assuming the Capped All-Share Alternative is fully elected by Tyman shareholders and (ii) 8,447,528 New Quanex Shares issued to Tyman shareholders pursuant to the Main Offer and assuming the Capped All-Share Alternative is fully-elected by Tyman shareholders. As such, upon completion of the Transaction, and subject to the elections made by Tyman shareholders, Tyman shareholders will own between approximately 30% and 32%, on a fully diluted basis, of the Company.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
This proxy statement, the information incorporated by reference herein and the documents to which the Company refers you to in this proxy statement, include “forward-looking” statements, which are subject to safe harbors under the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are statements as to matters that are not historical facts, and include statements about our plans, objectives, expectations and intentions, including statements relating to the expected effects of the Transaction on Quanex and the expected timing and scope of the Transaction. Generally, the words “expect,” “believe,” “goal,” “anticipate,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements. Forward-looking statements also include any statements relating to future capital expenditures, expenses, revenues, economic performance, financial conditions, dividend policy, losses, future prospects or business or management strategies, and the expansion and/or growth of the operations of the Company following the Transaction.
Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our current projections or expectations. Although Quanex believes that the expectations and assumptions reflected in such forward-looking statements are reasonable, Quanex can give no assurance that such expectations will prove to be correct. Actual results may vary materially. However, caution should be taken not to place undue reliance on any such forward-looking statements since such statements speak only as of the date when made and there can be no assurance that such forward-looking statements will occur. All subsequent oral or written forward-looking statements attributable to Quanex, Tyman or any persons acting on their behalf are expressly qualified in their entirety by the cautionary statement above. Quanex does not undertake any obligation to update publicly or revise forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law, regulation or stock exchange rules.
Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to the following:
•
projections of our future financial performance;

•
the risk that the Transaction is not completed on a timely basis or at all;

•
the ability to integrate Tyman into our business successfully and the amount of time and expense spent and incurred in connection with the integration;

•
the risk that we or Tyman may be unable to obtain antitrust or other regulatory approvals required for the Transaction, or that required antitrust or other regulatory approvals may delay the Transaction or result in the need to take curative actions or the imposition of conditions that could adversely affect the operations of the Company or cause the parties to abandon the Transaction;

•
the risk that the economic benefits and other synergies that we anticipate as a result of the Transaction are not fully realized or take longer to realize than expected;

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the risk that the approval of Tyman shareholders of the Transaction or the approval of current Quanex stockholders of the Share Issuance Proposal may not be obtained or that other conditions of the Transaction will not be satisfied;

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the impact of the issuance of Quanex common stock as partial consideration under the Transaction on current Quanex stockholders, including dilution of ownership and voting interests;

•
adverse effects on the market price of our common stock and on our operating results because of a failure to complete the Transaction;

•
the resolution of litigation and other legal proceedings; and

•
other risks and uncertainties indicated in this proxy statement, including those set forth in the section entitled “Risk Factors,” beginning on page 20.

For information on additional factors that could cause actual results to differ materially, please refer to the section entitled “Risk Factors” beginning on page 20 and in Quanex’s other filings with the SEC incorporated by reference into this proxy statement. See also the section entitled “Where You Can Find Additional Information” beginning on page 108 for more information about the SEC filings incorporated by reference into this proxy statement.

CURRENCIES
In this proxy statement, unless otherwise specified or the context otherwise requires: “pounds sterling,” “pounds,” “GBP,” “British Pounds,” “£” or “pence” each refer to the lawful currency of the United Kingdom; and “U.S. dollars,” “dollars,” “$” or “U.S.$” each refer to the lawful currency of the United States.
Quanex publishes its financial statements in U.S. dollars and Tyman publishes its financial statements in pounds sterling. See the section entitled “Exchange Rate Information” for additional information regarding the exchange rates between pounds sterling and the U.S. dollar.

EXCHANGE RATE INFORMATION
The following table shows, for the periods indicated, information concerning the exchange rate between U.S. dollars and pounds sterling. The information in the following table is expressed in U.S. dollars per pound sterling and is based on the exchange rate quoted by Bloomberg at 5:00 p.m. Eastern Standard Time on the same date. The average rate means the average of the exchange rates on the last day of each month during the year.
On May 14, 2024 (being the last practicable date prior to the filing of this proxy statement), the exchange rate, quoted by Bloomberg at 5:00 p.m. EDT, was $1.2592 per £1.00. The average rate for the year 2024 up to May 14, 2024, was $1.2607 per £1.00. These translations should not be construed as a representation that the U.S. dollar amounts actually represent, or could be converted into, pounds sterling at the rates indicated.
	Period-end rate U.S. $	Average rate U.S. $	High U.S. $	Low U.S. $
Recent monthly data
May 2024 up to May 14th	$1.2592	$1.2538	$1.2592	$1.2498
April 2024	$1.2492	$1.2518	$1.2678	$1.2350
March 2024	$1.2623	$1.2714	$1.2858	$1.2601
February 2024	$1.2625	$1.2629	$1.2744	$1.2536
January 2024	$1.2688	$1.2704	$1.2760	$1.2617
December 2023	$1.2731	$1.2662	$1.2798	$1.2549
November 2023	$1.2624	$1.2432	$1.2695	$1.2152
October 2023	$1.2153	$1.2174	$1.2313	$1.2077
Annual Data (year ended December 31)
2023	$1.2731	$1.2467	$1.3136	$1.1830
2022	$1.2083	$1.2328	$1.3706	$1.0689
2021	$1.3532	$1.3745	$1.4212	$1.3204
Annual Data (year ended October 31)
2023	$1.2153	$1.2366	$1.3136	$1.1160
2022	$1.1469	$1.2552	$1.3706	$1.0689
2021	$1.3682	$1.3758	$1.4212	$1.2917

RISK FACTORS
In deciding whether to vote in favor of the Share Issuance Proposal and Adjournment Proposal, you are urged to carefully consider all of the information included or incorporated by reference in this proxy statement, including the risks identified in Quanex’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023, which is listed in the section entitled “Where You Can Find Additional Information” beginning on page 108. You should also read and consider the risks associated with the Transaction and each of the businesses of Quanex (“our” or “we”) and Tyman because these risks will affect the Company.
Risks Related to the Transaction
Quanex may fail to consummate the Transaction or may not consummate the Transaction on the terms or timing described herein.
It is currently anticipated that the Transaction will be consummated in the second half of calendar year 2024. Completion of the Transaction is subject to, among other things, the receipt of applicable shareholder approvals by both Tyman shareholders and Quanex stockholders, regulatory approvals and other customary closing conditions for the acquisition of a UK public company. As a result, the possible timing and likelihood of completion are uncertain, and, accordingly, there can be no assurance that the Transaction will be completed on the expected terms, on the anticipated schedule, or at all.
If the Transaction is not consummated, we could be subject to a number of risks that may adversely affect our business and the market price of Quanex common stock, including:
•
we will be required to pay costs relating to the Transaction such as legal, accounting, financial advisory and printing fees, whether or not the Transaction is consummated;

•
time and resources committed by our management to matters relating to the Transaction could otherwise have been devoted to pursuing other beneficial opportunities; and

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we would not realize the benefits we expect to realize from consummating the Transaction.

We cannot provide any assurance that the Transaction will be consummated or that there will not be a delay in the consummation of the Transaction. If the Transaction is not consummated, our reputation in our industry and in the investment community could be damaged, and the market price of our common stock could decline.
We may fail to realize the anticipated benefits and operating synergies expected from the Transaction, which could adversely affect our business, financial condition and operating results.
The success of the Transaction will depend, in significant part, on our ability to successfully integrate Tyman and realize the anticipated strategic benefits and synergies from the combination. We believe that the addition of Tyman represents an attractive opportunity to create a leading comprehensive solutions provider in the building products industry, leveraging the complementary product portfolios of trusted brands and expanded engineering, design and manufacturing capabilities of both groups to deliver value to consumers, shareholders and other stakeholders. Achieving these goals requires effective integration of the Tyman business and realization of the targeted synergies expected from the Transaction. The anticipated benefits of the Transaction may not be realized fully or at all, or may take longer to realize than we expect. Actual operating, technological, strategic and revenue opportunities, if achieved at all, may be less significant than we expect or may take longer to achieve than anticipated. If we are not able to achieve these objectives and realize the anticipated benefits and synergies expected from the Transaction within a reasonable time, our business, financial condition and operating results may be adversely affected.
The Transaction will result in significant integration costs and any material delays or unanticipated additional expenses may harm our business, financial condition and results of operations.
The complexity and magnitude of the integration effort associated with the Transaction are significant and require that we fund significant capital and operating expenses to support the integration of the combined operations. Such expenses have included and will include significant transaction, consulting and third-party service fees. We have incurred and expect to continue to incur additional operating expenses as we build up internal resources and/or engage third party providers following the Transaction. In addition to these transition costs, we have incurred and expect to continue to incur increased expenses relating to, among other things, restructuring and combining the two businesses. Any material delays, difficulties or unanticipated additional expenses associated with integration activities may harm our business, financial condition and results of operations.
We may not be able to integrate Tyman into Quanex successfully.
Our Transaction with Tyman involves the integration of two businesses that previously operated independently. The integration of the departments, systems, policies, business units, operating procedures and information technologies of the two businesses will present a significant challenge to management. There can be no assurance that we will be able to integrate and manage these operations effectively. The failure to successfully integrate the two businesses in a timely manner, or at all, could have an adverse effect on our business, financial condition and results of operations. The difficulties of combining Quanex and Tyman include:
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the necessity of coordinating geographically separated organizations;

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implementing common systems and controls;

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integrating personnel with diverse business backgrounds;

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challenges in developing new products and services that optimize the assets and resources of the two businesses;

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integrating the businesses’ technology and products;

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effectively combining different corporate cultures;

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integrating and managing operations and legal entities located in countries and/or regions where Quanex has not previously operated;

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unanticipated expenses related to integration, including technical and operational integration;

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transitioning Tyman’s accounting policies and practices to comply with U.S. GAAP;

•
increased fixed costs and unanticipated liabilities that may affect operating results;

•
retaining key employees; and

•
retaining and maintaining relationships with existing customers, distributors and other partners.

Also, the process of integrating operations could cause an interruption of, or loss of momentum in, the activities of one or both of Quanex and Tyman. The diversion of management’s attention and any delays or difficulties encountered in connection with the integration of the operations could have an adverse effect on our business, financial condition and results of operations.
The Transaction may expose us to significant unanticipated liabilities that could adversely affect our business, financial condition and results of operations.
The Transaction with Tyman may expose us to significant unanticipated liabilities relating to our operation of the Company following the Transaction. These liabilities could include employment or severance-related obligations under applicable law or other benefits arrangements, legal claims, warranty or similar liabilities to customers, and claims by or amounts owed to vendors. Particularly in international jurisdictions, our Transaction with Tyman, or our decision to independently enter new international markets where Tyman previously conducted business, could also expose us to tax liabilities and other amounts owed by Tyman. The incurrence of such unforeseen or unanticipated liabilities, should they be significant, could have a material adverse effect on our business, financial condition and results of operations.
The additional scale of Tyman’s operations, together with the complexity of the integration effort, including changes to or implementation of critical information technology systems, may adversely affect our ability to report our financial results on a timely basis. In addition, we will have to train new employees and third party providers, and assume operations in jurisdictions where we have not previously had operations. We expect that the Transaction may necessitate significant modifications to our internal control systems, processes and information systems, both on a transition basis and over the longer-term as we fully integrate the Tyman business. Due to the complexity of the Transaction, we cannot be certain that changes to our internal control over financial reporting will be effective for any period, or on an ongoing basis. If we are unable to accurately report our financial results in a timely manner, or are unable to assert that our internal controls over financial reporting are effective, our business, financial condition and results of operations and the market perception thereof may be materially adversely affected.
Certain of Tyman’s agreements may contain change of control provisions which, if not waived, would have material adverse effects on Quanex following the Transaction.
Agreements with change of control provisions typically provide for or permit the termination of the agreement upon the occurrence of a change of control of one of the parties which can be waived by the relevant counterparties. There can be no assurance that such consent will be obtained at all or on favorable terms, and as of the date of this document no such waivers have been sought or obtained. The inability to obtain waivers from more than one relevant counterparty could have a material adverse effect on Quanex following the Transaction.
Quanex will be subject to certain contractual restrictions while the Transaction is pending.
The Co-operation Agreement provides that, while the Transaction is pending, Quanex may not: (1) split, combine, consolidate, sub divide, reclassify or cancel any Quanex Shares or any shares of capital stock, voting securities or equity interests of Quanex or any securities convertible into, or rights to acquire, shares of capital stock, voting securities or equity interests of Quanex or which otherwise refer to the value of shares of capital stock of Quanex; (2) amend its organizational documents in a manner likely to have a material adverse effect for Tyman shareholders who are due to receive New Quanex Shares pursuant to the Transaction; (3) adopt a plan liquidating Quanex; (4) delist any Quanex Shares from the NYSE, other than in the event of a bona fide offer to take Quanex private provided that (i) the Tyman shareholders who are due to receive New Quanex Shares can participate in such offer on the same terms as other Quanex stockholders; and (ii) the delisting occurs after the date on which the Transaction is consummated; (5) directly or indirectly, effect any acquisition, which would be reasonably likely to preclude, impede, prejudice or materially delay the receipt of Clearances; or (6) agree, resolve, commit or announce its intention to do any of the foregoing (as applicable), whether conditionally or unconditionally, until the earlier of the completion of the Transaction or the termination of the Co-operation Agreement without the consent of Tyman (not to be unreasonably withheld, conditioned or delayed). These restrictions, although limited in scope, could impact Quanex’s operations and actions. Adverse effects arising from the pendency of the Transaction could therefore be exacerbated by any delays in consummation of the Transaction.
The unaudited pro forma financial information included in the proxy statement may not be an indication of the Company’s financial condition or results of operations following the Transaction.
The unaudited pro forma condensed financial information and related notes contained in the proxy statement is intended to illustrate the effect of the proposed Transaction. The Pro Forma Financial Information has been derived from (i) the unaudited consolidated financial statements for the quarter ended January 31, 2024 and the audited consolidated financial statements of Quanex for the year ended October 31, 2023, which have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and are incorporated by reference into the proxy statement and (ii) the unaudited consolidated financial information for the three months ended March 31, 2024 and the audited consolidated financial statements of Tyman for the year ended December 31, 2023, which have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”), and, with respect to the audited consolidated financial statements of Tyman, which are included elsewhere in this proxy statement. The financial information from these Tyman consolidated financial statements (the “Tyman Consolidated Financial Statements”) has been converted to U.S. GAAP and restated using Quanex’s accounting policies for the purposes of presentation in the unaudited pro forma financial information. In preparing the Pro Forma Financial Information contained in this proxy statement, Quanex has given effect to, among other items, the completion of the Transaction, the payment of the Consideration to the Tyman shareholders in the Transaction and the indebtedness of Quanex on a consolidated basis after giving effect to the Transaction, including the indebtedness of Tyman. The information upon which these adjustments and assumptions has been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with accuracy. Moreover, the Pro Forma Financial Information does not reflect all costs that are expected to be incurred by Quanex and/or Tyman in connection with the Transaction. For these and other reasons, the actual business, financial condition and results of operations of the Company following the Transaction may not be consistent with, or evident from, this Pro Forma Financial Information.
The assumptions used in preparing the Pro Forma Financial Information may not prove to be accurate, and other factors may affect the Company’s business, financial condition or results of operations following the Transaction. Any decline or potential decline in the Company’s business, financial condition or results of operations following the Transaction may cause significant variations in Quanex’s share price.
Stockholders in the Company following the Transaction will be more exposed to currency exchange rate fluctuations as, following completion of the Transaction, there will be an increased proportion of assets, liabilities and earnings denominated in foreign currencies.
As a result of the Transaction, the financial results of the Company will be more exposed to currency exchange rate fluctuations and an increased proportion of assets, liabilities, and earnings will be denominated in non-U.S. Dollar currencies. Quanex will present its financial statements in U.S. Dollars and will have a significant proportion of net assets and income in non-U.S. Dollar currencies. Quanex’s financial condition and results of operation will therefore be sensitive to movements in foreign exchange rates. A depreciation of non-U.S. Dollar currencies relative to the U.S. Dollar could have an adverse impact on Quanex’s financial results.
Antitrust laws restrict Quanex’s ability to coordinate with Tyman on certain matters.
To the extent that Tyman needs to renegotiate any material commercial contracts before completion of the Transaction, antitrust laws prevent Quanex from coordinating with Tyman regarding such renegotiations and, while Tyman will negotiate in its shareholders’ best interests, factors outside of Tyman’s control may cause such renegotiations to result in a negative impact to Tyman’s business or our view of the business of Quanex following the Transaction.
The Transaction is subject to various closing conditions, including governmental, regulatory and shareholder approvals, as well as other uncertainties, and there can be no assurances as to whether or when it may be completed. Failure to consummate the Transaction could negatively impact our stock price and our future business and financial results.
The consummation of the Transaction is subject to certain conditions. Several the conditions are not within our control, and it is possible that such conditions may prevent, delay or otherwise materially adversely affect the completion of the Transaction. These conditions include, among other things: (i) approval of the Scheme by the Tyman shareholders at the General Meeting and Court Meeting, (ii) approval by Quanex stockholders of the Share Issuance Proposal, (iii) the receipt of applicable antitrust and regulatory approvals, (iv) the sanction of the Scheme by the Court, and (v) the NYSE having authorized the listing of the New Quanex Shares.
No assurance can be given that all of the conditions to the Transaction will be satisfied, or if they are, as to the timing of such satisfaction. If the conditions to the Transaction are not satisfied, then the Transaction may not be consummated. If the Transaction does not receive, or timely receive, the required Clearances, or if another event occurs that delays or prevents the Transaction, such delay or failure to complete the Transaction and the Transaction process may cause uncertainty or other negative consequences that may materially and adversely affect our business, financial condition and results of operations and, to the extent that the current price of our shares reflects an assumption that the Transaction will be completed, the price of Quanex Shares could be negatively impacted.

The Transaction is subject to the receipt of governmental and regulatory approvals that may impose conditions that could have an adverse effect on Quanex or, if not obtained, could prevent consummation of the Transaction.
Consummation of the Transaction is conditioned upon the receipt of certain governmental approvals and/or the expiration of regulatory waiting periods. There can be no assurance that these approvals will be obtained. In addition, the governmental authorities from which the regulatory approvals are required may impose conditions on the consummation of the Transaction or may require changes to the terms of the Transaction or agreements to be entered into in connection with the Transaction. Such conditions or changes and the process of obtaining regulatory approvals could have the effect of delaying or impeding consummation of the Transaction or of imposing additional costs or limitations on Quanex following consummation of the Transaction, any of which might have an adverse effect on Quanex’s business, financial condition and results of operations.
In certain circumstances, Quanex may not be able to invoke a condition to the Transaction so as to terminate the Transaction, which could reduce the value of Quanex’s common stock.
The UK Takeover Code provides that certain conditions may only be invoked where the circumstances underlying the failure of the condition are of material significance to Quanex in the context of the Transaction. Therefore, with the exceptions of conditions relating to: (1) the approval of the Scheme by Tyman shareholders and the Court; (2) the sanction of the Scheme by the Court; (3) the approval of the New Quanex Shares by Quanex’s stockholders; and/or (4) the listing of New Quanex Shares on the NYSE, Quanex will be required to obtain the consent of the Panel to invoke a condition which would cause the Transaction not to proceed, to lapse or to be withdrawn. The Panel will normally only give such consent if the circumstances giving rise to the right to invoke a condition to the Transaction are of material significance to Quanex in the context of the Transaction, which would be judged by reference to the facts at the time that the relevant circumstances arise.
If, for example, a material adverse change affecting Tyman occurs and the Panel does not allow Quanex to invoke a condition to cause the Transaction not to proceed, the market price of Quanex’s common stock may decline or Quanex’s business or financial condition may be materially adversely affected. As a result, should the Transaction proceed, the value of the New Quanex Shares received by Tyman shareholders may be reduced and/or Quanex’s business or financial condition may be adversely affected after the Transaction.
The UK Takeover Code may limit Quanex’s ability to cause Tyman to consummate the Transaction and may otherwise limit the relief Quanex may obtain if the Tyman directors withdraw their support of the Scheme.
The UK Takeover Code limits the contractual commitments that could be obtained from Tyman to take actions in furtherance of the Transaction, and the Tyman directors may, if their fiduciary and other directors’ duties so require, withdraw their recommendation in support for the Scheme, and withdraw the Scheme itself, at any time before the Court Meeting. The UK Takeover Code does not permit Tyman to pay any break fee if it does so, nor can it be subject to any restrictions on soliciting or negotiating other offers or transactions involving Tyman other than restrictions against undertaking actions or entering into agreements which are similar to or have a similar effect to “poison pills” which might frustrate the Transaction.
Tyman currently is not subject to the internal controls and other compliance obligations of the U.S. securities laws, and Quanex may not be able to timely and effectively implement controls and procedures over Tyman operations as required under U.S. securities laws.
Tyman currently is not subject to the information and reporting requirements of the Exchange Act and other U.S. federal securities laws, including the compliance obligations relating to, among other things, the maintenance of a system of internal controls as contemplated by the Exchange Act. Subsequent to the completion of the Transaction, Quanex will need to timely and effectively implement the internal controls necessary to satisfy those requirements, which require annual management assessments of the effectiveness of internal control over financial reporting and a report by an independent registered public accounting firm addressing these assessments. Quanex intends to take appropriate measures to establish or implement an internal control environment at Tyman aimed at successfully fulfilling these requirements. However, it is possible that Quanex may experience delays in implementing or be unable to implement the required internal financial reporting controls and procedures, which could result in enforcement actions, the assessment of penalties and civil suits, failure to meet reporting obligations and other material and adverse events that could have a negative effect on the market price for Quanex Shares.
Following completion of the Transaction, Quanex’s international operations will be subject to the laws and regulations of the United States and many foreign countries. Failure to comply with these laws may affect our ability to conduct business in certain countries and may affect our financial performance.
Quanex and Tyman are, and, following completion of the Transaction, will be, subject to a variety of laws regarding its international operations, including the U.S. Foreign Corrupt Practices Act, the UK Bribery Act and regulations issued by U.S. Customs and Border Protection, the U.S. Bureau of Industry and Security, and the regulations of various foreign governmental and regulatory agencies. Quanex cannot predict the nature, scope or effect of future regulatory requirements to which its international operations might be subject or the manner in which existing laws might be administered or interpreted. In addition, actual or alleged violations of these laws could result in enforcement actions and financial penalties that could result in substantial costs. The occurrence of any of the foregoing could have a material and adverse effect on Quanex’s business, financial condition and results of operations.
The cash consideration subjects Quanex to foreign exchange rate exposure.
Because the cash portion of the purchase price payable to the Tyman shareholders in the Transaction is payable in pounds sterling, while a majority of Quanex’s revenues are denominated in U.S. dollars, Quanex is subject to exchange rate exposure through the closing of the Transaction. Quanex has attempted to mitigate its exposure to currency exchange rate fluctuations by hedging against such foreign exchange rate exposure, but any such efforts may not be successful, in which case changes in the relative value of pounds sterling versus U.S. dollars could materially and adversely affect Quanex’s financial condition.
Future changes to U.S. and non-U.S. tax laws could adversely affect the effective tax rate of Quanex.
The effective tax rate of Quanex could be adversely affected by several factors, many of which are outside of our control, including:
•
Changes to the U.S. federal income tax laws affecting the taxation of business entities under the current or any future administration, including the potential for an increase in the corporate income tax rate, the potential for an increase in the tax rate applicable to the global intangible low-taxed income and elimination of certain exemptions with respect thereto, and the imposition of minimum taxes or surtaxes on certain types of income;

•
Changes to other tax laws, regulations, and interpretations in multiple jurisdictions in which Quanex and its affiliates do business, including actions resulting from the Organisation for Economic Co-operation and Development’s base erosion and profit shifting project (including situations where payments are made between affiliates from a jurisdiction with high tax rates to a jurisdiction with lower tax rates), proposed actions by international bodies, as well as the requirements of certain tax rulings;

•
Changes in the relative proportions of revenues and income before taxes in the various jurisdictions in which Quanex and its affiliates do business that have differing statutory tax rates;

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The tax effects of significant infrequently occurring events that may cause fluctuations between reporting periods;

•
Tax assessments, or any related tax interest or penalties, that could significantly affect our income tax expense for the period in which the settlements take place; and

•
Taxes arising in connection to changes in our workforce, corporate entity structure or operations as they relate to tax incentives and tax rates.

The tax laws in the United States, the UK and other countries in which Quanex and its affiliates do business could change on a prospective or retroactive basis, and any such changes could adversely affect Quanex and its affiliates (including Quanex and its affiliates after the Transaction).

The likelihood of any changes to U.S. and non-U.S. tax law being enacted or implemented is unclear. Quanex is currently unable to predict whether such changes will occur or in what form and, if so, the ultimate impact on the effective tax rate of Quanex’s business or, following the Transaction, the business of the Company.
Quanex and Tyman are and, after the Transaction, Quanex will be, dependent on key management personnel and may face challenges in attracting and retaining individuals with specialized skills and experience.
Quanex’s and Tyman’s success is and, following the Transaction, Quanex’s success will be, largely dependent upon the performance and retention of their key management, finance, sales, marketing, legal, and technology personnel. As competition for highly skilled management, finance, sales, marketing, legal, and technology personnel is intense, any inability to retain employees, key members of Quanex, Tyman and, following the Transaction, Quanex’s executive management team, and to attract and retain key employees, in particular those who have subject-matter expertise and institutional knowledge and the necessary skills critical to their operations and the implementation of their strategy, may have a material adverse effect on Quanex, Tyman and, following the Transaction, Quanex’s business, prospects, revenues, operating results and financial condition. Failure to attract and retain such individuals within Quanex or Tyman may put additional stress and pressure on business functions which may impact operational performance, financial reporting, business oversight, supply chain oversight and compliance with laws.
In order to close the Transaction, Quanex will need to incur a material level of debt that could have important consequences for its business and any investment in Quanex securities.
Quanex and certain financial institution parties including Wells Fargo Bank, National Association as Interim Facility Agent and as Interim Security Agent, entered into (i) the Interim Facilities Agreement, pursuant to which a syndicate of lenders agreed to provide Quanex with a $750 million term loan Interim Facility and (ii) a Commitment Letter, pursuant to which certain financial institution parties agreed to provide to the Company, subject to the execution of definitive financing documents, certain term loan and revolving Facilities on the terms and conditions set forth in the Commitment Letter in order to, among other things, finance the cash consideration payable by the Company in connection with the Transaction. Such indebtedness could have significant consequences for Quanex’s business and any investment in our securities, including:
•
increasing Quanex’s vulnerability to adverse economic, industry or competitive developments;

•
requiring a substantial portion of Quanex’s cash flows from operations to be dedicated to the payment of principal and interest on its indebtedness, therefore reducing Quanex’s ability to use its cash flow to fund its operations, capital expenditures and future business opportunities and returning cash to Quanex’s stockholders;

•
restricting or limiting Quanex from making strategic acquisitions or causing it to make non-strategic divestitures;

•
limiting Quanex’s ability to obtain additional financing for working capital, capital expenditures, product development, debt service requirements, acquisitions and general corporate or other purposes; and

•
limiting Quanex’s flexibility in planning for, or reacting to, changes in its business or market conditions and placing it at a competitive disadvantage compared to Quanex’s competitors who may be less highly leveraged and who, therefore, may be able to take advantage of opportunities that Quanex’s leverage prevents it from exploiting.

Quanex stockholders will be diluted by the Transaction.
The Transaction will dilute the current ownership position of current Quanex stockholders and result in current Quanex stockholders having an ownership stake and voting interest in Quanex following the Transaction that is smaller than their current stake in Quanex. We expect to issue up to approximately 15,487,381 New Quanex Shares in connection with the Transaction, consisting of (i) up to 7,039,853 New Quanex Shares issued to Tyman shareholders pursuant to the Capped All-Share Alternative and assuming the

Capped All-Share Alternative is fully elected by Tyman shareholders and (ii) 8,447,528 New Quanex Shares issued to Tyman shareholders pursuant to the Main Offer and assuming the Capped All-Share Alternative is fully-elected by Tyman shareholders. As such, upon completion of the Transaction, and subject to the elections made by Tyman shareholders, Tyman shareholders will own between approximately 30% and 32%, on a fully diluted basis, of the Company. Consequently, Quanex stockholders, as a general matter, will have less influence over the management and policies of the Company after the effective time of the Transaction than they currently exercise over the management and policies of Quanex.
Risks Relating to Quanex’s Business
Quanex’s business will continue to be subject to the risks described in the sections entitled “Risk Factors” in Quanex’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023, and in other documents incorporated by reference into this proxy statement. See the section entitled “Where You Can Find Additional Information” beginning on page 108 for the location of information incorporated by reference into this proxy statement.
Risks Related to Tyman’s Business
Any sustained decline in the residential remodeling, replacement activities, or housing starts could have a material adverse effect on the business, financial condition and results of operations of Tyman.
The building products sector is highly dependent on the need for new construction and remodeling or repurposing of existing construction. This demand is cyclical and can be unpredictable and product demand is based on numerous factors such as interest rates, general economic conditions, consumer confidence and other factors beyond our control. Declines in the number of construction or remodeling expenditures resulting from such factors could have a material adverse effect on Tyman’s business, results of operations and financial condition.
Loss of competitive advantage could negatively impact Tyman’s profitability.
Loss of competitive advantage may adversely affect Tyman’s financial performance or reputation in the short to medium term. Tyman’s ability to maintain its competitive advantage is based on a wide range of factors including the strength of Tyman’s brands, the breadth and depth of its portfolio, the level of quality and innovation reflected in its products, its supply chain flexibility, its excellent customer service and technical support, and the depth of customer relationships it nurtures, all supported by fair and competitive pricing. Failure to perform on any one of these aspects may lead to erosion of competitive advantage over time, and in turn to loss of customers to competition. Tyman’s results of operations will be materially and adversely affected if its competitors succeed in marketing products with better performance, functionality or at lower prices than its products. This may also have an impact on Tyman’s reputation in the market.
The business, financial condition, and results of operations could be adversely affected by disruptions in the global economy caused by the wars in Ukraine and Gaza.
The wars in Ukraine and Gaza increase the risk of global recession, cause general uncertainty, and could impact financial markets. These conflicts could lead to market or operational disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions. Russia, Europe’s largest provider of natural gas, has significantly reduced the export of natural gas compared to the beginning of the conflict resulting in the increase in natural gas prices and the potential for natural gas shortages. In many European countries, including Germany, alternatives to natural gas have limited capacity. This has had and may continue to have a negative impact on the energy costs of Tyman’s manufacturing facilities and may also negatively impact Tyman’s customers and their demand for products. If supply chain interruptions or other disruptions result in the unavailability of raw materials or an increase to the price of raw materials or other commodities, Tyman could experience a negative impact on operating results, profitability and future cash flows.

If the availability of critical raw materials were to become scarce or if the price of these items were to increase significantly, Tyman might not be able to timely product products for its customers or maintain its profit levels.
The input costs for Tyman’s products include commodities that experience price volatility (such as oil derivatives, steel, aluminum, zinc, freight and natural gas). Tyman’s ability to meet customer demands depends on obtaining timely supplies of high-quality components and raw materials on competitive terms. Products or raw materials may become unavailable from a supplier due to events beyond Tyman’s control. Any of these factors could affect Tyman’s ability to timely and cost-effectively manufacture products for its customers.
Climate change and sustainability expectations could affect Tyman’s profitability and its cost of doing business.
Adverse impacts of climate change may, over time, affect the operations of Tyman, its supply chains and the markets in which it operates. This could include physical (weather-related) risks, as well as failing to adapt to legal, technological and market demands for more sustainable operations and product solutions. More broadly, customer, investor and societal expectations have never been higher for companies to respond with action to environmental and sustainability issues.
Should Tyman not reduce its greenhouse gas emissions and deliver its other sustainability commitments in line with Tyman’s targets and ambition, it may be subject to increased costs, adverse financial impacts, reputational damage and failure to attract/retain future talent.
Tyman is subject to various existing and contemplated laws, regulations and government initiatives that may materially impact the demand for its products, its profitability and its costs of doing business.
A wide variety of local, national and international laws and regulations apply to Tyman’s business sector. Failure to comply with applicable laws and regulations could result in enforcement action, including fines, investigations, claims for damages by customers and other affected individuals, damage to reputation and loss of goodwill (both in relation to existing and prospective customers). Any of these consequences could have a material adverse effect on Tyman’s operations, financial performance and prospects. Tyman operates globally and must continue to monitor changes to, understand and comply with the relevant laws in each jurisdiction. Furthermore, Tyman must rely on its third-party partners, over whom it has no control, to also comply with such laws and regulations. The failure to comply with any consumer laws and regulations in any jurisdiction could have a material adverse effect on Tyman’s financial condition, financial returns or results of operations.

THE QUANEX SPECIAL MEETING
Date, Time and Place
The Quanex special meeting will be held at [•] a.m. (Central Time) on [•], 2024, at Hotel Zaza located at 9787 Katy Freeway, Houston, Texas 77024 or at any adjournment or postponement thereof. You will be able to attend the special meeting and vote your shares at the special meeting.
Purpose of the Quanex special meeting
The purpose of the Quanex special meeting is to consider and vote on:
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The Share Issuance Proposal; and

•
The Adjournment Proposal.

Quanex will transact no other business at the Quanex special meeting. Completion of the Transaction is conditioned on, among other things, approval of the Share Issuance Proposal.
Record Date
Only holders of record of issued and outstanding Quanex Shares at the close of business on [•], 2024, the Record Date of the special meeting, are entitled to receive notice of, and to vote at, the Quanex special meeting or at any adjournments or postponements thereof.
Quorum and Required Votes
A quorum is necessary to hold a valid meeting. A quorum will exist at the special meeting with respect to each matter to be considered at the special meeting if the holders of a majority of the outstanding Quanex Shares entitled to vote at the special meeting as of the Record Date are present in person or by proxy. Votes to abstain are treated as votes that are represented at the special meeting for purposes of determining whether a quorum exists.
The Share Issuance Proposal and Adjournment Proposal each require the affirmative vote of the holders of a majority of the aggregate shares of Quanex common stock present in person or represented by proxy at the special meeting. Failures to vote and broker non-votes, if any, will have no effect on the Share Issuance Proposal or Adjournment Proposal. Votes to abstain will have the effect of a vote “AGAINST” the Share Issuance Proposal and the Adjournment Proposal.
The matters to be voted on at the special meeting are described in the section entitled “Quanex Proposals” beginning on page 100.
Recommendation of the Quanex Board
Based on the reasons for the recommendations discussed below in the section entitled “Information About the Transaction — Reasons for the Transaction,” the members of the Quanex Board determined that the Transaction and the other matters contemplated by the Rule 2.7 Announcement and the Co-operation Agreement are fair to and in the best interests of Quanex and its stockholders and, subject to the approval of the Share Issuance Proposal by the Quanex stockholders, have authorized and approved the issuance of the New Quanex Shares to Tyman shareholders in connection with the Transaction. The Quanex Board unanimously recommends that Quanex stockholders vote “FOR” the Share Issuance Proposal and “FOR” the Adjournment Proposal.
Common Stock Ownership of Directors and Executive Officers
As of [•], 2024 the directors and executive officers of Quanex held an aggregate of approximately [•]% of the shares of our common stock entitled to vote at the special meeting. Quanex currently expects Quanex’s directors and executive officers will vote their shares in favor of the Share Issuance Proposal and the Adjournment Proposal, but none of Quanex’s directors or executive officers have entered into any agreement obligating them to do so.

Broker Non-Votes
If you are a “street name” holder of Quanex Shares and you provide your bank, broker, trust or other nominee with voting instructions on at least one of the proposals brought before the special meeting, then your shares will be counted in determining the presence of a quorum. The proposals for consideration at the special meeting are considered “non-routine” matters, and, therefore, no broker has discretion to vote on any of the proposals to be considered at the special meeting without voting instructions from the beneficial owner of the shares. If you are a “street name” holder of shares and you do not provide your bank, broker, trust or other nominee with voting instructions, then your shares will not be counted in determining the presence of a quorum.
Under NYSE rules, brokers who hold shares in “street name” for a beneficial owner typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from the beneficial owner on how to vote. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that the NYSE does not deem “routine.” None of the proposals to be voted on at the special meeting are “routine” under NYSE rules. Consequently, your bank, broker, trust or other nominee will NOT have the power to vote your Quanex Shares at the special meeting unless you provide instructions to your bank, broker, trust or other nominee on how to vote on each Quanex proposal. You should instruct your bank, broker, trust or other nominee on how to vote your shares with respect to the Quanex proposals, using the instructions provided by your bank, broker, trust or other nominee. You may be able to vote by telephone or through the Internet if your bank, broker, trust or other nominee offers these options.
Methods of Voting
If your Quanex Shares are registered in your name with Quanex’s transfer agent, Equiniti Trust Company, then you are a stockholder of record with respect to those shares and you received printed proxy materials directly from Quanex. If your shares are held in an account at a bank, broker or other nominee, then you are the “beneficial owner” of such shares and the printed proxy materials were forwarded to you by that bank, broker or other nominee. In that circumstance, the bank, broker or other nominee is considered the stockholder of record for purposes of voting at the special meeting. As a beneficial owner, you have the right to instruct the bank, broker or other nominee how to vote the shares held in your account.
If you are a stockholder of record of Quanex shares:
Internet — You may vote by proxy via the Internet by following the instructions provided until 11:59 p.m. Central Time on [•], 2024;
Telephone — You may vote by proxy by telephone by calling the toll-free telephone number located on the proxy card or available via the Internet until 11:59 p.m. Central Time on [•], 2024;
Mail — You may vote by completing, signing and returning your proxy card and returning it in the prepaid return provided envelope via mail. If you vote by mail, your proxy card must be received by 11:59 p.m. Central Time on [•], 2024; or
In Person — You may vote through attendance at the special meeting. To participate in and vote at the special meeting, you will need the personal identification number included on your proxy card or on the instructions that accompanied your proxy materials.
If you are a beneficial owner of Quanex Shares held through a broker or bank in a street name:
Internet — You may vote via the Internet by following the instructions provided to you by your bank, broker or other nominee;
Telephone — You may vote by telephone by calling the toll-free telephone number located on the voting instruction form provided by your bank, broker or other nominee or available via the Internet;
Mail — You may vote by completing, signing and returning the voting instruction form and returning it in the prepaid return provided envelope via mail; or

In Person — You may vote at the special meeting but you must first obtain a legal proxy form from the bank, broker or other nominee that holds your Quanex Shares. Please contact such broker or organization for instructions regarding obtaining a legal proxy. If you do obtain a legal proxy and plan to attend the special meeting, you will need the personal identification number included on your proxy card or on the instructions that accompanied your proxy materials.
Quanex provides Internet proxy voting to allow you to vote your shares online. However, please be aware you must bear any costs associated with your Internet access, such as usage charges from Internet access providers or telecommunication companies.
Voting In Person
Owners of record will need the personal identification number included on their proxy card or on the instructions that accompanied their proxy materials to be admitted to the special meeting. If your ownership is through a bank, broker or other nominee, then, in addition to the personal identification number, you will also need to have proof of your share ownership to be admitted to the special meeting. A recent account statement, letter or proxy from your bank, broker or other nominee will suffice. In order to vote at the special meeting, if you are not an owner of record, you must first obtain a legal proxy form from the bank, broker or other nominee that holds your shares. Even if you plan to attend the special meeting in person, the Quanex Board recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the special meeting.
Voting by Proxy
If you hold your shares directly as the holder of record, you may vote by proxy without attending the special meeting. You can vote by proxy via the Internet, by telephone or by mail by following the instructions provided in the enclosed proxy card. If you are the beneficial owner of shares held through a broker or bank in street name, you should follow the instructions provided on the voting instructions form provided by your bank, broker or other nominee.
Revocability of Proxies
If you are a stockholder of record of Quanex, you may change your vote or revoke your proxy at any time before your shares are voted at the special meeting by:
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voting again by proxy via the Internet or by telephone;

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sending a proxy card dated later than your last vote;

•
notifying the Quanex Corporate Secretary in writing at the address listed in the section entitled “Where You Can Find Additional Information” beginning on page 108, stating that you are revoking your proxy; or

•
voting in person at the Quanex special meeting.

If you are a beneficial owner of Quanex Shares, you must contact your bank, broker or other nominee with whom you have an account to obtain information regarding changing your voting instructions.
Proxy Solicitation Costs
The enclosed proxy card is being solicited on behalf of the Quanex Board. In addition to solicitation by mail, Quanex’s directors, officers and employees may solicit proxies by telephone or by electronic means. These persons will not be specifically compensated for doing this.
Quanex has retained Morrow to assist in the solicitation process. Quanex will pay Morrow a fee of approximately $18,000 as well as reasonable and documented out-of-pocket expenses. Quanex also has agreed to indemnify Morrow against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions).
Quanex will ask banks, brokers and other custodians, nominees and fiduciaries to forward the proxy solicitation materials to the beneficial owners of Quanex Shares held of record by such nominee holders.

Quanex will reimburse these nominee holders for their customary clerical and mailing expenses incurred in forwarding the proxy solicitation materials to the beneficial owners.
No Appraisal or Dissenters’ Rights
Under Delaware law, because the Transaction consideration is in the form of Quanex common stock, no appraisal or dissenters’ rights are available to the holders of Quanex common stock or Tyman common stock in connection with the Transaction.
Results of the Special Meeting
Within four business days following the special meeting, Quanex intends to file the final voting results with the SEC on a Current Report on Form 8-K. If the final voting results have not been certified within that four business day period, Quanex will report the preliminary voting results on a Current Report on Form 8-K at that time and will file an amendment to the Current Report on Form 8-K to report the final voting results within four business days of the date that the final results are certified.
Contact Information for Questions About Voting
If you have any questions about how to vote or direct a vote in respect of your Quanex Shares, you may contact Morrow, Quanex’s proxy solicitor, at:
Stockholders may call toll-free at (800) 662-5200.
Banks and brokers may call collect at (203) 658-9400.
QUANEX STOCKHOLDERS SHOULD CAREFULLY READ THIS PROXY STATEMENT IN ITS ENTIRETY FOR MORE DETAILED INFORMATION CONCERNING THE SHARE ISSUANCE PROPOSAL.
Absence of Voting Instructions on Proxy; Adjournment and Postponement
Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any signed proxies received by Quanex in which no voting instructions are provided on such matter will be voted “FOR” the Share Issuance Proposal and “FOR” the Adjournment Proposal. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

INFORMATION ABOUT THE TRANSACTION
The following summary describes certain material terms of, and documents and agreements related to, the Transaction, the Rule 2.7 Announcement, the Scheme Document, the Co-operation Agreement and the Irrevocable Undertakings. This summary is not complete and it is qualified in its entirety by reference to the annexes to this proxy statement and the other documents and agreements that are incorporated herein by reference. We urge you to read this entire proxy statement and the annexes to this proxy statement carefully and in their entirety, as this summary may not contain all the information that is important to you regarding the Transaction and related matters.
Overview of the Transaction
Under the terms of the Transaction, Tyman shareholders will be entitled to receive for each Tyman Share held at the Scheme Record Time, in respect of their entire holding of Tyman Shares, either: (i) the Main Offer; or (ii) the Capped All-Share Alternative. The Capped All-Share Alternative will be made available in respect of up to 25% of the Tyman Shares outstanding as of the date on which the Transaction becomes effective. Tyman shareholders who do not positively elect to receive the Capped All-Share Alternative will receive the Main Offer. To the extent that valid elections for the Capped All-Share Alternative received cannot be satisfied in full, they will be scaled back as nearly as possible on a pro-rata basis with the remaining consideration payable in cash and New Quanex Shares in the proportions applicable to the Main Offer.
It is intended that the Transaction will be implemented by means of a Scheme under Part 26 of the UK Companies Act. In connection with the Transaction, Quanex and Tyman entered into the Co-operation Agreement, which governs certain obligations of the parties with respect to the Transaction. The Transaction will be subject to the applicable requirements of the UK Takeover Code, the Panel, the London Stock Exchange and the UK Financial Conduct Authority (the “FCA”).
Based on Quanex’s closing share price of $34.64 on April 19, 2024 (the “Latest Practicable Date,” being the last business day on which Quanex Shares traded on the NYSE before the commencement of the period commencing on the day of the Rule 2.7 Announcement and ending on the earlier of (i) the date on which the Transaction becomes effective (the “Effective Date”) and (ii) the date on which the Scheme lapses or is withdrawn (or such other date as the UK Takeover Code may provide or the Panel may decide) (the “Offer Period”)), and the exchange rate of $1.2373: £1 (at 4:00 p.m. EDT on April 19, 2024), the Main Offer and the Capped All-Share Alternative values each Tyman Share at 400.0 pence. Accordingly, the Transaction values the entire issued and to be issued share capital of Tyman at approximately £788 million ($975 million) based on each of the £/US$ exchange rate of 1.2373 (at 4:00 p.m. EDT on April 19, 2024) and the Company’s last reported trading price of $34.64 per share on April 19, 2024. The enterprise value attributed to Tyman is approximately $1.1 billion.
The Transaction represented a premium of approximately:
•
35.1% to the closing price of 296.0 pence per Tyman Share on the Latest Practicable Date;

•
39.6% to the closing ex dividend price of 286.5 pence per Tyman Share on the Latest Practicable Date;

•
36.0% to the one-month volume weighted average price of 294.2 pence per Tyman Share during the one-month period ended on the Latest Practicable Date; and

•
40.5% to the six-month volume weighted average price of 284.8 pence per Tyman Share during the six-month period ended on the Latest Practicable Date.

As of May 14, 2024 (being the latest practicable date prior to the filing of this proxy statement), the Main Offer values each Tyman Share at an implied value of 398 pence per Tyman Share and the Capped All-Share Alternative values each each Tyman Share at an implied value of 396 pence per Tyman Share, each based on Quanex’s last reported trading price of $34.90 per share on May 14, 2024 and an £/US$ exchange rate of 1.2592 at 5:00 p.m. EDT on May 14, 2024, and therefore, assuming the Capped All-Share Alternative is fully elected by Tyman shareholders, values the entire issued and to be issued share capital of Tyman at approximately £784 million ($987 million).

Each of the members of the Tyman Board who held Tyman Shares as of April 19, 2024 has irrevocably undertaken to vote or procure votes in favor of the Scheme (or, if the Transaction is to be implemented by way of a Takeover Offer, to accept or procure the acceptance of the Takeover Offer), in respect of their entire legal and beneficial holdings of Tyman Shares. Quanex has also received an irrevocable undertaking from Teleios to vote (or procure the votes) in favor of the Scheme in respect of 16.4% of the Tyman Shares and to accept the Capped All-Share Alternative in respect of its entire holding of Tyman Shares. Quanex has therefore received irrevocable undertakings in respect of a total of 32,794,075 Tyman Shares, representing approximately 16.7% of the issued share capital of Tyman, as the Latest Practicable Date.
Pursuant to the Transaction, Tyman will become a wholly-owned subsidiary of Quanex. We expect to issue up to approximately 15,487,381 New Quanex Shares in connection with the Transaction, consisting of (i) up to 7,039,853 New Quanex Shares issued to Tyman shareholders pursuant to the Capped All-Share Alternative and assuming the Capped All-Share Alternative is fully elected by Tyman shareholders and (ii) 8,447,528 New Quanex Shares issued to Tyman shareholders pursuant to the Main Offer and assuming the Capped All-Share Alternative is fully-elected by Tyman shareholders. As such, upon completion of the Transaction, and subject to the elections made by Tyman shareholders, Tyman shareholders will own between approximately 30% and 32%, on a fully diluted basis, of the Company.
In connection with the Transaction, eligible Tyman shareholders on the register as of April 26, 2024 will continue to be entitled to receive the final dividend of 9.5 pence per Tyman Share announced by Tyman on March 7, 2024 for the financial year ended December 31, 2023 (the “2023 Dividend”). If any other dividend, distribution and/or other return of value is proposed, authorized, declared, made or paid or becomes payable in respect of Tyman Shares on or after the date of the 2.7 Announcement and before the Effective Date (other than, or in excess of, the 2023 Dividend), Quanex reserves the right to reduce the Consideration (and, accordingly, the Main Offer and the Capped All-Share Alternative) by the amount of any such dividend, distribution and/or other return of value.
On April 22, 2024, in connection with the Transaction, Quanex delivered a signed copy of the Board Observer Agreement (“Board Observer Agreement”) to be held in escrow by Tyman pending the completion of the Transaction. The Board Observer Agreement provides certain rights to a shareholder of Tyman who (i) is beneficially interested in more than 16% of the fully diluted ordinary share capital of Tyman when the Transaction is effective; (ii) will as a result of the New Quanex Shares issued to Tyman Shareholders in connection with the Transaction, be beneficially interested in 5% or more of the issued Quanex Shares when such New Quanex Shares are listed on the NYSE taking into account only (x) those New Quanex Shares which are issued to Tyman Shareholders pursuant to the terms of the Transaction (and no other Quanex Shares, howsoever acquired or received by them) as the numerator for such calculation and (y) only the aggregated number of all New Quanex Shares and Quanex Shares (excluding shares held in treasury) in issue as of the date of the Rule 2.7 Announcement as the denominator for such calculation; and (iii) has obtained any required regulatory or legal approvals necessary for such person to take up such right.
Such shareholder will be entitled to appoint an individual from a pre-approved list of persons to serve as an observer, through the 2026 annual meeting of shareholders, to the Quanex Board and to the nominating and governance committee, and to receive information provided to the Quanex Board. Quanex will pay travel and other expenses for the observer consistent with its expense policies for directors of the Quanex Board. The observer and the Tyman shareholder appointing the observer agree to be subject to confidentiality restrictions and to abide by Quanex’s policies on insider trading and treatment of material non-public information. The Board Observer Agreement may be terminated early by Quanex in certain situations, including the failure of the Tyman shareholder appointing the observer continuing to hold at least 70% of the Quanex Shares held by a Tyman shareholder following the closing of the Transaction, the failure of such Tyman shareholder to comply with all reporting requirements under the Exchange Act, such Tyman shareholder’s joining the board of directors of a competitor to Quanex or one of Quanex’s material customers or suppliers, or if such Tyman shareholder solicits proxies concerning voting the shares of Quanex. Certain termination conditions have a limited cure right.
Prior to completion of the Transaction, Quanex intends to establish a CREST depositary interest dealing facility for the benefit of Tyman shareholders to facilitate the trading of Quanex Shares from outside the United States. Details of how Tyman shareholders currently holding Tyman Shares in uncertificated CREST format can hold, access, and trade the New Quanex Shares will be set out in the Scheme Document.
On completion of the Transaction, Quanex intends to consolidate the head office functions of Quanex and Tyman so that they can operate from a single location. Quanex’s headquarters will be located at Quanex’s current head office in Houston, Texas. Subject to further review and appropriate engagement and consultation with affected employees in accordance with the legal obligations of Quanex, the intention is that the Tyman head office in London will be closed. Following completion of the Transaction, Quanex will review the expanded office and production facility footprint, and consider, where Quanex has co-located offices or production facilities, whether there is scope for consolidation to optimize rental and lease expenses, and to enable colleagues to work together more closely and enhance the corporate culture. As set forth in the Rule 2.7 Announcement, Quanex does not intend to close any of Tyman’s manufacturing facilities as a result of the Transaction.
The Transaction is conditioned upon, among other things: (1) approval by the requisite majority or majorities of Tyman shareholders at the Court Meeting and the General Meeting; (2) the Scheme becoming effective no later than the Long Stop Date; (3) approval of the Share Issuance Proposal by the requisite vote of Quanex’s stockholders at the special meeting; (4) the receipt of applicable antitrust and regulatory Clearances; and (5) the sanction of the Scheme by the Court. Additional conditions to the completion of the Transaction are discussed further below in the section entitled “Information About the Transaction — The Rule 2.7 Announcement and the Scheme of Arrangement — Conditions to the Transaction.”
United States Antitrust
Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), the Transaction cannot be consummated until, among other things, notifications have been submitted to the U.S. Federal Trade Commission (the “FTC”) and the Antitrust Division of the U.S. Department of Justice (the “Antitrust Division”), and specified waiting period requirements have been observed. Each of (i) Quanex and Tyman and (ii) Quanex and Teleios have filed Notification and Report Forms pursuant to the HSR Act with the FTC and the Antitrust Division, which initiated 30-day waiting periods that began on May 10, 2024. The 30-day waiting periods under the HSR Act for each filing is scheduled to expire at 11:59 p.m. Eastern Time on June 10, 2024. During the 30-day waiting periods, the FTC or the Antitrust Division can choose to shorten the waiting period(s) by granting early termination or may extend the waiting period(s) by issuing a Request for Additional Information and Documentary Materials (a “Second Request”) to each party. If Second Requests are issued, the waiting period(s) would be extended until 11:59 p.m. Eastern Time on the 30th day after certification of substantial compliance with such Second Request by the applicable parties (however, the parties could agree with the FTC or DOJ not to consummate the Transaction for some period of time after the waiting period expires). As a practical matter, if such Second Requests were issued, it could take a significant period of time to achieve substantial compliance with such Second Requests.
Other Antitrust Clearances
Quanex and Tyman derive revenues in other jurisdictions where Transaction control filings or Clearances are required or prudent, including the United Kingdom. The Transaction cannot be consummated until after the applicable waiting periods have expired or the relevant approvals have been obtained under the antitrust and competition laws of the United Kingdom.
Information about Quanex
Quanex is a global manufacturer of components and a key partner to OEMs for fenestration, cabinetry, solar, refrigeration and outdoor products. Quanex’s solutions include insulating glass spacers, vinyl profiles, window and door screens, cabinet components, fenestration components, vinyl extrusions, rubber extrusions, kitchen components, bathroom components and millwork.
Quanex, through its “Part of Something BIGGER” strategy, is dedicated to:

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improving the performance, sustainability and aesthetics of end products through continuous innovation;

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helping customers achieve greater production efficiencies;

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giving back to the communities in which it operates;

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enhancing stockholder value; and

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helping its employees learn, grow and thrive.

Quanex serves a primary customer base in North America and the United Kingdom, but also serves customers globally through operating plants in the United Kingdom and Germany as well as through sales and marketing activities in other countries.
The address of Quanex’s principal executive office is 945 Bunker Hill Road, Suite 900, Houston, Texas 77024 and its phone number is (713) 961-4600. Quanex’s stock is listed on the NYSE under the symbol “NX.”
Information about Tyman
Tyman is a leading international supplier of engineered fenestration components and access solutions to the construction industry. Tyman designs and manufactures products that enhance the comfort, sustainability, security, safety and aesthetics of residential homes and commercial buildings. Tyman’s portfolio of leading brands serves their markets through three regional divisions (North America, UK and Ireland, and International) and covers all aspects of the hardware and sealing solutions required for doors and windows, and a full suite of solutions for roof, wall and floor access in residential and commercial buildings.
The common shares of Tyman are admitted to the premium listing segment of the Official List and to trading on the Main Market for listed securities of the London Stock Exchange under the symbol “TYMN.” The Transaction values the entire issued and to be issued share capital of Tyman at approximately £788 million ($975 million) based on each of the £/US$ exchange rate of 1.2373 (at 4:00 p.m. EDT on April 19, 2024) and the Company’s last reported trading price of $34.64 per share on April 19, 2024.
Background of the Transaction
Since November 2016, the Quanex Board and Quanex senior management have periodically reviewed and considered a potential strategic transaction between Quanex and Tyman given the perceived strong industrial logic, complementary nature of their respective businesses and potential meaningful synergies. As part of this consideration, Quanex twice attempted to engage Tyman in potential strategic discussions, first in May 2018 through its then-financial adviser, Citigroup Global Markets Inc., and again in late 2020 on the basis of an all-stock transaction structure, through telephone conversations from Quanex’s then Chairman, William C. Griffiths, to Tyman’s Chairman, Nicky Hartery. In each instance, the Tyman Board rejected Quanex’s proposal after careful consideration given the belief that such offers failed to maximize value to Tyman’s shareholders. Accordingly, strategic discussions never progressed.
On July 21, 2022, George Wilson, Quanex’s President and Chief Executive Officer, and Scott Zuehlke, Quanex’s Chief Financial Officer and Treasurer, discussed a possible strategic transaction with Tyman with representatives of Credit Suisse Securities (USA) LLC (“Credit Suisse”) and, given the favorable market conditions, on August 25, 2022, the Quanex Board authorized an initial preliminary proposal to acquire Tyman, subject to due diligence and definitive documentation.
On September 5, 2022, Mr. Griffiths and Mr. Hartery had a telephone conversation whereby Mr. Griffiths conveyed Quanex’s proposal to acquire Tyman in a possible transaction valued at 340 pence per Tyman ordinary share which was to be comprised of 240 pence of cash and 100 pence worth of Quanex common stock. On September 15, 2022, Mr. Hartery responded to Mr. Griffiths and rejected the proposal stating Tyman’s belief that such proposal substantially undervalued Tyman and did not reflect the value that the Tyman Board considered Tyman could create for its stakeholders on a standalone basis. On September 20, 2022, Mr. Griffiths provided a revised proposal to Mr. Hartery of 360 pence per Tyman ordinary share which was to comprise 260 pence of cash and 100 pence worth of Quanex common stock.

On September 21, 2022, Mr. Hartery responded to Mr. Griffiths’ revised proposal that such proposal continued to substantially undervalue Tyman and the value it could create for its stakeholders on a standalone basis. In rejecting each proposal, the Tyman Board carefully considered the advantages and disadvantages of each proposal with the advice of Tyman’s financial advisor, and considered neither was in the best interests of shareholders of Tyman.
On October 17, 2022, and subsequent to Quanex receiving a report detailing potential synergies in a strategic transaction between Quanex and Tyman from Bain & Company (“Bain”), Mr. Griffiths and Mr. Hartery discussed a further revised proposal by Quanex to acquire Tyman valued at 385 pence per Tyman ordinary share, which was to comprise 260 pence of cash and 125 pence worth of shares of Quanex common stock. On October 21, 2022, Mr. Hartery communicated to Mr. Griffiths that the revised proposal continued to undervalue Tyman, but indicated that Tyman would be willing to consider an all cash proposal that valued Tyman in excess of 400 pence per Tyman ordinary share, and in connection therewith, offered access for Quanex to conduct limited due diligence as a means to facilitate a potential increase in Quanex’s proposed price to a level acceptable to Tyman.
On October 28, 2022, and after the Quanex Board met to consider Mr. Hartery’s response, Mr. Griffiths and Mr. Hartery discussed a further revised proposal by Quanex to acquire Tyman valued at 400 pence per Tyman ordinary share which was to comprise 260 pence of cash and 140 pence worth of shares of Quanex common stock. On November 4, 2022, Mr. Hartery discussed with Mr. Griffiths that the revised offer was considered unacceptable to the Tyman Board since it did not exceed 400 pence per Tyman ordinary share and therefore undervalued the Tyman business and would leave Tyman shareholders without sufficient upside value.
On November 7, 2022, Mr. Griffiths discussed with Mr. Hartery whether Tyman’s board would recommend a proposal to acquire Tyman valued at 410 pence per Tyman ordinary share which would comprise 260 pence of cash and 150 pence worth of shares of Quanex common stock if it were given. On November 9, 2022, pursuant to the previous conversation, Mr. Hartery confirmed to Mr. Griffiths that the Tyman board would support such a proposal if it were received. Later that same day, Mr. Griffiths delivered Quanex’s proposal to acquire Tyman valued at 410 pence per Tyman ordinary share which would comprise 260 pence of cash and 150 pence worth of shares of Quanex common stock.
On November 10, 2022, Mr. Hartery confirmed to Mr. Griffiths that, subject to satisfactory reverse due diligence, synergy analysis and definitive documentation, the Tyman board was prepared to recommend Quanex’s proposal valuing Tyman at 410 pence per Tyman ordinary share. Later that same day, Tyman, through its financial advisor, Greenhill & Co. International LLP (“Greenhill”), delivered to Quanex a draft mutual non-disclosure agreement (“NDA”).
On November 16, 2022 and after discussion amongst Quanex and its legal counsel in the United Kingdom, Travers Smith LLP (“Travers”) and Tyman and its legal counsel, Latham & Watkins LLP (“Latham”), the parties executed the NDA which included a standstill period barring Quanex from acquiring any interests in shares of or announcing any offer in respect of Tyman without the consent of Tyman’s board for the period which is the shorter of: (i) 6 months from the date of termination of discussions between Quanex and Tyman in relation to the proposed transaction, and (ii) 12 months from the date of the NDA. The confidentiality provisions of the NDA continued after termination of the NDA by either party.
On November 18, 2022, Mr. Wilson, Mr. Zuehlke, representatives of Credit Suisse and Bain and Jo Hallas, then-Chief Executive Officer of Tyman, Jason Ashton, Chief Financial Officer of Tyman and representatives of Greenhill held a video conference to discuss potential synergies and the companies’ respective business plans.
On November 30, 2022, and after Quanex’s advisors reviewed and verified potential synergies and the results of their preliminary due diligence, Mr. Griffiths had a telephone conversation with Mr. Hartery to confirm Quanex’s proposal to acquire Tyman valued at 410 pence per Tyman ordinary share which would comprise 260 pence of cash and 150 pence worth of shares of Quanex common stock.
On December 1, 2022, Mr. Hartery had a telephone conversation with Mr. Griffiths requesting additional information from Quanex so as to allow Tyman to complete its synergies analysis, as the parties’ view on the potential synergies of a transaction were not aligned.

During December 2022 and January 2023, the parties continued to work and discuss the various estimates necessary in the synergies analysis, but were ultimately unsuccessful in coming to an agreed potential synergies estimate.
On January 5, 2023, in part because of the parties’ failure to come to agreement on potential synergies and in part because the broad macroeconomic backdrop made a successful consummation of a transaction unlikely at such time, representatives of Credit Suisse informed Tyman and the Panel that a potential transaction between the parties was no longer under active consideration.
On October 24, 2023, representatives from UBS, several of whom were on the Credit Suisse team that had advised Quanex in connection with discussions of a potential Tyman transaction prior to UBS Group AG’s acquisition of Credit Suisse Group AG, held a regularly scheduled presentation for the Quanex Board regarding updates involving a potential strategic transaction with Tyman, including discussing the potential willingness of Tyman’s then-largest stockholder, Teleios Global Opportunities Master Fund, Ltd. (“Teleios”), which had not been previously approached in this regard, to accept their consideration as 100% stock consideration in a potential transaction, which in turn, could permit Quanex to include more stock in the transaction in the aggregate. Upon completion of the presentation, the Quanex Board decided to wait to approach Tyman until an agreeable time in the future after the start of the new year.
Prior to the start of the new year, on December 22, 2023, Mr. Hartery and Mr. Griffiths held a telephone conversation to revisit discussions involving potential transaction structures to facilitate a combination of Quanex and Tyman, including an acquisition by either party or a potential “merger of equals.”
On December 28, 2023, Mr. Wilson and Mr. Ashton, Tyman’s then interim-Chief Executive Officer and Chief Financial Officer with the departure of Ms. Hallas in April 2023, held a video conference whereby both parties recognized the logic of a combination and further discussed the structures through which a combination could be effected.
During the first half of January 2024, representatives of UBS and Greenhill held video conferences and calls to discuss potential strategic transaction structures, but ultimately determined that an all stock “merger of equals” transaction priced at then prevailing market values was not a viable option, in particular given the proportion of Tyman’s non-U.S. based institutional investors who may not be able or willing to hold Quanex Shares listed on a U.S.-based exchange, the New York Stock Exchange, in the medium-to-longer term. Ultimately it was concluded that if a transaction were to be consummated, a Quanex acquisition of Tyman would be the most logical structure.
On January 22, 2024, Mr. Wilson emailed Mr. Hartery a preliminary proposal to acquire Tyman valued at 380 pence per Tyman ordinary share which was to be comprised of 228 pence of cash and 152 pence worth of shares of Quanex common stock and subject to Teleios agreeing to support the transaction and to accept 100% of its transaction consideration in shares of Quanex common stock (the “Shareholder Undertaking”).
On January 26, 2024, Mr. Hartery emailed Mr. Wilson rejecting the proposal as it undervalued Tyman, but offered access to Tyman senior management to help Quanex quantify potential synergies and diligence management forecasts.
On January 30, 2024, Mr. Wilson held a video conference with representatives of Teleios, per Teleios’ request. During the call, one of Teleios’ representatives, building on conversations they previously had with Tyman management, suggested a combination of Quanex and Tyman would be in the best interests of both companies and their stakeholders. Mr. Wilson acknowledged Teleios’ viewpoint, but did not engage in a conversation regarding any ongoing (or past) discussions between Quanex and Tyman.
On January 31, 2024, Mr. Wilson emailed Mr. Hartery confirming Quanex’s original proposal on January 22, 2024, while noting that Quanex had already performed extensive synergy analysis, but would welcome any additional, new information that may materially change the synergy calculations completed by Bain in late 2022. Mr. Wilson also proposed that, in order to facilitate meaningful discussions consistent with Quanex’s proposal, it would be necessary for Teleios to be made aware of the requirement of the Shareholder Undertaking, subject to a non-disclosure arrangement.

On February 6, 2024, Mr. Wilson and Mr. Zuehlke held a video conference with Mr. Ashton and Ms. Juliette Lowes, Tyman’s controller, in which Tyman provided additional information related to Tyman’s projections and outlook as well as possible additional, new information related to potential synergies.
On February 12, 2024, Mr. Wilson had a telephone conversation with Mr. Hartery whereby Quanex confirmed that none of the additional, new information related to potential synergies provided by Tyman had a material impact on Quanex’s current synergy analysis of a potential transaction, but that he believed the Quanex Board might possibly support an increase to a price of 390 pence per Tyman ordinary share.
On February 14, 2024, Mr. Hartery emailed Mr. Wilson to clarify and reiterate that Tyman had formally and unequivocally rejected the proposal of 380 pence per Tyman ordinary share of January 22 as it continued to undervalue Tyman.
On February 27, 2024, the Quanex Board met and thoroughly discussed the possible acquisition of Tyman. Upon consultation with its advisors, the Quanex Board authorized a revised proposal of up to 400 pence, subject to certain conditions, including there being no further dividend payment by Tyman to its stockholders and the receipt of agreement by Teleios to the Shareholder Undertaking.
On February 28, 2024, Mr. Wilson emailed Mr. Hartery and provided a revised proposal to acquire Tyman valued at 400 pence per Tyman ordinary share which was to comprise 260 pence of cash and 140 pence worth of shares of Quanex common stock, subject to receiving the Shareholder Undertaking and Tyman being prohibited from additional dividend payments to its stockholders.
On March 8, 2024 and following meetings of the Tyman Board on February 28 and February 29 after receipt of the revised proposal, Mr. Hartery emailed Mr. Wilson declining the offer as proposed, and stating that the proposal to value Tyman at 400 pence per Tyman ordinary share would be rejected, unless Quanex would agree to allow Tyman to make its final 2023 annual dividend payment (9.5 pence per ordinary Tyman share).
On March 10, 2024, Mr. Wilson and Mr. Hartery had a telephone conversation discussing the likelihood that the Tyman Board would support a proposal of 400 pence per Tyman ordinary share plus the annual dividend, with Mr. Hartery noting that such a proposal would remain subject to approval by the Tyman Board, which would need to carefully consider the proposal.
On March 11, 2024, Mr. Hartery emailed Mr. Wilson confirming that the Tyman Board would expect to unanimously support a proposal of 400 pence per ordinary share plus the final 2023 annual Tyman dividend, not to exceed 9.5 pence per share.
On March 14, 2024, the Quanex Board met with representatives of UBS and approved a proposal valuing Tyman at 400 pence per Tyman ordinary share and that such a proposal would allow the payout of Tyman’s final 2023 annual dividend (9.5 pence per ordinary share) without a corresponding reduction in the offer of 400 pence per Tyman ordinary share. Immediately after the Quanex Board meeting, Mr. Wilson emailed Mr. Hartery to convey the revised proposal specified as a proposed purchase price of 400 pence per Tyman ordinary share (with 60% in cash and 40% in stock), an all stock consideration alternative for electing stockholders capped at 16% of Tyman’s outstanding shares and subject to pro ration, payout to Tyman stockholders of its annual 2023 dividend of 9.5 pence per ordinary share, and the receipt of the Shareholder Undertaking. The proposal further provided that the exchange ratio and foreign exchange rate applicable to determining the stock portion of the consideration would be fixed based on Quanex’s common stock price and the U.S. dollar to British Pound foreign exchange rate as of the close on the trading day prior to announcement of the transaction but that the parties would discuss in good faith appropriate adjustments to the exchange ratio taking into account any material movements in both Quanex’s and Tyman’s respective share price ahead of the first public announcement of the potential transaction.
On March 15, 2024, Mr. Hartery emailed Mr. Wilson to confirm that the Tyman Board would unanimously recommend the revised written proposal provided to them on March 14, 2024, subject to mutually acceptable due diligence and definitive documentation.
On March 18, 2024, Quanex and Tyman entered into the non-disclosure agreement (the “2024 NDA”). The 2024 NDA included a standstill obligation in substantially the same form as the NDA of November 2022

(subject to the additional restriction on Quanex to induce any Tyman shareholder to call a Tyman stockholder meeting without Tyman’s prior written consent) on Quanex that would expire at the end of the period which is the shorter of: (i) 6 months from the date of termination of discussions between Quanex and Tyman in relation to the proposed transaction, and (ii) 12 months from the date of the 2024 NDA.
Later on March 18, 2024, consistent with the terms of the 2024 NDA, representatives of Tyman approached Teleios to determine whether Teleios was willing to receive material nonpublic information on the condition that it first agree to a non-disclosure agreement.
On March 19, 2024, Teleios executed a non-disclosure agreement and on March 20, 2024, representatives of Tyman and representatives of Teleios met to discuss the potential transaction and the basis on which Teleios may be prepared to support it, which included a request by Teleios for board representation on the Quanex Board.
On March 21, 2024, Messrs. Wilson and Zuehlke met with Mr. Hartery, Rutger Helbing, the new Chief Executive Officer of Tyman, and Mr. Ashton in London, England to discuss the potential transaction and the proposed path towards a Rule 2.7 announcement.
Also on March 21, 2024, Messrs. Wilson and Zuehlke and representatives of UBS met with representatives of Teleios in London, England where Teleios reaffirmed its request for representation on the Quanex Board after completion of the transaction and additional clarification on the exchange ratio applicable to Quanex’s acquisition proposal.
Beginning on March 28, 2024 and into April 2024, Quanex and its advisors engaged in an extensive financial, legal and regulatory due diligence process with Tyman and its advisors, including numerous conference calls on due diligence and structural and timing matters.
Also on March 28, 2024, Teleios requested that Quanex modify its proposal to provide that the Capped All-Share Alternative be increased from 16% to 25% of Tyman’s aggregate ordinary shares, a change in excess of Teleios’ position in Tyman and that would increase the likelihood that all Tyman shareholders wishing to so elect would receive the Capped All-Share Alternative in respect of a significant portion of their entire shareholding.
On March 29, 2024, Mr. Wilson and representatives of UBS had a video conference with representatives of Teleios and proposed that the largest shareholder of Tyman at the time of the transaction (which was anticipated would be Teleios) be provided a board observer role (not including observation of committees) for one year following the transaction instead of a seat on the Quanex Board. On the call, Mr. Wilson also communicated Quanex’s agreement to increase the Capped All-Share Alternative to 25% of Tyman outstanding ordinary shares.
On March 30, 2024, Teleios emailed representatives of UBS to confirm acceptance of a board observer position and from March 30, 2024 until the execution of the Shareholder Undertaking, Quanex, Tyman, Teleios, Travers, Latham and Akin Gump Strauss Hauer & Feld (“Akin Gump”), legal counsel to Teleios, exchanged drafts of the Shareholder Undertaking and engaged in negotiations and discussions regarding terms and conditions of the Shareholder Undertaking including: if a third-party made an offer for Tyman, at what percentage of premium to the Quanex transaction price would Teleios’ commitment to vote for the transaction lapse (a so called “hurdle”) and the timing when such lapsing would occur and whether Quanex would have the opportunity to match the third-party offer before the Shareholder Undertaking would lapse; and whether Teleios’ commitment to support the transaction would lapse if the Tyman Board withdrew its recommendation based on an express or implied (i.e., based on a decline in Quanex’s trading price) reduction in the value of the consideration.
On April 3, 2024, representatives of U.S. legal counsel to Quanex, Foley & Lardner LLP (“Foley”), had initial discussions with representatives of Akin Gump to preliminarily discuss the terms of the board observer agreement and on April 9, 2024, Foley sent a draft board observer agreement to Akin Gump. From April 9, 2024 until delivery of the board observer agreement by Quanex to be held in escrow, Quanex, Teleios, Foley and Akin exchanged drafts of the board observer agreement and engaged in negotiations and discussions regarding terms and conditions of the board observer agreement including: the length of the observer rights; who would be able to utilize the observer rights; whether the observer rights would extend to Quanex Board committees; the termination rights applicable to the observer agreement including certain ownership thresholds, exercise of stockholder rights and other activities and required securities filings; and the extent to which an observer could be excused from certain meetings.
On April 10, 2024, Mr. Wilson, Mr. Zuehlke, Karen Ettredge, Quanex’s Controller, and Paul Cornett, Quanex’s General Counsel, together with their respective financial advisers as well as representatives of Bain and KPMG LLP, met to discuss synergies modeling.
On April 11, 2024, Travers sent Latham a draft of the Rule 2.7 announcement for the transaction and delivered Quanex director intention statements to the Panel and on April 12, 2024, Latham provided the initial draft of the Co-Operation Agreement to Travers. From April 12, 2024 until the Rule 2.7 Announcement and the execution of the Co-Operation Agreement, Quanex, Tyman, Travers, Foley, Latham, UBS and Greenhill exchanged drafts of the Rule 2.7 Announcement and Co-Operation Agreement and engaged in negotiations and discussions regarding terms and conditions of the Rule 2.7 Announcement and the Co-Operation Agreement including: the proposed date by which the transaction would terminate if not yet completed; the scope of Quanex’s obligations in connection with obtaining regulatory approvals; Quanex’s rights to switch from a Scheme structure to a tender offer and the terms and conditions applicable thereto; remuneration and employee matters and the interim operating covenants applicable to Quanex.
On April 13, 2024, Mr. Wilson and Paul Withers, an independent director of Tyman, together with advisers, held a telephone conference concerning compensation matters for Tyman employees whereby the parties discussed various aspects of the remuneration of Tyman executives and employees, including the treatment of outstanding awards previously granted under the Tyman Long Term Incentive Plan 2020 (the “LTIP”) and the Tyman Deferred Share Bonus Plan 2020, the potential grant of equity awards by Tyman under the LTIP, the overall limit on potential retention awards for key employees of Tyman to be made in connection with the transaction, and the treatment of shares and options currently outstanding under the Tyman Sharesave Plan, the Tyman International Sharesave Plan, and the Tyman U.S. Sharesave Plan.
On April 15, 2024, Mr. Hartery had a telephone conversation with Mr. Wilson whereby Tyman requested that the exchange ratio be fixed based on Quanex’s closing stock price and the U.S. dollar to British Pound foreign exchange rate on January 22, 2024, the date of Quanex’s first proposal in 2024, as since such date, Quanex’s stock price had appreciated and the March 14, 2024 letter provided that the parties would enter into good faith discussions regarding the exchange ratio if their respective share prices had moved significantly. Mr. Wilson rejected this request on the basis that no significant movement had occurred since March 14, 2024, and advised that Quanex would immediately stop all work related to the transaction and not continue towards an announcement of the proposed transaction on terms different than the March 14, 2024 proposal.
On April 18, 2024, Mr. Wilson had a telephone conversation with Mr. Hartery where Tyman agreed to proceed on the basis of the terms and conditions of the original March 14, 2024 proposal.
On April 19 and April 20, 2024, Mr. Wilson and Mr. Withers had additional telephone conversations to continue discussing post-closing compensation matters for Tyman employees originally discussed during their telephone conference on April 13, 2024.
In parallel with the negotiation of the other transaction documentation and in order to finance a portion of the cash consideration of the transaction and provide “certain funds” under the UK Takeover Code in connection with the Rule 2.7 Announcement, Quanex and Foley negotiated the terms of the Interim Facilities Agreement and the Commitment Letter with the lending banks and their advisors. For further discussion of the terms of the financing, see the section entitled “Information About the Transaction — Financing” beginning on page 61.
On April 21, 2024, the Quanex Board held a meeting by videoconference, at which Quanex’s management and representatives of UBS, Foley, Travers and Bain were present. Following a presentation by Travers and Foley on the final transaction documents (including the Rule 2.7 Announcement), representatives of UBS reviewed and discussed UBS’ financial analyses with respect to the proposed transaction. At the request of the Quanex Board, representatives of UBS rendered the oral opinion of UBS (which was subsequently confirmed in writing by the delivery of UBS’ written opinion dated the same date) that, as of such date and based upon and subject to the various assumptions made, procedures followed, factors considered, and qualifications and limitations on the scope of the review undertaken by UBS as set forth in its written opinion, the Consideration to be paid by Quanex in the Transaction was fair, from a financial point of view, to Quanex and holders of Quanex Shares. For further discussion about UBS’ opinion, see the section entitled “Opinion of Financial Advisor to Quanex”. Among other things, the Quanex Board also reviewed their applicable duties in connection with a transaction under the UK Takeover Code and Delaware law, reviewed the negotiation process and the terms and conditions of the transaction, reviewed the due diligence process and the Bain synergy report, discussed the applicable financing and financing requirements in light of the certain funds requirement of the UK Takeover Code, reviewed the Rule 2.7 announcement and the various agreements and undertakings and discussed the anticipated timetable, compensation related matters and the communication plan. Following such discussion with and questions from members of the Quanex Board, to which Company management and representatives of UBS, Travers and Foley responded, and on the basis of its considerations of, among other things, the matters set forth in the section entitled “Reasons for the Transaction”, the Quanex Board unanimously determined that the Transaction and the transactions contemplated thereby, including the issuance of the New Quanex Shares were fair to and in the best interests of Quanex and its stockholders and approved the publication of the Rule 2.7 Announcement and the entry into the Co-operation Agreement and the other transaction documentation.
Late on April 21, 2024, the board observer agreement was delivered by Quanex to Tyman to be held in escrow pending release of signatures to the Shareholder Undertaking and closing of the Transaction. Quanex and the applicable lenders also executed the Interim Facilities Agreement and Commitment Letter.
On April 22, 2024, the Rule 2.7 Announcement was released and the Co-operation Agreement, the Shareholder Undertaking and other ancillary transaction documentation were executed and delivered by the parties.
Reasons for the Transaction
The Quanex Board believes that the Transaction presents an opportunity for Quanex to execute on its “BIGGER” strategic roadmap for growth and value creation and represents an opportunity to create a comprehensive solutions provider in the building products industry, leveraging the complementary product portfolios of trusted brands and expanded engineering, design and manufacturing capabilities of both groups to deliver value to consumers, shareholders and other stakeholders. In reaching its decision to approve the Transaction and recommend that Quanex stockholders approve the issuance of the New Quanex Shares, after consulting with Quanex’s management, outside legal counsel and financial advisors, the Quanex Board considered a number of factors including, without limitation, the following (not necessarily in the order of importance):
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The compelling industrial logic and strategic rationale of the Transaction, including the significant value creation opportunity and the belief of the Quanex Board that the Transaction will:

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create a leading comprehensive solutions provider in the building products industry with complementary product portfolios of trusted brands, routes to market and manufacturing processes, as well as a highly complementary customer base offering significant cross-selling opportunities, with Quanex moving close to its US$2 billion revenue target;

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allow Quanex to benefit from a strong business franchise in North America, with increased global reach for Quanex due to Tyman’s international footprint coupled with Quanex’s existing presence in the UK and Germany;

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strengthen the Company’s brand leadership by virtue of the high degree of alignment between Quanex’s and Tyman’s internal cultural identities and shared understanding of how people work together to execute business strategies;

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enhance the Company’s financial profile by accelerating growth and increasing profitability and cash generation;

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position Quanex such that it can leverage the highly complementary customer base of Tyman offering significant cross-selling opportunities;

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unlock substantial value creation through material cost synergies which can be realized by the end of the second full year following completion of the Transaction;

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bring together leading brands in the building products components market, particularly across the fenestration segment in North America;

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capitalize on expanded engineering, design and manufacturing capabilities;

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provide added scale to accelerate product innovation and development initiatives to sustain long term growth;

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bolster global growth potential, with global reach for Quanex due to Tyman’s international footprint coupled with Quanex’s existing presence in the UK and Germany;

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the fact that the fraction of a New Quanex Share to be issued per Tyman Share in respect of each of the (1) Main Offer and (2) Capped All-Share Alternative is fixed and will not adjust in the event that the market price of Tyman Shares increases relative to the value of Quanex Shares;

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the scope and results of the due diligence investigations of Tyman conducted by Quanex management and its outside advisors, and the results of those investigations;

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Quanex Board and Quanex management’s knowledge of Quanex’s business, operations, financial condition, and prospects, and its and their understanding of Tyman’s business, operations, financial condition, and prospects;

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the recommendation of Quanex’s senior management in favor of the Transaction;

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the terms and conditions of the Co-operation Agreement and the Rule 2.7 Announcement, which were the result of arms-length negotiations between Quanex and Tyman;

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the current and prospective business environment in which Quanex and Tyman operate, including international, national and local economic conditions and the competitive and regulatory environment, and the likely effect of these factors on Quanex;

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the fact that George Wilson, Chairman of Quanex’s Board of Directors, and President and Chief Executive Officer of Quanex, will remain the Chairman, President and Chief Executive Officer of the Company after the Transaction, and the board of directors of the Company after the Transaction will continue to comprise the current directors of Quanex;

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the analyses and presentation prepared by UBS, and its written opinion dated April 21, 2024, to the effect that, as of that date and based upon and subject to various assumptions, matters considered and limitations described in its written opinion, the Consideration to be paid by Quanex in the Transaction was fair, from a financial point of view, to Quanex and holders of Quanex Shares, which is described below under the heading “Information about the Transaction — Opinion of Financial Advisor to Quanex”;

•
the likelihood that the Transaction will be completed, including after consideration of antitrust and other regulatory laws and the risks related to certain conditions and requirements that may be imposed by the regulators to obtain clearances and authorizations; and

•
the condition to the Transaction that the issuance of the New Quanex Shares in connection with the Transaction must be approved by the Quanex stockholders.

In the course of its consideration of the Transaction, the Quanex Board also considered a variety of negative factors associated with the Transaction, including, without limitation, the following (not necessarily in the order of importance):
•
the risk that the Transaction might not be completed in a timely manner or at all, including the risk that failure to complete the Transaction could cause Quanex to incur significant expenses and lead to negative perceptions among investors;

•
the fact that Quanex will incur substantial indebtedness in connection with the Transaction that could adversely affect the Company, its financial position and the potential benefits of the Transaction, as well as its future ability to access debt capital markets;

•
the fact that the fraction of a New Quanex Share to be issued per Tyman Share in respect of each of the (1) Main Offer and (2) Capped All-Share Alternative is fixed and will not adjust in the event that the market price of Quanex Shares increases relative to the value of Tyman Shares;

•
the dilution of the ownership interests of Quanex’s current stockholders in Quanex that will result from the issuance of the New Quanex Shares to Tyman shareholders in the Transaction;

•
the fact that Quanex will likely not know the elections of the majority of the Tyman shareholders as between the Main Offer and the Capped All-Share Alternative until shortly prior to completion of the Transaction;

•
the limitations imposed by the Co-operation Agreement on the circumstances under which the Quanex Board may withdraw, withhold or qualify (or amend or modify in any manner adverse to Tyman) its recommendation that the Quanex stockholders approve the Share Issuance Proposal;

•
the fact that Tyman’s shareholders may not approve the Transaction at the Court Meeting or the necessary resolutions at the General Meeting;

•
the fact that the UK Takeover Code significantly limited the contractual commitments that could be obtained from Tyman in favor of Quanex to take actions in furtherance of the Transaction;

•
the fact that the Tyman Board may, if it considers that its fiduciary duties so require, withdraw its recommendation of the Transaction at any time;

•
the fact that the UK Takeover Code does not permit Tyman to pay any break payment to Quanex (including if the Tyman Board withdraws its recommendation of the Transaction), and does not permit Tyman to be subject to any contractual restrictions or obligations in favor of Quanex on soliciting or negotiating other offers or transactions involving Tyman (save for certain restrictions under the UK Takeover Code on the Tyman Board taking actions or entering into agreements that may result in Quanex’s offer for Tyman being frustrated or in Tyman shareholders being denied the opportunity to decide Quanex’s offer on its merits);

•
the potential length of the regulatory approval process and the fact that the receipt of regulatory clearances and authorizations required by the Transaction may be subject to conditions, limitations, or restrictions that could negatively impact the business and operations of the Company following the Transaction;

•
the risk that Tyman’s financial performance may not meet Quanex’s expectations;

•
the risk of diverting Quanex’s and Tyman’s respective management teams’ focus and resources from operational matters and other strategic opportunities while working to complete the Transaction and integrate Quanex and Tyman;

•
the challenges inherent in the combination and integration of two businesses of the size and scope of Quanex and Tyman, and the possibility that the anticipated estimated cost savings, synergies and other benefits sought to be obtained by the Transaction might not be achieved in the time frame contemplated or at all;

•
the potential adverse impact that business uncertainty pending the completion of the Transaction could have on Quanex’s and Tyman’s ability to attract, retain, and motivate key personnel until the completion of the Transaction;

•
the fact that the Co-operation Agreement places certain restrictions on Quanex in the period before the Effective Date, although limited in scope, which could impact Quanex’s operations and actions until the earlier of the completion of the Transaction and the termination of the Co-operation Agreement;

•
the fact that the UK Takeover Code provides that conditions to the Transaction may only be invoked (so as to cause the Transaction not to proceed, to lapse or be withdrawn) with the Panel’s consent, and that, with respect to certain conditions (including any regulatory or antitrust conditions), the Panel will normally only give its consent to the invocation of a condition where the circumstances underlying the invocation of the condition are of material significance to Quanex in the context of the Transaction, and that there is no assurance the Panel would provide such consent;

•
the outcome of any legal proceedings, to the extent initiated against Quanex, Tyman or others relating to the Transaction; and

•
the risks of the type and nature described in the sections of this proxy statement entitled “Risk Factors” beginning on page 20 and “Cautionary Note Regarding Forward-Looking Statements” beginning on page 16.

The Quanex Board determined that, balancing the positive and negative considerations involved in the Transaction, the potential benefits of the Transaction substantially outweighed its risks and uncertainties.
The foregoing discussion of factors considered by the Quanex Board is not intended to be exhaustive, but includes the material factors considered by the Quanex Board. In light of the variety of factors considered in connection with its evaluation of the Transaction, the Quanex Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Moreover, each member of the Quanex Board applied his or her own personal business judgment to the process and may have given different weight to different factors. The Quanex Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. Instead, the Quanex Board based its recommendation on the totality of the information presented.
In considering the recommendation of the Quanex Board, you should be aware that certain directors and executive officers of Quanex may have interests in the Transaction that are different from, or in addition to, interests of stockholders of Quanex generally and may create potential conflicts of interest. The Quanex Board was aware of these interests and considered them when evaluating and negotiating the Rule 2.7 Announcement, the Co-operation Agreement and the other transactions contemplated thereby, and in recommending to Quanex’s stockholders that they vote in favor of the Transaction.
This discussion of Quanex’s reasons for the Transaction is forward-looking in nature and should be read in light of the factors discussed in the sections of this proxy statement entitled “Cautionary Note Regarding Forward-Looking Statements” beginning on page 16 and “Risk Factors — Risks Related to the Transaction” beginning on page 20.
Recommendation of Quanex’s Board of Directors
Based on the reasons for the recommendations discussed above in the section entitled “Information About the Transaction — Reasons for the Transaction,” the members of the board of directors of Quanex determined that the Transaction and the other matters contemplated by the Rule 2.7 Announcement and the Co-operation Agreement are fair to and in the best interests of Quanex and its stockholders and have authorized and approved the issuance of the New Quanex Shares to Tyman shareholders in connection with the Transaction. The Quanex Board unanimously recommends that Quanex stockholders vote “FOR” the Share Issuance Proposal and “FOR” the Adjournment Proposal.
Opinion of Financial Advisor to Quanex
On April 21, 2024, at a meeting of the Quanex Board held to evaluate the Transaction, UBS delivered to the Quanex Board an oral opinion, which opinion was confirmed by delivery of a written opinion dated the same date, to the effect that, as of that date and based upon and subject to various assumptions, matters considered and limitations described in its written opinion, the Consideration to be paid by Quanex in the Transaction was fair, from a financial point of view, to Quanex and the holders of Quanex Shares.
The full text of UBS’ opinion describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken by UBS. The opinion is attached to this proxy statement as Annex C and is incorporated herein by reference. UBS’ opinion was provided for the benefit of the Quanex Board (in its capacity as such) in connection with, and for the purpose of, its evaluation of the Consideration in the Transaction and does not confer rights or remedies upon any shareholder, creditor or any other person other than the Quanex Board, and addresses only the fairness, from a financial point of view, of the Consideration to be paid by Quanex in the Transaction. The opinion does not address the relative merits of the Transaction or any related or alternative transaction as compared to other business strategies or transactions that might be available with respect to Quanex or Quanex’s underlying business decision to effect the Transaction or any related or alternative transaction. The opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the Transaction or any related or alternative transaction. Holders of Quanex Shares are encouraged to read UBS’ opinion carefully in its entirety. The following summary of UBS’ opinion should be read in conjunction with the full text of UBS’ opinion.
In arriving at its opinion, UBS, among other things:
•
reviewed certain publicly available business and financial information relating to Tyman and Quanex;

•
reviewed certain internal financial information and other data relating to the business and financial prospects of Tyman that were provided to UBS by the managements of Tyman and Quanex and not publicly available, including financial forecasts and estimates prepared by the management of Quanex that the Quanex Board directed UBS to utilize for purposes of its analysis, including adjustments to historical and projected financial information to reflect such information on a GAAP equivalent basis (the “Tyman Projections” as qualified and referred to below under “Certain Unaudited Prospective Financial Information”);

•
reviewed certain internal financial information and other data relating to the business and financial prospects of Quanex that were provided to UBS by the management of Quanex and not publicly available, including financial forecasts and estimates prepared by the management of Quanex that the Quanex Board directed UBS to utilize for purposes of its analysis (the “Quanex Projections” referred to below under “Certain Unaudited Prospective Financial Information”);

•
reviewed certain estimates of synergies prepared by or on behalf of the management of Quanex that were provided to UBS by Quanex and not publicly available that the Quanex Board directed UBS to utilize for purposes of its analysis (the “Estimated Synergies” referred to below under “Certain Unaudited Prospective Financial Information”);

•
conducted discussions with members of the senior managements of Quanex and Tyman concerning the businesses and financial prospects of Tyman and Quanex;

•
reviewed publicly available financial and stock market data with respect to certain other companies UBS believed to be generally relevant;

•
compared the financial terms of the Transaction with the publicly available financial terms of certain other transactions UBS believed to be generally relevant;

•
reviewed current and historical market prices of Quanex Shares and Tyman Shares;

•
considered certain pro forma effects of the Transaction on Quanex;

•
reviewed a draft provided on 21 April 2024 of the Rule 2.7 Announcement; and

•
conducted such other financial studies, analyses and investigations, and considered such other information, as UBS deemed necessary or appropriate.

In connection with its review, with the consent of the Quanex Board, UBS assumed and relied upon, without independent verification, the accuracy and completeness in all material respects of the information provided to or reviewed by UBS for the purpose of its opinion. In addition, with the consent of the Quanex Board, UBS did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Quanex or Tyman, nor was it furnished with any such evaluation or appraisal. With respect to the financial forecasts, estimates, synergies and pro forma effects referred to above, UBS assumed, at the direction of the Quanex Board, that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Quanex as to the future financial performance of each company and such synergies and pro forma effects. In addition, UBS assumed with the approval of the Quanex Board that the financial forecasts and estimates, including synergies, referred to above will be achieved at the times and in the amounts projected. UBS expressed no opinion as to the relative proportion of Quanex Shares and cash included as Consideration. UBS’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information available to UBS as of, the date of its opinion.
At the direction of the Quanex Board, UBS was not asked to, nor did it, offer any opinion as to the terms, other than the Consideration to the extent expressly specified in UBS’ opinion, of the Rule 2.7

Announcement, the Scheme, or any related documents or the form of the Transaction or any related or alternative transaction. In addition, UBS expressed no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Transaction, or any class of such persons, relative to the Consideration. UBS expressed no opinion as to what the value of Quanex Shares will be when issued pursuant to the Transaction or the prices at which Quanex Shares or Tyman Shares will trade at any time. In rendering its opinion, UBS assumed, with the consent of the Quanex Board, that (i) the final form of the Scheme will not differ in any material respect from the description contained in the draft Rule 2.7 Announcement that UBS reviewed, (ii) the parties to the Scheme will comply with all material terms of the Scheme, and (iii) the Transaction will be consummated in accordance with the terms of the Scheme without any adverse waiver or amendment of any material term or condition thereof. UBS also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any material adverse effect on Quanex, Tyman or the Transaction. Except as described above, there were no other instructions to, or limitations on, UBS with respect to the investigations made or the procedures followed by UBS in rendering its opinion. The issuance of UBS’ opinion was approved by an authorized committee of UBS.
In connection with rendering its opinion to the Quanex Board, UBS performed a variety of financial and comparative analyses which are summarized below. The following summary is not a complete description of all analyses performed and factors considered by UBS in connection with its opinion. The preparation of a financial opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. With respect to the selected public company analysis and selected transactions analysis summarized below, no company or transaction used as a comparison was identical to Tyman, Quanex or the Transaction. These analyses necessarily involved complex considerations and judgments concerning financial and operating characteristics and other factors.
UBS believes that its analysis and the summary below must be considered as a whole and that selecting portions of its analysis and factors or focusing on information presented in tabular format, without considering all analyses and factors or the full narrative description of the analyses, could create a misleading or incomplete view of the processes underlying UBS’ analyses and opinion. UBS did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion, but rather arrived at its ultimate opinion based on results of all analyses undertaken by it and assessed as a whole.
The estimates of the future performance of Quanex and Tyman prepared by management of Quanex, and of the synergies, prepared by the management of Quanex, and the estimates of the future financial performances reflecting such estimates, in or underlying UBS’ analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than those estimates. In performing its analyses, UBS considered industry performance, general business and economic conditions and other matters, many of which were beyond the control of Tyman or Quanex. Estimates of the financial value of companies do not purport to be appraisals or necessarily reflect the prices at which companies may actually be sold or acquired.
The Consideration was determined through negotiation between Quanex and Tyman and the decision by the Quanex Board to enter into the Transaction was solely that of the Quanex Board. UBS’ opinion and financial analyses were only one of many factors considered by the Quanex Board in its evaluation of the Transaction and should not be viewed as determinative of the views of the Quanex Board with respect to the Transaction or the Consideration.
The following is a brief summary of the material financial analyses performed by UBS and provided to the Quanex Board on April 21, 2024 in connection with UBS’ opinion relating to the Transaction. The financial analyses summarized below include information presented in tabular format. In order to fully understand UBS’ financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of UBS’ financial analyses.
For purposes of its analyses, UBS reviewed a number of financial and operating metrics, including:
•
Enterprise Value or “EV”, defined as equity value (calculated as the value of the applicable company’s outstanding equity securities based on the applicable company’s closing stock price as of a specified date), plus principal amount of outstanding debt (including lease liabilities for UK companies, where applicable), less cash and cash equivalents (“net debt”), plus minority interests at book value, as of a specified date;
•
EBITA (post-IFRS 16), defined, in the case of Tyman, as operating profits (post-IFRS 16) before amortization of acquired intangibles;

•
EBITDA, defined as (i) in the case of Quanex, the selected publicly trade US companies listed below and the target businesses included in the selected transactions listed below (unless the context indicates otherwise), earnings before interest, taxes, depreciation, amortization and (ii) in the case of Tyman, EBITA (post-IFRS 16), plus amortization of software and depreciation of property, plant and equipment, less interest payable on lease liabilities;

•
EBITDA (post-IFRS 16) defined as, in the case of Tyman and the selected publicly traded UK companies listed below, EBITA (post-IFRS 16), plus amortization of software and depreciation of property, plant and equipment, and depreciation of right of use assets;

•
Adjusted EBITDA or “Adj. EBITDA”, defined as EBITDA, adjusted for certain non-cash items, together with one-time or non-recurring items. For each of Quanex and Tyman, as well as the selected publicly traded companies and target companies included in the selected transactions listed below, Adj EBITDA reflects stock-based compensation as an expense, where available; and

•
Adjusted EBITDA (post-IFRS 16) or “Adj. EBITDA (post-IFRS 16)”, defined as EBITDA (post IFRS 16), adjusted for certain non-cash items, together with one-time or non-recurring items. For Tyman, as well as the selected publicly traded UK companies listed below, Adj EBITDA (post-IFRS 16) reflects stock-based compensation as an expense, where available.

Unless the context indicates otherwise, (1) Enterprise Values derived from the selected companies analysis described below were calculated using balance sheet information as of the latest publicly available balance sheet information as of April 19, 2024 and prices of the common stock of the selected publicly traded companies as of the close of market on April 19, 2024; (2) transaction values for the target business derived from the selected transactions analysis described below were calculated based on implied Enterprise Values as of the public announcement date of the relevant transaction, using the estimated or announced purchase prices paid for the target businesses in the selected transactions; and (3) each of cash and cash equivalents and net debt for each of Tyman and Quanex was based on such amounts as estimated by Quanex management as of April 30, 2024 (and, in the case of Tyman, includes proceeds from the exercise of in-the-money options), except for the Enterprise Values derived for each company from the selected companies analysis described below, which were instead derived as described in clause (1) above. Accordingly, this information may not reflect current or future market conditions.
In addition, unless the context indicates otherwise, per share amounts for (i) Quanex Shares were calculated on a diluted basis, using the treasury stock method, based on shares, stock options, restricted shares, restricted stock units, restricted share units and performance share units, as applicable, outstanding as of January 31, 2024 and (ii) for Tyman were calculated on a fully diluted basis based on shares, stock options, restricted shares, restricted stock units, restricted share units and performance share units, as applicable, outstanding as of April 19, 2024, each as provided by the respective managements of Quanex and Tyman.
Historical Tyman financial information reflected in data set forth below was converted to US dollars for calendar year 2023 (“CY2023”) at a USD/GBP rate of 1.244. Stock prices reflected in financial data for Tyman, as well as net debt for Tyman was converted to US dollars at the spot rate of USD/GBP of 1.2373 as of April 19, 2024. Estimated financial information reflected in data set forth below for CY2024 (“CY2024E”) and beyond for Tyman was also converted to US dollars at the spot rate of USD/GBP of 1.2373 as of April 19, 2024.
For purposes of certain analyses below, the term “implied per share Consideration” refers to the implied per share value of the Consideration of £4.00, based on (a) in the case of the Main Offer, (i) cash consideration of £2.40 together with (ii) share consideration based on the exchange ratio of 0.05715 of a New Quanex Share per Tyman Share, and (b) in the case of the Capped All-Share Alternative, all-share consideration based on the exchange ratio of 0.14288 of a New Quanex Share per Tyman Share, in each case, assuming (1) the closing price of Quanex Shares on April 19, 2024 of $34.64 and (2) an exchange rate of USD/GBP of 1.2373 as of April 19, 2024.
Tyman Financial Analyses
Selected Public Company Analysis.   UBS compared selected multiples related to Enterprise Value for Tyman on a standalone basis, to the corresponding multiples for the selected companies identified below, which were US publicly traded building products component manufacturers and OEMs in the residential windows, doors, and cabinet sectors, as well as UK publicly traded companies in the building products sector and, in each case, whose Enterprise Values exceeded $500 million.
For each of the companies selected by UBS, UBS reviewed, among other things, multiples of Enterprise Values to (i) CY2024E Adjusted EBITDA, and (ii) CY2024 Adjusted EBITDA (post-IFRS 16). Estimated financial data for the selected companies were based on publicly available Wall Street research analysts’ consensus estimates (“Wall Street Consensus”), public filings and other publicly available information as of April 19, 2024. The estimated financial data for Tyman was based on the Tyman Projections.
The list of selected companies, applicable multiples and related mean and median multiples for such selected companies, and the applicable multiples for Tyman, are set forth below.
Selected Companies
US Companies	EV / CY2024E Adj. EBITDA
Simpson Manufacturing Co., Inc.	13.6x
MasterBrand, Inc.	7.1x
JELD-WEN Holding, Inc.	6.7x
Gibraltar Industries, Inc.	9.6x
American Woodmark Corporation	6.9x
Mean	8.8x
Median	7.1x
At Closing Stock Price on April 19, 2024
Tyman (Tyman Projections)	7.0x
UK Companies	EV / CY2024E Adj. EBITDA (post-IFRS 16)
Howden Joinery Group Plc	10.5x
Hill & Smith PLC	10.3x
Genuit Group plc	10.2x
Volution Group plc	10.3x
Marshalls plc	8.5x
Mean	10.0x
Median	10.3x
At Closing Stock Price on April 19, 2024
Tyman (Tyman Projections)	6.9x
Based on the foregoing, UBS selected reference range multiples for Tyman of (1) 7.0x to 9.0x EV/CY2024E Adj. EBITDA, based on the selected US publicly traded companies and (2) 8.5x to 10.0x EV/CY2024E Adj. EBITDA (post-IFRS 16), based on the selected UK publicly traded companies. UBS applied such multiple ranges to corresponding financial data for Tyman (using CY2024E data based on the Tyman Projections). UBS then derived implied per share reference ranges from the resulting implied Enterprise Value reference ranges, using the net debt and diluted share information described above. This analysis indicated the following implied per share reference ranges for Tyman Shares, as compared to the closing price of Tyman Shares on April 19, 2024 and the implied per share Consideration in the Transaction:

Implied Per Share Reference Ranges Based On:
EV / CY2024E Adj. EBITDA	EV / CY2024E Adj. EBITDA (post-IFRS 16)	Closing Price of Tyman Shares on April 19, 2024	Implied Per Share Consideration
US Companies	UK Companies
£2.93 – £3.94	£3.84 – £4.68	£2.96	£4.00
Selected Transactions Analysis.   UBS reviewed the purchase prices paid in the 12 transactions set forth below, which involved selected targets in the US and European window, door, cabinet, systems and component manufacturing industry that were announced since the beginning of 2015 and involved target businesses that had implied transaction values greater than $500 million, and for which sufficient public disclosure was available. UBS calculated and compared the implied Enterprise Value for each target business, based on the implied purchase price paid for the target business, as a multiple of the target business’s Adjusted EBITDA for the latest twelve-month period (“LTM”) for which historical financial information was publicly available as the announcement of the applicable transaction, based on publicly reported financial information (including publicly reported EBITDA information), with the corresponding LTM multiple for Tyman (estimated LTM as of April 30, 2024, as provided by Quanex management, calculated by pro-rating historical CY2023 and CY2024E, with CY2023 pro forma for full year of Lawrence acquisition).
The list of selected transactions, applicable multiples and related mean and median multiples for such selected transactions and applicable Tyman multiple, both with and without application of the Estimated Synergies are as follows:
Announcement Date	Acquiror	Target	EV / LTM Adj. EBITDA
February 2024	Owens Corning	Masonite International Corporation	8.6x
March 2024	MIWD Holding Company LLC	PGT Innovations, Inc.	11.5x
December 2022	Fortune Brands Home & Security, Inc.	The Emtek and Schaub premium residential hardware brands and the Yale and August residential smart home locks brands	8.9x
May 2022	Nucor Corporation, Arthur Holdings L.P.	C.H.I. Overhead Doors, LLC	13.0x
March 2022	Clayton, Dubilier & Rice, LLC	Cornerstone Building Brands, Inc.	8.4x
June 2021	Astorg Partners	Corialis	11.0x
November 2020	Fortune Brands Home & Security, Inc.	Larson Manufacturing	9.9x
July 2018	NCI Building Systems, Inc.	Ply Gem Parent, LLC	10.9x
November 2017	American Woodmark Corporation	RSI Home Products, Inc.	8.7x
December 2016	CVC Capital Partners	Corialis	10.1x
September 2016	AFG Arbonia-Forster-Holding AG	Looser Holding AG	10.0x
March 2015	Fortune Brands Home & Security, Inc.	Norcraft Companies, Inc.	11.5x
Mean			10.2x
Median			10.0x
Tyman with Estimated Synergies (Tyman Projections)(at implied per share Consideration)			7.3x
Tyman without Estimated Synergies (Tyman Projections)(at implied per share Consideration)			9.1x

Based on the foregoing, UBS selected reference range multiples for Tyman of (1) 9.0x to 11.0x EV/LTM Adj. EBITDA. UBS applied such multiple ranges to corresponding financial data for Tyman (based on estimated LTM Adj. EBITDA as of April 30, 2024, provided by the management of Quanex). UBS then derived implied per share reference ranges from the resulting implied Enterprise Value reference ranges, using the net debt and diluted share information described above. This analysis indicated the following implied per share reference ranges for Tyman Shares, as compared to the closing price of Tyman Shares on April 19, 2024 and the implied per share Consideration in the Transaction:
Implied Per Share Reference Ranges Based On:
Implied EV / LTM Adj. EBITDA	Closing Price of Tyman Shares on April 19, 2024	Implied Per Share Consideration
£3.95 – £4.96	£2.96	£4.00
Discounted Cash Flow Analysis.   UBS performed a discounted cash flow analysis of Tyman on a standalone basis using the Tyman Projections. UBS calculated a range of implied present values as of April 30, 2024 of the standalone after-tax unlevered free cash flows that Tyman was forecasted to generate from May 1, 2024 through October 31, 2028 using discount rates ranging between 12.5% and 13.5%, based on UBS’ estimate of Tyman’s weighted average cost of capital (“WACC”). UBS also calculated estimated terminal values for Tyman as of October 31, 2028, based on the estimated standalone Adj. EBITDA for fiscal year 2028 (Quanex’s fiscal year), using terminal multiples of 7.5x to 9.5x. The estimated terminal values were then discounted to present value as of April 30, 2024 using discount rates ranging between 12.5% and 13.5% based on Tyman’s estimated WACC. UBS then derived an implied per share reference range from the resulting implied Enterprise Value reference range, using the net debt and diluted share information described above. UBS also performed a discounted cash flow analysis of Tyman on a standalone basis using the (i) Tyman Projections as described above, and (ii) including the implied present value of estimated synergies provided by Quanex management under the section “Certain Unaudited Prospective Financial Information”, discounted to present value as of April 30, 2024 as described above. These analyses resulted in the following implied per share reference ranges for Tyman Shares as compared to the closing price of Tyman Shares on April 19, 2024 and the implied per share Consideration in the Transaction:
Implied Per Share Reference Range		Closing Price of Tyman Shares on April 19, 2024	Implied Per Share Consideration
With Synergies	Without Synergies
£4.40 – £5.56	£3.68 – £4.67	£2.96	£4.00
Quanex Financial Analyses
Selected Public Company Analysis.   UBS compared selected multiples related to Enterprise Value for Quanex on a standalone basis, to the corresponding multiples for the selected companies identified below which were US publicly traded building products component manufacturers and OEMs in the residential windows, doors and cabinet sectors and whose Enterprise Values exceeded $500 million. These were the same US publicly traded companies that were included in the selected public company analysis for Tyman described above.
For each of the companies selected by UBS, UBS reviewed, among other things, multiples of Enterprise Values to CY2024E Adjusted EBITDA. Estimated financial data for the selected companies were based on publicly available Wall Street Consensus estimates, public filings and other publicly available information as of April 19, 2024. The estimated financial data for Quanex was based on the Quanex Projections.
The list of selected companies, applicable multiples and related mean and median multiples for such selected companies and applicable Quanex multiple are set forth below.

EV / CY2024E Adj. EBITDA
Selected Companies
Simpson Manufacturing Co., Inc.	13.6x
MasterBrand, Inc.	7.1x
JELD-WEN Holding, Inc.	6.7x
Gibraltar Industries, Inc.	9.6x
American Woodmark Corporation	6.9x
Mean	8.8x
Median	7.1x
At Closing Stock Price on April 19, 2024
Quanex (Quanex Projections)	7.8x
Based on the foregoing, UBS selected reference range multiples for Quanex of (1) 7.0x to 9.0x EV/CY2024E Adj. EBITDA, based on the selected publicly traded companies. UBS applied such multiple ranges to corresponding financial data for Quanex (using CY2024E data based on the Quanex Projections). UBS then derived implied per share reference ranges from the resulting implied Enterprise Value reference ranges, using the net debt and diluted share information described above. This analysis indicated the following implied per share reference ranges for Quanex common stock, as compared to the closing price of Quanex common stock on April 19, 2024:
Implied Per Share Reference Ranges Based On:
EV / CY 2024E Adj. EBITDA	Closing Price of Quanex Shares on April 19, 2024
$31.59 – $40.61	$34.64
Discounted Cash Flow Analysis.   UBS performed a discounted cash flow analysis of Quanex on a standalone basis using the Quanex Projections. UBS calculated a range of implied present values as of April 30, 2024 of the standalone after-tax unlevered free cash flows that Quanex was forecasted to generate from May 1, 2024 through October 31, 2028 using discount rates ranging between 13.0% and 14.0% based on UBS’ estimate of Quanex’s WACC. UBS also calculated estimated terminal values for Quanex as of April 30, 2024, based on the estimated standalone Adj. EBITDA for fiscal year 2028, using terminal multiples of 7.5x to 9.5x. The estimated terminal values were then discounted to present value as of April 30, 2024 using discount rates ranging between 13.0% and 14.0% based on Quanex’s estimated WACC. UBS then derived an implied per share reference range from the resulting implied Enterprise Value reference range, using the net debt and diluted share information described above. This analysis resulted in the following implied per share reference range for Quanex Shares as compared to the closing price of Quanex Shares on April 19, 2024:
Implied Per Share Reference Range	Closing Price of Quanex Shares on April 19, 2024
$36.76 – $45.16	$34.64
Post-Transaction Pro Forma Financial Analyses
Discounted Cash Flow Analysis.   UBS performed a discounted cash flow analysis of the resulting company by using the standalone Adj. EBITDA reflected in the Tyman Projections and the Quanex Projections, respectively, adjusted to reflect (1) the Estimated Synergies and (2) one-time costs to achieve such synergies. UBS performed this analysis assuming each of: (i) the election by Teleios only of the Capped All-Share Alternative, resulting in holders of 16.4% of the outstanding Tyman Shares electing the all-stock Capped All-Share Alternative (the “16.4% Scenario”) and (ii) the election of the Capped All-Share Alternative by holders of at least 25.0% of the outstanding Tyman Shares electing the Capped All-Share Alternative (the “25.0% Scenario”).
UBS calculated a range of implied present values as of April 30, 2024 of the after-tax unlevered free cash flows that Quanex was forecasted to generate from May 1, 2024 through October 31, 2028 using discount rates ranging between 12.8% and 13.8% based on the weighted average WACC of the two companies based on relative contribution to cash flow and terminal value. UBS also calculated estimated terminal values for Quanex as of October 31, 2028, based on the estimated Adj. EBITDA for fiscal year 2028, using terminal multiples of 7.5x to 9.5x. The estimated terminal values were then discounted to present value as of April 30, 2024 using discount rates ranging between 12.8% and 13.8% based on the weighted average WACC of the two companies based on relative contribution to cash flow and terminal value. UBS then derived an implied per share reference range from the resulting implied Enterprise Value reference range, using the net debt and share information described above, for each of Tyman and Quanex on a standalone basis, adjusted for projected net debt and share information as of an assumed closing date of April 30, 2024 based on (a) the anticipated refinancing related to the consummation of the Transaction and (b) the issuance of Quanex Shares and cash in connection with the Transaction.
This analysis resulted in the following implied pro forma per share reference range for Quanex Shares under each of the 16.4% Scenario and the 25.0% Scenario, as compared to the implied per share reference range of Quanex Shares on a stand-alone basis using the Quanex Projections, based on the discounted cash flow analysis as described above, and the closing price of Quanex Shares on April 19, 2024:
Implied Post-Transaction Company Pro Forma Per Share Reference Range		Implied Standalone Quanex Shares Per Share Reference Range	Closing Price of Quanex Shares on April 19, 2024
16.4% Scenario	25.0% Scenario
$36.65 – $48.56	$36.59 – $48.15	$36.76 – $45.16	$34.64
Other Information
UBS also noted for the Quanex Board certain additional factors that were not relied upon in rendering its opinion, but were provided for informational purposes, including the following:
Analysts Price Targets for Tyman.   UBS reviewed stock price targets for Tyman Shares in eight recently published, publicly available Wall Street research analysts’ reports, which indicated low and high stock price targets ranging from £3.20 to £3.75 per share, with a mean stock price target of £3.506 per share, as compared to the closing price of Tyman Shares on April 19, 2024 of £2.96 per share and the implied per share Consideration in the Transaction of £4.00.
Analysts Price Targets for Quanex.   UBS reviewed stock price targets for Quanex Shares in four recently published, publicly available Wall Street research analysts’ reports, which indicated low and high stock price targets ranging from $35.00 to $42.00 per share, with a mean stock price target of $38.50 per share, as compared to the closing price of Quanex Shares on April 19, 2024 of $34.64 per share.
Trading Range Analysis for Tyman.   UBS reviewed the historical closing trading prices for Tyman Shares during the 52-week period ended April 19, 2024, which reflected low and high stock prices during such period ranging from £2.35 to £3.18 per share, as compared to the closing price of Tyman Shares on April 19, 2024 of £2.96 per share and the implied per share Consideration in the Transaction of £4.00.
Trading Range Analysis for Quanex.   UBS reviewed the historical closing trading prices for Quanex Shares during the 52-week period ended April 19, 2024, which reflected low and high stock prices during such period ranging from $18.84 to $38.79 per share, as compared to the closing price of Quanex Shares on April 19, 2024 of $34.64 per share.
Miscellaneous
Under the terms of Quanex’s engagement of UBS (including its affiliates, Credit Suisse and UBS AG, London Branch (“UBSLB” and, together with UBS and Credit Suisse, the “Financial Advisors”)), Quanex has agreed to pay an aggregate fee of $8 million for financial advisory services in connection with the proposed Transaction, $2 million of which became payable upon delivery of UBS’ opinion and remainder of which is contingent upon consummation of the Transaction. In addition, Quanex has agreed to reimburse the Financial Advisors for certain expenses, including certain fees, disbursements and other charges of counsel, and to indemnify the Financial Advisors and related parties against certain liabilities, including certain liabilities under federal securities laws, relating to, or arising out of, the engagement.

In the ordinary course of business, UBS, its affiliates and its and their respective employees may currently own, trade or otherwise originate, hedge or enforce interests in loans, debt and/or equity securities of Quanex and Tyman for its or their own account or for the accounts of customers, and may at any time hold a long or short position in, or security interests over, such loans or securities.
Quanex selected the Financial Advisors because they are internationally recognized investment banking firms with substantial experience in similar transactions. UBS is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.
Certain Unaudited Prospective Financial Information
In connection with Quanex’s evaluation of the Transaction, and in order to provide a basis for discussions, Quanex directed UBS to use and approved the use by UBS, in each case, in connection with the financial analysis prepared by UBS and UBS’s opinion summarized in the section entitled “Opinion of Financial Advisor to Quanex”, the Quanex Projections, the Tyman Projections (for which Tyman management only provided preliminary 2024, 2025 and 2026 financial forecasts and estimates and where the 2027 and 2028 financial forecasts and estimates and other remaining modifications and assumptions to the 2024, 2025, 2026 financial forecasts and estimates were created by Quanex management and used by UBS) and Estimated Synergies by Quanex management to result from the Transaction (such projected financial information, including the Quanex Projections and the Tyman Projections, collectively, the “Financial Projections.”).
The Financial Projections were not prepared with a view to public disclosure and are included in this proxy statement only because such information was made available as described above. Quanex’s management does not, as a matter of course, make public projections as to future performance, revenues, earnings or other results beyond the current fiscal year due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. The Financial Projections were prepared by Quanex management with knowledge of the publicly available consensus estimates for both Quanex and Tyman, which for Quanex consisted of consensus estimates for the fiscal year ended October 31, 2024 and 2025 and, for Tyman, consisted of consensus estimates for the fiscal year ended December 31, 2024 and 2025. Consensus estimates were reviewed by the Quanex Board in connection with the approval of the Transaction and it is the belief of Quanex management that the Financial Projections are materially comparable, on an aggregate basis, to the consensus projections reviewed. Quanex is especially reluctant to disclose projections for extended periods due to the increasing uncertainty, unpredictability and subjectivity of such assumptions and estimates when applied to time periods further in the future. As a result, Quanex does not endorse the unaudited Financial Projections included in this proxy statement as a reliable indication of future results.
The Financial Projections are subjective in many respects and thus subject to interpretation. While presented with numeric specificity, the Financial Projections reflect a number of estimates and assumptions with respect to industry performance and competition, general business, economic, market and financial conditions and matters specific to Quanex’s and Tyman’s respective businesses, including the factors listed under “Risk Factors” beginning on page 20, all of which are difficult to predict and many of which are beyond Quanex’s or Tyman’s respective control. Important factors that may affect actual results and cause these financial forecasts to not be achieved include, but are not limited to, risks and uncertainties relating to the respective businesses of Quanex and Tyman (including their respective abilities to achieve strategic goals, objectives and targets over applicable periods), industry performance, the regulatory and competitive environment and changes in technology, general business and economic conditions. Various assumptions underlying the Financial Projections may not prove to have been, or may no longer be, accurate. The Financial Projections may not be realized, and actual results may be significantly higher or lower than projected in the Financial Projections. The Financial Projections summarized below do not give effect to the Transaction. The Quanex Projections were prepared on March 30, 2024 and the Tyman Projections were prepared on April 5, 2024, neither take into account any circumstances or events occurring after the date each set of projections were utilized in the course of evaluating the Transaction; thus, neither Quanex nor Tyman has updated, nor do either intend to update or otherwise revise, their respective Financial Projections. There can be no assurance that the results reflected in the Financial Projections will be realized or that actual results will not materially vary from the Financial Projections. In addition, the Financial Projections cover multiple years and such information by its nature becomes less predictive with each successive year. Therefore, the inclusion of the Financial Projections in this proxy statement should not be relied on as necessarily predictive of actual future events nor construed as financial guidance.
The Financial Projections and Estimated Synergies were not required to be and were not prepared in compliance with published guidelines established by the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, U.S. GAAP, IFRS (UK) or IFRS (IASB), nor were they prepared with the intention of being relied upon by stockholders of Quanex or shareholders of Tyman, including for purposes of Rule 28 of the UK Takeover Code.
No independent registered accounting firm has examined, compiled or otherwise performed any procedures with respect to the Financial Projections and, accordingly, no independent registered accounting firm has expressed any opinion or given any other form of assurance with respect thereto and no independent registered accounting firm assumes any responsibility for the Financial Projections. The reports of Quanex’s independent registered public accounting firm incorporated by reference into this proxy statement relate to Quanex’s historical financial information and do not extend to the Financial Projections and should not be read to do so. The reports of Tyman’s independent registered public accounting firm incorporated by reference into this proxy statement relate to Tyman’s historical financial information and do not extend to the Financial Projections and should not be read to do so. Neither Tyman’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. Certain of the financial projections set forth herein may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used in the Financial Projections may not be comparable to similarly titled amounts used by other companies or persons.
This summary of the Financial Projections is not being included in this proxy statement to influence your decision whether to vote in favor of any proposal. None of Quanex, Tyman or their respective affiliates, advisors, officers, directors, partners or representatives can give you any assurance that actual results will not differ from the Financial Projections, and none of them undertake any obligation to update or otherwise revise or reconcile the Financial Projections to reflect circumstances existing after the date the Financial Projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Financial Projections are shown to be in error, in each case, except as may be required under applicable law. In addition, none of Quanex, Tyman or their respective affiliates, advisors, officers, directors, partners or representatives has made, makes or is authorized in the future to make any representation to any stockholder or other person regarding Tyman’s or Quanex’s (whether before or after the Transaction) ultimate performance compared to the information contained in the Financial Projections will be achieved, and any statements to the contrary should be disregarded. Neither Quanex nor its financial advisor assumes any responsibility for the validity, reasonableness, accuracy or completeness of the Financial Projections.
In light of the foregoing, and considering that Quanex’s special meeting will be held after the Financial Projections and Estimated Synergies were prepared, as well as the uncertainties inherent in any forecasted information, Quanex stockholders are cautioned not to place unwarranted reliance on such information, and all Quanex stockholders are urged to review Quanex’s most recent SEC filings for a description of Quanex’s reported financial results. See “Where You Can Find Additional Information” beginning on page 108.
Quanex Financial Projections
The following financial projections with respect to Quanex represent a summary of the Quanex Projections on a standalone basis, in each case for the operating measures identified below:
	Quanex Projections for the Fiscal Years Ended October 31(1)
	2024E	2025E	2026E	2027E	2028E
Revenue	$1,107	$1,195	$1,248	$1,305	$1,371

	Quanex Projections for the Fiscal Years Ended October 31(1)
	2024E	2025E	2026E	2027E	2028E
Adjusted EBITDA(2)	$147	$169	$180	$193	$207
Change in Net Working Capital(3)	$1	$1	$0	$(1)	$(3)
Capital Expenditures	$(47)	$(52)	$(54)	$(45)	$(46)

(1)
All dollar amounts in USD millions.

(2)
Adjusted EBITDA is calculated as described above under “Opinion of Financial Advisor to Quanex” beginning on page 45. CY 2024E Adjusted EBITDA is $151.

(3)
Positive figures in change in Net Working Capital line represents source of cash. Change in Net Working Capital includes change in deferred taxes.

Adjusted EBITDA as presented above in the Quanex Projections is a non-GAAP financial measure. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used in the Quanex Projections may not be comparable to similarly titled amounts used by other companies or persons.
Tyman Financial Projections
The following financial projections with respect to Tyman represent a summary of the Tyman Projections on a standalone basis, in each case for the operating measures identified below.
	Tyman Projections for the Fiscal Years Ended October 31(1)(2)(3)
	2024E	2025E	2026E	2027E	2028E
Revenue	$839	$879	$924	$971	$1,021
Adjusted EBITDA(4)	$122	$133	$146	$160	$175
Change in Net Working Capital(5)	$3	$(6)	$(7)	$(6)	$(6)
Capital Expenditures	$(27)	$(33)	$(31)	$(24)	$(23)

(1)
All dollar amounts in USD millions. Tyman Projections were converted using a historical spot rate as of April 19, 2024 of 1.2373 USD:£.

(2)
Tyman reports on an IFRS basis.

(3)
Tyman calendar year financials are converted to fiscal year ending October 31, by pro-rating calendar year using factor of 10/12 of current calendar year and 2/12 of previous calendar year.

(4)
Adjusted EBITDA is calculated as described above under “Opinion of Financial Advisor to Quanex” beginning on page 45. CY 2024E Adjusted EBITDA is $123. CY 2024E Adjusted EBITDA (post-IFRS 16) is $136. Adjusted EBITDA (post-IFRS 16) is calculated as described above under “Opinion of Financial Advisor to Quanex” beginning on page 45.

(5)
Positive figures in change in Net Working Capital line represents source of cash.

Adjusted EBITDA as presented above in the Tyman Projections is a non-GAAP financial measure. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used in the Tyman Projections may not be comparable to similarly titled amounts used by other companies or persons.
Estimated Synergies
Quanex’s management also estimated certain synergies that were expected to result from the Transaction and be realized by Quanex following the Transaction, which we refer to in this proxy statement as the “Estimated Synergies.” Quanex’s management provided the Estimated Synergies to (i) the Quanex Board in connection with its review and evaluation of the proposed Transaction and (ii) Quanex’s management approved the Estimated Synergies for use by UBS for the purpose of performing financial analysis in connection with UBS’ fairness opinion as described in this proxy statement under “Opinion of Financial Advisor to Quanex” beginning on page 45. Quanex anticipates that the Transaction will result in recurring annual pre-tax gross cost synergies for Quanex to reach a run-rate of approximately $30 million. The cost synergies are expected to originate from the cost bases of both Quanex and Tyman and are expected to be approximately 30% in corporate and listing related costs, 30% in procurement savings and 40% in administrative and commercial overlap. Quanex expects to realize approximately 50% of the run-rate cost savings by the end of the first full year following completion of the Transaction and 100% by the end of the second full year following completion of the Transaction, excluding any potential synergy reinvestment and associated benefits. Quanex expects that realization of the identified cost synergies will result in one-off costs to achieve of approximately $35 million in aggregate over the first two years post completion of the Transaction.
The Estimated Synergies will accrue as a direct result of the Transaction and would not be achieved on a standalone basis. Aside from integration costs, no material costs are expected to arise in connection with the Transaction. See the section above titled “Cautionary Note Regarding Forward-Looking Statements” beginning on page 16 for further information regarding the uncertainties and assumptions underlying the Estimated Synergies, as well as the section entitled “Risk Factors — We may fail to realize the anticipated benefits and operating synergies expected from the Transaction, which could adversely affect our business, financial condition and operating results” beginning on page 20 for further information regarding the uncertainties and factors associated with realizing the Estimated Synergies in connection with the Transaction.
The paragraphs above relating to Estimated Synergies constitute a “Quantified Financial Benefits Statement” for the purposes of Rule 28 of the UK Takeover Code. Annex D sets out further details on the Quantified Financial Benefits Statement, including the bases of belief and principal assumptions, and the confirmations required from the Quanex Board in respect of the reports required under the UK Takeover Code by KPMG, Quanex’s reporting accountants, and by UBSLB, acting as financial adviser to Quanex. References in this proxy to the Quantified Financial Benefits Statement should be read in conjunction with Annex D.
The Rule 2.7 Announcement and the Scheme of Arrangement
Subject to the satisfaction or waiver, as applicable, of the conditions to the Transaction, the Transaction will be implemented by means of a Court-sanctioned scheme of arrangement between Tyman and Tyman shareholders under the UK Companies Act. The purpose of the Scheme is to provide for Quanex to acquire the entire issued and to be issued ordinary share capital of Tyman.
Under the Scheme, the Transaction is to be achieved by:
•
the acquisition by Quanex of all issued and to be issued Tyman Shares from the Tyman shareholders in consideration for which Tyman shareholders will receive consideration on the basis set out in the Rule 2.7 Announcement and described in further detail in the Scheme Document; and

•
an amendment to the articles of association of Tyman so that any Tyman Shares issued or transferred on or after the Scheme Record Time will be automatically transferred to, or to the order of, Quanex in exchange for the provision by Quanex of the same consideration payable per Tyman Share under the Scheme (or such other consideration as may be agreed between Tyman and Quanex and disclosed in the Scheme Document).

Upon the Scheme becoming effective, it will be binding on all Tyman shareholders (irrespective of whether or not they attended or voted at the Court Meeting and the General Meeting (and, if they attended and voted, whether or not they voted in favor)), and share certificates in respect of Tyman Shares will cease to be of value and should be destroyed and entitlements to Tyman Shares held within the CREST system will be cancelled.
The Scheme is governed by the laws of England and Wales and is subject to the exclusive jurisdiction of the English courts. The rules of the UK Takeover Code also apply to the Scheme.

Conditions to the Transaction
The Transaction will become effective only if, among other things, the following events occur on or before the Long Stop Date:
•
the approval of the Scheme by a majority in number of Tyman shareholders present (in person or by proxy) and voting at the Court Meeting or any adjournment of that meeting, to consider and vote on the Scheme, which majority represents at least 75% in value of the Tyman Shares held by such Tyman shareholders;

•
immediately following the Court Meeting, the passing of all resolutions necessary to approve and implement the Scheme by the requisite majority of Tyman shareholders present (in person or by proxy) and voting at the General Meeting or at any adjournment of that meeting;

•
the receipt or waiver of any applicable antitrust or regulatory Clearances in the United States, the United Kingdom and any other applicable jurisdictions;

•
approval of the Share Issuance Proposal by the requisite vote of Quanex stockholders at the special meeting;

•
confirmation having been received by Quanex that the New Quanex Shares have been approved for listing, subject to official notice of issuance, on the NYSE; and

•
the sanction of the Scheme by the Court (with or without modification on terms agreed by Quanex and Tyman) and the delivery of the Court Order to the Registrar of Companies in England and Wales.

The full set of conditions applicable to the Transaction are set out in Appendix 1 of the Rule 2.7 Announcement set forth on Annex A.
The Scheme will lapse if it does not become effective by the Long Stop Date.
However, in certain circumstances, Quanex may not be able to invoke the conditions to the Transaction in order to terminate the Transaction. The UK Takeover Code provides that certain conditions may only be invoked where the circumstances underlying the failure of the condition are of material significance to Quanex in the context of the Transaction. Therefore, with the exception of certain conditions relating to: (1) the approval of the Scheme by Tyman shareholders and the Court; (2) the sanction of the Scheme by the Court; (3) the approval of the issuance of the New Quanex Shares by the stockholders of Quanex; and/or (4) the listing of the New Quanex Shares on NYSE, Quanex may be required to obtain the agreement of the Panel that the circumstances giving rise to the right to invoke a condition were of material significance to Quanex in the context of the Transaction.
On April 22, 2024, in connection with the Transaction, Quanex delivered a signed copy of the Board Observer Agreement to be delivered by Quanex and held in escrow by Tyman pending the completion of the Transaction. The Board Observer Agreement provides certain rights to a shareholder of Tyman who (i) is beneficially interested in more than 16% of the fully diluted ordinary share capital of Tyman when the Transaction is effective; (ii) will as a result of the New Quanex Shares issued to Tyman Shareholders in connection with the Transaction, be beneficially interested in 5% or more of the issued Quanex Shares when such New Quanex Shares are listed on the NYSE taking into account only (x) those New Quanex Shares which are issued to Tyman Shareholders pursuant to the terms of the Transaction (and no other Quanex Shares, howsoever acquired or received by them) as the numerator for such calculation and (y) only the aggregated number of all New Quanex Shares and Quanex Shares (excluding shares held in treasury) in issue as of the date of the Rule 2.7 Announcement as the denominator for such calculation; and (iii) has obtained any required regulatory or legal approvals necessary for such person to take up such right.
Such shareholder will be entitled to appoint an individual from a pre-approved list of persons to serve as an observer, through the 2026 annual meeting of shareholders, to the Quanex Board and to the nominating and governance committee, and to receive information provided to the Quanex Board. Quanex will pay travel and other expenses for the observer consistent with its expense policies for directors of the Quanex Board. The observer and the Tyman shareholder appointing the observer agree to be subject to confidentiality restrictions and to abide by Quanex’s policies on insider trading and treatment of material non-public information. The Board Observer Agreement may be terminated early by Quanex in certain situations, including the failure of the Tyman shareholder appointing the observer continuing to hold at least 70% of the Quanex Shares held by a Tyman shareholder following the closing of the Transaction, the failure of such Tyman shareholder to comply with all reporting requirements under the Exchange Act, such Tyman shareholder’s joining the board of directors of a competitor to Quanex or one of Quanex’s material customers or suppliers, or if such Tyman shareholder solicits proxies concerning voting the shares of Quanex. Certain termination conditions have a limited cure right.
The Co-operation Agreement
On April 22, 2024, in connection with the Transaction, Quanex and Tyman entered into the Co-operation Agreement pursuant to which, among other undertakings, Tyman and Quanex agreed to use all reasonable endeavors for the purposes of obtaining all regulatory clearances and authorizations, and to assist and cooperate with the other parties in securing such clearances and other matters necessary to consummate and make effective as soon as reasonably practicable, and, in any event, in sufficient time to enable the Effective Date to occur before the Long Stop Date, the transactions contemplated by the Co-operation Agreement.
Regulatory Undertakings
The parties have agreed to certain undertakings to co-operate and provide one another with reasonable information, assistance and access in relation to the filings, submissions and notifications to be made in relation to any Clearances, necessary to satisfy any applicable antitrust or other regulatory Clearances (each such Clearance, a “Regulatory Condition”). Taking due account of its legal obligations with respect to the Clearances, as well as the views and comments of Tyman, Quanex will have the right to determine the strategy for obtaining the Clearances, and for satisfying the Regulatory Conditions.
Quanex will use all reasonable endeavors to obtain the Clearances which are required to implement the Transaction. For such purpose, Quanex shall promptly contact and correspond with the relevant governmental or regulatory authorities in relation to the Clearances, including preparing and submitting all necessary filings, notifications and submissions and responding to any supplemental inquiries by a relevant governmental or regulatory authority as soon as reasonably practicable after receipt of such request, such acts to be done after consultation with Tyman including as to timing. Quanex shall not preclude, impede, prejudice or materially delay receipt of the Clearances or satisfaction of the Regulatory Conditions or prevent, impede, prejudice or materially delay completion of the Transaction on or before the Long Stop Date without the prior written consent of Tyman.
Undertakings Concerning Stockholder Approval, the Scheme Document and this Prospectus
Under the Co-operation Agreement, Quanex has also agreed to certain procedural and other commitments with respect to the preparation of this proxy statement, the convening of the Quanex Stockholders Meeting, obtaining the Quanex stockholder approval, and assisting with the provision of information for any documents relating to the Transaction to be prepared by Tyman after the date of the Rule 2.7 Announcement, including the Scheme Document. Tyman has agreed to certain procedural and other commitments with respect to the preparation of the Scheme Document (and associated documents) and assisting with the provision of information for documents relating to the Transaction to be prepared by Quanex after the date of the Rule 2.7 Announcement, including this proxy statement.
Termination of the Co-operation Agreement
The Co-operation Agreement will terminate in certain circumstances including, among other things:
•
if Quanex and Tyman so agree in writing;

•
the Company invokes a condition to the Transaction and the Scheme has been withdrawn (other than where such withdrawal is a result of a switch to a Takeover Offer) or, following such a switch, the Takeover Offer lapses;

•
if the Tyman Board withdraws or adversely modifies or qualifies its recommendation of the Transaction;

•
if a competing offer (A) is recommended in whole or in part by the Tyman Board, or (B) becomes effective or is declared or becomes unconditional;

•
if, prior to the Long Stop Date, any applicable condition to the Transaction which are set out in the Rule 2.7 Announcement (or any other conditions as may be required by the Panel or agreed in writing by Quanex and Tyman) has not been waived or is (or has become) incapable of satisfaction by the Long Stop Date (in circumstances where invocation of the relevant Condition (or confirmation that the Condition is incapable of satisfaction, as appropriate) is permitted by the Panel (if applicable));

•
if the Transaction is implemented by way of a Scheme and (A) the Court Meeting and General Meeting are not held on or before the 22nd day after the expected date to be set out in the Scheme Document (or subsequent announcement of the timetable) (or such later date as may be agreed in writing between the parties with the consent of the Panel and the approval of the Court (if such approval(s) are required)), or (B) the Sanction Hearing is not held on or before the later of (y) the 22nd day after the expected date to be set out in the Scheme Document (or subsequent announcement of the timetable), and (z) thirty days after all the Conditions have been satisfied or waived (or such later date as may be agreed in writing between the parties with the consent of the Panel and the approval of the Court (if such approval(s) are required));

•
if the Transaction (with the consent of the Panel) is terminated, withdrawn or lapses prior to the Long Stop Date other than where (A) such lapse or withdrawal is a result of the Company’s election to implement the Transaction by way of a Takeover Offer or (B) it is otherwise to be followed within five business days by a firm offer announcement by the Company to implement the Transaction by a different offer or scheme on substantially the same or improved terms and which is (or intended to be) recommended by the Tyman Board; or

•
if the Transaction has not completed by the Long Stop Date, unless otherwise agreed by the Company and Tyman in writing or required by the Panel.

Change in Transaction Structure
The Co-operation Agreement articulates Quanex’s and Tyman’s intentions to implement the Transaction by way of the Scheme, subject to the ability of Quanex to implement the Transaction by way of a Takeover Offer in certain circumstances.
Subject to obtaining the consent of the Panel, Quanex reserves the right to elect to implement the Transaction by way of a Takeover Offer as an alternative to the Scheme (such election being a “Switch”) if:
•
Tyman provides its prior written consent (an “Agreed Switch”)

•
a third party announces a firm intention to make a competing proposal which is recommended in whole or in part by the Tyman Board;

•
a third party announces that it is considering making a competing proposal, or either Tyman or Quanex notifies the other that it is aware of the existence of a bona fide potential offeror (within the meaning of Rule 21.3 of the UK Takeover Code) for all or part of the issued and to be issued ordinary share capital of Tyman, provided that Quanex consults with Tyman prior to making the Switch in such circumstances;

•
the Tyman Board withdraws, adversely qualifies or adversely modifies its recommendation of the Transaction or where the Tyman Board takes certain actions in relation to the Transaction; or

•
Tyman adjourns or postpones one or more of the Court Meeting or General Meeting or the Sanction Hearing convened by the Court other than:

•
where Quanex has given its consent, and

•
the adjournment or postponement is caused by logistical or practical reasons beyond Tyman’s reasonable control (provided that Tyman has used reasonable endeavors to mitigate any such reasons).

Additionally, under the Rule 2.7 Announcement, any such Offer will be implemented on the same terms or, if Quanex so decides, on such other terms being no less favorable, so far as applicable, as those which would apply to the Scheme, subject to appropriate amendments to reflect the change in method of effecting the Transaction. Further, if sufficient acceptances of the Takeover Offer are received and/or sufficient Tyman Shares are otherwise acquired, it is the intention of Quanex to apply the provisions of the UK Companies Act to compulsorily acquire any outstanding Tyman Shares in respect of which the Takeover Offer has not been accepted.
Interim Operations
Pending completion of the Transaction, Quanex agreed to certain restrictions on its business. Subject to certain exceptions, prior to the Effective Date, Quanex will not, among other things: (1) split, combine, consolidate, sub divide, reclassify or cancel any Quanex Shares or any shares of capital stock, voting securities or equity interests of Quanex or any securities convertible into, or rights to acquire, shares of capital stock, voting securities or equity interests of Quanex or which otherwise refer to the value of shares of capital stock of Quanex; (2) amend its organizational documents in a manner likely to have a material adverse effect for Tyman shareholders who are due to receive New Quanex Shares pursuant to the Transaction; (3) adopt a plan liquidating Quanex; (4) delist the Quanex Shares from the NYSE, other than in the event of a bona fide offer to take Quanex private provided that (i) the Tyman shareholders who are due to receive New Quanex Shares can participate in such offer on the same terms as other Quanex stockholders; and (ii) the delisting occurs after the Effective Date; (5) directly or indirectly, effect any acquisition, which would be reasonably likely to preclude, impede, prejudice or materially delay the receipt of Clearances; or (6) agree, resolve, commit or announce its intention to do any of the foregoing (as applicable), whether conditionally or unconditionally, until the earlier of the completion of the Transaction or the termination of the Co-operation Agreement without the consent of Tyman (not to be unreasonably withheld, conditioned or delayed).
Share Plans
The Co-operation Agreement also contains provisions that will apply in respect of certain of Tyman’s employee equity plans. As of the date of the Co-operation Agreement, there were outstanding options and awards under the Tyman Long Term Incentive Plan 2020 (the “LTIP”), the Tyman Deferred Share Bonus Plan 2020 (the “DSBP”), the Tyman Sharesave Plan (the “SAYE Plan”), the Tyman International Sharesave Plan (the “International Sharesave Plan”), and the Tyman U.S. Sharesave Plan (the “U.S. Sharesave Plan” and collectively, the “Tyman Share Plans”).
The Transaction will affect participants in the Tyman Share Plans. Quanex and Tyman have agreed that Quanex will make appropriate proposals to the holders of options and awards under the Tyman Share Plans in accordance with Rule 15 of the UK Takeover Code. Further details of these arrangements will be communicated to participants in the Tyman Share Plans in due course. Awards and options which vest and are exercised prior to the record time of the Scheme will be satisfied by the allotment, issue or transfer of Tyman Shares prior to the record time of the Scheme and those Tyman Shares will be subject to the Scheme.
Corporate Governance
Following completion of the Transaction, it is intended that George Wilson, Chairman of Quanex’s Board of Directors, and President and Chief Executive Officer of Quanex, will continue to be the Chairman, President & Chief Executive Officer of the Company. Additionally, following the completion of the Transaction, the board of directors of Quanex will comprise the directors of Quanex immediately prior to closing of the Transaction, and each of the non-executive members of the Tyman Board will resign as directors of Tyman.
Financing
The following is a summary of selected provisions of the Commitment Letter and the Interim Facilities Agreement. While we believe this description covers the material terms of the Commitment Letter and the Interim Facilities Agreement, it may not contain all of the information that is important to you and is qualified in its entirety by reference to the initial Interim Facilities Agreement and the initial Commitment Letter which were attached as exhibits 10.01 and 10.02 the Current Report on Form 8-K of Quanex filed with the U.S. Securities and Exchange Commission on April 22, 2024, and is incorporated by reference into this proxy statement. See the section entitled “Where You Can Find Additional Information” beginning on page 108. We urge you to read each of the Interim Facilities Agreement and the Commitment Letter carefully and in its entirety.
On April 21, 2024, the Company and certain financial institution parties entered into (i) the Interim Facilities Agreement, pursuant to which Wells Fargo Bank, National Association, as interim facility agent and interim security agent, and a syndicate of lenders agreed to provide the Company with a $750 million term loan Interim Facility and (ii) the Commitment Letter, pursuant to which certain financial institution parties agreed to provide to the Company, subject to the execution of definitive financing documents, certain term loan and revolving Facilities on the terms and conditions set forth in the Commitment Letter in order to, among other things, finance the cash consideration payable by the Company in connection with the Transaction. The Interim Facility made available to the Company pursuant to the Interim Facilities Agreement will, on or before the Final Repayment Date (as defined below), be repaid/replaced in full by the loans made under the definitive financing documentation for the Facilities.
The availability of the borrowings under the Facilities (or, in the event that the borrowings under the Facilities are not funded on the closing date of the Transaction, the Interim Facility) are subject to the satisfaction of certain customary conditions for financings of this nature. The Interim Facilities Agreement contains, and any definitive financing documentation for the Commitment Letter will contain, customary representations and warranties, events of default and covenants for transactions of this type. To the extent any borrowings are made under the Interim Facilities Agreement, such loans will mature on the date falling 90 days after the date of first drawdown under the Interim Facilities Agreement (the “Final Repayment Date”).
Borrowings under the Interim Facilities Agreement and any definitive documentation for borrowings pursuant to the Commitment Letter will be subject to customary “certain funds” provisions consistent with the UK Takeover Code. Such provisions apply until the end of a customary “certain funds period” which includes, amongst other customary triggers in respect of the Transaction lapsing or being terminated or withdrawn, a long stop date of nine months and eight weeks from the date of the Rule 2.7 Announcement, consistent with the requirements of the UK Takeover Code.
The obligations of the Company under the definitive documentation for the borrowings under the Commitment Letter will be guaranteed, jointly and severally, by all of the Company’s present and future domestic subsidiaries, with certain exceptions in accordance with the terms of the definitive documentation for the borrowings under the Commitment Letter, as applicable.
In connection with entering into the Interim Facility, the Company entered into a waiver with the majority lenders under its Second Amended and Restated Credit Agreement dated as of July 6, 2022, among the Company, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent, in order to permit the lending transactions necessary in connection with the Transaction.
Quantification of Payments and Benefits to Quanex’s Named Executive Officers
The Transaction does not constitute a “change in control” under any employment or compensation arrangements of Quanex and our named executive officers are not entitled to any additional compensation or benefits that relate to or are contingent upon the Transaction.
Interests of Certain Quanex Directors and Executive Officers in the Transaction
In considering the recommendation of the Quanex Board that the Quanex stockholders vote “FOR” each of the Quanex proposals, Quanex stockholders should be aware that certain of the executive officers and directors of Quanex have interests in the Transaction that may be different from, or in addition to, the interests of Quanex’s stockholders generally.
The Transaction does not constitute a “change in control” under any compensation or benefit plans, programs or arrangements of Quanex and Quanex’s directors and named executive officers are not entitled to any additional compensation or benefits that relate to or are contingent upon the Transaction. However, Quanex’s directors and executive officers will continue to serve on the board of directors and as executive officers of the Company, respectively. The members of the Quanex Board were aware of and considered these interests in evaluating and negotiating the Co-operation Agreement and approving the Transaction and in determining to recommend to Quanex stockholders that they approve the Share Issuance Proposal and the Adjournment Proposal.
No Appraisal or Dissenters’ Rights
No appraisal or dissenters’ rights are available to the holders of Quanex Shares in connection with the Transaction.
United States Federal Income Tax
Quanex stockholders will not realize gain or loss in connection with the Transaction with respect to their Quanex Shares for United States federal income tax purposes.
Accounting Treatment
Quanex prepares its financial statements in accordance with U.S. GAAP. The Transaction will be accounted for as a business combination using the acquisition method of accounting under the authoritative guidance with Quanex being treated as the acquirer. The Transaction will result in the recognition of assets acquired and liabilities assumed based on their estimated fair value. The preliminary allocation of the purchase price used in the Pro Forma Financial Information presented elsewhere in this proxy statement is based on preliminary estimates and currently available information. These assumptions and estimates, some of which cannot be finalized until the completion of the Transaction, may be revised as additional information becomes available upon completion of the Transaction and finalization of the valuation of Tyman’s assets and liabilities. The final determination of the allocation of the purchase price will be based on the fair values of the assets and liabilities of Tyman as of the closing date of the Transaction.
Irrevocable Undertakings
Each of the members of the Tyman Board who held Tyman Shares as of April 19, 2024 ) has irrevocably undertaken to vote or procure votes in favor of the Scheme (or, if the Transaction is to be implemented by way of a Takeover Offer, to accept or procure the acceptance of the Takeover Offer), in respect of their entire legal and beneficial holdings of Tyman Shares. Quanex has also received an irrevocable undertaking from Teleios, the holder of 32,347,981 shares of the issued share capital of Tyman as of April 19, 2024, to vote (or procure the votes) in favor of the Scheme in respect of 16.4% of the Tyman Shares. Quanex has therefore received irrevocable undertakings in respect of a total of 32,794,075 Tyman Shares representing approximately 16.7% of the issued share capital of Tyman as of April 19, 2024.
In addition, pursuant to the undertaking and subject to certain exceptions therein, Teleios has undertaken to elect the Capped All-Share Alternative in respect of its entire beneficial holdings of Tyman shares. The undertaking will continue to be binding in the event that a higher competing offer is made for Tyman unless that competing offer (i) is not subject to any pre-conditions; (ii) has been publicly recommended by the Tyman Board; and (iii) represents a greater than 12.5% increase in value compared to the consideration to be received by Tyman Shareholders who elect for the Capped All-Share Alternative.
The undertaking will cease to be binding in certain circumstances, including, if: (i) the Company publicly announces, with the consent of the Panel, that it does not intend to proceed with the Transaction; (ii) the Scheme Document (or offer document, as applicable) has not been posted to Tyman shareholders within 28 days of the Rule 2.7 Announcement (or such other date as agreed by the Company and Tyman with the consent of the Panel, if required); (iii) the Company has elected (with the consent of the Panel) to proceed with the implementation of the Transaction by way of Takeover Offer in accordance with the terms of the undertaking and the applicable requirements of the UK Takeover Code; (iv) Tyman publicly announces that the Tyman Board has withdrawn its recommendation of the Transaction as a result of a reduction in the value of the consideration to be received by Tyman Shareholders (and provided that announcement expressly refers to such reduction in value as a reason for its withdrawn recommendation), provided that, if any competing offer is announced within 10 days of such announcement by the Tyman Board, such undertaking will not lapse if within 14 days of any such competing offer, the Company announces a revised offer at least equivalent to such competing offer; (v) on the date upon which any competing third party offer or scheme of arrangement becomes or is declared unconditional in all respects or otherwise becomes effective; or (vi) if the Transaction is terminated, withdrawn or lapses.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information gives effect to the Transaction, whereby Tyman shareholders will be entitled to elect to receive (i) 240 pence in cash and 0.05715 of a New Quanex Share for each Tyman Share held at the Scheme Record Time under the terms of the Main Offer or (ii) New Quanex Shares at an exchange ratio of 0.14288 of a New Quanex Share for each Tyman Share held at the Scheme Record Time under the terms of the Capped All-Share Alternative, provided, that, the Capped All-Share Alternative shall be made available for up to 25% of the Tyman Shares outstanding.
The unaudited pro forma condensed combined financial information should be read in conjunction with Quanex’s interim unaudited condensed consolidated financial statements and related notes as of and for the three months ended January 31, 2024, their audited consolidated financial statements and related notes as of and for the year ended October 31, 2023, and Tyman’s audited consolidated financial statements and related notes as of and for the year ended December 31, 2023, together with the accompanying notes to the unaudited pro forma condensed combined financial information. The Tyman financial information as of and for the three months ended March 31, 2024 comprises (i) an unaudited consolidated balance sheet as of March 31, 2024 and (ii) an unaudited consolidated income statement for the three month period ended March 31, 2024, in each case derived from the books and records of Tyman. Such Tyman financial information is only being presented for pro forma purposes.
The Transaction will be accounted for as a business combination using the acquisition method of accounting in accordance with Topic 805 under U.S. GAAP, Business Combinations (“Topic 805”). Topic 805 requires that one of the two companies in an acquisition be designated as the acquirer for accounting purposes based on the evidence available. Quanex will be treated as the acquiring entity for accounting purposes, and accordingly, the Tyman assets acquired and liabilities assumed have been adjusted based on preliminary estimates of fair value. See the section entitled “Information about the Transaction — Accounting Treatment” for more information. Any excess of the purchase price over the fair value of identified assets acquired and liabilities assumed will be recognized as goodwill. The actual fair values will be determined following the closing of the Transaction and may vary from these preliminary estimates.
The following unaudited pro forma condensed combined financial information and related notes (the “Pro Forma Financial Information”) are based on the historical consolidated financial statements of Quanex and Tyman and have been prepared to reflect the Transaction and financing thereof. The pro forma adjustments related to the Transaction and financing thereof include:
•
the issuance of approximately 8.4 million of New Quanex Shares valued (based on Quanex’s closing stock price on May 14, 2024) at $295 million and a cash payment of $447 million to Tyman shareholders in respect of Tyman shares under the Main Offer as further described in the section “Information about the Transaction — Overview of the Transaction”;

•
the issuance of approximately 7.0 million of New Quanex Shares valued (based on Quanex’s closing stock price on May 14, 2024) at $245 million capped at 25% of the Tyman shares outstanding under the Capped All-Share Alternative as further described in the section “Information about the Transaction — Overview of the Transaction”;

•
the borrowings comprised of a $750 million term loan, and a commitment letter as further described in the section entitled “Information about the Transaction — Financing”;

•
the conversion of Tyman’s financial information prepared in accordance with IFRS and presented in pounds sterling to Quanex accounting policies in accordance with U.S. GAAP and U.S. dollars; and

•
the impact of preliminary fair value adjustments to the underlying assets and liabilities of Tyman.

The unaudited pro forma adjustments are based upon the best available information and certain assumptions that Quanex believes to be reasonable. There can be no assurance that the final allocation of the purchase price and the fair values will not materially differ from the preliminary amounts reflected in the Pro Forma Financial Information. The Pro Forma Financial Information is presented for informational purposes only and is not necessarily indicative of the combined financial position or results of operations that would have been realized had the acquisition occurred as of the dates indicated, nor is it meant to be indicative of any anticipated financial position or future results of operations that Quanex will experience after the completion of the Transaction. The Pro Forma Financial Information is based on Quanex’s accounting policies. Further review may identify additional differences between the accounting policies of Quanex and Tyman that, when conformed, could have a material impact on the financial statements of Quanex following the Transaction. The Pro Forma Financial Information does not reflect adjustments for liabilities or related costs of any integration and similar activities, or benefits, including potential synergies that may be derived in future periods, from the Transaction.

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
Three months ended January 31, 2024
			Transaction Accounting Adjustments
(In thousands of US Dollars, except per share amounts)	Historical Quanex (U.S. GAAP)	Tyman (U.S. GAAP) Note 2	Preliminary Purchase Price Allocation	Notes	Financing Note 4	Total	Total Pro Forma Combined (U.S. GAAP)
Net sales	239,155	190,080	—		—	—	429,235
Cost and expenses:
Cost of sales (excluding depreciation and amortization)	(187,723)	(124,438)	—		—	—	(312,161)
Selling, general and administrative	(32,363)	(41,538)	—		—	—	(73,901)
Depreciation and amortisation	(11,152)	(8,116)	(4,308)	3 (v)	—	(4,308)	(23,576)
Operating income	7,917	15,988	(4,308)		—	(4,308)	19,597
Non-operating (expense) income:
Interest expense	(1,068)	(2,408)	—		(8,279)	(8,279)	(11,755)
Other, net	1,042	380	—		—	—	1,422
Income before income taxes	7,891	13,960	(4,308)		(8,279)	(12,587)	9,264
Income tax expense	(1,642)	(3,554)	1,077	3 (v)	2,070	3,147	(2,049)
Net income	6,249	10,406	(3,231)		(6,209)	(9,440)	7,215
Basic earnings per common share	$0.19						$0.15
Diluted earnings per common share	$0.19						$0.15
Weighted-average common shares outstanding: (thousands)
Basic	32,825		15,487				48,312
Diluted	33,043		15,487				48,530

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
For the year ended October 31, 2023
			Transaction Accounting Adjustments
(In thousands of US Dollars, except per share amounts)	Historical Quanex (U.S. GAAP)	Tyman (U.S. GAAP) Note 2	Preliminary Purchase Price Allocation	Notes	Financing Note 4	Other Note 5	Notes	Total	Total Pro Forma Combined (U.S. GAAP)
Net sales	1,130,583	824,367	—		—	—		—	1,954,950
Cost and expenses:
Cost of sales (excluding depreciation and amortization)	(853,059)	(554,091)	(48,331)	3 (iv)	—	—		(48,331)	(1,455,481)
Selling, general and administrative	(123,957)	(161,787)	—		—	(24,251)	5 (i) (iii) (iii)	(24,251)	(309,995)
Depreciation and amortisation	(42,866)	(35,477)	(10,653)	3 (v)	—	—		(10,653)	(88,996)
Operating income	110,701	73,012	(58,984)		—	(24,251)		(83,235)	100,478
Non-operating (expense) income:
Interest expense	(8,136)	(14,166)	—		(38,208)	—		(38,208)	(60,510)
Other, net	(5,519)	4,638	—		—	—		—	(881)
Income before income taxes	97,046	63,484	(58,984)		(38,208)	(24,251)		(121,443)	39,087
Income tax expense	(14,545)	(14,994)	7,223	3 (iv) (v)	9,552	851	5 (i) (iii) (iii)	17,626	(11,913)
Net income	82,501	48,490	(51,761)		(28,656)	(23,400)		(103,817)	27,174
Basic earnings per common share	$2.51								$0.56
Diluted earnings per common share	$2.50								$0.56
Weighted-average common shares outstanding: (thousands)
Basic	32,819		15,487						48,306
Diluted	33,026		15,487						48,513

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of January 31, 2024
			Transaction Accounting Adjustments
(In thousands of US Dollars)	Historical Quanex (U.S. GAAP)	Tyman (U.S. GAAP) Note 2	Preliminary Purchase Price Allocation Note 3	Notes	Financing Note 4	Other Note 5	Notes	Total	Total Pro Forma Combined (U.S. GAAP)
ASSETS
Current assets
Cash and cash equivalents	44,422	76,880	(446,703)	3 (iii)	496,807	—		50,104	171,406
Restricted cash	—	4,545	—		—	—		—	4,545
Accounts receivable, net of allowance for credit losses of $5,774	80,063	93,990	—		—	—		—	174,053
Inventories	107,478	170,424	48,331	3 (iv)	—	—		48,331	326,233
Income taxes receivables	7,642	3,156	—		—	—		—	10,798
Prepaid and other current assets	13,390	22,276	—		—	—		—	35,666
Long-lived assets held for sale	—	3,030	—		—	—		—	3,030
Total current assets	252,995	374,301	(398,372)		496,807	—		98,435	725,731
Non-current assets
Property, plant and equipment, net of accumulated depreciation of $483,712	253,681	88,999	—		—	—		—	342,680
Operating lease right-of-use assets	46,370	68,170	(3,621)	3 (viii)	—	—		(3,621)	110,919
Goodwill	185,439	506,601	(16,410)	3 (vi)	—	—		(16,410)	675,630
Intangible assets, net	72,008	80,415	319,549	3 (v)	—	—		319,549	471,972
Financial assets at fair value through profit or loss	—	1,515	—		—	—		—	1,515
Deferred tax assets	—	1,010	—		—	—		—	1,010
Other assets	2,927	—	—		—	—		—	2,927
Total non-current assets	560,425	746,710	299,518		—	—		299,518	1,606,653
Total assets	813,420	1,121,011	(98,854)		496,807	—		397,953	2,332,384
LIABILITIES
Current liabilities
Accounts payable	(55,106)	(67,254)	—		—	—		—	(122,360)
Accrued liabilities	(46,478)	(46,867)	—		—	(22,744)	5 (i) (iii)	(22,744)	(116,089)
Income taxes payable	—	(5,933)	—		—	851	5 (i) (ii) (iii)	851	(5,082)
Current maturities of long-term debt	(2,500)	(81,930)	(2,777)	3 (vii)	(64,690)	—		(67,467)	(151,897)
Current operating lease liabilities	(7,370)	(8,963)	1,759	3 (viii)	—	—		1,759	(14,574)
Derivative financial instruments	—	(631)	—		—	—		—	(631)
Total current liabilities	(111,454)	(211,578)	(1,018)		(64,690)	(21,893)		(87,601)	(410,633)
Non-current liabilities
Long-term debt	(61,594)	(154,644)	—		(432,369)	—		(432,369)	(648,607)
Non-current operating lease liabilities	(40,084)	(64,635)	7,291	3 (viii)	—	—		7,291	(97,428)
Deferred income taxes	(30,737)	(4,923)	(44,566)		—	—		(44,566)	(80,226)

			Transaction Accounting Adjustments
(In thousands of US Dollars)	Historical Quanex (U.S. GAAP)	Tyman (U.S. GAAP) Note 2	Preliminary Purchase Price Allocation Note 3	Notes	Financing Note 4	Other Note 5	Notes	Total	Total Pro Forma Combined (U.S. GAAP)
Derivative financial instruments	—	(252)	—		252	—		252	—
Retirement benefit obligations	—	(3,030)	—		—	—		—	(3,030)
Other liabilities	(14,522)	(4,292)	—		—	—		—	(18,814)
Total non-current liabilities	(146,937)	(231,776)	(37,275)		(432,117)	—		(469,392)	(848,105)
Total liabilities	(258,391)	(443,354)	(38,293)		(496,807)	(21,893)		(556,993)	(1,258,738)
Commitments and contingencies
STOCKHOLDERS’ EQUITY
Preferred stock, no par value, shares authorized 1,000,000; issued and outstanding – none	—	—	—		—	—		—	—
Common stock, $0.01 par value. Shares authorized 125,000,000; issued 52,820,824; outstanding 33,011,119	(371)	(12,372)	12,217	3 (iii)	—	—		12,217	(526)
Additional paid-in-capital	(248,715)	(126)	(540,229)	3 (iii)	—	—		(540,229)	(789,070)
Retained earnings	(412,922)	(587,900)	587,900		—	21,893	5(i) (ii) (iii)	609,793	(391,029)
Accumulated other comprehensive loss (income)	32,060	(85,086)	85,086		—	—		85,086	32,060
Less: Treasury stock at cost	74,919	7,827	(7,827)		—	—		(7,827)	74,919
Total stockholders’ equity	(555,029)	(677,657)	137,147		—	21,893		159,040	(1,073,646)
Total liabilities and stockholders’ equity	(813,420)	(1,121,011)	98,854		(496,807)	—		(397,953)	(2,332,384)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Note 1. Basis of presentation
On April 22, 2024, Quanex announced it had reached an agreement with Tyman on the terms of a recommended cash and share offer, under which Quanex will acquire the entire issued and to be issued share capital of Tyman.
Upon the successful completion of the Transaction, and subject to the elections made by Tyman Shareholders, the Tyman Shareholders will be entitled to receive an implied value of 400.0 pence for each Tyman Share held at the Scheme Record Time, based on Quanex’s last closing share price of $34.64 on April 19, 2024 and an £/US$ exchange rate of 1.2373 at 4:00 p.m. EDT also on April 19, 2024. Tyman shareholders will have the option to elect to receive the consideration as either a mix of 240.0 pence in cash and 0.05715 of a New Quanex Share for each Tyman Share held at the Scheme Record Time under the terms of the Main Offer, or 0.14288 of a New Quanex Share per Tyman Share held at the Scheme Record Time. The Pro Forma Financial Information has been prepared assuming that 25% of the Tyman Shares will be cashed out via the Capped All-Share Alternative and 75% will be cashed out via the Main Offer, on the basis they have already received an irrevocable undertaking from one investor to vote (or procure the votes) in favor of the Scheme in respect of 16.4% of the Tyman Shares and to accept the Capped All-Share Alternative in respect of their entire holding of Tyman Shares and they expect to procure votes to satisfy the remaining 8.6% under this option.
In connection with the Transaction, on April 21, 2024, Quanex entered into an interim facilities agreement with Wells Fargo Bank, National Association, Bank Of America N.A. and TD Bank, N.A, respectively, to (a) fund a portion of the purchase price for the Transaction, (b) refinance in full all or substantially all of the existing material indebtedness of Tyman and (c) pay fees, commissions and expenses in connection with the Transaction.
In connection with the Transaction, Tyman expects that a total of 2,329,248 Tyman Shares will be required as a result of the exercising of options and granting of awards, of which 439,810 shares will be satisfied from the shares held in treasury and 1,567,155 shares will be satisfied by shares held by the employee benefit trust. As a result, Tyman expects 322,283 new Tyman Shares to be issued prior to completion, resulting in an aggregate fully diluted share capital of 197,084,342 Tyman shares. See Note 3 entitled “Preliminary purchase price allocation.”
The Pro Forma Financial Information set forth herein is based upon Quanex’s consolidated financial statements and Tyman’s consolidated financial statements which are incorporated by reference or included in this proxy statement respectively. The Pro Forma Financial Information has been prepared to illustrate the effects of the Transaction, including the financing structure established to fund the Transaction, as if it had occurred on November 1, 2022, in respect of the pro forma condensed combined income statement (referred to in this section of this proxy statement as the “Pro Forma Income Statement”), and as if it had occurred on January 31, 2024, in respect of the unaudited pro forma condensed combined balance sheet (referred to in this section of this proxy statement as the “Pro Forma Balance Sheet”). The Pro Forma Financial Information is presented for informational purposes only and is not necessarily indicative of Quanex’s financial position or results of operations that would have been realized had the Transaction occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that Quanex will experience after the completion of the Transaction.
The Transaction will be accounted for as a business combination using the acquisition method of accounting in accordance with Topic 805 under U.S. GAAP, which requires that one of the two companies in the Transaction be designated as the acquirer for accounting purposes based on the evidence available. Quanex will be treated as the accounting acquirer, and accordingly, the Tyman assets acquired and liabilities assumed have been adjusted based on preliminary estimates of fair value. Any excess of the purchase price over the fair value of identified assets acquired and liabilities assumed will be recognized as goodwill. The detailed valuation studies necessary to arrive at required estimates of fair values of the assets acquired and liabilities assumed from Tyman in the Transaction have not been completed. The actual fair values will be determined upon the completion of the Transaction and may vary materially from these preliminary estimates.

Quanex’s consolidated financial statements were prepared in accordance with U.S. GAAP.
Tyman’s consolidated financial statements were prepared in accordance with IFRS. The Pro Forma Financial Information includes adjustments to convert the financial information of Tyman from IFRS to U.S. GAAP, and from GBP to US$, as well as reclassifications to conform Tyman’s historical accounting presentation to Quanex’s accounting presentation.
The estimated income tax impacts of the pre-tax adjustments that are reflected in the Pro Forma Financial Information are calculated using an estimated blended statutory rate of 25%, which is based on preliminary assumptions related to the jurisdictions in which the income (expense) adjustments will be recorded. The estimated blended statutory rate and the effective tax rate of Quanex could be significantly different depending on the post-Transaction activities and geographical mix of profit before taxes.
Quanex’s fiscal year end is on October 31, whereas the fiscal year end of Tyman is on December 31. The fiscal year ends of the companies differ by less than one fiscal quarter; therefore financial information for Tyman has not been adjusted. As such, the Pro Forma Income Statement for the year ended October 31, 2023 is based upon:
•
Financial information for Quanex for the fiscal year ended October 31, 2023; and

•
Financial information for Tyman for the fiscal year ended December 31, 2023.

The Pro Forma Balance Sheet and Pro Forma Income Statement as of and for the three months ended January 31, 2024 is based upon:
•
Financial information for Quanex as of and for the three months ended January 31, 2024; and,

•
Financial information for Tyman as of and for the three months ended March 31, 2024.

The Tyman financial information as of and for the three months ended March 31, 2024 comprises (i) an unaudited consolidated balance sheet as of March 31, 2024 and (ii) an unaudited consolidated income statement for the three month period ended March 31, 2024, in each case derived from the books and records of Tyman. Such Tyman financial information is only being presented for pro forma purposes.
Note 2. Adjustments to Tyman’s consolidated financial statements
The tables below illustrate the impact of adjustments made to Tyman’s consolidated financial statements for the year ended December 31, 2023 and consolidated financial information as of and for the three months ended March 31, 2024, in order to present them on a basis consistent with Quanex’s accounting policies under U.S. GAAP and in US$. The adjustments have been prepared as if Tyman had always applied U.S. GAAP. These adjustments reflect Quanex’s best estimates based upon the information currently available to Quanex and could be subject to change once more detailed information is obtained.

Unaudited adjusted Tyman consolidated income statement for the three months ended March 31, 2024
Reclassification and IFRS to U.S. GAAP Adjustments
			U.S. GAAP Adjustments
(In thousands)	Historical Tyman (IFRS) GBP	Policy and Presentation Adjustments Note 2.1	Operating Leases Note 2.2	Adjusted Tyman (U.S. GAAP) GBP	Tyman (U.S. GAAP) US$ Note 2.4
Revenue	150,000	(150,000)	—	—	—
Net sales	—	150,000	—	150,000	190,080
Cost and expenses:
Cost of sales (excluding depreciation and amortization)	—	(98,199)	—	(98,199)	(124,438)
Cost of sales	(101,600)	101,600	—	—	—
Selling, general and administrative	(35,000)	4,771	(2,551)	(32,780)	(41,538)
Depreciation and amortization	—	(8,372)	1,968	(6,404)	(8,116)
Net impairment losses on financial assets	(200)	200	—	—	—
Operating income	13,200	—	(583)	12,617	15,988
Interest expense	—	(2,500)	600	(1,900)	(2,408)
Other, net	—	300	—	300	380
Finance income	600	(600)	—	—	—
Finance cost	(2,800)	2,800	—	—	—
Income before income taxes	11,000	—	17	11,017	13,960
Income tax expense	(2,800)	—	(4)	(2,804)	(3,554)
Net income	8,200	—	13	8,213	10,406

Unaudited adjusted Tyman consolidated income statement for the year ended December 31, 2023 Reclassifications and IFRS to U.S. GAAP Adjustments
			U.S. GAAP Adjustments
(In thousands)	Historical Tyman (IFRS) GBP	Policy and Presentation Adjustments Note 2.1	Operating Leases Note 2.2	Adjusted Tyman (U.S. GAAP) GBP	Tyman (U.S. GAAP) US$ Note 2.4
Revenue	657,600	(657,600)	—	—	—
Net sales	—	657,600	—	657,600	824,367
Cost and expenses:
Cost of sales (excluding depreciation and amortization)	—	(442,000)	—	(442,000)	(554,091)
Cost of sales	(456,700)	456,700	—	—	—
Selling, general and administrative	(139,900)	20,700	(9,857)	(129,057)	(161,787)
Depreciation and amortization	—	(36,200)	7,900	(28,300)	(35,477)
Net impairment losses on financial assets	(800)	800	—	—	—
Operating income	60,200	—	(1,957)	58,243	73,012
Interest expense	—	(13,900)	2,600	(11,300)	(14,166)
Other, net	—	3,700	—	3,700	4,638
Finance income	3,400	(3,400)	—	—	—
Finance cost	(13,600)	13,600	—	—	—
Income before income taxes	50,000	—	643	50,643	63,484
Income tax expense	(11,800)	—	(161)	(11,961)	(14,994)
Net income	38,200	—	482	38,682	48,490

Unaudited adjusted Tyman consolidated balance sheet as of March 31, 2024
Reclassifications and IFRS to U.S. GAAP Adjustments
			U.S. GAAP Adjustment
(In thousands)	Historical Tyman (IFRS) GBP	Policy and Presentation Adjustments Note 2.1	Restricted Cash Note 2.3	Total (U.S. GAAP) Adjustment	Adjusted Tyman (U.S. GAAP) GBP	Tyman (U.S. GAAP) US$ Note 2.4
ASSETS
Current assets
Cash and cash equivalents	64,500	—	(3,600)	(3,600)	60,900	76,880
Restricted cash	—	—	3,600	3,600	3,600	4,545
Trade and other receivables	92,100	(92,100)	—	—	—	—
Accounts receivable net allowance for credit losses:	—	74,453	—	—	74,453	93,990
Inventories	135,000	—	—	—	135,000	170,424
Current tax asset	2,500	(2,500)	—	—	—	—
Income taxes receivables	—	2,500	—	—	2,500	3,156
Prepaid and other current assets	—	17,647	—	—	17,647	22,276
Long-lived assets held for sale	—	2,400	—	—	2,400	3,030
Total current assets	294,100	2,400	—	—	296,500	374,301
Assets classified as held for sale	2,400	(2,400)	—	—	—	—
Non-current assets
Property, plant and equipment net	70,500	—	—	—	70,500	88,999
Operating lease right-of-use assets	—	54,000	—	—	54,000	68,170
Right-of-use assets	54,000	(54,000)	—	—	—	—
Goodwill	401,300	—	—	—	401,300	506,601
Intangible assets net	63,700	—	—	—	63,700	80,415
Financial assets at fair value through profit or loss	1,200	—	—	—	1,200	1,515
Deferred tax assets	800	—	—	—	800	1,010
Other assets	—	—	—	—	—	—
Total non-current assets	591,500	—	—	—	591,500	746,710
Total assets	888,000	—	—	—	888,000	1,121,011
LIABILITIES
Current liabilities
Trade and other payables	(89,400)	89,400	—	—	—	—
Accounts payable	—	(53,275)	—	—	(53,275)	(67,254)
Accrued liabilities	—	(37,125)	—	—	(37,125)	(46,867)
Income taxes payable	—	(4,700)	—	—	(4,700)	(5,933)
Current tax liabilities	(4,700)	4,700	—	—	—	—
Borrowings	(64,900)	64,900	—	—	—	—
Current maturities of long-term debt	—	(64,900)	—	—	(64,900)	(81,930)
Lease liabilities	(7,100)	7,100	—	—	—	—
Current operating lease liabilities	—	(7,100)	—	—	(7,100)	(8,963)

			U.S. GAAP Adjustment
(In thousands)	Historical Tyman (IFRS) GBP	Policy and Presentation Adjustments Note 2.1	Restricted Cash Note 2.3	Total (U.S. GAAP) Adjustment	Adjusted Tyman (U.S. GAAP) GBP	Tyman (U.S. GAAP) US$ Note 2.4
Derivative financial instruments	(500)	—	—	—	(500)	(631)
Provisions	(1,000)	1,000	—	—	—	—
Total current liabilities	(167,600)	—	—	—	(167,600)	(211,578)
Non-current liabilities
Long-term debt	—	(122,500)	—	—	(122,500)	(154,644)
Borrowings	(122,500)	122,500	—	—	—	—
Lease liabilities	(51,200)	51,200	—	—	—	—
Non-current operating lease liabilities	—	(51,200)	—	—	(51,200)	(64,635)
Deferred income taxes	—	(3,900)	—	—	(3,900)	(4,923)
Deferred tax liabilities	(3,900)	3,900	—	—	—	—
Derivative financial instruments	(200)	—	—	—	(200)	(252)
Retirement benefit obligations	(2,400)	—	—	—	(2,400)	(3,030)
Provisions	(3,400)	3,400	—	—	—	—
Other liabilities	—	(3,400)	—	—	(3,400)	(4,292)
Total non-current liabilities	(183,600)	—	—	—	(183,600)	(231,776)
Total liabilities	(351,200)	—	—	—	(351,200)	(443,354)
STOCKHOLDERS’ EQUITY
Preferred stock	—	—	—	—	—	—
Common stock	—	(9,800)	—	—	(9,800)	(12,372)
Additional paid-in-capital	—	(100)	—	—	(100)	(126)
Retained earnings	(465,700)	—	—	—	(465,700)	(587,900)
Accumulated other comprehensive loss	—	(67,400)	—	—	(67,400)	(85,086)
Less: Treasury stock at cost	—	6,200	—	—	6,200	7,827
Share capital	(9,800)	9,800	—	—	—	—
Share premium	(100)	100	—	—	—	—
Treasury reserve	6,200	(6,200)	—	—	—	—
Hedging reserve	200	(200)	—	—	—	—
Translation reserve	(67,600)	67,600	—	—	—	—
Total stockholders’ equity	(536,800)	—	—	—	(536,800)	(677,657)
Total liabilities and stockholders’ equity	(888,000)	—	—	—	(888,000)	(1,121,011)

2.1 Policy and presentation alignment adjustments
The classification of certain items presented by Tyman in accordance with IFRS has been modified in order to align with the presentation used by Quanex under U.S. GAAP. All amounts are rounded to the nearest thousand which explains any immaterial difference which arises between the pre and post reclassified amounts.
Modifications to Tyman’s historical consolidated income statement presentation for the three-month period ended March 31, 2024, include:
•
Presentation of “Revenue” (£150.0 million) in “Net sales” (£150.0 million).

•
Presentation of “cost of sales” (£98.2 million) in “Cost of sales (excluding depreciation and amortization)” (£98.2 million).

•
Separate presentation of depreciation and amortization included in “Selling, general and administrative” (£5.0 million) in “Depreciation and amortization” (£5.0 million).

•
Presentation of “Net impairment losses on financial assets” (£0.2 million) in “Selling, general and administrative” (£0.2 million).

•
Separate presentation of depreciation and amortization included in “Cost of sales” (£3.4 million) in “Depreciation and amortization” (£3.4 million).

•
Presentation of “Finance income” (£0.6 million) in “Other, net” (£0.6 million).

•
Separate presentation of components of “Finance costs” (£2.8 million) in “Interest expense” (£2.5 million) and “Other, net” (£0.3 million).

Modifications to Tyman’s historical consolidated income statement presentation for the twelve months ended December 31, 2023, include:
•
Presentation of “Revenue” (£657.6 million) in “Net sales” (£657.6 million).

•
Presentation of “Cost of sales” (£442.0 million) in “Cost of sales (excluding depreciation and amortization)” (£442.0 million).

•
Separate presentation of depreciation and amortization included in “Selling, general and administrative” (£21.5 million) in “depreciation and amortization” (£21.5 million).

•
Presentation of “Net impairment losses on financial assets” (£0.8 million) in “Selling, general and administrative” (£0.8 million).

•
Separate presentation of depreciation and amortization included in “Cost of sales” (£14.7 million) in “Depreciation and amortization” (£14.7 million).

•
Presentation of “Finance income” (£3.4 million) in “Other, net” (£3.4 million).

•
Separate presentation of components of “Finance costs” (£13.6 million) in “Interest expense” (£13.9 million) and “Other, net” (£0.3 million).

Modifications to Tyman’s historical consolidated balance sheet presentation as of March 31, 2024, include:
•
Presentation of components of “Trade and other receivables” (£74.4 million) in “Accounts receivable gross” (£78.2 million) and “Allowance for credit losses” (£3.8 million), presenting a total net of £74.4 million in “Accounts receivable net of allowance for credit losses”.

•
Presentation of components of “Trade and other receivables” (£17.6 million) in “Prepaid and other current assets” (£17.6 million).

•
Presentation of “Current tax asset” (£2.5 million) in “Income taxes receivable” (£2.5 million).

•
Presentation of “Assets classified as held for sale” (£2.4 million) in “Long-lived assets held for sale” within Current assets (£2.4 million).

•
Presentation of “Right-of-use assets” (£54.0 million) in “Operating lease right-of-use assets” (£54.0 million).

•
Separate presentation of components of “Trade and other payables” (£89.4 million) in “Accounts payable” (£53.3 million) and “Accrued liabilities” (£36.1 million).

•
Presentation of “Current tax liabilities” (£4.7 million) in “Income taxes payable” (£4.7 million).

•
Presentation of current “Lease liabilities” (£7.1 million) in “Current operating lease liabilities” (£7.1 million).

•
Presentation of non-current “Lease liabilities” (£51.2 million) in “Non-current operating lease liabilities” (£51.2 million).

•
Presentation of current “Borrowings” (£64.9 million) in “Current maturities of long-term debt” (£64.9 million).

•
Presentation of non-current “Borrowings” (£122.5 million) in “Long-term debt” (£122.5 million).

•
Presentation of “Deferred tax liabilities” (£3.9 million) in “Deferred income taxes” (£3.9 million).

•
Presentation of current “Provisions” (£1 million) in “Accrued liabilities” (£1 million).

•
Presentation of non-current “Provisions” (£3.4 million) in “Other liabilities” (£3.4 million).

•
Presentation of “Share capital” (£9.8 million) in “Common stock” (£9.8 million).

•
Presentation of the “Share premium” (£0.1 million) in “Additional paid-in capital” (£0.1 million).

•
Presentation of the “Treasury reserve” (£6.2 million) in “Treasury stock” (£6.2 million).

•
Presentation of the “Translation reserve” (£67.6 million) in “Accumulated other comprehensive loss (income)” (£67.6 million).

•
Presentation of the “Hedging reserve” (£0.2 million) in “Accumulated other comprehensive loss (income)” (£0.2 million).

2.2 Leases
Under U.S. GAAP, Right of Use (“ROU”) assets under operating leases are amortized to a schedule based on the difference between the operating lease expense and the interest accretion amount and Quanex presents the combined operating lease expense (inclusive of the interest accretion portion) within “Selling, general and administrative” costs. Further, Quanex did not separate the lease and non-lease components upon transition to Topic 842 under U.S. GAAP, Leases (“Topic 842”) for any underlying asset class.
Under IFRS, a straight-line amortization basis is used, amortizing over the shorter of the term of the lease or the useful economic life of the underlying asset, resulting in Tyman presenting the interest accretion portion for all leases, which are all operating leases under U.S. GAAP, within finance costs. Tyman separated all lease and non-lease components upon transition to IFRS 16, Leases (“IFRS 16”).
IFRS 16 includes a practical expedient to exclude the recognition of leases of low value assets on balance sheet. Tyman has elected to apply this practical expedient for assets with a value of below £5,000. However, this is not available under US GAAP.
For the three months ended March 31, 2024, the income statement reflects a £2.6 million increase in “Selling, general and administrative” costs, and a reduction of £2 million and £0.6 million to “Depreciation and amortization” and “Interest expense”, respectively.
For the year ended December 31, 2023, the income statement reflects a £9.9 million increase in “Selling, general and administrative” costs, and a reduction of £7.9 million and £2.6 million to “Depreciation and amortization” and “Interest expense”, respectively.
2.3 Restricted cash
Tyman’s Cash and cash equivalents balance as of March 31, 2024 (£64.5 million) includes a restricted cash balance of £3.6 million. This is cash held in a foreign subsidiary that is not available for use by Tyman as a result of exchange control restrictions. Under U.S. GAAP, restricted amounts are excluded from “Cash and cash equivalents” in the balance sheet. Therefore, this balance has been derecognized from “Cash and cash equivalents” and recognized in “Restricted cash”.
2.4 Foreign exchange rates
Tyman’s consolidated balance sheet balances as of March 31, 2024, have been translated into US$ using Quanex’s spot rate of 1.2624 £/US$.
Tyman’s consolidated income statement balances for the three months ended March 31, 2024, and the year ended December 31, 2023, have been translated into US$ using Quanex’s average rates of 1.2672 and 1.2536 for each period, respectively.

The total purchase price consideration has been calculated based on the Quanex closing share price of $34.90 and Quanex spot rate of 1.2592 GBP/US$ on May 14, 2024, being the last practicable date prior to the issuance of this Pro Forma Financial Information.
Note 3. Preliminary purchase price allocation
The Transaction will be accounted for as a business combination using the acquisition method under U.S. GAAP. Under this method, the Tyman assets acquired and liabilities assumed have been recorded based on preliminary estimates of fair value.
In accordance with U.S. GAAP, Quanex measures fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.
The final fair values will be determined upon the completion of the Transaction and may vary materially from these estimates.
The estimated purchase consideration has been calculated as of May 14, 2024 being the last practicable date before the issuance of this Pro Forma Financial Information as follows:
(All amounts in millions, except share amounts)
Tyman shares outstanding as of March 31, 2024	194,755,094
Tyman treasury shares outstanding as of March 31, 2024	439,810
Tyman shares held by the employee benefit trust as of March 31, 2024	1,567,155
Total Tyman shares issued	196,762,059
Tyman shares to be issued prior to completion	322,283
Tyman shares fully diluted share capital	197,084,342
The breakdown of the total estimated purchase consideration is calculated as follows (all amounts in US$ millions, except share amounts):
	Main Offer			Capped All Share Alternative Offer			Total consideration
	Number of Shares	Share Price	Amount	Number of Shares	Share Price	Amount	Number of Shares	Share Price	Amount
Equity consideration(i)	8,447,528	$34.90	$295	7,039,853	$34.90	$245	15,487,381	$34.90	$540
Cash consideration(ii)			$447			$—			$447
Total purchase consideration(iii)	8,447,528		$742	7,039,853		$245	15,487,381		$987

Under the terms of the Transaction, Tyman Shareholders will be entitled to receive for each Tyman Share held at the Scheme Record Time 240 pence in cash and 0.05715 of a New Quanex Share under the terms of the Main Offer. The Main Offer comprises approximately 60% by value in cash and approximately 40% by value in New Quanex Shares. As an alternative to the Main Offer, Tyman Shareholders will be able to elect to receive the consideration in respect of their entire holding of Tyman Shares in Quanex Shares at a ratio of 0.14288 of a New Quanex Share to every 1 Tyman Share held at the Scheme Record Time under the terms of the Capped All-Share Alternative.
The Capped All-Share Alternative will be made available in respect of up to 25% of the Tyman Shares outstanding on the date on which the Transaction becomes effective. To the extent that valid elections for the Capped All-Share Alternative received cannot be satisfied in full, they will be scaled back as nearly as possible on a pro-rata basis with the remaining consideration payable in cash and New Quanex Shares in the proportions applicable to the Main Offer. The pro forma has been prepared assuming that 25% of the Tyman shares will be cashed out via the Capped All-Share Alternative and 75% will be cashed out via the Main Offer.

(i)
the total estimated equity consideration for each Tyman Shares was estimated using the closing price of Quanex’s Shares on the NYSE as of May 14, 2024 converted to pounds sterling using the exchange rate as of May 14, 2024 of $1.2592/£1. Total estimated equity consideration of 15,487,381 New Quanex Shares is comprised of an estimated 8,447,528 New Quanex Shares issued under the Main Offer and an estimated 7,039,853 New Quanex Shares issued under the Capped All-Share Alternative for an estimated total equity consideration of $540 million.

(ii)
Total estimated cash consideration of $447 million will be paid in connection with the Main Offer.

(iii)
Total estimated purchase consideration is $987 million. Upon the consummation of the Transaction, Quanex will issue an estimated 15,487,381 new shares of common stock at $0.01 for an estimated total of $540 million (common stock: $155 and additional paid-in capital: $540 million) and will pay an estimated total cash consideration of $447 million.

Quanex has performed preliminary valuation analysis of the fair market value of Tyman’s assets to be acquired and liabilities to be assumed. Using the total consideration for the Transaction, Quanex has estimated the allocations to such assets and liabilities as follows:
(In thousands of US$)
Estimated fair values of assets acquired and liabilities assumed
Cash and cash equivalents	76,880
Inventories(iv)	218,755
Operating lease right-of-use assets(viii)	64,548
Goodwill(vi)	490,191
Intangible assets(v)	399,963
Operating lease liabilities(viii)	(64,548)
Debt(vii)	(239,351)
Deferred income tax liabilities	(49,487)
Other assets/liabilities(ix)	90,262
Total estimated consideration	$987,213
Except as discussed below, the carrying value of Tyman’s assets and liabilities are considered to approximate their fair values:
(iv)
The fair value of Tyman’s inventory, which includes raw materials and consumables, work in progress and finished goods, is estimated to be $219 million, which represents an uplift of $48 million on the book value of $170 million. The inventory was valued at estimated selling price less the estimated costs to be incurred to complete (in the case of work in progress) and sell the inventory, the associated margins on these activities and holding costs. However, the fair valuation was based on certain assumptions and limited information and therefore the final amounts may differ materially from these estimates. The step up in the fair value of inventory is expected to increase cost of goods sold in a twelve-month period by $48 million, as the inventory is sold. The related estimated net decrease to income tax expense for the Pro Forma Income Statement is $5 million.

(v)
The estimated fair value of Tyman’s intangible assets is estimated to be $400 million, or a net increase of $320 million compared to a carrying value of $80 million. The primary intangible assets include customer relationships and acquired brands, for which the fair value estimates of identifiable intangibles assets have been determined using the income approach. The assumptions used by Quanex to arrive at the estimated fair value of the identifiable assets have been derived primarily from public information and information provided by Quanex and Tyman. However, a detailed analysis has not been completed and actual results may differ materially from these estimates.

The fair value and weighted average estimated useful life of identifiable intangible assets are estimated as follows:
	Fair value (In millions of US$)	Weighted Average Estimated Useful Life (in years)	Annual Amortization (In millions of US$)
Customer relationships	292	12.75	22.9
Trademarks and trade names	96	20	4.8
Software	12	3.6	3.4
Total acquired identifiable intangible assets	400		31.1
Less: Tyman’s historical net book value of intangible assets	80
Adjustment to intangible assets, net	320
Based on the estimated respective fair values of identified intangible assets and the weighted average estimated useful lives, an adjustment to amortization expense of $4 million and $11 million has been included in the Pro Forma Income Statement for the three months ended March 31, 2024 and for the year ended December 31, 2023, respectively. This represents the incremental amortization expense from the historical amounts recognized by Tyman, as a result of the intangible assets being recognized at fair value. The related estimated net decrease to income tax expense for the Pro Forma Income Statement is $1 million and $3 million, respectively. This adjustment will recur for the life of the underlying assets.
(vi)
The goodwill balance arising from the Transaction is estimated to be $490 million, which represents a net adjustment (decrease) of $16 million. The goodwill has been calculated as the excess of the purchase consideration of $987 million over either the fair value or carrying value of the net assets acquired of $497 million.

(vii)
As all of Tyman’s debt is to be repaid at the consummation of the Transaction, it has been recognized at face value, being fair value. All unamortized capitalized borrowing costs have been eliminated as a fair value adjustment. On a change in control, Tyman are required to make an offer to the debt holders to repay the debt in full, with all accrued interest, and no prepayment penalty. Therefore, face value is considered to equal fair value, as the borrower would be obliged to repay in full.

(viii)
Tyman’s operating leases have been recalculated as of March 31, 2024, measured at the present value of the remaining lease payments, as if the acquired leases were a new lease of Quanex at the acquisition date. The remaining lease payments have been discounted using the incremental borrowing rate of Tyman. The estimate of the lease liability of $65 million and associated operating lease right of use assets are subject to change and could vary materially from the actual adjustment on the effective date of the Transaction.

(ix)
Other net assets assumed excluding cash and cash equivalents, inventory, identifiable intangible assets (customer relationships and trade names), right-of-use assets and liabilities, borrowings, net deferred taxes and goodwill was $90 million.

Property, plant and equipment (with a carrying amount of $89 million within this $90 million) is required to be measured at fair value unless those assets are classified as held-for-sale on the acquisition date. Quanex does not have sufficient information at this time as to the specific nature, age, condition or location of the freehold land and buildings and plant and machinery, and Quanex does not know the appropriate valuation premise, in use or in exchange, as the valuation premise requires a certain level of knowledge about the assets being evaluated, as well as a profile of the associated market participants. All these factors could result in differences between fair value and the carrying value. Accordingly, for the purposes of this Pro Forma Financial Information, Quanex believes, to the best of its knowledge that the current Tyman carrying values represent the best estimate of fair value. This estimate is preliminary and subject to change and could vary materially from the actual adjustment on the effective date of the Transaction.
For the other assets and liabilities (with a carrying amount of $1 million within this $90 million, comprising of $129 million of assets and $128 million of liabilities), fair value approximated carrying value; therefore, no adjustments have been made for these balances.

This preliminary purchase price allocation has been used to prepare the transaction accounting adjustments in the Pro Forma Balance Sheet and Income Statement. The final purchase price allocation will be determined when Quanex has completed the detailed valuations and necessary calculations as described in more detail in the explanatory notes above. The final allocation is expected to be completed post consummation of the Transaction and could differ materially from the preliminary allocation used in the transaction accounting adjustments. The final allocation may include (1) changes in fair values of property, plant and equipment; (2) changes in allocations to intangible assets, such as customer relationships, trademarks and trade names and software, as well as goodwill; and (3) other changes to assets and liabilities.
Note 4. Financing
On April 21, 2024, Quanex and a syndicate of banks entered into a $750 million term loan Interim Facility and (ii) the Commitment Letter, in order to, among other things, finance the cash consideration payable by Quanex in connection with the Transaction.
On the date of the closing of the Transaction, Quanex intends to use the funds from the Interim Facility and the Facilities to (i) fund the cash portion of the purchase price, (ii) repay in full Tyman’s outstanding debt assumed, and (iii) pay fees and expenses associated with the Transaction.
The financing consists of the following:
(1)
an increase up to $150 million to the existing second amended and restated credit facility dated July 6, 2022, that matures of July 6, 2027. The total revolving credit facility available will be $465 million; and

(2)
a $750 million senior secured term loan that matures on July 6, 2027, or five years after the closing of the acquisition of Tyman, if the revolver maturity extension is consummated.

Current and non-current interest bearing balances on the Interim Facility and the Facilities have been adjusted as follows based on the sources of funding described above:
Financing adjustments $ thousands
Proceeds from Revolving Credit Facility and Interim Facility	750,000
Debt issuance cost	(13,590)(i)
Total source of funding, net of debt issuance costs	736,410
Repayment of Tyman outstanding debt	(239,351)
Net change in debt	497,059
Presented as:
Current portion of debt adjustment	64,690(ii)
Non-Current portion of debt adjustment	432,369(iii)

(i)
Total debt issuance costs amount to $13.6 million paid on signing of the Interim Facility and the Facilities in April 2024 and will be capitalized within debt on closing.

(ii)
The current portion of the debt adjustment is comprised of the proceeds of the facilities, net of issuance costs, and the total outstanding current debt of Tyman.

(iii)
The non-current portion of the debt adjustment is comprised of the proceeds of the facilities, net of debt issuance costs, and the total outstanding non-current debt of Tyman.

The Interim Facility and the Facilities have an initial interest rate plus interest margins, per annum, that is either the base rate of 4.625% or the SOFR of 5.540%. From the first full quarter ending after the closing date of the Transaction, the interest rates and margins will be based on a grid that varies depending on Quanex’s options on the interest rate and on Quanex’s consolidated net leverage ratio (as defined in the existing agreement).

The Pro Forma Income Statements for the three months ended January 31, 2024, and for the year ended October 31, 2023, includes a financing adjustment for interest using the higher interest rate of 5.540% (adjusted term SOFR plus interest margin at 2.5%), representing a total interest expense of $8.3 million (net of tax of $2.1 million) and $38.2 million (net of tax of $9.6 million), respectively. If Quanex selected the US$ base rate plus interest margin at 1.5%, the interest rate would decrease to 4.625%, with a calculated interest expense of $6.9 million (net of tax of $1.7 million) and $32.0 million (net of tax of $8 million), respectively. The tax effect has been calculated on the assumption that no interest deduction limitation is expected for tax purposes.
Interest expense for the three months ended January 31, 2024, and October 31, 2023 are as follows:
		SOFR plus interest margin
(in $ thousands, except interest rate)	Principal	Interest rate	Interest expense
Revolving Credit Facility and Interim Facility	600,000(i)	0.05540	8,279
		SOFR plus interest margin
(in $ thousands, except interest rate)	Principal	Interest rate	Interest expense
Revolving Credit Facility and Interim Facility	750,000	0.05540	38,208

(i)
The principal amount for the three months ended January 31, 2024 reflects capital repayments of $150 million.

Note 5. Other transaction accounting adjustments
(i)
Total estimated transaction and related costs in conjunction with the Transaction of $21 million are attributable to Quanex. As of January 31, 2024, none of those balances were accrued by Quanex. Therefore, an adjustment of $21 million for Quanex has been presented in the Pro Forma Balance Sheet as an increase to accrued liabilities and a corresponding reduction to retained earnings to represent the estimated future charge. Additionally, an adjustment of $21 million for Quanex has been presented in the Pro Forma Income Statement as an increase to selling, general and administrative expenses for the year ended October 31, 2023. It has been assumed that a tax deduction is not available for these transaction and related costs. These one-off costs will not have a continuing impact on the results of Quanex following the Transaction. Transactions costs of $20 million incurred or to be incurred after March 31, 2024 by Tyman in connection with the Transaction have not been adjusted for in the Pro Forma Financial Information.

(ii)
Upon closing of the Transaction, each unvested LTIP share award will become vested as per the change-in-control provision and terms negotiated as part of the Transaction, resulting in an accelerated compensation expense of $1.5 million in selling, general and administrative expenses in the Pro Forma Income Statement with a corresponding tax effect adjustment of $0.4 million, assuming a full tax deduction of the accelerated compensation expense.

(iii)
Tyman has negotiated the terms of a retention arrangement bonus plan whereby up to $1.9 million may be used for retention bonus awards to employees (in each case excluding the executive directors, being the Chief Executive Officer and the Chief Financial Officer) whose retention is considered critical for the business. An adjustment of $1.9 million in selling, general and administrative expenses has been reflected in the Pro Form Income Statement along with a corresponding tax effect adjustment of $0.5 million. These one-off costs will not have a continuing impact on the results of Quanex following the Transaction. The cost of $1.9 million has been shown as an increase to accrued liabilities in the Pro Forma Balance Sheet.

Note 6. Earnings per share
The weighted average number of Quanex Shares used in computing basic earnings per share has been calculated using the weighted average number of Quanex Shares issued and outstanding during the period and the number of Tyman Shares outstanding as of the period end and the Tyman Shares to be issued prior to completion, giving effect to the exchange ratio options established in the recommended cash and share offer agreement.
For the three months ended January 31, 2024 the Quanex pro forma basic earnings per share was calculated using 48.3 million weighted average shares, which reflects the 32.8 million weighted average Quanex Shares issued and outstanding for the period and 15.5 million shares per the Main Offer and Capped All-Share Alternative (note 3).
For the year ended October 31, 2023 the Quanex pro forma basic earnings per share was calculated using 48.3 million weighted average shares, which reflects the 32.8 million weighted average Quanex Shares issued and outstanding for the period and 15.5 million shares per the Main Offer and Capped All-Share Alternative (note 3).
Tyman’s effect of dilutive potential ordinary shares is related to the LTIP awards and options that are converted to Quanex’s Shares upon consummation of the Transaction. Therefore, the impact of Tyman’s ordinary shares on pro forma earnings per share is the same for both basic and diluted earnings per share.
For the three months ended January 31, 2024 the Quanex pro forma diluted earnings per share was calculated using 48.5 million weighted average shares, which reflects the 33.0 million weighted average Quanex Shares issued and outstanding for the period plus all potentially dilutive securities using the treasury stock method and 15.5 million shares per the Main Offer and Capped All-Share Alternative (note 3).
For the year ended October 31, 2023 the Quanex pro forma diluted earnings per share was calculated using 48.5 million weighted average shares, which reflects the 33.0 million weighted average Quanex Shares issued and outstanding for the period plus all potentially dilutive securities using the treasury stock method and 15.5 million shares per the Main Offer and Capped All-Share Alternative (note 3).

TYMAN MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS
The following Tyman Management’s Discussion and Analysis of Consolidated Financial Condition and Results of Operations (“Tyman MD&A”) provides information that Tyman management believes is relevant to an assessment and understanding of the consolidated financial condition and results of operations of the Tyman group as of and for the years ended December 31, 2023, 2022 and 2021. This Tyman MD&A should be read in conjunction with the Tyman Consolidated Financial Statements. Unless otherwise stated, the annual information included herein is based on the Tyman Consolidated Financial Statements, which are presented in British pound sterling (the presentation currency of the Tyman group) and have been prepared in accordance with IFRS including interpretations as issued by the IASB, which differs in a number of significant respects from US GAAP. Unless otherwise stated, the following discussion and analysis is presented in British pound sterling. On December 31, 2023, the exchange rate, quoted by Bloomberg at 5:00 p.m. EDT, was $1.2747 per £1.00. References to “Tyman Group” for purposes of this Tyman MD&A shall mean Tyman and its subsidiaries.
The following discussion and analysis contains forward-looking statements based on our current assumptions, expectations, estimates and projections about our business and the construction industry, and therefore, it should be read in conjunction with the Tyman Consolidated Financial Statements and related notes thereto. Actual results could differ from our expectations due to several factors which include, but are not limited to: the impact of market price and demand for our products, economic and competitive conditions, capital expenditures, new technology, regulatory changes and other uncertainties. Unless otherwise required by law, we undertake no obligation to publicly update any forward-looking statements, even if new information becomes available or other events occur in the future.
Our Business
We are a leading international supplier of highly-engineered door and window components and access solutions to the construction industry. Our product portfolio covers all aspects of the hardware and sealing solutions required for doors and windows, and a full suite of solutions for roof, wall and floor access in residential and commercial buildings. We use our domain expertise, deep customer relationships and leading-edge testing facilities and accreditations to understand end-user needs to create innovative value-adding solutions. We manufacture in our own facilities where this aligns with our core capabilities, leveraging our economies of scale in the procurement of raw materials and outsourced manufactured components. We serve a primary customer base in North America and the UK, and also serve customers in international markets through our distribution sites and sales and marketing efforts in other countries.
We currently have three reportable business segments organized into three geographic regions: (1) North America segment, comprising three businesses: AmesburyTruth, Lawrence and Bilco, consisting of hardware components, extrusions and seals for the window and patio door industry together with specialty access and safety products such smoke vents, roof access hatches, and floor access doors; (2) UK & Ireland segment, comprising three businesses: ERA, Zoo and Access 360, consisting of decorative, architectural and security hardware, and smartware for residential doors and windows as well as roof, ceiling, wall and floor access solutions; and (3) International segment, comprising three primary brands, Giesse, a global leader for hardware systems for aluminum windows and doors; Reguitti, a leading provider of decorative handles and furniture for internal and external doors; and Schlegel, a global leader for weather seals.
Recent Transactions and Events
In July 2023, we completed the acquisition of Lawrence Industries (“Lawrence”) for an initial consideration of $57 million (£43.8 million). Lawrence designs, manufactures and sells high-performance composite hardware for sliding and hung windows to North American window fabricators. Further contingent consideration of up to $12.5 million (£9.8 million) will be based on stretching growth targets for the financial results for the two years up to and including December 31, 2024. Consideration was funded from existing debt facilities. The strategic rationale for the acquisition was to extend our existing product portfolio into a rapidly expanding segment in the US residential housing market.
Furthermore, we ceased our manufacturing operations in Brazil in 2023 to reduce the fixed element of the cost base so as to benefit future profitability. We also exited the Chinese commercial market, which was loss-making at the end of 2023.

Market Overview and Outlook
In 2023, residential housebuilding and the renovation, maintenance and improvement (“RMI”) activity across the Tyman Group’s major markets were impacted by the combination of elevated consumer inflation and interest rates, resulting in reduced volumes due to underlying demand softness. In addition, volumes were impacted by customer destocking, notably in our seals businesses, and the withdrawal of various government fiscal stimulus programs, which had boosted market activity in the International division in 2022.
Commodity cost inflation in general eased during 2023, but labor markets have remained competitive, especially in the US, resulting in wage inflation remaining above long-term averages.
The structural growth drivers for Tyman remain attractive, including housing deficits and ageing housing stock in key markets, as well as increased focus on the energy efficiency of buildings, strengthening building codes and a desire for greater comfort and flexibility of the home, although leading indicators for our major markets are currently signaling a challenging market outlook for 2024.
Tyman Group Segments
The following is a breakdown of the markets and outlook of the Tyman Group’s three geographical divisions in which we are organized.
North America
Activity in the US residential housing market has been constrained by elevated interest rates and inflation since the second half of 2022. According to the US Census Bureau, US housing starts declined by 9% in 2023, whilst single family starts, to which the division has proportionally higher exposure, declined by 6%. The single family new build market improved as the year progressed, as pent-up demand was captured by national homebuilders offering incentives that enabled homeowners to cope with historically high mortgage rates. In contrast, the RMI market softened as the year progressed. According to the Leading Indicator of Replacement Activity (“LIRA”), the rate of growth in the annual spend on repair and remodeling in the US, which incorporates cost inflation, slowed from 16% in the fourth quarter of 2022 to 2% in the fourth quarter of 2023. The US commercial market remained resilient in 2023, driven by education and commercial building investment, whilst government legislation is providing some stimulus to the public infrastructure market. In Canada, which was also impacted by elevated inflation and interest rates, housing starts declined by 7%.
The underlying fundamentals of the US housing market remain strong, with years of supply lagging demand creating a significant housing deficit. Economists are forecasting that the easing in inflation that began in 2023 will lead to interest rate reductions in 2024, which could alleviate the recent constraints on market demand and stimulate activity later in the year. The National Association of Home Builders (“NAHB”) currently forecasts a 5.5% increase in single family housing starts, whilst LIRA projects that the spend on repair and remodeling will decline by mid to high single digits.
UK and Ireland
Activity in the UK residential RMI market, to which the division is predominantly exposed, remained subdued in 2023, impacted by the pressure on household incomes from elevated levels of inflation and interest rates. This negative impact was amplified by customer destocking following the higher-than-normal inventory levels that had been built during the post-pandemic market rebound and associated supply chain challenges. The Construction Products Association (“CPA”) estimates spending in the private RMI market to have declined by 11% in 2023. Whilst the UK Construction Purchasing Managers’ Index (“CPMI”) has posted readings slightly above the neutral 50 level for much of the year, the housing component of the CPMI was below 50 throughout and took a notable step down in the autumn of 2023 to the mid 40s and has since been stuck around this level, with the weakness in housing spreading to the previously growing segments of infrastructure and commercial. As a result, the CPA forecasts the infrastructure segment to have been broadly flat in 2023 and commercial end markets to have experienced a slight decline, both of which represent a softening compared to projections at the start of the year.

The UK residential RMI market is expected to remain challenging during 2024, with the CPA currently forecasting a further 4% decline, leading to a competitive market landscape.
International
The decline in demand levels that began in the second half of 2022 across most of the division’s key markets continued throughout 2023. Elevated interest rates and inflation had a negative effect on consumer confidence across Europe, which accounts for approximately 65% of divisional revenue, and this in turn reduced activity levels in the private RMI and housebuilding markets across the region. The Eurozone CPMI remained stuck in the mid 40’s throughout 2023, indicative of a construction sector in contraction. The data for the division’s largest market, Italy, was better than the Eurozone average, running in the high 40’s for much of the year and rising above 50 in the final few months of 2023. During 2022, market demand had benefitted from various government fiscal stimulus programs across Europe, notably in Italy, France and Spain, and the gradual reduction in funding for these programs in 2023 negatively impacted market activity levels.
Elsewhere, there continued to be favorable market conditions in the Gulf Cooperation Council cluster of markets, but most other export markets remained weak.
Recent CPMI data suggests that the international market in which we operate in is likely to remain challenging in 2024. GlobalData currently forecasts that the European residential RMI market will decline by almost 5% in 2024, whilst Euroconstruct forecasts a 4% contraction.
Results of Operations
The table below sets out the results of operations of the Tyman Group for the years ended December 31, 2023, 2022 and 2021.
	For the year ended December 31,
	2023	2022	2021
	£ million
Revenue	657.6	715.5	635.7
Cost of sales	(456.7)	(512.4)	(441.3)
Gross profit	200.9	203.1	194.4
Selling, general and administrative expenses	(139.9)	(132.0)	(121.2)
Net impairment losses on financial assets	(0.8)	(0.4)	(0.1)
Operating profit	60.2	70.7	73.1
Finance income	3.4	1.0	—
Finance costs	(13.6)	(10.3)	(9.1)
Net finance costs	(10.2)	(9.3)	(9.1)
Profit before taxation	50.0	61.4	64.0
Income tax charge	(11.8)	(13.6)	(14.4)
Profit for the period	38.2	47.8	49.6

Consolidated income statement for the year ended December 31, 2023 compared to the year ended December 31, 2022
The table below sets out the results of operations for the years ended December 31, 2023 and 2022.
	For the year ended December 31,		Change
	2023	2022	%
	£ million
Revenue	657.6	715.5	(8.1)
Cost of sales	(456.7)	(512.4)	10.9
Gross profit	200.9	203.1	1.1
Selling, general and administrative expenses	(139.9)	(132.0)	(6.0)
Net impairment losses on financial assets	(0.8)	(0.4)	(100)
Operating profit	60.2	70.7	(14.9)
Finance income	3.4	1.0	240
Finance costs	(13.6)	(10.3)	(32)
Net finance costs	(10.2)	(9.3)	(9.7)
Profit before taxation	50.0	61.4	(18.6)
Income tax charge	(11.8)	(13.6)	13.2
Profit for the period	38.2	47.8	(20.1)
Revenue
Revenue decreased by £57.9 million, or 8.1%, from £715.5 million for the year ended December 31, 2022, to £657.6 million for the year ended December 31, 2023. The decrease in revenue largely reflected a decline in volumes of £108 million, primarily driven by the weaker global macroeconomic conditions and unfavorable foreign exchange movements of £6.4 million. There was also a £7.1 million contribution from Lawrence, which was acquired in July 2023. Additionally, revenue was positively affected by the benefit of the carryover of prior year price increases of £32.6 million and surcharges of £16.8 million to recover the significant input cost inflation experienced across 2021 and 2022, for which there was a lag in recovery.
The following table sets forth a breakdown of revenue for the periods indicated.
	For the year ended December 31,		Change
	2023	2022	%
	£ million
Window and door hardware	472.7	512.4	(7.7)
Seals and extrusions	106.4	126.3	(15.8)
Commercial access solutions	76.3	74.7	2.1
Other products	2.2	2.1	4.8
Total revenue from products	657.6	715.5	(8.1)
The decrease in revenue from the year ended December 31, 2022 to the year ended December 31, 2023 was mainly attributable to the decrease in revenue from seals and extrusions as well as window and door hardware, reflecting softness in demand and customer destocking.

The following table sets forth the revenue by segment for the periods indicated.
	For the year ended December 31,		Change
	2023	2022	%
	£ million
North America	432.3	471.9	(8.4)
UK & Ireland	97.3	103.3	(5.8)
International	128.0	140.3	(8.8)
Total revenue	657.6	715.5	(8.1)
Revenue for the North America segment decreased by £39.6 million, or 8.4%, from £471.9 million for the year ended December 31, 2022, to £432.3 million for the year ended December 31, 2023, resulting from a challenging market backdrop and customer destocking, notably in the seals business, which more than offset the benefits from prior year pricing actions and net customer wins, as well as the first-time contribution from Lawrence.
Revenue for the UK & Ireland segment decreased by £6 million, or 5.8%, from £103.3 million for the year ended December 31, 2022, to £97.3 million for the year ended December 31, 2023 as a result of a decline in hardware volumes, reflecting challenges in the residential RMI market. In addition, there was a fall in revenue in the commercial access solutions business, which was impacted by the effect of delays with new automation equipment as well as a slowdown in the commercial market in the second half of 2023.
Revenue for the International segment decreased by £12.3 million, or 8.8%, from £140.3 million for the year ended December 31, 2022, to £128 million for the year ended December 31, 2023. The drivers of this were the challenging market conditions experienced throughout 2023, which were amplified by significant customer destocking in the seals business, and more than offset the benefit from the carryover of prior year pricing actions.
Cost of sales
Cost of sales decreased by £55.7 million, or 10.9%, from £512.4 million for the year ended December 31, 2022, to £456.7 million for the year ended December 31, 2023, driven by the decline in sales volumes and cost reductions achieved in response to lower demand. This was partially offset by material, wage and salary and other input cost inflation, and the impact on fixed cost absorption of production volumes being down even more than sales volumes in order to reduce inventory levels, and the knock-on effect of machinery delays on the Access 360 site consolidation.
Selling, general and administrative expenses
Selling, general and administrative expenses increased by £7.9 million, or 6.0%, from £132.0 million for the year ended December 31, 2022, to £139.9 million for the year ended December 31, 2023, predominantly due to salary and other cost inflation, incremental SG&A contributed by Lawrence from the acquisition date of £1.0m, M&A costs of £1.4 million, restructuring costs of £6.7 million, CEO transition costs of £1.3 million, and the impact of the significant devaluation of the Argentinean Peso in December 2023 on retranslating Euro-denominated payables of £1.2 million, partially offset by amortization of acquired intangibles being £4.0 million lower, the effect of cost control measures implemented in response to weaker demand and foreign exchange movements.
Operating profit
Operating profit decreased by £10.5 million, or 14.9%, from £70.7 million for the year ended December 31, 2022, to £60.2 million for the year ended December 31, 2023. The decrease in operating profit was mainly attributable to lower volumes and the carryover of pricing actions and tariffs, which more than offset in-year material, wages and salary, and other input cost inflation of £14.5 million, with the significant lag between inflation and pricing experienced over the prior two years now reversed. Operating profit was also impacted by higher SG&A. The acquisition of Lawrence benefited operating profit by £3.1 million.

The following table sets forth the segment measure of profit as well as the costs not allocated to the segments for the periods indicated.
	For the year ended December 31,		Change
	2023	2022	%
	£ million
North America	67.1	66.8	(0.3)
UK & Ireland	12.0	14.5	(2.5)
International	13.5	21.3	(7.8)
Head office and other costs	(32.4)	(31.9)	(0.5)
Total operating profit	60.2	70.7	(10.5)
Segment profit for North America decreased by £0.3 million, from £66.8 million for the year ended December 31, 2022, to £67.1 million for the year ended December 31, 2023, resulting from the lower sales volumes and cost inflation, offset by the benefit of pricing actions, and a 5% first-time contribution from Lawrence.
Segment profit for UK & Ireland decreased by £2.5 million, from £14.5 million for the year ended December 31, 2022, to £12.0 million for the year ended December 31, 2023, resulting from the lower sales volumes, combined with the knock-on effect of machinery delays on the Access 360 site consolidation.
Segment profit for International decreased by £2.5 million, from £21.3 million for the year ended December 31, 2022, to £13.5 million for the year ended December 31, 2023, resulting from the lower sales volumes, the consequential negative effect on fixed cost absorption.
Head office and other costs increased by £0.5 million, from £31.9 million for the year ended December 31, 2022, to £32.4 million for the year ended December 31, 2023, reflecting restructuring and CEO transition costs, largely offset by amortization of acquired intangibles being £4.0 million lower.
Finance income
Finance income increased by £2.4 million, or 240%, from £1 million for the year ended December 31, 2022, to £3.4 million for the year ended December 31, 2023.
The following table sets forth a breakdown of finance income for the periods indicated.
	For the year ended December 31,		Change
	2023	2022	%
	£ million
Interest income from short-term bank deposits	3.4	0.9	277.8
Gain on revaluation of derivative instruments	0	0.1	(100)
Total	3.4	1.0	240
The increase in finance income from the year ended December 31, 2022 to the year ended December 31, 2023 was mainly attributable to the increase in interest income from short-term bank deposits by £2.5 million, or 277.8%, from £0.9 million to £3.4 million primarily driven by an increase in base interest rates.
Finance costs
Finance costs increased by £3.3 million, or 32%, from £10.3 million for the year ended December 31, 2022, to £13.6 million for the year ended December 31, 2023.

The following table sets forth a breakdown of finance costs for the periods indicated.
	For the year ended December 31,		Change
	2023	2022	%
	£ million
Interest payable on bank loans, private placement notes and overdrafts	(10.8)	(6.9)	(56.5)
Foreign exchange on borrowings	0.8	0.2	300
Interest payable on leases	(2.6)	(3)	13.3
Amortization of borrowing costs	(0.5)	(0.6)	16.7
Pension interest cost	(0.2)	0	n.m.
Loss on revaluation of derivative instruments	(0.3)	0	n.m.
Total	(13.6)	(10.3)	(32)
The increase in finance costs from the year ended December 31, 2022 to the year ended December 31, 2023 was mainly attributable to the increase in interest payable on bank loans, private placement notes and overdrafts by £3.9 million, or 56.5%, from £6.9 million to £10.8 million primarily driven by a significantly higher weighted average interest rate, a draw-down of the revolving credit facility to fund the Lawrence acquisition consideration of £43.8 million, offset by a favorable impact of foreign exchange. Finance costs were also impacted by a loss on revaluation of derivative financial instruments of £0.3 million (2022: £0.1 million gain), driven by the movement in foreign exchange rates.
Interest on lease liabilities of £2.6 million decreased £0.4 million (2022: £3.0 million), reflecting a lower average lease liability, partially offset by the impact of higher interest rates on new leases. Finance costs also included amortization of capitalized borrowing costs of £0.5 million (2022: £0.6 million) and pension interest costs of £0.2 million (2022: £nil).
Profit before taxation
Profit before taxation decreased by £11.4 million, or 18.6%, from £61.4 million for the year ended December 31, 2022, to £50 million for the year ended December 31, 2023. The decrease in profit before taxation was mainly attributable to the lower operating profit and an increase in net finance costs, driven by increases in global interest rates and debt drawn down to fund the Lawrence acquisition.
Income tax charge
Income tax charge decreased by £1.8 million, or 13.2%, from £13.6 million for the year ended December 31, 2022, to £11.8 million for the year ended December 31, 2023, comprising a current tax charge of £14.5 million (2022: £17.6 million) and a deferred tax credit of £2.7 million (2022: credit of £4.0 million). The effective tax rate was 23.6% (2022: 22.0%), with the increase reflecting that 2022 benefitted from the release of transfer pricing provisions no longer required.
Profit for the period
Profit for the period decreased by £9.6 million, or 20.1%, from £47.8 million for the year ended December 31, 2022, to £38.2 million for the year ended December 31, 2023 as a result of the factors set out above.

Consolidated income statement for the year ended December 31, 2022 compared to the year ended December 31, 2021
The table below sets out the results of operations for the years ended December 31, 2022 and 2021.
	For the year ended December 31,		Change
	2022	2021	%
	£ million
Revenue	715.5	635.7	12.6
Cost of sales	(512.4)	(441.3)	(16.1)
Gross profit	203.1	194.4	4.5
Selling, general and administrative expenses	(132.0)	(121.2)	8.9
Net impairment losses on financial assets	(0.4)	(0.1)	(300)
Operating profit	70.7	73.1	(3.3)
Finance income	1.0	—	n.m.
Finance costs	(10.3)	(9.1)	(13.2)
Net finance costs	(9.3)	(9.1)	(2.2)
Profit before taxation	61.4	64.0	(4.1)
Income tax charge	(13.6)	(14.4)	5.6
Profit for the period	47.8	49.6	(3.6)
Revenue
Revenue increased by £79.8 million, or 12.6%, from £635.7 million for the year ended December 31, 2021, to £715.5 million for the year ended December 31, 2022. The increase in revenue from the year ended December 31, 2021 to the year ended December 31, 2022 was mainly attributable to significant price increases of £54.2 million and tariffs and surcharges of £25.8 million to recover input cost inflation as well as favorable foreign exchange movements of £44.5 million. This was offset by a decrease in volume and mix of £44.7 million driven by a significant weakening of global macroeconomic conditions in the second half of the year and the exit of business with Russia and Belarus.
The following table sets forth a breakdown of revenue for the periods indicated.
	For the year ended December 31,		Change
	2022	2021	%
	£ million
Window and door hardware	512.4	468.2	9.4
Seals and extrusions	126.3	105.2	20.1
Commercial access solutions	74.7	61.1	22.3
Other products	2.1	1.2	75.0
Total revenue from products	715.5	635.7	12.6
Revenue increased across all product categories from the year ended December 31, 2021 to the year ended December 31, 2022, mainly reflecting price increases. In particular, the increase in seals and extrusions revenue reflected price increases and some pent up demand in this category, and the growth in commercial access solutions reflected a more resilient commercial building sector.
The following table sets forth the revenue by segment for the periods indicated.

	For the year ended December 31,		Change
	2022	2021	%
	£ million
North America	471.9	397.7	18.7
UK & Ireland	103.3	105.8	(2.4)
International	140.3	132.2	6.1
Total revenue	715.5	635.7	12.6
Revenue for the North America segment increased by £74.2 million, or 18.7%, from £397.7 million for the year ended December 31, 2021, to £471.9 million for the year ended December 31, 2022, reflecting the benefit of pricing actions and net customer wins, and the impact of foreign exchange movements which more than offset a decline in volumes resulting from the challenging market backdrop.
Revenue for the UK & Ireland segment decreased by £2.5 million, or 2.4%, from £105.8 million achieved in the year ended December 31, 2021, to £103.3 million for the year ended December 31, 2022. The benefit of pricing actions to pass on input cost inflation was offset by a decline in hardware volumes, reflecting the softening in the residential RMI market.
Revenue for the International segment increased by £8.1 million, or 6.1%, from £132.2 million for the year ended December 31, 2021, to £140.3 million for the year ended December 31, 2022, driven by pricing actions and share growth in key markets, achieved through continued momentum with both systems houses and distribution partners as well as delivery of the new product development pipeline. While overall volumes in 2022 were broadly unchanged year-over-year, the macroeconomic backdrop became increasingly challenging through the second half of the year.
Cost of sales
Cost of sales increased by £71.1 million, or 16.1%, from £441.3 million for the year ended December 31, 2021, to £512.4 million for the year ended December 31, 2022, driven by inflationary increases in materials, freight, wages and salaries, and utilities following supply chain disruption in 2021 and the impact of the invasion of Ukraine. While commodity prices began to moderate through the second half of 2022, conversion costs remained high due to high energy prices. These cost increases were partially offset by productivity improvements of £7.1 million due to continuous improvement initiatives and efficiency gains from better workforce stability.
Selling, general and administrative expenses
Selling, general and administrative expenses increased by £10.8 million, or 8.9%, from £121.2 million for the year ended December 31, 2021, to £132.0 million for the year ended December 31, 2022 predominantly due to foreign exchange movements of £7.2 million and a charge relating to restructuring programs of £6.3 million (2021: £0.6 million credit), with cost inflation being largely offset by tight cost management.
Operating profit
Operating profit decreased by £2.4 million, or 3.3%, from £73.1 million for the year ended December 31, 2021, to £70.7 million for the year ended December 31, 2022, driven by the higher revenue offset by increased cost of sales and selling, general and administrative expenses as set out above.

The following table sets forth the segment measure of profit as well as costs not allocated to the segments for the periods indicated.
	For the year ended December 31,		Change
	2022	2021	%
	£ million
North America	66.8	65.1	1.7
UK & Ireland	14.5	14.8	(0.3)
International	21.3	19.5	1.8
Head office and other costs	(31.9)	(26.3)	(5.6)
Total operating profit	70.7	73.1	(2.4)
Segment profit for North America increased by £1.7 million, from £65.1 million for the year ended December 31, 2021, to £66.8 million for the year ended December 31, 2022, resulting from a foreign exchange benefit of 11%, partially offset by the impact of lower sales volumes and significant cost inflation, for which there was a lag in implementing pricing actions.
Segment profit for UK & Ireland decreased by £0.3 million, from £14.8 million for the year ended December 31, 2021, to £14.5 million for the year ended December 31, 2022, resulting from lower hardware volumes offset by the benefit of pricing actions and close control of operating costs.
Segment profit for International increased by £1.8 million, from £19.5 million for the year ended December 31, 2021, to £21.3 million for the year ended December 31, 2022, resulting from pricing actions, which more than offset cost inflation and the impact of exiting business in Russia and Belarus (which contributed approximately £3 million to adjusted operating profit in 2021).
Head office and other costs increased by £5.6 million, from £26.3 million for the year ended December 31, 2021, to £31.9 million for the year ended December 31, 2022, largely reflecting restructuring costs relating to the closure of the Hamburg facility and the consolidation of the three UK Access solutions businesses into a single site.
Finance income
Finance income increased by £1 million from none for the year ended December 31, 2021, to £1.0 million for the year ended December 31, 2022.
The following table sets forth a breakdown of finance income for the periods indicated.
	For the year ended December 31,		Change
	2022	2021	%
	£ million
Interest income from short-term bank deposits	0.9	—	n.m.
Gain on revaluation of derivative instruments	0.1	—	n.m.
Total	1.0	—	n.m.
The increase in finance income from the year ended December 31, 2021 to the year ended December 31, 2022 was mainly attributable to the increase in interest income from short-term bank deposits by £0.9 million driven by higher interest rates and the increase in gain on revaluation of derivative instruments by £0.1 million due to favorable foreign exchange movements.
Finance costs
Finance costs increased by £1.2 million, or 13.2%, from £9.1 million for the year ended December 31, 2021, to £10.3 million for the year ended December 31, 2022.

The following table sets forth a breakdown of finance costs for the periods indicated.
	For the year ended December 31,		Change
	2022	2021	%
	£ million
Interest payable on bank loans, private placement notes and overdrafts	(6.9)	(5.9)	(16.9)
Foreign exchange on borrowings	0.2	—	n.m.
Interest payable on leases	(3.0)	(2.5)	(20.0)
Amortization of borrowing costs	(0.6)	(0.5)	(20.0)
Pension interest cost	—	(0.1)	n.m.
Loss on revaluation of derivative instruments	—	(0.1)	n.m.
Total	(10.3)	(9.1)	(13.2)
The increase in finance costs from the year ended December 31, 2021 to the year ended December 31, 2022 was mainly attributable to the increase in interest payable on bank loans, private placement notes and overdrafts by £1.0 million, or 16.9%, from £5.9 million to £6.9 million predominantly reflecting higher net debt due to increased working capital and an unfavorable impact of foreign exchange.
The weighted average interest rate increased to 3.4% (2021:3.1%) with the improved coupon rates on the Tyman Group’s private placement notes issued in April 2022 being largely offset by higher interest rates on the floating RCF debt, due to the increase in global interest rates. Interest on lease liabilities of £3.0 million increased slightly (2021: £2.5 million), reflecting foreign exchange and higher interest rates.
Net finance costs in 2022 also benefitted from a gain on revaluation of derivative instruments of £0.1 million (2021: £0.1 million loss) due to the movement in foreign exchange rates. Interest income from short-term bank deposits amounted to £0.9 million (2021:£nil). Non-cash charges included in net finance costs included amortization of capitalized borrowing costs of £0.6 million (2021: £0.5 million).
Profit before taxation
Profit before taxation decreased by £2.6 million, or 4.1%, from £64 million for the year ended December 31, 2021, to £61.4 million for the year ended December 31, 2022 as a result of the lower operating profit and increase in net finance costs.
Income tax charge
Income tax charge decreased by £0.8 million, or 5.6%, from £14.4 million for the year ended December 31, 2021, to £13.6 million for the year ended December 31, 2022, comprising a current tax charge of £17.6 million (2021: £17.3 million) and a deferred tax credit of £4.0 million (2021: credit of £2.9 million), reflecting an effective tax rate of 22.0% (2021: 22.5%). The decrease in the income tax charge reflects the decrease in profit before tax and the benefit of the release of a transfer pricing provision no longer required.
Profit for the period
Profit for the period decreased by £1.8 million, or 3.6%, from £49.6 million for the year ended December 31, 2021, to £47.8 million for the year ended December 31, 2022 as a result of the factors set out above.
Liquidity and Capital Resources
Overview
Our principal sources of funds are cash on hand, cash flow from operations and borrowings under our revolving credit facility and private placement notes. As of December 31, 2023, the Tyman Group had cash balances of £63.7 million (2022: £74.6 million), bank overdrafts of £25.4 million (2022: £16.4 million) and committed but undrawn facilities of £144.8 million (2022: £125.8 million). This provides immediately available liquidity of £183.1 million (2022: £184.0 million). The Tyman Group also has potential access to the uncommitted £100.0 million accordion facility, which has remained unchanged from the previous year. The Tyman Group expects that its sources of liquidity and capital resources will be sufficient to meet its existing business needs for at least the next 12 months.
At December 31, 2023, the Tyman Group had gross debt of £231.4 million (2022: £250.1 million) and net cash of £167.7 million (2022: £175.5 million), with the decrease reflecting operating cash generation of £108.8 million, including a working capital inflow of £29.8 million, as well as a benefit from foreign exchange movements of £8.7 million. This reduction was achieved despite completing the acquisition of Lawrence for cash consideration of £43.8 million.
Cash Flows
The following table sets out financial information extracted from the cash flow statements for the years ended December 31, 2023, 2022 and 2021.
	For the year ended December 31,
	2023	2022	2021
	£ million
Net cash generated from operating activities	108.8	60.6	57.0
Net cash used in investing activities	(55.9)	(23.1)	(19.8)
Net cash used in financing activities	(65.1)	(40.5)	(48.7)
Cash and cash equivalents and bank overdrafts at beginning of year	58.2	58.1	69.7
Cash and cash equivalents and bank overdrafts at end of year	38.3	58.2	58.1
Net cash generated from operating activities
The following table provides a breakdown of net cash generated from operating activities for the periods indicated.
	For the year ended December 31,
	2023	2022	2021
	£ million
Profit before taxation	50.0	61.4	64.0
Adjustments	51.3	53	47.4
Changes in working capital:
Inventories	28.7	(4.8)	(54.0)
Trade and other receivables	(6.7)	5.6	(9.1)
Trade and other payables	7.8	(32.2)	29.2
Provisions utilized	(4.2)	(0.7)	—
Pension contributions	(2.6)	(0.2)	(2.8)
Income tax paid	(15.5)	(21.5)	(17.7)
Net cash generated from operating activities	108.8	60.6	57.0
Net cash generated from operating activities increased by 79.5% to £108.8 million (2022: £60.6 million), reflecting a working capital inflow of £29.8 million compared to a working capital outflow of £31.4 million in 2022, primarily as a result of actions taken to reduce inventory in the period, following a significant increase in inventory in 2022 due to supply chain disruption. There was also an inflow from trade payables of £7.8 million in 2023, compared to an outflow of £32.2 million in 2022, due to resumption of inventory purchases towards the end of 2023 once inventory levels had been reduced. This was partially offset by lower profit before tax and cash outflows on provisions relating to restructuring activities.
Net cash generated from operating activities increased by £3.6 million, or 6.3%, from an inflow of £57 million for the year ended December 31, 2021, to an inflow of £60.6 million for the year ended December 31, 2022, reflecting an increase in profit before tax after adding back non-cash provision movements, partially offset by a higher net working capital outflow and higher income tax payments due to timing of payments on account. The net working capital outflow was driven by the building of inventory during 2021 and 2022 following supply chain disruption, which led to a consequent inflow from trade and other payables in 2021 and outflow in 2022 due to timing for payments for inventory purchases.
Net cash used in investing activities
The following table provides a breakdown of net cash used in investing activities for the periods indicated.
	For the year ended December 31,
	2023	2022	2021
	£ million
Purchases of property, plant and equipment	(11.1)	(19.2)	(16.1)
Purchases of intangible assets	(4.5)	(4.9)	(4.5)
Proceeds on disposal of property, plant and equipment	0.1	0.1	0.8
Acquisition of subsidiary undertakings, net of cash acquired	(43.8)	—	—
Interest received	3.4	0.9	—
Net cash used in investing activities	(55.9)	(23.1)	(19.8)
Net cash used in investing activities increased by £32.8 million, or 142%, from an outflow of £23.1 million for the year ended December 31, 2022, to an outflow of £55.9 million for the year ended December 31, 2023. The increase was mainly attributable to the acquisition of Lawrence in 2023 for an initial consideration of £43.8 million, partially offset by a decrease in purchases of property, plant and equipment.
Net cash used in investing activities increased by £3.3 million, or 16.7%, from an outflow of £19.8 million for the year ended December 31, 2021, to an outflow of £23.1 million for the year ended December 31, 2022. The increase was mainly attributable to the increase in purchases of property, plant and equipment after two years of deferral due to COVID-19 and the operational intensity of the recovery.
Net cash used in financing activities
The following table provides a breakdown of net cash used in financing activities for the periods indicated.
	For the year ended December 31,
	2023	2022	2021
	£ million
Interest paid	(11.7)	(9.5)	(8.8)
Dividends paid	(26.6)	(25.4)	(15.6)
Proceeds from issue of own shares from employee benefit trust	0.4	—	—
Purchase of own shares for employee benefit trust	(0.5)	(6.6)	(0.3)
Refinancing costs paid	(0.6)	(2.1)	—
Proceeds from drawdown of borrowings	84.7	122.3	40.0
Repayments of borrowings	(103.7)	(113.0)	(57.8)
Principal element of lease payments	(7.1)	(6.2)	(6.2)
Net cash used in financing activities	(65.1)	(40.5)	(48.7)

Net cash used in financing activities increased by £24.6 million, or 60.7%, from an outflow of £40.5 million for the year ended December 31, 2022, to an outflow of £65.1 million for the year ended December 31, 2023. The increase was mainly attributable to a lower drawdown of borrowings for the year ended December 31, 2023, offset by lower repayments of borrowings, due to the refinancing completed in 2022 and strong cash generation.
Net cash used in financing activities decreased by £8.2 million, or 16.8%, from an outflow of £48.7 million for the year ended December 31, 2021, to an outflow of £40.5 million for the year ended December 31, 2022. The decrease in net cash used in financing activities was mainly attributable to the increase in proceeds from drawdown of borrowings by £82.3 million, or 205.8%, from £40 million to £122.3 million, partly offset by an increase in repayments of borrowings from £57.8 million to £113.0 million for the year ended December 31, 2022 as a result of the refinancing of both the Tyman Group private placement notes and RCF. Dividends paid increased by £9.8 million for the year ended December 31, 2022 as a result of the final dividend for 2020 being cancelled due to COVID-19. Purchases of own shares for employee benefit trust increased by £6.3 million in the year ended December 31, 2022, as a result of a share purchase to satisfy future employee share schemes expected to vest.
Revolving Credit Facility
In December 2022, the Tyman Group refinanced its prior revolving credit facility through a new £210.0 million sustainability-linked multi-currency Revolving Credit Facility (the “RCF”), which may be increased through an accordion option of up to £100 million. During 2023, the Tyman Group exercised its option to extend the RCF by an additional year to December 2027. The RCF is unsecured and is guaranteed by Tyman plc and its principal subsidiary undertakings. A portion of the loan margin is now linked to the performance of the Tyman Group on three sustainability metrics, which align with our immediate sustainability priorities and 2030 sustainability roadmap:
1.   Reduction in Scope 1 and 2 emissions from the 2019 baseline;
2.   Year on year increase in percentage of revenue from positive-impact solutions that contribute to the United Nations Sustainable Development Goals; and
3.   Reduction in the Total Recordable Incident Rate per one million hours worked (excluding the impact of COVID-19).
Progress against these sustainability metrics will be independently verified on an annual basis. If we achieve some, or all, of these metrics, then the loan pricing will be reduced by 0.045% for the following year; a shortfall against the metrics will result in us paying a similar premium to a nominated charity.
As of December 31, 2023, the Tyman Group had undrawn amounts committed under the RCF of £144.8 million (2022: £125.8 million). These amounts are floating rate commitments, which expire beyond twelve months.
Private Placement Notes
The Tyman Group’s private placement notes of US$120 million are notes issued to US financial institutions. These comprise:
•
US$45.0 million issued in November 2014, with a ten-year maturity from inception at a coupon of 5.37%, due for repayment in November 2024; and

•
US$75 million issued in April 2022. US$40 million of these notes have a term of seven years maturing in April 2029, with a coupon rate of 3.51%, and US$35 million have a term of ten years maturing in April 2032, with a coupon rate of 3.62%.

These notes incorporate three sustainability performance targets, which align with our sustainability roadmap. This incentive mechanism results in a modest reduction or increase in the coupon rate of 0.05% depending on performance against these targets. The targets are:
•
Reduction in our Scope 1 and 2 emissions by a series of milestones, including a reduction of 50% by 2026 and carbon neutrality by 2030 (relative to 2019 baseline);

•
Submission of our Scope 3 target to the Science Based Target initiative (SBTi) for verification by February 2023; and

•
Participation in CDP in 2022 and annually thereafter.

Critical Accounting Estimates
The preparation of financial statements requires Tyman’s management to exercise judgement in applying the Tyman Group’s accounting policies. It also requires the use of certain critical accounting estimates and assumptions that affect the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised and in any affected future periods. There are no areas representing critical judgements made by Tyman’s management and no key sources of estimation uncertainty in the Tyman Group’s financial statements.
Quantitative and Qualitative Disclosure About Market Risk
We are exposed to market risks in the ordinary course of our business. These risks primarily include liquidity and credit risk, interest rate risk, and foreign currency risk.
Liquidity and credit risk
The Tyman Group must maintain sufficient capital and financial resources to finance its current financial obligations and fund the future needs of its growth strategy. The Tyman Group maintains sufficient cash and marketable securities and the availability of funding through an adequate amount of credit facilities. Tyman’s management monitors rolling forecasts of the Tyman Group’s liquidity on the basis of expected cash flow.
The Tyman Group manages liquidity risk by the pooling of cash resources and depositing funds available for investment in approved financial instruments with financial institutions. Counterparty risk with respect to cash and cash equivalents is managed by only investing in banks and financial instruments with independently assessed credit ratings of at least A2 as published by Standard and Poor’s. Individual risk limits are assessed by Tyman’s management based on the external ratings. Tyman’s management does not expect any losses from the non-performance of these counterparties.
Credit risk is also attributable to the Tyman Group’s exposure to trade receivables due from customers. Tyman’s management assesses the credit quality of customers taking into account their financial position, past experience and other factors.
See Note 18.3.3 to the Tyman Consolidated Financial Statements for additional information pertaining to liquidity and credit risk.
Interest rate risk
The interest rate on the floating bank loans is linked to the inter-bank rates relevant to each currency of borrowing. The Tyman’s Board of Directors periodically reviews any exposure the Tyman Group may have to interest rate fluctuations, and, where appropriate, considers use of interest rate swaps to fix the cost of a proportion of these floating rate borrowings.
See Note 18.3.4 to the Tyman Consolidated Financial Statements for additional information pertaining to interest rate risk.
Foreign currency risk
The Tyman Group operates internationally and is exposed to foreign exchange risk arising from various currency exposures, primarily with respect to the US dollar and the euro. Foreign exchange risk arises from future commercial and financing transactions, recognized assets and liabilities denominated in a currency that is not the Tyman Group’s functional currency and net investments in overseas entities.

The Tyman Group includes entities that transact in currencies other than sterling and that have functional currencies other than sterling, whose net assets are, therefore, subject to currency translation risk. The Tyman Group borrows in local currencies as appropriate to minimize the impact of this risk on the balance sheet.
See Note 18.3.5 to the Tyman Consolidated Financial Statements for additional information pertaining to foreign currency risk.
Recent Accounting Pronouncements
A list of recently issued accounting pronouncements that are relevant to us is included in Note 2.4 to the Tyman Consolidated Financial Statements.

QUANEX PROPOSALS
PROPOSAL 1 — APPROVAL OF THE SHARE ISSUANCE PROPOSAL
It is a condition to completion of the Transaction that Quanex stockholders approve the Share Issuance Proposal. Under the terms of the Transaction, Tyman shareholders will be entitled, in respect of their entire holding of Tyman Shares, to receive for each Tyman Share held at the Scheme Record Time, 240.0 pence in cash and 0.05715 of a New Quanex Share under the terms of the Main Offer. As an alternative to the Main Offer, Tyman shareholders may elect, in respect of their entire holding of Tyman Shares, to receive for each Tyman Share held at the Scheme Record Time, New Quanex Shares at a ratio of 0.14288 of a New Quanex Share to every 1 Tyman Share under the terms of the Capped All-Share Alternative. We expect to issue up to approximately 15,487,381 New Quanex Shares in connection with the Transaction, consisting of (i) up to 7,039,853 New Quanex Shares issued to Tyman shareholders pursuant to the Capped All-Share Alternative and assuming the Capped All-Share Alternative is fully elected by Tyman shareholders and (ii) 8,447,528 New Quanex Shares issued to Tyman shareholders pursuant to the Main Offer and assuming the Capped All-Share Alternative is fully-elected by Tyman shareholders.
The Capped All-Share Alternative will be made available in respect of up to 25% of the Tyman Shares outstanding as of the date on which the Transaction becomes effective. To the extent that valid elections for the Capped All-Share Alternative received cannot be satisfied in full, they will be scaled back as nearly as possible on a pro-rata basis with the remaining consideration payable in cash and New Quanex Shares in the proportions applicable to the Main Offer.
Fractions of New Quanex Shares will not be issued to Tyman shareholders. Instead, Tyman shareholders who otherwise would have received a fraction of a New Quanex Share will receive an additional amount in cash, rounded down to the nearest cent, based on the amount obtained by multiplying such fraction by the average of the high and low sales prices of Quanex Shares on each of the five consecutive trading days ending on the date which is two trading days immediately prior to the Effective Date of the Transaction.
The approval of the Share Issuance Proposal by the requisite vote of Quanex stockholders is required for it to issue the New Quanex Shares to Tyman shareholders as consideration in the Transaction, and it is a condition to the completion of the Transaction under the Rule 2.7 Announcement.
Approval of the Share Issuance Proposal requires the affirmative vote of the holders of a majority of the aggregate shares of Quanex common stock present in person or by proxy and entitled to vote on such proposal at the special meeting. Failures to vote and broker non-votes, if any, will have no effect on the Share Issuance Proposal. Votes to abstain will have the effect of a vote “AGAINST” the Share Issuance Proposal.
The Quanex Board unanimously recommends you vote “FOR” the Share Issuance Proposal
PROPOSAL 2 — ADJOURNMENT PROPOSAL
Quanex is asking you to approve a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to approve the Share Issuance Proposal.
If Quanex’s stockholders approve the Adjournment Proposal, Quanex could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against the approval of the Share Issuance Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if Quanex had received proxies representing a sufficient number of votes against approval of the Share Issuance Proposal such that the Share Issuance Proposal would be defeated, Quanex could adjourn the special meeting without a vote on the Share Issuance Proposal and seek to convince the holders of those shares to change their votes to votes in favor of the Share Issuance Proposal.
Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the aggregate shares of Quanex common stock present in person or by proxy and entitled to vote on such proposal at the special meeting. Failures to vote and broker non-votes, if any, will have no effect on the Adjournment Proposal. Votes to abstain will have the effect of a vote “AGAINST” the Adjournment Proposal.
The Quanex Board unanimously recommends you vote “FOR” the Adjournment Proposal

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information, as of May 15, 2024, with respect to the beneficial ownership of Quanex common stock, Restricted Stock Units, shares of Phantom Common Stock credited under the Deferred Compensation Plan and the amount of shares obtainable upon conversion of options exercisable by (i) each stockholder known by Quanex to be the beneficial owner of more than 5% of Quanex common stock, (ii) each current member of the board of directors or director nominee, (iii) the named executive officers of Quanex and (iv) all current executive officers and directors of Quanex as a group.
Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Percentage ownership is based on 33,103,593 Quanex Shares outstanding as of May 15, 2024. Quanex Shares subject to stock options vesting on or before June 15, 2024 (within 60 days of May 15, 2024) are deemed to be outstanding and beneficially owned for purposes of computing the percentage ownership of such person and for all officers and directors as a group but are not treated as outstanding for purposes of computing the percentage ownership of our five percent holders.
Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Quanex, 945 Bunker Hill, Suite 900, Houston, Texas 77024.
Beneficial Owners	Common Stock Owned of Record	Restricted Stock Units	Phantom Common Stock Credited Under DC Plan	Common Stock Underlying Exercisable Options(1)	Total	Percentage
Five Percent Owners of Common Stock:	—	—	—	—	—	—
BlackRock, Inc. 50 Hudson Yards, New York, NY 10001	5,344,268(3)	0	0	0	5,344,268(3)	16.1%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	3,714,516(4)	0	0	0	3,714,516(4)	11.2%
Allspring Global Investments Holdings, LLC 1415 Vantage Park Drive, 3rd Floor, Charlotte, NC 28203	3,563,601(5)	0	0	0	3,563,601(5)	10.8%
Dimensional Fund Advisors, L.P. 6300 Bee Cave Road, Building One, Austin, TX 78746	2,601,657(6)	0	0	0	2,601,657(6)	7.9%
Directors and Named Executive Officers:	—	—	—	—	—	—
George L. Wilson	233,154	—	—	37,800	270,954	*
Scott M. Zuehlke	60,209	—	—	—	60,209	*
Paul B. Cornett	46,975	—	2,476	5,500	54,951	*
Kimberley N. Garcia	16,366	—	—	—	16,366	*
Mark A. Livingston(2)	—	—	—	—	—	—
Susan F. Davis	—	50,859	23,076	—	73,935	*
Bradley Hughes	—	11,673	5,926	—	17,599	*
Jason D. Lippert	20,450	13,380	8,697	—	42,527	*
Donald R. Maier	—	24,934	—	—	24,934	*
Curtis M. Stevens	5,009	28,239	15,910	—	49,158	*

Beneficial Owners	Common Stock Owned of Record	Restricted Stock Units	Phantom Common Stock Credited Under DC Plan	Common Stock Underlying Exercisable Options(1)	Total	Percentage
William E. Waltz, Jr.	—	17,793	12,412	—	30,205	*
All Officers and Directors as a group (10 persons)	382,163	146,878	68,497	43,300	640,838	2.15%

*
Less than 1%

(1)
Includes all stock options exercisable within 60 days.

(2)
Based on the number of shares held by Mark Livingston on January 08, 2024, the record date of Quanex’s Annual Proxy Statement filed with the SEC on January 25, 2024. Mr. Livingston previously served as Quanex’s Chief Accounting Officer and Controller until May 15, 2023.

(3)
Based on its Schedule 13G/A filed with the SEC on January 22, 2024, Blackrock, Inc. possesses sole voting authority over 5,280,296 shares and sole dispositive authority over 5,344,268 shares.

(4)
Based on its Schedule 13G/A filed with the SEC on February 13, 2024, The Vanguard Group possesses no sole voting authority over shares, shared voting authority over 37,845 shares, sole dispositive authority over 3,647,836 shares and shared dispositive authority over 66,680 shares.

(5)
Based on its Schedule 13G/A filed with the SEC on January 12, 2024, Allspring Global Investments Holdings, LLC. possesses sole voting authority over 3,331,271 shares and sole dispositive authority over 3,563,601 shares.

(6)
Based on its Schedule 13G/A filed with the SEC on February 9, 2024, Dimensional Fund Advisors LP. possesses sole voting authority over 2,563,028 shares and sole dispositive authority over 2,601,657 shares.

NO APPRAISAL OR DISSENTERS’ RIGHTS
Under Delaware law, Quanex stockholders are not entitled to appraisal or dissenters’ rights in connection with the Transaction or the proposals to be voted on at the special meeting.

STOCKHOLDER PROPOSALS FOR 2025 ANNUAL MEETING
Requirements for Stockholder Proposals to be Brought Before an Annual Meeting.   To be considered for inclusion in our proxy statement and form of proxy relating to our next Annual Meeting of Stockholders, stockholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act must be received at 945 Bunker Hill, Suite 900, Houston, Texas 77024, Attn: Corporate Secretary, no later than September 27, 2024. We have not yet determined when we will hold our next Annual Meeting of Stockholders. If we determine to hold such meeting more than 30 days from the first anniversary of the date of the Annual Meeting, we will publicly announce such date to stockholders as soon as reasonably practicable.
The Company’s Amended and Restated Bylaws provide that, for business to be properly brought before an Annual Meeting by a stockholder (including director nominations by stockholders or stockholder proposals outside the processes of Rule 14a-8), the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than 90 days (which for the 2025 meeting would be November 29, 2024) nor more than 120 days (which for the 2025 meeting would be October 30, 2024) prior to the anniversary date of the immediately preceding Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is more than 60 days later than the anniversary date of the immediately preceding Annual Meeting (which for the 2025 meeting would be April 28, 2025), notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the earlier of the date on which a written statement setting forth the date of the Annual Meeting was mailed to stockholders or the date on which it is first disclosed to the public

HOUSEHOLDING
As permitted by rules of the SEC, services that deliver our communications to stockholders who hold their stock through a bank, broker or other holder of record may deliver a single copy of our notice and proxy statement to multiple stockholders sharing the same address. Upon written or oral request, we will promptly deliver a separate copy of our notice and proxy statement to any stockholder at a shared address to which a single copy of each document was delivered. Stockholders sharing an address who are currently receiving multiple copies of the notice and proxy statement may also request delivery of a single copy. Stockholders may make a request by writing to the address set forth above in the section entitled “Where You Can Find Additional Information.”

SOLICITATION
Quanex will pay the cost of soliciting proxies. Morrow has been retained to assist in the solicitation of proxies for a fee of $18,000, plus additional fees relating to telephone solicitation and reimbursement of certain expenses. In addition to solicitations by mail, proxies also may be solicited personally, or by telephone or electronic means by some directors, officers and regular employees of Quanex, without additional compensation, as well as by employees of Morrow. Quanex will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material and other stockholder materials to the beneficial owners of common stock where those owners request such materials.

RULE 19 STATEMENT
The Quanex directors each accept responsibility for the information contained in this document (including any expressions of opinion) relating to Quanex, the Quanex directors and their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the Quanex directors (who have taken all reasonable care to ensure that such is the case), the information contained in this document for which they are responsible is in accordance with the facts and does not omit anything likely to affect the import of such information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
Quanex files annual, quarterly and current reports, proxy statements and other information with the SEC. Quanex SEC filings are available to the public at the SEC’s website at www.sec.gov.
Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete, and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows Quanex to “incorporate by reference” into this proxy statement documents Quanex files with the SEC. This means that Quanex can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement. This proxy statement and the information that Quanex later files with the SEC may update and supersede the information incorporated by reference. Similarly, the information that Quanex later files with the SEC may update and supersede the information in this proxy statement.
Quanex also incorporates by reference the documents listed below and any documents filed by it pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this proxy statement and before the date of the special meeting (provided that Quanex is not incorporating by reference any information furnished to, but not filed with, the SEC):
•
Our Annual Report on Form 10-K for the fiscal year ended October 31, 2023, filed on December 15, 2023;

•
Our Quarterly Report on Form 10-Q for the quarter ended January 31, 2024, filed on March 8, 2024; and

•
Our Current Reports on Form 8-K filed on March 1, 2024 and April 22, 2024.

Copies of any of the documents Quanex files with the SEC may be obtained free of charge either on Quanex’s website or by contacting Quanex’s Corporate Secretary at (713) 877-5339 or by email at paul.cornett@quanex.com.
If you would like to request documents from us, please do so at least five business days before the date of the special meeting in order to receive timely delivery of those documents prior to the special meeting.
THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. QUANEX HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [•], 2024. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

INDEPENDENT AUDITOR’S REPORT
To the Board of Directors of Tyman plc
Opinion
We have audited the consolidated financial statements of Tyman plc and subsidiaries (the “Company”), which comprise the consolidated balance sheet as of December 31, 2023 and the related consolidated income statement, statement of comprehensive income, statement of changes in equity, and cashflow statement for the year then ended, and the related notes to the consolidated financial statements (collectively referred to as the “financial statements”).
In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for the year then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.
Basis for Opinion
We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Other Matter
The accompanying balance sheets of the Company as of December 31, 2022 and December 31, 2021 and the related consolidated income statements, statements of comprehensive income, statements of changes in equity, and cashflow statements for the years then ended were not audited, reviewed, or compiled by us, and, accordingly, we do not express an opinion or any other form of assurance on them.
Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued.
Auditor’s Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.
In performing an audit in accordance with GAAS, we:
•
Exercise professional judgment and maintain professional skepticism throughout the audit.

•
Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.
/s/ Deloitte LLP
London, United Kingdom
17 May 2024

Consolidated income statement
For the years ended 31 December 2023, 2022 and 2021
	Note	2023 Restated(1) (audited) £m	2022 Restated(1) (unaudited) £m	2021 Restated(1) (unaudited) £m
Revenue	3	657.6	715.5	635.7
Cost of sales	3	(456.7)	(512.4)	(441.3)
Gross profit		200.9	203.1	194.4
Selling, general and administrative expenses		(139.9)	(132.0)	(121.2)
Net impairment losses on financial assets	13	(0.8)	(0.4)	(0.1)
Operating profit	4	60.2	70.7	73.1
Finance income	6	3.4	1.0	—
Finance costs	6	(13.6)	(10.3)	(9.1)
Net finance costs	6	(10.2)	(9.3)	(9.1)
Profit before taxation	3	50.0	61.4	64.0
Income tax charge	7	(11.8)	(13.6)	(14.4)
Profit for the year		38.2	47.8	49.6
Basic earnings per share (pence per share)	8	19.6	24.6	25.4
Diluted earnings per share (pence per share)	8	19.5	24.5	25.3

(1)
See note 2.4 for details regarding classification adjustment between selling, general and administrative expenses and cost of sales.

Consolidated statement of comprehensive income
For the years ended 31 December 2023, 2022 and 2021
	Note	2023 (audited) £m	2022 (unaudited) £m	2021 (unaudited) £m
Profit for the year		38.2	47.8	49.6
Other comprehensive (expense)/income
Items that will not be reclassified to profit or loss
Remeasurements of post-employment benefit obligations	20	(1.7)	—	1.6
Total items that will not be reclassified to profit or loss		(1.7)	—	1.6
Items that may be reclassified subsequently to profit or loss
Exchange differences on translation of foreign operations		(31.9)	54.1	0.1
Change in fair value of net investment hedge	16	5.4	(11.7)	2.3
Effective portion of changes in value of fair value hedges	16	(0.5)	0.2	—
Total items that may be reclassified (from)/to profit or loss		(27.0)	42.6	2.4
Other comprehensive (expense)/income for the year		(28.7)	42.6	4.0
Total comprehensive income for the year		9.5	90.4	53.6
Items in the statement above are disclosed net of tax. The income tax relating to each component of other comprehensive income is disclosed in note 7.

Consolidated statement of changes in equity
For the years ended 31 December 2023, 2022 and 2021
	Note	Share capital £m	Share premium £m	Treasury reserve(3) £m	Hedging reserve £m	Translation reserve(2) £m	Retained earnings £m	Total equity £m
At 1 January 2021 (unaudited)		9.8	—	(3.4)	—	46.8	389.9	443.1
Profit for the year		—	—	—	—	—	49.6	49.6
Other comprehensive income		—	—	—	—	2.4	1.6	4.0
Total comprehensive income		—	—	—	—	2.4	51.2	53.6
Transactions with owners in their capacity as owners
Share-based payments(1)		—	—	—	—	—	1.6	1.6
Dividends paid	23	—	—	—	—	—	(15.6)	(15.6)
Issue of own shares from Employee Benefit Trust	22	—	—	1.1	—	—	(1.1)	—
Purchase of own shares for Employee Benefit Trust	22	—	—	(0.3)	—	—	—	(0.3)
Total transactions with owners		—	—	0.8	—	—	(15.1)	(14.3)
At 31 December 2021 (unaudited)		9.8	—	(2.6)	—	49.2	426.0	482.4
Profit for the year		—	—	—	—	—	47.8	47.8
Other comprehensive income		—	—	—	0.2	42.4	—	42.6
Total comprehensive income		—	—	—	0.2	42.4	47.8	90.4
Transactions with owners in their capacity as owners
Share-based payments(1)		—	—	—	—	—	0.8	0.8
Dividends paid	23	—	—	—	—	—	(25.4)	(25.4)
Issue of own shares from Employee Benefit Trust	22	—	—	0.5	—	—	(0.5)	—
Purchase of own shares for Employee Benefit Trust	22	—	—	(6.6)	—	—	—	(6.6)
Total transactions with owners		—	—	(6.1)	—	—	(25.1)	(31.2)
At 31 December 2022 (unaudited)		9.8	—	(8.7)	0.2	91.6	448.7	541.6
Profit for the year		—	—	—	—	—	38.2	38.2
Other comprehensive expense		—	—	—	(0.5)	(26.5)	(1.7)	(28.7)
Total comprehensive income/(expense)		—	—	—	(0.5)	(26.5)	36.5	9.5
Transactions with owners in their capacity as owners
Share-based payments(1)		—	—	—	—	—	1.2	1.2
Dividends paid	23	—	—	—	—	—	(26.6)	(26.6)
Issue of own shares from Employee Benefit Trust	22	—	0.1	2.2	—	—	(1.9)	0.4
Purchase of own shares for Employee Benefit Trust	22	—	—	(0.5)	—	—	—	(0.5)
Total transactions with owners		—	0.1	1.7	—	—	(27.3)	(25.5)
At 31 December 2023 (audited)		9.8	0.1	(7.0)	(0.3)	65.1	457.9	525.6

(1)
Share-based payments include a tax charge of £0 million (2022: tax charge of £0.2 million, 2021: tax credit of £0.3 million) and a credit due to issuance of shares under the deferred share bonus plan of £0.1 million (2022: £0.2 million, 2021: £0.3 million).

(2)
The Translation reserve is used to record the difference arising from the retranslation of the financial statements of foreign operations, offset by net investment hedges.

(3)
The Treasury reserve reflects ordinary shares in Tyman plc held by the Company and the EBT to fulfil obligations under the Group’s share plans.

Consolidated balance sheet
As at 31 December 2023, 2022 and 2021
	Note	2023 (audited) £m	2022 (unaudited) £m	2021 (unaudited) £m
ASSETS
Non-current assets
Goodwill	9	399.3	399.3	363.3
Intangible assets	9	66.2	57.7	66.8
Property, plant and equipment	10	71.1	74.6	63.5
Right-of-use assets	11	55.4	57.3	52.0
Financial assets at fair value through profit or loss	13	1.2	1.2	1.1
Derivative financial instruments	16	—	0.2	—
Deferred tax assets	7	1.4	1.7	4.2
		594.6	592.0	550.9
Current assets
Inventories	12	119.0	153.1	137.8
Trade and other receivables	13	85.6	81.4	81.0
Cash and cash equivalents	14	63.7	74.6	77.0
Current tax asset		2.3	—	—
		270.6	309.1	295.8
Assets classified as held for sale	10	2.4	—	—
		273.0	309.1	295.8
TOTAL ASSETS		867.6	901.1	846.7
LIABILITIES
Current liabilities
Trade and other payables	15	(94.8)	(88.3)	(112.9)
Derivative financial instruments	16	(0.5)	(0.2)	(0.3)
Borrowings	17	(60.2)	(15.9)	(19.0)
Lease liabilities	11	(7.1)	(6.8)	(6.0)
Current tax liabilities		(2.0)	(1.8)	(6.0)
Provisions	19	(2.1)	(5.0)	(1.4)
		(166.7)	(118.0)	(145.6)
Non-current liabilities
Borrowings	17	(111.5)	(172.5)	(149.0)
Lease liabilities	11	(52.6)	(54.9)	(48.8)
Deferred tax liabilities	7	(4.9)	(6.9)	(12.1)
Derivative financial instruments	16	(0.3)	—	—
Retirement benefit obligations	20	(2.6)	(4.3)	(4.0)
Provisions	19	(3.4)	(2.9)	(4.8)
		(175.3)	(241.5)	(218.7)
TOTAL LIABILITIES		(342.0)	(359.5)	(364.3)
NET ASSETS		525.6	541.6	482.4
EQUITY
Capital and reserves attributable to owners of the Company
Share capital	21	9.8	9.8	9.8
Share premium	21	0.1	—	—
Treasury reserve		(7.0)	(8.7)	(2.6)
Hedging reserve	16	(0.3)	0.2	—
Translation reserve		65.1	91.6	49.2
Retained earnings		457.9	448.7	426.0
TOTAL EQUITY		525.6	541.6	482.4

Consolidated cash flow statement
For the years ended 31 December 2023, 2022 and 2021
	Note	2023 (audited) £m	2022 (unaudited) £m	2021 (unaudited) £m
Cash flow from operating activities
Profit before taxation	3	50.0	61.4	64.0
Adjustments	25	51.3	53.0	47.4
Changes in working capital:
Inventories		28.7	(4.8)	(54.0)
Trade and other receivables		(6.7)	5.6	(9.1)
Trade and other payables		7.8	(32.2)	29.2
Provisions utilised		(4.2)	(0.7)	—
Pension contributions		(2.6)	(0.2)	(2.8)
Income tax paid		(15.5)	(21.5)	(17.7)
Net cash generated from operating activities		108.8	60.6	57.0
Cash flow from investing activities
Purchases of property, plant and equipment	10	(11.1)	(19.2)	(16.1)
Purchases of intangible assets	9	(4.5)	(4.9)	(4.5)
Proceeds on disposal of property, plant and equipment		0.1	0.1	0.8
Acquisition of subsidiary undertakings, net of cash acquired	24	(43.8)	—	—
Interest received		3.4	0.9	—
Net cash used in investing activities		(55.9)	(23.1)	(19.8)
Cash flow from financing activities
Interest paid		(11.7)	(9.5)	(8.8)
Dividends paid	23	(26.6)	(25.4)	(15.6)
Proceeds from issue of own shares from Employee Benefit Trust		0.4	—	—
Purchase of own shares for Employee Benefit Trust		(0.5)	(6.6)	(0.3)
Refinancing costs paid		(0.6)	(2.1)	—
Proceeds from drawdown of borrowings		84.7	122.3	40.0
Repayments of borrowings		(103.7)	(113.0)	(57.8)
Principal element of lease payments		(7.1)	(6.2)	(6.2)
Net cash used in financing activities		(65.1)	(40.5)	(48.7)
Net decrease in cash and cash equivalents and bank overdrafts		(12.2)	(3.0)	(11.5)
Exchange (loss)/gain on cash and cash equivalents and bank overdrafts		(7.7)	3.1	(0.1)
Cash and cash equivalents and bank overdrafts at beginning of year		58.2	58.1	69.7
Cash and cash equivalents and bank overdrafts at end of year	14	38.3	58.2	58.1

Notes to the financial statements
For the years ended 31 December 2023, 2022 and 2021
1. General information
Tyman plc is a leading international supplier of engineered fenestration and access solutions to the construction industry. The Group designs and manufactures products that enhance the comfort, sustainability, security, safety and aesthetics of residential homes and commercial buildings. Tyman serves its markets through three regional divisions. Headquartered in London, the Group employs approximately 3,600 people with facilities in 15 countries.
Tyman plc is a public limited company listed on the London Stock Exchange, incorporated and domiciled in the United Kingdom. The Company is registered in England & Wales and the address of the Company’s registered office is 29 Queen Anne’s Gate, London SW1H 9BU.
2. Accounting policies and basis of preparation
The accounting policies in this section relate to the financial statements in their entirety. Accounting policies, including critical accounting judgements and estimates used in the preparation of the financial statements, that relate to a particular note, are described in the specific note to which they relate. The accounting policies have been consistently applied to all the years presented, unless otherwise stated.
2.1 Basis of preparation
The consolidated financial statements have been prepared on a historical cost basis except for items that are required by International Financial Reporting Standards (IFRS) to be measured at fair value, principally certain financial instruments. The consolidated financial statements have been prepared in accordance with IFRS, which includes the standards and interpretations issued by the International Accounting Standards Board (IASB).
These consolidated financial statements are presented in millions of sterling rounded to the nearest one decimal place.
2.2 Going concern
As at 31 December 2023, the Group had net cash and cash equivalents of £38.3 million, and an undrawn Revolving Credit Facility (“RCF”) available of £144.8 million, giving liquidity headroom of £183.1 million. The Group also has potential access to an uncommitted accordion facility of £100 million. The RCF matures in December 2027.
The Group is subject to leverage and interest cover covenants tested in June and December and had significant headroom on both covenants at 31 December 2023.
The Group has performed an assessment of going concern through reviewing liquidity headroom and covenant compliance under the Board approved financial forecast and modelling several downside scenarios. In all scenarios modelled, the Group would retain significant liquidity and covenant headroom throughout the going concern period.
Having reviewed the various scenario models, available liquidity and taking into account current trading, the Directors are satisfied that the Group has sufficient financial resources to continue in operation for the foreseeable future, which is considered to be a period of not less than twelve months from the date of this report. Accordingly, the consolidated and Company financial information has been prepared on a going concern basis.
2.3 Accounting judgements and estimates
The preparation of financial statements requires management to exercise judgement in applying the Group’s accounting policies. It also requires the use of certain critical accounting estimates and assumptions that affect the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised and in any affected future periods.
There are no areas representing critical judgements made by management and no key sources of estimation uncertainty in the Group’s financial statements.
The Group has considered the impact of climate change in preparing these financial statements, in line with the risks identified as part of the Taskforce on Climate-related Financial Disclosures (“TCFD”) and Climate-related Financial Disclosure (“CFD”) work. Climate change considerations have been described further in the relevant notes; however, there are no risks identified that would materially impact the financial statements.
2.4 Changes in accounting policies and disclosures
2.4.1 New, revised and amended standards and interpretations adopted by the Group
The accounting standards and interpretations that became effective in the current year did not materially impact the Group’s accounting policies and did not require retrospective adjustments.
Title	Subject	Effective date
IFRS 17	Insurance Contracts	1 Jan 2023
Amendments to IFRS 17	IFRS 17	1 Jan 2023
Amendments to IAS 1	Presentation of Financial Statements and IFRS practice statement 2 making materiality judgements — disclosure of accounting policies	1 Jan 2023
Amendments to IAS 12	Income taxes — Deferred tax related to assets and liabilities arising from a single transaction	1 Jan 2023
Amendments to IAS 12	Incomes taxes — International tax reform — Pillar two model rules	1 Jan 2023
Amendments to IAS 8	Accounting policies, changes in accounting policies, estimates and errors — Definition of accounting estimates	1 Jan 2023
2.4.2 New, revised and amended accounting standards not yet adopted
Certain new accounting standards, amendments to accounting standards and interpretations have been published that are not effective yet and have not been early adopted by the Group. These standards, amendments or interpretations are not expected to have a material impact on the Group when adopted. These standards, amendments or interpretations are listed below:
Title	Subject	Effective date
Amendments to IAS 1	Classification of liabilities as current or non-current	1 Jan 2024
Amendments to IAS 7 and IFRS 7	Supplier finance arrangements	1 Jan 2024
Amendment to IFRS 16	Lease Liability in a Sale and Leaseback	1 Jan 2024
Amendments to IAS 1	Non-current liabilities with covenants	1 Jan 2024
Amendments to IFRS 18	Presentation and disclosure in Financial Statements	1 Jan 2027
2.4.3 Restatement selling, general and administrative expenses and cost of sales
As part of the preparation of the 2021 to 2023 consolidated financial statements, the costs included within selling, general and administrative expenses and cost of sales were reviewed and it was concluded that outward freight costs included within selling, general administrative expenses were better presented within cost of sales. Consequently, a restatement has been made to reclassify outward freight costs, which increases cost of sales and reduces selling, general and administrative expenses by £17.2 million in 2023, £19.2 million in 2022 and £17.3 million in 2021.

2.5 Consolidation
Subsidiaries are entities that are directly or indirectly controlled by the Group. Control exists when the Group is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. Subsidiaries are consolidated from the date on which control is transferred to the Group. They are deconsolidated from the date that control ceases.
Intercompany transactions, balances and unrealised gains and losses on transactions between Group companies are eliminated. Unrealised losses are also eliminated. Where necessary, amounts reported by subsidiaries have been adjusted to conform to the Group’s accounting policies.
2.6 Foreign exchange
2.6.1 Functional and presentation currency
Items included in the financial statements of each of the Group’s entities are measured using the currency of the primary economic environment in which the entity operates (the functional currency). The consolidated financial statements are presented in sterling, which is the functional currency of the Company and the presentation currency of the Group.
2.6.2 Transactions and balances
Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in the income statement, except when deferred in other comprehensive income as qualifying net investment hedges. Other than the ineffective element, these are recognised directly in equity until the disposal of the net investment, at which time they are recognised in the income statement.
2.6.3 Group companies
On consolidation, assets and liabilities of Group companies denominated in foreign currencies are translated into sterling at the exchange rate prevailing at the balance sheet date. Income and expense items are translated into sterling at the average rates throughout the year, unless the average rate is not a representative rate for any significant transactions, in which case the rate prevailing at the date of the transaction is used.
Exchange differences arising on the translation of opening net assets of Group companies, together with differences arising from the translation of the net results at average or actual rates to the exchange rate prevailing at the balance sheet date, are taken to other comprehensive income. On disposal of a foreign entity, the cumulative translation differences recognised in other comprehensive income relating to that particular foreign operation are recognised in the income statement as part of the gain or loss on disposal.
2.7 Revenue recognition
The Group derives revenue solely from the sale of goods to customers. This revenue recognition policy applies to all product types and sales channels. Revenue from the sale of goods is recognised when control of the goods has been transferred to the buyer. Control transfers when the customer has the ability to direct the use of, and obtain substantially all of, the benefits of the goods. This is either on dispatch of the goods or on receipt of goods by the customer, depending on the terms of shipment.
Where the Group is responsible for arranging shipping services, an evaluation is made to determine whether the shipping services are a separate performance obligation. Where these are considered to be a separate performance obligation, the revenue recognition criteria are applied to the performance obligations of sale of goods and shipping services separately. Revenue is allocated to each performance obligation based on its standalone selling price.

The Group is considered to be acting as the principal in shipping arrangements when it has discretion over setting prices, has primary responsibility for fulfilling the obligation, and retains inventory risk. In these circumstances, the cost of freight to customers is considered a distribution expense. The cost of freight is recorded within cost of sales (note 2.4)
Revenue is measured at the fair value of the consideration received or receivable. Revenue represents the amounts receivable for goods supplied, stated net of discounts, returns, rebates and value-added taxes. Where customers have a right to return goods, a refund liability is recognised (included in trade and other payables) for the expected value of refunds to be provided to customers. A corresponding contract asset is recognised reflecting the value of goods expected to be returned (included in other receivables). Accumulated experience is used to estimate and provide for expected returns using the expected value method.
Volume rebates are calculated with reference to customer agreements, which have flat or tiered volume thresholds based on the level of sales achieved over the period of the agreement using the expected value method. The periods of these agreements are co-terminus with the financial year end of the Group. Early settlement discounts are known shortly after the sale and can therefore be reliably estimated. Revenue is only recognised to the extent that it is highly probable that a significant reversal will not occur.
Incremental costs of obtaining a contract, such as sales commissions, are expensed as incurred, as the period over which the Group obtains benefit from these is less than twelve months.
3. Segment reporting
3.1 Accounting policy
Operating segments are reported in a manner consistent with the internal reporting provided to the Chief Operating Decision Maker. The Chief Operating Decision Maker, defined as the Board of Directors of the Group, is responsible for allocating resources and assessing performance of the operating segments.
3.2 Segment information
The reporting segments reflect the manner in which performance is evaluated and resources are allocated. The Group operates through three divisions: Tyman North America, Tyman UK & Ireland and Tyman International.
North America comprises all the Group’s operations within the US, Canada and Mexico. UK & Ireland comprises the Group’s UK and Ireland hardware business, together with Access 360 and Tyman Sourcing Asia. International comprises the Group’s remaining businesses outside the US, Canada, Mexico and the UK (although it includes the two UK seal manufacturing plants that are managed by the Tyman International leadership team). Centrally incurred functional costs that are directly attributable to a division are allocated or recharged to the division. All other centrally incurred costs and eliminations are disclosed as a separate line item in the segment analysis.
In the opinion of the Board, there is no material difference between the Group’s operating segments and segments based on geographical splits. Accordingly, the Board does not consider geographically defined segments to be reportable.
The following tables present revenue and profit information for the Group’s reporting segments, which have been generated using the Group’s accounting policies, with no differences of measurement applied, other than those noted above.
3.2.1 Revenue by division
	2023			2022
	Segment revenue £m	Inter-segment revenue(1) £m	External revenue £m	Segment revenue £m	Inter-segment revenue(1) £m	External revenue £m
North America	434.5	(2.2)	432.3	474.9	(3.0)	471.9
UK & Ireland	97.5	(0.2)	97.3	103.5	(0.2)	103.3
International	129.8	(1.8)	128.0	143.4	(3.1)	140.3
Total revenue	661.8	(4.2)	657.6	721.8	(6.3)	715.5

	2021
	Segment revenue £m	Inter-segment revenue(1) £m	External revenue £m
North America	400.5	(2.8)	397.7
UK & Ireland	106.2	(0.4)	105.8
International	135.2	(3.0)	132.2
Total revenue	641.9	(6.2)	635.7

(1)
Inter-segment revenues are calculated on an arm’s-length basis.

Included within the Tyman International segment is revenue generated from the UK of £26.4 million (2022: £24.7 million, 2021: £22.3 million). The Group has no major customers which are required to be disclosed.
3.2.2 Revenue by product line
	2023 £m	2022 £m	2021 £m
Window and door hardware	472.7	512.4	468.2
Seals and extrusions	106.4	126.3	105.2
Commercial access solutions	76.3	74.7	61.1
Other products	2.2	2.1	1.2
Total revenue from products	657.6	715.5	635.7
3.2.3 Depreciation and amortisation
	Depreciation			Amortisation
	2023 £m	2022 £m	2021 £m	2023 £m	2022 £m	2021 £m
North America	(12.6)	(12.6)	(11.8)	(11.9)	(13.7)	(12.3)
UK & Ireland	(2.2)	(1.9)	(2.0)	(1.2)	(2.8)	(3.2)
International	(4.9)	(4.8)	(4.5)	(3.2)	(3.1)	(3.1)
Head Office	(0.2)	(0.2)	(0.2)	—	—	(0.2)
Total	(19.9)	(19.5)	(18.5)	(16.3)	(19.6)	(18.8)
3.2.4 Operating segment profit
Operating segment profit is the segment measure of profit and loss reviewed by the chief operating decision maker. Operating segment profit is defined as profit before tax before Head Office costs, and excluding restructuring costs, net M&A costs, a charge associated with the devaluation of the Argentinian Peso, significant impairment charges and reversals, amortisation of acquired intangible assets, and net finance costs. An analysis of operating segment profit by reportable segment and the reconciliation between operating segment profit and profit before tax is as follows:

	Note	2023 £m	2022 £m	2021 £m
North America		67.1	66.8	65.1
UK & Ireland		12.0	14.5	14.8
International		13.5	21.3	19.5
		92.6	102.6	99.4
Head Office costs		(9.5)	(8.0)	(9.4)
Restructuring costs(1)		(6.7)	(6.3)	0.3
Net M&A costs(2)		(1.4)	—	0.6
Argentina devaluation charge(3)		(1.2)	—	—
Net impairment charge(4)		—	—	(0.3)
Amortisation of acquired intangible assets	9	(13.6)	(17.6)	(17.5)
Operating profit		60.2	70.7	73.1
Net finance costs	6	(10.2)	(9.3)	(9.1)
Profit before taxation		50.0	61.4	64.0

(1)
The restructuring costs comprise costs related to the consolidation of the three UK access solutions businesses into a single site, costs related to a targeted reduction in workforce in North America, and costs associated with the international fixed cost base optimisation, which include the final costs relating to the closure of the Hamburg facility and transfer of production to the UK, cessation of manufacturing in Brazil and closure of the Chinese operation.

(2)
M&A costs of £1.4 million in 2023 comprise costs associated with the Lawrence acquisition, including due diligence, legal fees, and other acquisition-related costs, as well as a charge associated with the estimated earn-out, which under accounting standards, is treated as post-combination remuneration rather than consideration due to it being conditional on continuing employment of a key employee. The M&A credit in 2021 relates to the release of provisions made as part of the business combination accounting for previous acquisitions.

(3)
The Argentina devaluation charge of £1.2 million relates to the impact of the action taken by the new government in Argentina to significantly devalue the Peso in December 2023 on retranslating a Euro-denominated payable held by the Group’s Argentinian business.

(4)
The net impairment charge of £0.3 million in 2021 consists of a charge of £1.9 million relating to the impairment of certain of the Group’s intangible assets following the decision to commence a multi-year ERP upgrade, and a credit of £1.6 million relating to the release of a portion of provisions made in 2019 against inventory and other assets associated with the new door seals product in North America.

3.2.5 Segment assets and liabilities
	Segment assets			Segment liabilities(1)
	2023 £m	2022 £m	2021 £m	2023 £m	2022 £m	2021 £m
North America	564.8	598.3	533.2	(89.2)	(114.4)	(124.7)
UK & Ireland	139.4	131.3	140.7	(38.6)	(32.8)	(38.9)
International	158.8	160.6	157.3	(52.0)	(45.5)	(56.2)
Head Office	4.6	10.9	15.5	(162.2)	(166.8)	(144.5)
Total	867.6	901.1	846.7	(342.0)	(359.5)	(364.3)

	Non-current assets
	2023 £m	2022 £m	2021 £m
North America	429.5	421.6	384.5
UK & Ireland	88.3	86.5	82.4
International	78.5	83.6	83.5
Head Office	(1.7)	0.3	0.5
	594.6	592.0	550.9
Assets classified as held for sale	2.4	—	—
Total	597.0	592.0	550.9

(1)
Included within Head Office segment liabilities are centrally held borrowings of £156.9 million (2022: £163.0 million, 2021: £140.8 million), provisions of £nil (2022: £nil, 2021: £0.7 million) and other liabilities of £5.3 million (2022: £3.8 million, 2021: £3.0 million). Where borrowings can be directly attributed to segments, these have been allocated.

Non-current assets of the International segment include £14.4 million (2022: £12.4 million, 2021: £17.6 million) attributable to the UK.
3.2.6 Additions to non-current assets
	Property, plant and equipment			Intangible assets
	2023 £m	2022 £m	2021 £m	2023 £m	2022 £m	2021 £m
North America	6.3	9.7	8.5	4.2	4.1	4.0
UK & Ireland	1.1	4.2	0.5	0.1	0.2	0.3
International	3.7	5.3	7.0	0.2	0.6	0.2
Total	11.1	19.2	16.0	4.5	4.9	4.5
3.2.7 Other disclosures
	Goodwill			Intangible assets
	2023 £m	2022 £m	2021 £m	2023 £m	2022 £m	2021 £m
North America	304.2	302.7	268.5	51.8	38.9	43.6
UK & Ireland	60.2	60.2	60.2	1.0	2.2	4.7
International	34.9	36.4	34.6	13.4	16.6	18.5
Total	399.3	399.3	363.3	66.2	57.7	66.8
	Retirement benefit obligations
	2023 £m	2022 £m	2021 £m
North America	—	(1.3)	(0.8)
UK & Ireland	—	—	—
International	(2.6)	(3.0)	(3.2)
Total	(2.6)	(4.3)	(4.0)

4. Operating profit
Operating profit is stated after charging the following:
	Note	2023 £m	2022 £m	2021 £m
Depreciation of property, plant and equipment	10	(12.0)	(12.4)	(11.5)
Depreciation of right-of-use assets	11	(7.9)	(7.1)	(7.0)
Amortisation of acquired intangible assets	9	(13.6)	(17.6)	(17.5)
Amortisation of other intangible assets	9	(2.7)	(2.0)	(1.3)
Impairment of other intangible assets	9	—	(0.1)	(1.9)
Write off of goodwill	9	(1.0)	—	—
Research and development costs		(5.2)	(5.1)	(4.8)
Foreign exchange loss		(1.9)	(0.7)	(1.0)
Loss on disposal of property, plant and equipment		(0.2)	(0.1)	(0.2)
Employee costs	5	(164.0)	(158.6)	(152.7)
Freight costs		(17.2)	(19.2)	(17.3)
5. Employees and employee costs
5.1 Accounting policy
5.1.1 Wages and salaries
Wages and salaries are recognised in the income statement as the employees’ services are rendered.
5.1.2 Termination benefits
Termination benefits are payable when employment is terminated by the Group before the normal retirement date, or whenever an employee accepts voluntary redundancy in exchange for these benefits. The Group recognises termination benefits at the earlier of the following dates:
•
When the Group can no longer withdraw the offer of those benefits; or

•
When the entity recognises costs for a restructuring that is within the scope of IAS 37 and involves the payment of termination benefits.

In the case of an offer made to encourage voluntary redundancy, the termination benefits are measured based on the number of employees expected to accept the offer. Benefits falling due more than twelve months after the end of the reporting period are discounted to their present value.
5.1.3 Bonus plans
The Group recognises a liability and an expense for bonuses based on the expected level of payment to employees in respect of the relevant financial year. The Group recognises a provision where contractually obliged or where there is a past practice that has created a constructive obligation.

5.2 Employment costs
Employment costs of employees, including Directors’ remuneration, during the year were as follows:
	Note	2023 £m	2022 £m	2021 £m
Wages and salaries		(145.8)	(141.2)	(136.4)
Social security costs		(12.2)	(12.1)	(11.2)
Share-based payments – equity settled	22	(1.1)	(0.8)	(1.0)
Share-based payments – cash settled	22	(0.4)	(0.2)	—
Pension costs – defined contribution schemes	20	(4.2)	(4.0)	(3.8)
Pension costs – defined benefit schemes	20	(0.3)	(0.3)	(0.3)
Total employment costs		(164.0)	(158.6)	(152.7)
6. Finance income and costs
	2023 £m	2022 £m	2021 £m
Finance income
Interest income from short-term bank deposits	3.4	0.9	—
Gain on revaluation of derivative instruments	—	0.1	—
Total finance income	3.4	1.0	—
Finance costs
Interest payable on bank loans, private placement notes and overdrafts	(10.8)	(6.9)	(5.9)
Foreign exchange on borrowings	0.8	0.2	—
Interest payable on leases	(2.6)	(3.0)	(2.5)
Amortisation of borrowing costs	(0.5)	(0.6)	(0.5)
Pension interest cost	(0.2)	—	(0.1)
Loss on revaluation of derivative instruments	(0.3)	—	(0.1)
Total finance costs	(13.6)	(10.3)	(9.1)
Net finance costs	(10.2)	(9.3)	(9.1)
7. Taxation
7.1 Accounting policy
The income tax charge comprises current and deferred tax. Tax is recognised in the income statement, except to the extent that it relates to items recognised in other comprehensive income or directly in equity, in which case it is recognised in the relevant statement.
The Group’s liability for current tax is calculated using tax rates that have been enacted, or substantively enacted at the balance sheet date in the countries where the Company and its subsidiaries operate and generate taxable income.
Deferred income tax is recognised on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the consolidated financial statements. No deferred tax liabilities are recognised if they arise from the initial recognition of:
•
goodwill; or

•
an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss.

Deferred income tax is determined using tax rates that have been enacted or substantively enacted at the balance sheet date and are expected to apply when the related deferred income tax asset is realised or when the deferred income tax liability is settled.

Deferred income tax liabilities are provided on taxable temporary differences arising on investments in subsidiaries except for deferred income tax liabilities where the timing of the reversal of the temporary difference is controlled by the Group and it is probable that the temporary difference will not reverse in the foreseeable future.
Deferred income tax assets are recognised only to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilised.
Deferred income tax assets are recognised on deductible temporary differences arising from investments in subsidiaries only to the extent that it is probable the temporary difference will reverse in the future and there is sufficient taxable profit against which the temporary difference can be utilised.
Deferred income tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and where the deferred income tax assets and liabilities relate to income taxes levied by the same taxation authority. Offset may be applied, either within the same tax entity or different taxable entities, where there is an intention to settle tax balances on a net basis.
The Group has made provisions for uncertain tax positions in accordance with IFRIC 23. At any point in time, the Group has open tax returns across the jurisdictions in which it operates, which, may give rise to different amounts of tax due. Judgement is required in making an assessment of whether it is probable a tax authority will accept an uncertain tax treatment. If it is not probable the position will be accepted, estimation is required in making a provision using either the expected value approach or the most likely outcome approach. The amounts at which tax liabilities are finally settled may differ from the amounts provided.

7.2 Taxation — income statement and other comprehensive income
7.2.1 Tax on profit
	Note	2023 £m	2022 £m	2021 £m
Current taxation
Current tax on profit for the year		(16.5)	(19.1)	(18.8)
Prior year adjustments		2.0	1.5	1.5
Total current taxation		(14.5)	(17.6)	(17.3)
Deferred taxation
Origination and reversal of temporary differences		3.4	4.6	2.2
Rate change adjustment		—	0.1	0.4
Foreign exchange difference		0.1	—	—
Prior year adjustments		(0.8)	(0.7)	0.3
Total deferred taxation	7.3	2.7	4.0	2.9
Income tax charge in the income statement		(11.8)	(13.6)	(14.4)
Total charge relating to components of other comprehensive income
Items that will not be reclassified to profit or loss
Deferred tax charge on defined benefit obligations	7.3	(1.3)	—	(0.5)
Items that may be reclassified subsequently to profit or loss
Current tax credit/(charge) on translation		0.1	(0.3)	—
Current tax credit on share-based payments		—	—	0.1
Deferred tax charge on share-based payments	7.3	—	(0.2)	(0.2)
Deferred tax charge on translation		—	—	(0.1)
Income tax charge in the statement of other comprehensive income		(1.2)	(0.5)	(0.3)
Total current taxation		(14.4)	(17.9)	(17.2)
Total deferred taxation		1.4	3.8	2.5
Total taxation		(13.0)	(14.1)	(14.7)
The standard rate of corporation tax in the UK changed from 19.0% to 25.0% with effect from 1 April 2023. Accordingly, the Group’s UK profits for this financial year are taxed at a weighted average rate of 23.5% (2022: 19.0%, 2021: 19.0%). The deferred tax balances have been measured using the applicable enacted rates they are expected to unwind at in their respective territories.
Taxation for other jurisdictions is calculated at rates prevailing in those respective jurisdictions.
Exchange differences on translation of foreign operations, change in fair value of net investment hedge and the effective portion of changes in value of fair value hedges, included within other comprehensive income do not have any tax impact.
7.2.2 Reconciliation of the total tax charge
The tax assessed for the year differs from the weighted average rate of 23.5% (2022: 19.0%, 2021: 19.0%). The differences are explained below:

	2023 £m	2022 £m	2021 £m
Profit before taxation	50.0	61.4	64.0
Profit before taxation multiplied by the weighted average rate of corporation tax in the UK of 23.5% (2022: 19.0%, 2021: 19.0%)	(11.8)	(11.7)	(12.2)
Effects of:
Expenses not deductible for tax purposes	(0.1)	(0.2)	(0.9)
Overseas tax rate differences	(1.2)	(2.5)	(3.5)
Rate change adjustment	—	0.1	0.4
Foreign exchange difference	0.1	—	—
Prior year adjustments	1.2	0.7	1.8
Income tax charge in the income statement	(11.8)	(13.6)	(14.4)
7.3 Taxation — balance sheet
The net movement in deferred tax is as follows:
	Accelerated tax depreciation £m	Post-retirement benefit provisions £m	Intangible assets on acquisition £m	Purchased goodwill £m	Other timing differences £m	Total £m
At 1 January 2021	(4.7)	1.5	(18.0)	5.2	5.5	(10.5)
Income statement credit/(charge)	0.1	(0.7)	3.8	(1.5)	0.7	2.4
US Federal tax rate change adjustment	—	—	0.2	0.3	(0.1)	0.4
Tax credit/(charge) relating to components of other comprehensive income	—	(0.5)	—	—	0.1	(0.4)
Exchange difference	—	—	0.2	—	—	0.2
At 31 December 2021	(4.6)	0.3	(13.8)	4.0	6.2	(7.9)
Income statement credit/(charge)	0.1	—	4.5	(1.9)	1.3	4.0
Tax charge relating to components of other comprehensive income	—	—	—	—	(0.5)	(0.5)
Exchange difference	—	—	(0.8)	—	—	(0.8)
At 31 December 2022	(4.5)	0.3	(10.1)	2.1	7.0	(5.2)
Income statement credit/(charge)	(0.1)	1.0	3.3	(0.6)	(0.9)	2.7
Tax credit/(charge) relating to components of other comprehensive income	—	(1.3)	—	—	0.1	(1.2)
Exchange difference	—	—	—	—	0.2	0.2
At 31 December 2023	(4.6)	—	(6.8)	1.5	6.4	(3.5)
Comprised of:
	2023 £m	2022 £m	2021 £m
Deferred tax assets	1.4	1.7	4.2
Deferred tax liabilities	(4.9)	(6.9)	(12.1)
Net deferred tax liabilities	(3.5)	(5.2)	(7.9)
The deferred tax asset arises from temporary differences arising in various tax jurisdictions, predominantly the US and UK. Given both recent and forecast trading, the Directors are of the opinion that the level of profits in the foreseeable future is more likely than not to be sufficient to recover these assets.

Deferred tax liabilities of £8.7 million (2022: £7.0 million, 2021: £14.0 million) are expected to fall due after more than one year and deferred tax assets of £1.5 million (2022: £1.1 million, 2021: £7.5 million) are expected to be recovered after more than one year.
7.3.1 Factors that may affect future tax charges
The estimated tax losses within the Group are as follows:
	Gross losses			Tax effect of losses
Estimated tax losses:	2023 £m	2022 £m	2021 £m	2023 £m	2022 £m	2021 £m
Capital losses	10.8	10.8	3.3	(2.5)	(2.7)	(0.6)
Trading losses	14.3	14.1	20.2	(3.2)	(4.2)	(5.4)
Total estimated tax losses	25.1	24.9	23.5	(5.7)	(6.9)	(6.0)
In accordance with the Group’s accounting policy, as the future use of these losses is uncertain, none of these losses have been recognised as a deferred tax asset.
In respect of unremitted earnings of overseas subsidiaries, an assessable temporary difference exists, but no deferred tax liability has been recognised because the Group is able to control the timing of any distributions from these subsidiaries and, hence, any tax consequences that may arise.
7.4 OECD Pillar Two model rules
The Group is within the scope of the OECD Pillar Two model rules. Pillar Two legislation was enacted in the United Kingdom, the jurisdiction in which the Company is incorporated, and came into effect from 1 January 2024. Since the Pillar Two legislation was not effective at the reporting date, the Group has no related current tax exposure. The Group has applied the exception to recognising and disclosing information about deferred tax assets and liabilities related to Pillar Two income taxes, as provided in the amendments to IAS 12 issued in May 2023.
Under the legislation, the Group would be liable to pay a top-up tax for any difference between its Global Anti-Base Erosion (GloBE) effective tax rate per jurisdiction and the 15% minimum rate. The Group is in the process of assessing its exposure to the Pillar Two legislation in conjunction with its tax specialists for when it comes into effect. There are complexities in applying the legislation and calculating GloBE income which the Group is working through; however, based on analysis performed to date, it is unlikely that the Group will have a material exposure as a result of the new legislation.
8. Earnings per share
Basic earnings per share amounts are calculated by dividing net profit for the year attributable to ordinary equity holders by the weighted average number of ordinary shares outstanding during the year.
Diluted earnings per share amounts are calculated by dividing the net profit attributable to ordinary equity holders by the weighted average number of ordinary shares outstanding during the year, plus the weighted average number of ordinary shares that would be issued on the conversion of all the diluted potential ordinary shares into ordinary shares.
8.1 Earnings per share
	2023	2022	2021
Profit for the year (£m)	38.2	47.8	49.6
Basic earnings per share (pence per share)	19.6	24.6	25.4
Diluted earnings per share (pence per share)	19.5	24.5	25.3
Basic earnings per share amounts are calculated by dividing net profit for the year attributable to ordinary equity holders by the weighted average number of ordinary shares outstanding during the year.

Diluted earnings per share amounts are calculated by dividing the net profit attributable to ordinary equity holders by the weighted average number of ordinary shares outstanding during the year, plus the weighted average number of ordinary shares that would be issued on the conversion of all the diluted potential ordinary shares into ordinary shares.
8.2 Weighted average number of shares
	2023 ‘m	2022 ‘m	2021 ‘m
Weighted average number of shares (including treasury shares)	196.8	196.8	196.8
Treasury shares	(0.4)	(0.5)	(0.5)
Employee Benefit Trust shares	(1.4)	(2.1)	(0.9)
Weighted average number of shares – basic	195.0	194.2	195.4
Effect of dilutive potential ordinary shares – LTIP awards and options	1.4	1.0	0.7
Weighted average number of shares – diluted	196.4	195.2	196.1
9. Goodwill and intangible assets
9.1 Accounting policy
9.1.1 Goodwill
Goodwill arises on the acquisition of subsidiaries and represents the excess of the consideration transferred over the Group’s interest in the net fair value of the identifiable assets, liabilities and contingent liabilities of the acquiree.
For the purpose of impairment testing, goodwill acquired in a business combination is allocated to each of the Cash Generating Units (“CGU”) that are expected to benefit from the synergies of the combination. Each unit or group of units to which the goodwill is allocated represents the lowest level within the entity at which the goodwill is monitored for internal management purposes. Goodwill is monitored at the operating segment level.
Goodwill impairment reviews are undertaken annually or more frequently if events or changes in circumstances indicate a potential impairment. The carrying amount of goodwill is compared to the recoverable amount, which is the higher of value in use and the fair value less costs of disposal. Any impairment is recognised immediately as an expense and is not subsequently reversed.
9.1.2 Intangible assets
Intangible assets are stated at cost less accumulated amortisation and impairment. The estimated useful lives of acquired intangible assets are reviewed whenever events or circumstances indicate that there has been a change in the expected pattern of consumption of the future economic benefits embodied in the asset. Any amendments to the estimated useful lives of intangible assets are recorded as a change in estimate in the period the change occurred.
i. Intangible assets arising on business combinations
On acquisition of businesses by the Group, the Group recognises any separately identifiable intangible assets separately from goodwill. This includes acquired brands, customer relationships, trademarks and licences. These intangible assets are initially measured at fair value and amortised on a straight-line basis over their estimated useful economic lives, being:
•
Acquired brands — 5 to 20 years

•
Customer relationships — 7 to 15 years

ii. Computer software
Computer software which the Group has control over, is initially recognised at the purchase price of the software, plus directly attributable costs of preparing the software for use. Directly attributable costs include configuration and customisation costs, including both external consultancy and employee costs. Configuration and customisation costs associated with Software as a Services (“SaaS”) arrangements are capitalised only if they create an intangible asset that the Group controls. If these costs do not meet the definition of an intangible asset but are considered to be an integral part of the service provided by the software provider, they are capitalised as a prepayment and expensed as the service is provided. In other cases, these costs are expensed as incurred. Computer software is subsequently amortised on a straight-line basis over its estimated useful economic lives, being:
•
Computer software — 3 to 7 years

iii. Research and development costs
Research costs are expensed to the income statement as incurred. Development costs are capitalised when all of the following can be demonstrated:
•
The technical feasibility of completing the intangible asset so that it will be available for use or sale

•
The Group’s intention to complete the intangible asset and use or sell it

•
The Group’s ability to use the intangible asset or to sell it

•
That the intangible asset will generate probable future economic benefits. This includes the ability to demonstrate the existence of a market for the intangible asset’s output or for the intangible asset itself; or, if the asset is to be used internally, the Group must be able to demonstrate the usefulness of the intangible asset

•
The availability of adequate technical, financial and other resources to complete the development and to use or sell the intangible asset

•
The Group’s ability to measure reliably the expenditure attributable to the intangible asset during its development

The Group does not currently capitalise any development costs, as for new products, the incremental costs from the point at which technical feasibility is demonstrated, and there is enough certainty that sufficient future economic benefits will be derived are not material.
9.1.3 Impairment of goodwill and intangible assets
Intangible assets, including goodwill, that have an indefinite useful life or intangible assets not ready to use, are not subject to amortisation and are tested annually for impairment and are reviewed for impairment whenever events or circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognised for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of the asset’s fair value less costs of disposal and value in use. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are largely independent cash inflows. Prior impairments of non-financial assets (other than goodwill) are reviewed for possible reversal at each reporting date. Goodwill previously impaired cannot be reversed at a later date.
9.2 Cash generating units
The Group’s CGUs have been defined as each of the Group’s three operating divisions and Lawrence. Each division has its own senior management and leadership team, which holds the overall responsibility for the key decision making of each operating unit within that division. In the opinion of the Directors, the divisions represent the smallest groups of assets that independently generate cash flows for the Group. This conclusion is consistent with the approach adopted in previous years. Lawrence is identified as a separate CGU, however it was included in the North America division for the purpose of monitoring goodwill.

9.3 Carrying amount of goodwill
	Note	£m
Net carrying value
At 1 January 2021		361.9
Exchange difference		1.4
At 31 December 2021		363.3
Exchange difference		36.0
At 31 December 2022		399.3
Acquisition of subsidiary	24	17.6
Write off of goodwill	4	(1.0)
Exchange difference		(16.6)
At 31 December 2023		399.3
The write off of goodwill of £1.0 million relates to the closure of the business in China.
Goodwill is monitored on an operating segment basis and the net book value of goodwill is allocated by CGU as follows:
	2023 £m	2022 £m	2021 £m
North America	304.2	302.7	268.5
UK & Ireland	60.2	60.2	60.2
International	34.9	36.4	34.6
Total goodwill	399.3	399.3	363.3
9.3.1 Impairment tests for goodwill
The recoverable amounts of CGUs are estimated from value in use (“VIU”) calculations. VIU is determined by discounting the future pre-tax cash flows generated from the continuing use of the CGU, using a pre-tax discount rate.
Assumptions
Cash flow projections
Cash flow projections, including EBITDA margins, which have been reviewed and approved by the Board, are derived from the bottom-up budget and strategic plan for the following three years, extrapolated for a further two years at an estimated medium-term growth rate for each CGU which is based on past experience and external information. The five-year cash flows were extrapolated using a long-term growth rate of 2.0% (2022: 1.75%) in order to calculate the terminal recoverable amount. The forecasts were derived using assumptions based on market growth expectations, estimated share gains, and margin expansion from executing of strategic initiatives.
Climate change
The Group has considered the potential impact of climate change on future cash flows and the terminal growth rate used in the impairment test. This took into consideration the quantification of the risks and opportunities as part of the Group’s TCFD work, as well as the commitments made in the sustainability roadmap. This included overlaying the impact of the quantified NPV impact for both the physical and transition risk as disclosed in the sustainability report. After taking into account the potential impact of climate change, significant headroom remained in the model.
In addition, there have been no factors identified that would be expected to limit the useful lives of any major assets or parts of the business that would suggest the current terminal growth rate is not appropriate.

Discount rates
Discount rates are estimated using a weighted average cost of capital calculation as a base for each CGU. This uses observable information such as market risk premiums, comparable company information, and country-specific interest rates to align with the risk profiles of the CGUs. This is then adjusted to derive a pre-tax rate.
The key assumptions used in the VIU calculations in each of the Group’s CGUs at 31 December are as follows:
	Average pre-tax discount rate			Average EBITDA margin: years one to five
	2023	2022	2021	2023	2022	2021
North America	13.8%	12.8%	12.7%	20.8%	21.9%	21.9%
UK & Ireland	12.8%	12.7%	11.2%	14.1%	17.5%	15.7%
International	16.5%	15.3%	14.4%	17.7%	19.2%	20.2%
Impairment review results: 2021, 2022 and 2023
A review of the carrying amount of goodwill and intangible assets across the Group has been carried out at year end taking into account the current trading conditions and future prospects. The assumptions have been subjected to sensitivity analyses, including sensitising revenue, EBITDA margin and the discount rate. The annual impairment review did not result in any impairment losses being recognised in 2023. The results are summarised as follows:
UK & Ireland: Relative to the base case scenario, revenue would need to decline by over 4.5% on average in each of the five years from 2024 to 2028, or the average EBITDA margin for the next five years would need to decrease from 14.1% to 11.1%, or the post-tax discount rate would need to increase from 10.4% to 13.2% to reduce VIU headroom to zero. None of these scenarios are considered reasonably possible changes in assumptions.
North America: Relative to the base case scenario, revenue would need to decline by over 2.2% on average in each of the five years from 2024 to 2028, or the average EBITDA margin for the next five years would need to decrease from 20.8% to 17.4%, or the post-tax discount rate would need to increase from 11.1% to 13.9% to reduce VIU headroom to zero. None of these scenarios are considered reasonably possible changes in assumptions.
International: Relative to the base case scenario, revenue would need to decline by over 5.6% on average in each of the five years from 2024 to 2028, or the average EBITDA margin for the next five years would need to decrease from 17.7% to 15.3%, or the post-tax discount rate would need to increase from 12.8% to 15.3% to reduce VIU headroom to zero. None of these scenarios are considered reasonably possible changes in assumptions.

9.4 Carrying amount of intangible assets
	Note	Computer software £m	Acquired brands £m	Customer relationships £m	Other Intangibles £m	Total £m
Cost
At 1 January 2021		13.2	85.8	252.7	—	351.7
Additions		4.4	0.1	—	—	4.5
Disposals		(2.0)	(3.0)	—	—	(5.0)
Exchange difference		(0.1)	(0.8)	(0.2)	—	(1.1)
At 31 December 2021		15.5	82.1	252.5	—	350.1
Additions		4.7	—	—	0.2	4.9
Disposals		(0.4)	—	—	—	(0.4)
Transfer between categories		0.1	(0.1)	—	—	—
Exchange difference		1.8	7.8	24.3	—	33.9
At 31 December 2022		21.7	89.8	276.8	0.2	388.5
Additions		4.4	0.1	—	—	4.5
Disposals		(1.1)	(0.1)	—	—	(1.2)
Acquisition of subsidiary	24	—	1.5	20.6	—	22.1
Transfer between categories		(0.1)	0.1	—	—	—
Exchange difference		(1.1)	(3.7)	(11.0)	—	(15.8)
At 31 December 2023		23.8	87.7	286.4	0.2	398.1
Accumulated amortisation
At 1 January 2021		(7.1)	(57.4)	(203.1)	—	(267.6)
Amortisation charge for the year	4	(1.3)	(5.4)	(12.1)	—	(18.8)
Disposals		2.0	3.0	—	—	5.0
Impairment		(1.9)	—	—	—	(1.9)
Exchange difference		(0.1)	0.4	(0.3)	—	—
At 31 December 2021		(8.4)	(59.4)	(215.5)	—	(283.3)
Amortisation charge for the year	4	(2.0)	(5.4)	(12.2)	—	(19.6)
Disposals		0.4	—	—	—	0.4
Impairment		(0.1)	(0.1)	—	—	(0.2)
Exchange difference		(0.9)	(5.9)	(21.3)	—	(28.1)
At 31 December 2022		(11.0)	(70.8)	(249.0)	—	(330.8)
Amortisation charge for the year	4	(2.7)	(4.2)	(9.4)	—	(16.3)
Disposals		1.1	0.1	—	—	1.2
Exchange difference		0.6	3.0	10.4	—	14.0
At 31 December 2023		(12.0)	(71.9)	(248.0)	—	(331.9)
Net carrying value
At 1 January 2021		6.1	28.4	49.6	—	84.1
At 31 December 2021		7.1	22.7	37.0	—	66.8
At 31 December 2022		10.7	19.0	27.8	0.2	57.7
At 31 December 2023		11.8	15.8	38.4	0.2	66.2
Included in computer software are assets under construction of £2.7 million (2022: £3.4 million, 2021: £4.2 million) for which amortisation has not yet commenced.

The amortisation charge for the year has been included in selling, general and administrative expenses in the income statement and comprises £13.6 million (2022: £17.6 million, 2021: £17.5 million) relating to amortisation of acquired intangible assets and £2.7 million (2022: £2.0 million, 2021: £1.3 million) relating to amortisation of other intangible assets.
10. Property, plant and equipment
10.1 Accounting policy
Property, plant and equipment are stated at cost less accumulated depreciation and impairment. Cost includes expenditure that is directly attributable to the acquisition of the assets. Subsequent costs are included in the asset’s carrying amount or recognised as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the specific asset will flow to the Group and the cost of the subsequent item can be measured reliably. The carrying amount of the replaced part is derecognised from the date of replacement. All other repairs and maintenance are charged to the income statement during the financial period in which they are incurred.
Freehold land is not depreciated. Depreciation is provided on all other property, plant and equipment at rates calculated to write off the cost less estimated residual value of each asset on a straight-line basis over its expected useful life, at the following annual rates:
•
Freehold buildings — 2.0% to 5.0%

•
Plant and machinery — 7.5% to 33.0%

The carrying amounts of property, plant and equipment are reviewed for impairment periodically if events or changes in circumstances indicate that the carrying amount may not be recoverable. The assets’ residual values, useful lives and methods of depreciation are reviewed and adjusted, if appropriate, at the end of each reporting period.
Gains and losses on disposals are determined by comparing the proceeds with the carrying amount and are recognised in the income statement.
Non-current assets classified as held for sale
Non-current assets classified as held for sale are measured at the lower of carrying amount or fair value less costs to sell. Non-current assets are classified as held for sale if their carrying amount will be recovered through a sale transaction rather than through continuing use. This condition is met only when the sale is highly probable, and the asset is available for immediate sale in its present condition. Management must be committed to the sale which should be expected to qualify for recognition as a completed sale within one year from the date of classification.

10.2 Carrying amount of property, plant and equipment
	Note	Freehold land and buildings £m	Plant and machinery £m	Total £m
Cost
At 1 January 2021		28.3	97.6	125.9
Additions		0.2	15.8	16.0
Disposals		(1.7)	(2.8)	(4.5)
Exchange difference		(1.8)	(2.1)	(3.9)
At 31 December 2021		25.0	108.5	133.5
Additions		0.3	18.9	19.2
Disposals		—	(8.6)	(8.6)
Transfers between asset categories		1.0	(1.0)	—
Exchange difference		3.3	20.9	24.2
At 31 December 2022		29.6	138.7	168.3
Additions		—	11.1	11.1
Acquisition of subsidiary	24	—	2.7	2.7
Disposals		(0.5)	(11.7)	(12.2)
Assets classified as held for sale	10.3	(6.6)	(1.0)	(7.6)
Transfers between asset categories		0.6	(0.6)	—
Exchange difference		(1.4)	(9.6)	(11.0)
At 31 December 2023		21.7	129.6	151.3
Accumulated depreciation
At 1 January 2021		(9.4)	(55.8)	(65.2)
Depreciation charge for the year	4	(0.8)	(10.7)	(11.5)
Disposals		0.9	2.7	3.6
Impairment		—	(0.2)	(0.2)
Exchange difference		1.5	1.8	3.3
At 31 December 2021		(7.8)	(62.2)	(70.0)
Depreciation charge for the year	4	(1.0)	(11.4)	(12.4)
Disposals		—	8.3	8.3
Impairment		—	(0.7)	(0.7)
Transfers between asset categories		(0.2)	0.2	—
Exchange difference		(1.9)	(17.0)	(18.9)
At 31 December 2022		(10.9)	(82.8)	(93.7)
Depreciation charge for the year	4	(1.0)	(11.0)	(12.0)
Disposals		0.4	11.5	11.9
Assets classified as held for sale	11.3	4.3	0.9	5.2
Exchange difference		0.7	7.7	8.4
At 31 December 2023		(6.5)	(73.7)	(80.2)

Net carrying value
At 1 January 2021	18.9	41.8	60.7
At 31 December 2021	17.2	46.3	63.5
At 31 December 2022	18.7	55.9	74.6
At 31 December 2023	15.2	55.9	71.1
Depreciation on property, plant, and equipment is included in the income statement as follows:
	2023 £m	2022 £m	2021 £m
Cost of sales	10.5	10.1	9.0
Selling, general and administrative expenses	1.5	2.3	2.5
Total depreciation charge	12.0	12.4	11.5
The carrying amounts of property, plant and equipment have been reviewed for impairment, with a charge of £nil (2022: charge of £0.7 million, 2021: charge of £0.2 million) recognised. As part of this review, the Group has considered the impact of physical risk hazards arising from climate change on significant asset locations, the risk of obsolescence or impairment of equipment due to the introduction of climate-related technologies, and additional costs of transitioning to energy-efficient technology. There were no assets identified where this would significantly reduce the useful economic life and no impairment charge has been recognised in relation to climate change.
10.3 Assets classified as held for sale
In October 2023, the Directors approved the sale of a warehouse located in Italy and entered into active discussions regarding the sale. The sale is expected to be concluded in 2024. The carrying value of £2.4 million has been classified as an asset held for sale. Any gain or loss will be recognised in the income statement once the property is sold.
11. Leases
11.1 Accounting policy
Recognition
At inception, the Group assesses whether a contract is or contains, a lease. This assessment involves the exercise of judgement about each specified asset, whether the Group obtains substantially all the economic benefits from the use of that asset, and whether the Group has the right to direct the use of the asset. The Group recognises a right-of-use (“ROU”) asset and a lease liability at the commencement of the lease.
Short-term and low-value assets
The Group has elected not to recognise ROU assets and lease liabilities for leases where the total lease term is less than, or equal to, twelve months, or for leases of assets with a value of less than £5,000. The payments for such leases are recognised in the income statement on a straight-line basis over the lease term.
Non-lease components
Fees for components such as property taxes, maintenance, repairs and other services that are either variable or transfer benefits separate to the Group’s right to use the asset are separated from lease components based on their relative stand-alone selling price. These components are expensed in the income statement as incurred.
Measurement
Lease liabilities
Lease liabilities are initially measured at the present value of future lease payments at the commencement date. Lease payments are discounted using the interest rate implicit in the lease, or where this cannot be readily determined, the lessee’s incremental borrowing rate. Lease payments include the following payments due within the non-cancellable term of the lease, as well as the term of any extension options where these are considered reasonably certain to be exercised:
•
Fixed payments

•
Variable payments that depend on an index or rate

•
The exercise price of purchase or termination options if it is considered reasonably certain these will be exercised

Subsequent to the commencement date, the lease liability is measured at the initial value, plus an interest charge determined using the incremental borrowing rate, less lease payments made. The interest expense is recorded in finance costs in the income statement. The liability is remeasured when future lease payments change, when the exercise of extension or termination options becomes reasonably certain, or when the lease is modified.
Right-of-use assets
The ROU asset is initially measured at cost, being the value of the lease liability, plus the value of any lease payments made at, or before, the commencement date, initial direct costs and the cost of any restoration obligations, less any incentives received.
The ROU asset is subsequently measured at cost less accumulated depreciation and impairment losses. The ROU asset is adjusted for any remeasurement of the lease liability. The ROU asset is subject to testing for impairment where there are any impairment indicators.
11.2 The Group’s leasing arrangements
The Group leases manufacturing and warehousing facilities, offices, and various items of plant, machinery, and vehicles used in its operations.
Leases of manufacturing and warehousing facilities and offices generally have lease terms between five and 25 years, whilst plant, machinery, and vehicles generally have lease terms between six months and five years. The Group’s obligations under its leases are secured by the lessor’s title to the leased assets. Generally, the Group is restricted from assigning and subleasing the leased assets. There are several lease contracts that include extension and termination options and variable lease payments, which are further discussed below.

11.3 Carrying value of right-of-use assets
Set out below are the carrying amounts of ROU assets recognised and the movements during the year:
	Land and buildings £m	Plant and machinery £m	Total £m
At 1 January 2021	50.0	1.8	51.8
Additions	1.4	0.9	2.3
Lease extensions	4.7	—	4.7
Change in indexation	0.1	—	0.1
Disposals	(0.1)	—	(0.1)
Depreciation charge	(6.1)	(0.9)	(7.0)
Exchange difference	0.2	—	0.2
At 31 December 2021	50.2	1.8	52.0
Additions	6.8	1.5	8.3
Change in indexation	0.1	—	0.1
Disposals	(0.1)	—	(0.1)
Depreciation charge	(6.1)	(1.0)	(7.1)
Revaluation impairment	(0.2)	—	(0.2)
Exchange difference	4.3	—	4.3
At 31 December 2022	55.0	2.3	57.3
Additions	2.8	0.8	3.6
Change in indexation	3.7	—	3.7
Depreciation charge	(6.9)	(1.0)	(7.9)
Exchange difference	(1.2)	(0.1)	(1.3)
At 31 December 2023	53.4	2.0	55.4
11.4 Carrying value of lease liabilities
Set out below are the carrying amounts of lease liabilities and the movements during the year:
	2023 £m	2022 £m	2021 £m
At 1 January	(61.7)	(54.8)	(53.8)
New leases	(3.6)	(8.3)	(2.3)
Lease extensions	—	—	(4.7)
Change in indexation	(3.7)	(0.1)	(0.2)
Disposals	0.1	0.1	0.2
Interest charge	(2.6)	(3.0)	(2.5)
Lease payments	9.7	9.2	8.6
Exchange difference	2.1	(4.8)	(0.1)
At 31 December	(59.7)	(61.7)	(54.8)
	2023 £m	2022 £m	2021 £m
Current liabilities	(7.1)	(6.8)	(6.0)
Non-current liabilities	(52.6)	(54.9)	(48.8)
At 31 December	(59.7)	(61.7)	(54.8)

Refer to note 18.3.3 for lease maturity analysis.
11.5 Amounts recognised in profit or loss
The following are the amounts recognised in profit or loss:
	2023 £m	2022 £m	2021 £m
Depreciation of ROU assets (included in cost of sales and selling, general and administration expenses)	(7.9)	(7.1)	(7.0)
Interest expense (included in finance cost)	(2.6)	(3.0)	(2.5)
Expense relating to short-term and low-value assets not included in lease liabilities (included in cost of sales and selling, general and administration expenses)	(1.6)	(2.3)	(1.3)
Expense relating to variable lease payments not included in lease liabilities (included in cost of sales and selling, general and administration expenses)	(0.7)	(0.7)	(0.5)
At 31 December	(12.8)	(13.1)	(11.3)
11.6 Extension and termination options
The Group has several lease contracts that include extension and termination options. These options are negotiated by management to provide flexibility in managing the leased-asset portfolio and align with the Group’s business needs. Management applied judgement in determining whether these options were reasonably certain to be exercised when determining the lease term. In making this judgement, management considered the remaining lease term, future business plans and other relevant economic factors.
As at 31 December 2023, potential future cash outflows of £74.9 million (2022: £60.7 million, 2021: £75.8 million) (undiscounted) have not been included in the lease liability because it is not reasonably certain that the leases will be extended (or not terminated).
12. Inventories
12.1 Accounting policy
Inventories are valued at the lower of cost and net realisable value. Cost is determined in accordance with the first-in, first-out method. Cost includes the cost of materials determined on a purchase cost basis, direct labour and an appropriate proportion of manufacturing overheads based on normal levels of activity. It excludes borrowing costs. Net realisable value is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale.
The carrying amounts of inventories are stated with due allowance for excess, obsolete or slow-moving items. Management exercises judgement in assessing net realisable value. In estimating provisions for slow-moving and obsolete inventory management assesses of the nature and condition of the inventory, including assumptions around demand, market conditions and new product development initiatives. To provide a consistent basis of estimation, the Group defines a methodology for estimating the provision required to bring inventory to net realisable value. This methodology calculates a provision for obsolete inventory at 100% of the value of inventory with no movement in the last 12 months and for slow-moving inventory at 75% of the value of inventory holdings in excess of the last 24 months sales. Adjustments are then made where appropriate, such as for new products without sales history or where inventory holdings are higher for strategic reasons. In 2022, the slow-moving inventory provision for North America was amended to consider the excess over 24 months sales rather than 12 months. This change was made as a result of having abnormally high levels of stock following the significant supply chain disruption experienced. This change in estimate was extended to the rest of the Group in 2023, the effect of which was not material.

12.2 Carrying amount of inventories
	2023 £m	2022 £m	2021 £m
Raw materials and consumables	34.0	45.4	34.4
Work in progress	23.3	25.0	19.6
Finished goods	61.7	82.7	83.8
At 31 December	119.0	153.1	137.8
The cost of materials charged to cost of sales in the income statement during the year was £278.1 million (2022: £327.3 million, 2021: £283.3 million).
Inventories are stated net of an allowance for excess, obsolete or slow-moving items of £13.8 million (2022: £18.5 million, 2021: £19.5 million).
A charge in respect of obsolete and slow-moving inventory of £1.2 million (2022: £0.2 million, 2021: £0.9 million) was recognised during the year.
There were no borrowings secured on the inventories of the Group (2022: £nil, 2021: £nil).
13. Trade and other receivables
13.1 Accounting policy
Trade receivables are amounts due from customers for goods sold in the ordinary course of business. If collection is expected in one year, or less they are classified as current assets; otherwise, they are presented as non-current assets.
Trade receivables are recognised initially at the transaction price. The Group holds the trade receivables with the objective of collecting the contractual cash flows, and so it measures them subsequently at amortised cost using the effective interest method, less appropriate allowances for estimated credit losses (provision for impairment).
The Group assesses, on a forward-looking basis, the expected credit losses associated with its trade receivables carried at amortised cost. The impairment methodology applied depends on whether there has been a significant increase in credit risk.
For trade receivables, the Group applies the simplified approach permitted by IFRS 9, which requires expected lifetime losses to be recognised from initial recognition of the receivables. To measure the expected credit losses, trade receivables are grouped based on shared credit risk characteristics and the length of time overdue. An estimate is made of the expected credit loss based on the Group’s history, existing market conditions, as well as forward-looking estimates at the end of each reporting period.
The trade receivables impairment provision requires the use of estimation techniques by Group management. The estimate is made based on the assessments of the creditworthiness of customers, the ageing profile of receivables, historical experience, and expectations about future market conditions.
13.2 Carrying amounts of trade and other receivables
	2023 £m	2022 £m	2021 £m
Trade receivables	71.9	70.5	72.9
Less: Provision for impairment of trade receivables	(3.7)	(3.0)	(3.0)
Trade receivables – net	68.2	67.5	69.9
Other receivables	10.5	6.4	5.7
Prepayments	6.9	7.5	5.4
At 31 December	85.6	81.4	81.0

All trade and other receivables are current. The net carrying amounts of trade and other receivables are considered to be a reasonable approximation of their fair values.
Impairment of trade receivables
The impairment loss allowance was determined as follows:
31 December 2023	Not yet due	0-3 months overdue	3-12 months overdue	> 12 months overdue	Total
Expected credit loss rate	1.0%	10.4%	91.7%	100.0%	5.1%
Gross trade receivables (£m)	58.4	11.5	1.2	0.8	71.9
Loss allowance (£m)	0.6	1.2	1.1	0.8	3.7
31 December 2022	Not yet due	0-3 months overdue	3-12 months overdue	> 12 months overdue	Total
Expected credit loss rate	0.3%	15.7%	45.5%	100.0%	4.2%
Gross trade receivables (£m)	58.5	10.2	1.1	0.7	70.5
Loss allowance (£m)	0.2	1.6	0.5	0.7	3.0
31 December 2021	Not yet due	0-3 months overdue	3-12 months overdue	> 12 months overdue	Total
Expected credit loss rate	0.7%	13.0%	22.2%	100.0%	4.1%
Gross trade receivables (£m)	60.9	10.0	0.9	1.1	72.9
Loss allowance (£m)	0.4	1.3	0.2	1.1	3.0
Movement in the allowance for impairment of trade receivables is as follows:
	2023 £m	2022 £m	2021 £m
At 1 January	(3.0)	(3.0)	(3.7)
Net impairment losses on financial assets	(0.8)	(0.4)	(0.1)
Receivables written off during the year	0.2	0.6	0.7
Unused amounts reversed	(0.1)	—	0.1
Exchange difference	—	(0.2)	—
At 31 December	(3.7)	(3.0)	(3.0)
The carrying amounts of trade and other receivables are denominated in the following currencies:
	2023 £m	2022 £m	2021 £m
US dollars	35.1	36.5	41.0
Sterling	15.4	16.1	16.2
Euros	23.2	19.9	17.2
Other currencies	11.9	8.9	6.6
At 31 December	85.6	81.4	81.0
13.3 Financial assets at fair value through profit or loss
The Group classifies equity investments as assets held at fair value through profit or loss (“FVPL”). See note 18.1 for financial instruments accounting policy.
Financial assets measured at FVPL are as follows:

	2023 £m	2022 £m	2021 £m
Unlisted shares	1.2	1.2	1.1
14. Cash and cash equivalents
14.1 Accounting policy
In the consolidated statement of cash flows and balance sheet, cash and cash equivalents include cash in hand, deposits held at call with banks and other short-term, highly liquid investments with original maturities of three months or less. Bank overdrafts are included in cash and cash equivalents in the balance sheet, only when there is a legal right of offset and an intention to settle net. Otherwise, these are classified as borrowings.
Although the Group’s current bank overdrafts form part of cash pooling arrangements and the Group monitors cash net of overdrafts, these do not meet the definition of cash under accounting standards and have therefore been classified as borrowings. However, bank overdrafts are integral to cash management and are therefore included as part of cash and cash equivalents within the cash flow statement. Please see below for reconciliation and refer to note 17 for bank overdrafts included in borrowings.
14.2 Carrying amounts of cash and cash equivalents
	2023 £m	2022 £m	2021 £m
Cash at bank and in hand	60.6	71.4	76.6
Short-term deposits	3.1	3.2	0.4
Cash at bank and on deposit	63.7	74.6	77.0
Reconciliation of cash and cash equivalents and bank overdrafts at the year end:
	2023 £m	2022 £m	2021 £m
Cash at bank and on deposit	63.7	74.6	77.0
Bank overdrafts disclosed in borrowings (note 17)	(25.4)	(16.4)	(18.9)
Net cash and cash equivalents and bank overdrafts at 31 December	38.3	58.2	58.1
Included in cash and cash equivalents is £3.2 million (2022: £3.6 million) of cash held in a foreign subsidiary that is not available for use by the Group as a result of exchange control restrictions.
The carrying amounts of cash and cash equivalents are denominated in the following currencies:
	2023 £m	2022 £m	2021 £m
Sterling	23.6	21.7	27.0
US dollars	17.0	29.5	22.5
Euros	10.5	8.1	13.1
Other currencies	12.6	15.3	14.4
Cash at bank and on deposit at 31 December	63.7	74.6	77.0
15. Trade and other payables
15.1 Accounting policy
Trade payables are obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers. Accounts payable are classified as current liabilities if payment is due within one year or less. If not, they are presented as non-current liabilities.

Trade payables are recognised initially at fair value and subsequently measured at amortised cost using the effective interest method.
15.2 Carrying amounts of trade and other payables
	2023 £m	2022 £m	2021 £m
Trade payables	(56.7)	(55.8)	(78.4)
Other taxes and social security costs	(4.8)	(3.7)	(4.4)
Accruals	(31.8)	(27.4)	(29.1)
Deferred income	(1.5)	(1.4)	(1.0)
At 31 December	(94.8)	(88.3)	(112.9)
Analysed as:
Current liabilities	(94.8)	(88.3)	(112.9)
At 31 December	(94.8)	(88.3)	(112.9)
The carrying amounts of trade and other payables are considered to be a reasonable approximation of their fair values.
The carrying amounts of trade and other payables are denominated in the following currencies:
	2023 £m	2022 £m	2021 £m
US dollars	(48.6)	(49.9)	(59.2)
Sterling	(16.3)	(13.9)	(22.4)
Euros	(23.0)	(17.7)	(22.8)
Other currencies	(6.9)	(6.8)	(8.5)
Trade and other payables at 31 December	(94.8)	(88.3)	(112.9)
16. Derivative financial instruments
16.1 Accounting policy
Derivative financial instruments are initially recognised at fair value on the date on which a derivative contract is entered into and are subsequently remeasured at fair value. Derivatives are carried as assets when fair value is positive and as liabilities when fair value is negative.
The Group designates certain derivatives as:
•
fair value hedge: hedges of the fair value of recognised assets or liabilities or a firm commitment;

•
cash flow hedge: hedges of a particular risk associated with a recognised asset or liability or a highly probable forecast transaction; or

•
net investment hedge: hedges of a net investment in a foreign operation.

For those instruments designated as hedges, the Group documents at the inception of the transaction, the relationship between hedging instruments and hedged items, as well as its risk management objectives and strategy for undertaking various hedging transactions. The Group also documents its assessment, both at hedge inception and on an ongoing basis, of whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in fair values or cash flows of hedged items.
The full fair value of a hedging derivative is classified as non-current and current asset/liabilities based on the contractual maturity of the derivative. If the contractual maturity of the derivative is more than twelve months then it is classified as a non-current asset or liability and as a current asset or liability when the contractual maturity of the derivative is less than twelve months.

For derivatives that do not qualify for hedge accounting, any gains or losses arising from changes in fair value are recognised immediately in the income statement.
16.1.1 Fair value hedges
Changes in the fair value of derivatives designated and qualifying as fair value hedges are recorded in other comprehensive income, together with any changes in fair value of the hedged asset or liability that are attributable to the hedged risk.
16.1.2 Cash flow hedges
The effective portion of changes in the fair value of the derivatives that are designated and qualify as cash flow hedges is recognised in other comprehensive income. The gain or loss relating to the ineffective portion is recognised immediately in the income statement.
Amounts accumulated in equity are reclassified to the income statement in the period in which the hedged item affects profit or loss. When a hedging instrument expires or is sold, or when a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss existing in equity at that time remains in equity and is recognised when the forecast transaction is ultimately recognised in the income statement. When a forecast transaction is no longer expected to occur, the cumulative gain or loss that was reported in equity is immediately transferred to the income statement.
16.1.3 Net investment hedge
Hedges of net investments in foreign operations are accounted for in a similar manner to cash flow hedges. Any gain or loss on the hedging instrument relating to the effective portion of the hedge is recognised in other comprehensive income. The gain or loss relating to the ineffective portion is recognised in the income statement. Gains and losses accumulated in equity are included in the income statement when the foreign operation is partially disposed of or sold.
16.1.4 Carrying amounts of derivative financial instruments
	2023		2022		2021
	Assets £m	Liabilities £m	Assets £m	Liabilities £m	Assets £m	Liabilities £m
Forward exchange contracts – not designated as hedges	—	(0.5)	—	(0.2)	—	(0.3)
Cross currency interest rate swaps – fair value hedges	—	(0.3)	0.2	—	—	—
At 31 December	—	(0.8)	0.2	(0.2)	—	(0.3)
Analysed as:
Current	—	(0.5)	—	(0.2)	—	(0.3)
Non-current	—	(0.3)	0.2	—	—	—
At 31 December	—	(0.8)	0.2	(0.2)	—	(0.3)
The carrying amounts of derivative financial instruments are denominated in the following currencies:
	2023		2022		2021
	Assets £m	Liabilities £m	Assets £m	Liabilities £m	Assets £m	Liabilities £m
Sterling	—	(0.5)	0.2	—	—	—
US dollars	—	(0.3)	—	(0.2)	—	(0.3)
At 31 December	—	(0.8)	0.2	(0.2)	—	(0.3)
16.2 Forward exchange contracts
The notional principal amount of the outstanding forward foreign exchange contracts at 31 December 2023 was £34.8 million (2022: £19.8 million, 2021: 24.3 million). The contracts have a range of maturities up to 15 January 2025. Hedge accounting is not applied to forward exchange contracts and gains or losses are recognised in the income statement.
During the year a loss of £0.3 million (2022: gain of £0.1 million, 2021: loss of £0.1 million) was recognised in the income statement for the changes in value of the forward exchange contracts.
16.2.1 Cross-currency interest rate swaps
In April 2022, the Group entered into a fixed to fixed cross-currency interest rate swap, swapping US$10 million of the proceeds from the private placement notes into sterling and euros to fund the Group’s UK and International operations. The notional principal amounts of the outstanding interest rate swap at 31 December 2023 were £8.0 million (2022: £7.2 million, 2021: £nil). The swap instrument has been designated as a fair value hedge against the coupon payments due on the US$10 million of US dollar denominated private placement debt. The hedge ratio is 1:1 as the underlying value of the hedging instrument matches the underlying value of the hedged item. There was no hedge ineffectiveness.
During the year a loss of £0.5 million (2022: gain of £0.2 million, 2021: £nil) was recognised in other comprehensive income.
16.2.2 Net investment hedges
The Group uses foreign currency-denominated debt to hedge the value of its US dollar and euro — denominated net assets, which may change due to respective movements in US dollar and euro exchange rates. At 31 December 2023, the value of the net investment hedges was £126.8 million (2022: £133.5 million, 2021: £126.0 million). These hedges are considered highly effective, and no ineffective portion has been recognised in the income statement.
The hedge ratio of each net investment hedge was 1:1, holding all other variables constant. The weighted average hedged rate of the US net investment hedge was 1.244 (2022: 1.237, 2021: 1.376) and of the EUR net investment hedge was 1.150 (2022: 1.173, 2021: 1163).
The effect of the net investment hedges on the Group’s financial statements is summarised as follows:
	2023 US net investment hedge	2023 EUR net investment hedge	2022 US net investment hedge	2022 EUR net investment hedge	2021 US net investment hedge	2021 EUR net investment hedge
Loan carrying amount (£m)	(86.4)	(40.4)	(90.9)	(42.6)	(81.4)	(44.6)
Loan carrying amount ($m/€m)	(110.0)	(46.6)	(110.0)	(48.1)	(110.0)	(53.1)
Hedge ratio (holding all other variables constant)	1:1	1:1	1:1	1:1	1:1	1:1
Change in carrying amount of loans as a result of foreign currency movements recognised in OCI	4.5	0.9	(9.5)	(2.2)	(0.8)	(3.1)
Change in value of hedged item used to determine hedge effectiveness	(4.5)	(0.9)	9.5	2.2	0.8	3.1
17. Borrowings
17.1 Accounting policy
Interest-bearing loans and borrowings are recognised initially at fair value, net of transaction costs incurred. Interest-bearing loans and borrowings are subsequently carried at amortised cost using the effective interest method. Bank overdrafts have been included in borrowings. Please refer to note 14 for reconciliation of cash and cash equivalents and bank overdrafts.

17.2 Carrying amounts of borrowings
	Note	2023 £m	2022 £m	2021 £m
Unsecured borrowings at amortised cost:
Bank borrowings		(54.3)	(74.9)	(116.5)
Bank overdrafts	14	(25.4)	(16.4)	(18.9)
Senior notes		(94.3)	(99.2)	(33.3)
Capitalised borrowing costs		2.3	2.1	0.7
At 31 December		(171.7)	(188.4)	(1.0)
Analysed as:
Current liabilities		(60.2)	(15.9)	(19.0)
Non-current liabilities		(111.5)	(172.5)	(149.0)
At 31 December		(171.7)	(188.4)	(168.0)
There were no defaults in interest payments in the year under the terms of the existing loan agreements.
Non-cash movements in the carrying amount of interest-bearing loans and borrowings relate to the amortisation of borrowing costs (see note 6).
The carrying amounts of borrowings are denominated in the following currencies:
	2023 £m	2022 £m	2021 £m
Sterling(1)	(31.2)	(24.2)	(18.1)
US dollars	(100.1)	(121.5)	(105.2)
Euros	(40.4)	(42.7)	(44.6)
At 31 December	(171.7)	(188.4)	(168.0)

(1)
Includes capitalised borrowing costs.

17.2.1 Bank borrowings
Multi-currency revolving credit facility
In December 2022, the Group refinanced its revolving credit facility, securing a new £210 million sustainability-linked Revolving Credit Facility, which may be increased through an accordion option of up to £100 million. During the current year, the Group exercised its option to extend the RCF by an additional year to December 2027. The banking facility is unsecured and is guaranteed by Tyman plc and its principal subsidiary undertakings. A portion of the loan margin is now linked to the performance of the Group on three sustainability metrics, which align with Tyman’s immediate sustainability priorities and its 2030 sustainability roadmap:
1.
Reduction in Scope 1 and 2 emissions from the 2019 baseline

2.
Year on year increase in percentage of revenue from positive-impact solutions that contribute to the United Nations Sustainable Development Goals

3.
Reduction in the Total Recordable Incident Rate per one million hours worked (excluding the impact of COVID-19)

Progress against these sustainability metrics will be independently verified on an annual basis. If Tyman achieves some, or all, of these metrics, then the loan pricing will be reduced for the following year; a shortfall against the metrics will result in Tyman paying a similar premium to a nominated charity.

As at 31 December 2023, the Group has undrawn amounts committed under the multi-currency revolving credit facility of £144.8 million (2022: £125.8 million, 2021: £123.6 million). These amounts are floating rate commitments, which expire beyond twelve months.
17.2.2 Private placement notes
The Group’s private placement notes of US$120 million are notes issued to US financial institutions. These comprise:
•
US$45.0 million issued in November 2014, with a ten-year maturity from inception at a coupon of 5.37%, due for repayment in November 2024

•
US$75 million issued in April 2022. US$40 million of these notes have a term of seven years maturing in April 2029, with a coupon rate of 3.51%, and US$35 million have a term of ten years maturing in April 2032, with a coupon rate of 3.62%. These notes incorporate three sustainability performance targets, which align with Tyman’s sustainability roadmap. This incentive mechanism results in a modest reduction or increase in the coupon rate depending on performance against these targets. The targets are:

•
Reduction in Tyman’s Scope 1 and 2 emissions by a series of milestones, including a reduction of 50% by 2026 and carbon neutrality by 2030 (relative to 2019 baseline)

•
Submission of Tyman’s Scope 3 target to the Science Based Target initiative (SBTi) for verification by February 2023

•
Participation in CDP in 2022 and annually thereafter

17.3 Net debt
	2023 £m	2022 £m	2021 £m
Borrowings	(171.7)	(188.4)	(149.1)
Lease liabilities	(59.7)	(61.7)	(54.8)
Cash and cash equivalents	63.7	74.6	58.1
At 31 December	(167.7)	(175.5)	(145.8)

17.4 Cash flows from financing activities
	Liabilities from financing activities
	Borrowings(1) £m	Lease liabilities £m	Bank overdrafts £m	Total £m
At 1 January 2021	(169.1)	(53.8)	(14.9)	(237.8)
Cash movements
Financing cash flows (excluding interest)	17.8	6.2	(4.0)	20.0
Interest expense	(5.9)	(2.5)	—	(8.4)
Interest payments	6.3	2.5	—	8.8
Non-cash movements
Disposals	—	0.2	—	0.2
New leases	—	(2.3)	—	(2.3)
Lease modifications	—	(0.2)	—	(0.2)
Lease extensions	—	(4.7)	—	(4.7)
Foreign exchange adjustments	2.3	(0.2)	—	2.1
Capitalised borrowing costs	—	—	—	—
Amortisation of borrowing costs	(0.5)	—	—	(0.5)
At 31 December 2021	(149.1)	(54.8)	(18.9)	(222.8)
Cash movements
Financing cash flows (excluding interest)	(9.3)	6.2	2.5	(0.6)
Interest expense	(6.9)	(3.0)	—	(9.9)
Interest payments	6.5	3.0	—	9.5
Non-cash movements
Disposals	—	0.1	—	0.1
New leases	—	(8.3)	—	(8.3)
Lease modifications	—	(0.1)	—	(0.1)
Foreign exchange adjustments	(14.7)	(4.8)	—	(19.5)
Capitalised borrowing costs	2.1	—	—	2.1
Amortisation of borrowing costs	(0.6)	—	—	(0.6)
At 31 December 2022	(172.0)	(61.7)	(16.4)	(250.1)
Cash movements
Financing cash flows (excluding interest)	19.0	7.1	(9.0)	17.1
Interest expense	(10.8)	(2.6)	—	(13.4)
Interest payments	9.1	2.6	—	11.7
Non-cash movements
Accrued interest	1.7	—	—	1.7
Disposals	—	0.1	—	0.1
New leases	—	(3.6)	—	(3.6)
Lease modifications	—	(3.7)	—	(3.7)
Foreign exchange adjustments	6.6	2.1	—	8.7
Capitalised borrowing costs	0.6	—	—	0.6
Amortisation of borrowing costs	(0.5)	—	—	(0.5)
At 31 December 2023	(146.3)	(59.7)	(25.4)	(231.4)

(1)
Borrowings exclude bank overdrafts of £25.4 million (2022: £16.4 million, 2021: £18.9 million).

18. Financial risk management and financial instruments
18.1 Accounting policy
Financial assets and liabilities are recognised in the Group’s balance sheet when the Group becomes a party to the contractual provisions of the instrument and are generally derecognised when the contract that gives rise to it is settled, sold, cancelled or expires.
18.1.1 Financial assets
Classification
The Group classifies its financial assets in the following measurement categories:
•
Those to be measured subsequently at fair value through profit or loss

•
Those to be measured subsequently at amortised cost

The classification depends on the Group’s business model for managing the financial assets and the contractual terms of the cash flows. For assets measured at fair value, gains and losses will be recorded in profit or loss.
Initial measurement
At initial recognition, the Group measures a financial asset at its fair value plus, in the case of a financial asset not at FVPL, transaction costs that are directly attributable to the acquisition of the financial asset. Transaction costs of financial assets carried at FVPL are expensed in profit or loss.
Subsequent measurement
Debt instruments
Subsequent measurement of debt instruments depends on the Group’s business model for managing the asset and the cash flow characteristics of the asset. There are two measurement categories into which the Group classifies its debt instruments:
•
Amortised cost: Assets that are held for collection of contractual cash flows where those cash flows that represent solely payments of principal and interest are measured at amortised cost. Interest income from these financial assets is included in finance income using the effective interest rate method. Any gain or loss arising on derecognition is recognised directly in profit or loss and presented in selling, general and administrative expenses in the income statement, together with foreign exchange gains and losses.

•
FVPL: Assets that do not meet the criteria for amortised cost or fair value through other comprehensive income are measured at FVPL. A gain or loss on a debt investment that is subsequently measured at FVPL is recognised in profit or loss in the period in which it arises.

Equity instruments
The Group subsequently measures all equity investments at fair value, with any gains or losses recorded in profit or loss.
Impairment
The Group assesses on a forward-looking basis the expected credit losses associated with its debt instruments carried at amortised cost. The impairment methodology applied depends on whether there has been a significant increase in credit risk. For policy on impairment of trade receivables, see note 13.
18.1.2 Financial liabilities held at amortised cost
Financial liabilities held at amortised cost comprise “trade and other payables” (see note 15) and “interest-bearing loans and borrowings” (see note 17).

18.2 Financial instruments: by category
Assets as per balance sheet:
	31 December 2023				31 December 2022
	Financial assets at amortised cost £’m	Financial assets at fair value through profit or loss £’m	Derivatives used for hedging £’m	Total £’m	Financial assets at amortised cost £’m	Financial assets at fair value through profit or loss £’m	Derivatives used for hedging £’m	Total £’m
Trade and other receivables(1)	68.2	—	—	68.2	67.5	—	—	67.5
Financial assets at FVPL	—	1.2	—	1.2	—	1.2	—	1.2
Cash and cash equivalents	63.7	—	—	63.7	74.6	—	—	74.6
Derivative financial instruments	—	—	—	—	—	—	0.2	0.2
Total financial assets	131.9	1.2	—	133.1	142.1	1.2	0.2	143.5
	31 December 2021
	Financial assets at amortised cost £’m	Financial assets at fair value through profit or loss £’m	Derivatives used for hedging £’m	Total £’m
Trade and other receivables(1)	69.9	—	—	69.9
Financial assets at FVPL	—	1.1	—	1.1
Cash and cash equivalents	58.1	—	—	58.1
Derivative financial instruments	—	—	—	—
Total financial assets	128.0	1.1	—	129.1

(1)
Excludes non-financial assets, including other receivables and prepayments.

Liabilities as per balance sheet:
	31 December 2023			31 December 2022
	Derivatives used for hedging £m	Other financial liabilities at cost £m	Total £m	Derivatives used for hedging £m	Other financial liabilities at cost £m	Total £m
Borrowings(1)	—	(174.0)	(174.0)	—	(190.5)	(190.5)
Lease liabilities	—	(59.7)	(59.7)	—	(61.7)	(61.7)
Derivative financial instruments	(0.8)	—	(0.8)	(0.2)	—	(0.2)
Trade and other payables(2)	—	(71.4)	(71.4)	—	(69.0)	(69.0)
Total financial liabilities	(0.8)	(305.1)	(305.9)	(0.2)	(321.2)	(321.4)

	31 December 2021
	Derivatives used for hedging £m	Other financial liabilities at cost £m	Total £m
Borrowings(1)	—	(168.7)	(168.7)
Lease liabilities	—	(54.8)	(54.8)
Derivative financial instruments	(0.3)	—	(0.3)
Trade and other payables(2)	—	(107.5)	(107.5)
Total financial liabilities	(0.3)	(331.0)	(331.3)

(1)
Excludes capitalised borrowing costs of £2.3 million (2022: £2.1 million, 2021: £0.7 million) and includes bank overdrafts £25.4 million (2022: £16.4 million, 2021: £18.9 million).

(2)
Excludes non-financial liabilities, including employee cost accruals, deferred income and tax liabilities.

18.3 Financial instruments: risk profile
18.3.1 Capital risk management
The Group manages its capital structure to ensure that it will be able to continue as a going concern. The capital structure of the Group consists of cash and cash equivalents (note 14), interest-bearing loans and borrowings (see note 18) and equity attributable to the shareholders of the Company as disclosed in the consolidated statement of changes in equity.
18.3.2 Financial management
The Group’s principal financial instruments comprise bank loans, private debt and cash and short-term deposits. The Group has various other financial instruments, such as trade receivables and trade payables that arise directly from its operations. No trading in financial instruments is undertaken.
The Board reviews and agrees policies for managing each financial instrument risk and they are summarised below.
18.3.3 Liquidity and credit risk
The Group maintains sufficient cash and marketable securities and the availability of funding through an adequate amount of credit facilities. Management monitors rolling forecasts of the Group’s liquidity on the basis of expected cash flow.
The Group manages liquidity risk by the pooling of cash resources and depositing funds available for investment in approved financial instruments with financial institutions. Counterparty risk with respect to cash and cash equivalents is managed by only investing in banks and financial instruments with independently assessed credit ratings of at least A2 as published by Standard and Poor’s. Individual risk limits are assessed by management based on the external ratings. Management does not expect any losses from the non-performance of these counterparties.
Credit risk is also attributable to the Group’s exposure to trade receivables due from customers. Management assesses the credit quality of customers taking into account their financial position, past experience and other factors. In order to mitigate credit risk, the Group utilises credit insurance in those areas of its operations where such insurance is available. In areas where such insurance is not available or it is uneconomical to purchase, management monitors the utilisation of credit limits by customers, identified either individually or by Group, and incorporates this information in credit risk controls. The diverse nature of the Group’s customer base means that the Group has no significant concentrations of credit risk.
Trade receivables are presented in the balance sheet net of allowances for doubtful receivables.

The Group’s exposure to credit risk is limited to the carrying amount of financial assets recognised at the balance sheet date.
During the year ended 31 December 2023, the Group operated within its borrowing facilities and has sufficient headroom under its leverage covenant of 3.0x adjusted EBITDA and interest cover covenant of greater than 4x EBITDA. Following a temporary relaxation of the leverage covenant granted in 2021 to 3.5x at December 2021 and 4.0x at June 2022 due to uncertainty arising from COVID-19, the leverage covenant returned to 3.0x adjusted EBITDA at December 2022.
The table below analyses the contractual undiscounted cash flows of the Group’s financial liabilities into relevant maturity groupings based on the contractual maturity date.
	Not later than one year £m	Later than one year but not later than five years £m	Later than five years £m	Total £m
Borrowings(1)	(64.6)	(96.6)	(29.8)	(191.0)
Derivative financial instruments	(34.8)	(0.3)	—	(35.1)
Trade and other payables(2)	(71.3)	—	—	(71.3)
At 31 December 2023	(170.7)	(96.9)	(29.8)	(297.4)
Borrowings(1)	(20.6)	(127.0)	(65.9)	(213.5)
Derivative financial instruments	(19.8)	—	—	(19.8)
Trade and other payables(2)	(69.0)	—	—	(69.0)
At 31 December 2022	(109.4)	(127.0)	(65.9)	(302.3)
Borrowings(1)	(20.6)	(153.1)	—	(173.7)
Derivative financial instruments	(24.3)	—	—	(24.3)
Trade and other payables(2)	(107.5)	—	—	(107.5)
At 31 December 2021	(152.4)	(153.1)	—	(305.5)

(1)
Excludes capitalised borrowing costs of £2.3 million (2022: £2.1 million, 2021: £0.7 million) and includes bank overdrafts £25.4 million (2022: £16.4 million, 2021: £18.9 million).

(2)
Excludes non-financial liabilities.

The below table analyses the contractual undiscounted cash flows of the Group’s lease liabilities into relevant maturity groupings based on the contractual maturity date.
	Not later than one year £m	Later than one year but not later than five years £m	Later than five years £m	Total £m
Lease liabilities as at 31 December 2023	(9.6)	(25.8)	(42.7)	(78.1)
Lease liabilities as at 31 December 2022	(6.6)	(19.4)	(34.7)	(60.7)
Lease liabilities as at 31 December 2021	(8.5)	(26.5)	(40.8)	(75.8)

18.3.4 Interest rate risk
The interest rate profile of the Group’s borrowings as at 31 December 2023 was as follows:
	Floating rate borrowings(1) £m	Fixed rate borrowings(2) £m	Fixed rate lease liabilities £m	Total £m
Sterling	(33.5)	—	(21.7)	(55.2)
US dollars	(5.8)	(94.3)	(28.7)	(128.8)
Euros	(40.4)	—	(1.1)	(41.5)
Other	—	—	(8.2)	(8.2)
At 31 December 2023	(79.7)	(94.3)	(59.7)	(233.7)
Sterling	(26.0)	—	(18.4)	(44.4)
US dollars	(22.5)	(99.2)	(32.0)	(153.7)
Euros	(42.8)	—	(1.1)	(43.9)
Other	—	—	(10.2)	(10.2)
At 31 December 2022	(91.3)	(99.2)	(61.7)	(252.2)
Sterling	(18.8)	—	(14.6)	(33.4)
US dollars	(71.8)	(33.3)	(35.6)	(140.7)
Euros	(44.7)	—	(1.4)	(46.1)
Other	(0.1)	—	(3.2)	(3.3)
At 31 December 2021	(135.4)	(33.3)	(54.8)	(223.5)

(1)
Excludes capitalised borrowing costs of £2.3 million (2022: £2.1 million, 2021: £0.7 million) and includes bank overdrafts £25.4 million (2022: £16.4 million, 2021: £18.9 million).

(2)
Excludes capitalised borrowing costs of £nil (2022: £nil, 2021: £0.1 million).

The interest rate on the floating bank loans is linked to the inter-bank rates relevant to each currency of borrowing. The Board periodically reviews any exposure the Group may have to interest rate fluctuations, and, where appropriate, considers use of interest rate swaps to fix the cost of a proportion of these floating rate borrowings.
Interest rate sensitivity
The impact of a 200-basis point movement in floating interest rates on borrowings would have a c.£1.8 million (2022: c.£1.9 million, 2021: £2.0 million) impact on profits and equity. This impact would be reduced by the tax effect on such a change.
Interest rate risk of financial assets
The weighted average interest rate received on deposited funds was 4.1% during the year (2022: 0.8%, 2021: nil%).
18.3.5 Foreign currency risk
The Group operates internationally and is exposed to foreign exchange risk arising from various currency exposures, primarily with respect to the US dollar and the euro. Foreign exchange risk arises from future commercial and financing transactions, recognised assets and liabilities denominated in a currency that is not the Group’s functional currency and net investments in overseas entities.
The Group includes entities that transact in currencies other than sterling and that have functional currencies other than sterling, whose net assets are, therefore, subject to currency translation risk. The

Group borrows in local currencies as appropriate to minimise the impact of this risk on the balance sheet. See details of net investment hedges in note 17.
Foreign currency exchange rate sensitivity
Foreign currency financial assets and liabilities, translated into sterling at the closing rate, are as follows:
At 31 December 2023	Sterling £m	US dollars £m	Euros £m	Other £m	Total £m
Financial assets
Trade and other receivables(1)	14.2	28.3	18.9	6.8	68.2
Financial assets at FVPL	—	1.2	—	—	1.2
Cash and cash equivalents	23.6	17.0	10.5	12.7	63.8
Derivative financial instruments	—	—	—	—	—
Total financial assets	37.8	46.5	29.4	19.5	133.2
Financial liabilities
Borrowings(2)	(33.5)	(100.1)	(40.4)	—	(174.0)
Lease liabilities	(21.7)	(28.7)	(1.1)	(8.2)	(59.7)
Derivative financial instruments	(0.3)	(0.5)	—	—	(0.8)
Trade and other payables(3)	(12.6)	(37.4)	(18.7)	(2.6)	(71.3)
Total financial liabilities	(68.1)	(166.7)	(60.2)	(10.8)	(305.8)
Potential impact on profit or loss – (loss)/gain
10% increase in functional currency	—	(2.2)	(0.1)	(0.7)	(3.0)
10% decrease in functional currency	—	2.7	0.1	0.8	3.6
Potential impact on other comprehensive income – gain/(loss)
10% increase in functional currency	—	10.9	2.8	(0.7)	13.0
10% decrease in functional currency	—	(13.4)	(3.4)	0.9	(15.9)

(1)
Excludes non-financial assets.

(2)
Excludes capitalised borrowing costs of £2.3 million and includes bank overdrafts £25.4 million.

(3)
Excludes non-financial liabilities.

At 31 December 2022	Sterling £m	US dollars £m	Euros £m	Other £m	Total £m
Financial assets
Trade and other receivables(1)	14.5	29.2	18.2	5.6	67.5
Financial assets at FVPL	—	1.2	—	—	1.2
Cash and cash equivalents	21.7	29.5	8.1	15.3	74.6
Derivative financial instruments	0.2	—	—	—	0.2
Total financial assets	36.4	59.9	26.3	20.9	143.5
Financial liabilities
Borrowings(2)	(26.0)	(121.7)	(42.8)	—	(190.5)
Lease liabilities	(18.3)	(32.1)	(1.1)	(10.2)	(61.7)
Derivative financial instruments	—	(0.2)	—	—	(0.2)
Trade and other payables(3)	(11.3)	(40.5)	(13.9)	(3.3)	(69.0)
Total financial liabilities	(55.6)	(194.5)	(57.8)	(13.5)	(321.4)
Potential impact on profit or loss – (loss)/gain
10% increase in functional currency	—	(2.2)	(0.3)	(1.1)	(3.6)
10% decrease in functional currency	—	2.6	0.4	1.4	4.4
Potential impact on other comprehensive income – gain/(loss)
10% increase in functional currency	—	12.2	2.9	(0.6)	14.5
10% decrease in functional currency	—	(14.9)	(3.5)	0.8	(17.6)

(1)
Excludes non-financial assets.

(2)
Excludes capitalised borrowing costs of £2.1 million and includes bank overdrafts £16.4 million.

(3)
Excludes non-financial liabilities.

At 31 December 2021	Sterling £m	US dollars £m	Euros £m	Other £m	Total £m
Financial assets
Trade and other receivables(1)	13.9	36.5	15.7	3.8	69.9
Financial assets at FVPL	—	1.1	—	—	1.1
Cash and cash equivalents	27.1	22.5	13.1	14.3	77.0
Derivative financial instruments	—	—	—	—	—
Total financial assets	41.0	60.1	28.8	18.0	148.0
Financial liabilities
Borrowings(2)	(18.8)	(105.1)	(44.7)	(0.1)	(168.7)
Lease liabilities	(14.6)	(35.6)	(1.4)	(3.2)	(54.8)
Derivative financial instruments	—	(0.3)	—	—	(0.3)
Trade and other payables(3)	(18.3)	(49.8)	(18.0)	(4.2)	(90.3)
Total financial liabilities	(51.7)	(190.8)	(64.1)	(7.5)	(314.1)
Potential impact on profit or loss – (loss)/gain
10% increase in functional currency	—	(2.2)	(0.3)	(1.1)	(0.6)
10% decrease in functional currency	—	2.6	0.4	1.4	1.1
Potential impact on other comprehensive income – gain/(loss)
10% increase in functional currency	—	12.7	3.5	(0.6)	15.6
10% decrease in functional currency	—	(15.6)	(4.2)	0.7	(19.1)

(1)
Excludes non-financial assets.

(2)
Excludes capitalised borrowing costs of £0.7 million and includes bank overdrafts £18.9 million.

(3)
Excludes non-financial liabilities.

The 10% movements in exchange rates are considered to be indicative of a reasonable annual movement, based on historical average movements in exchange rates.
18.3.6 Capital management
The Group’s capital management objectives are to safeguard the Group’s ability to continue as a going concern so as to provide returns to shareholders and benefits to stakeholders. The Group defines its capital as total equity plus net debt.
In maintaining the capital structure, the Group may adjust the amount paid as dividends to shareholders, issue new shares or dispose of assets to reduce debt.
The Group monitors its financial capacity by reference to its financial covenant ratios, including leverage and interest cover. If the Group fails to meet its key financial covenant ratios required by its lenders, this could impact the Group’s average interest rate of borrowings and the future availability of credit to the Group.
The Group is in compliance with the financial covenants contained within its credit facilities and has been in compliance throughout the financial year.
	Note	2023 £m	2022 £m	2021 £m
Borrowings(1)	18	174.0	190.5	168.7
Lease liabilities		59.7	61.7	54.8
Less: Cash and cash equivalents	15	(63.7)	(74.6)	(77.0)
Total equity		525.6	541.6	482.4
Total capital		695.6	719.2	628.9

(1)
Excludes capitalised borrowing costs of £2.3 million (2022: £2.1 million, 2021: £0.7 million) and includes bank overdrafts £25.4 million (2022: £16.4 million, 2021: £18.9 million).

18.4 Fair value estimation
The Group’s derivative financial instrument used for hedging is measured at fair value. The Group uses the following hierarchy for measuring fair value:
•
Level 1: quoted prices (unadjusted) in active markets for identical assets or liabilities.

•
Level 2: inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly or indirectly.

•
Level 3: inputs for the asset or liability that are not based on observable market data.

The table below summarises the fair value hierarchy of financial instruments recognised and measured at fair value in the financial statements:
31 December 2023
	Level 1 fair value £m	Level 2 fair value £m	Level 3 fair value £m	Carrying amount £m
Interest rate swap derivative instruments	—	(0.3)	—	(0.3)
Financial assets at FVPL	—	—	1.2	1.2
Forward exchange contract derivative instruments	—	(0.5)	—	(0.5)
Total	—	(0.8)	1.2	0.4

31 December 2022
	Level 1 fair value £m	Level 2 fair value £m	Level 3 fair value £m	Carrying amount £m
Interest rate swap derivative instruments	—	0.2	—	0.2
Financial assets at FVPL	—	—	1.2	1.2
Forward exchange contract derivative instruments	—	(0.2)	—	(0.2)
Total	—	—	1.2	1.2
31 December 2021
	Level 1 fair value £m	Level 2 fair value £m	Level 3 fair value £m	Carrying amount £m
Financial assets at FVPL	—	—	1.1	1.1
Forward exchange contract derivative instruments	—	(0.3)	—	(0.3)
Total	—	(0.3)	1.1	0.8
There were no transfers between levels in the current and prior year.
Derivative instruments comprise interest rate swaps fair valued using forward interest rates extracted from observable yield curves and foreign exchange contracts valued with reference to the period end exchange rate. The effects of discounting are generally insignificant for Level 2 derivatives. The fair value of the derivative financial instruments at 31 December 2023 is a liability of £0.8 million (2022: £nil, 2021: liability of £0.3 million).
The fair value of floating rate borrowings approximates to the carrying amount because interest rates are at floating rates where payments are reset to market rates at intervals of less than one year. The fair value of fixed rate borrowings is estimated by discounting the future contracted cash flow, using appropriate yield curves, to the net present values. The fair value and carrying value of borrowings is summarised below.
	2023		2022		2021
	Fair value £m	Carrying value £m	Fair value £m	Carrying value £m	Fair value £m	Carrying value £m
Current liabilities	(60.2)	(60.2)	(15.9)	(15.9)	(19.0)	(19.0)
Non-current liabilities	(109.0)	(111.5)	(173.6)	(172.5)	(147.7)	(149.0)
Fair value of borrowings	(169.2)	(171.7)	(189.5)	(188.4)	(166.7)	(168.0)
The fair value of cash and cash equivalents, receivables and payables approximates to the carrying amount because of the short maturity of these instruments. The carrying values of these are outlined above in note 18.2.
There were no changes in valuation techniques during the year.
19. Provisions
19.1 Accounting policy
Provisions are recognised when:
•
the Group has a present legal or constructive obligation as a result of a past event;

•
it is probable that an outflow of resources will be required to settle the obligation; and

•
a reliable estimate can be made of the amount of the obligation.

The amount recognised as a provision is the best estimate of the consideration required to settle the present obligation at the balance sheet date, taking into account the risks and uncertainties surrounding the obligation. Where a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows using a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the obligation.
The increase in the provision due to the passage of time is recognised in the income statement within net finance costs. Provisions are not recognised for future operating losses.
Provisions, by their nature, are uncertain. Provisions are measured at the Directors’ best estimate of the expenditure required to settle the obligation at the balance sheet date based on the nature of the provisions, the potential outcomes, any developments relating to specific claims and previous experience.
19.2 Carrying amounts of provisions
	Property related £m	Restructuring £m	Warranty £m	Other £m	Total £m
At 1 January 2021	(3.4)	(0.5)	(2.8)	(2.2)	(8.9)
(Charged)/credited to the income statement
Additional provisions in the year	—	—	(0.1)	(0.1)	(0.2)
Unused amounts reversed	—	0.2	1.6	1.0	2.8
Exchange difference	—	—	—	0.1	0.1
At 31 December 2021	(3.4)	(0.3)	(1.3)	(1.2)	(6.2)
(Charged)/credited to the income statement
Additional provisions in the year	—	(3.2)	—	—	(3.2)
Unused amounts reversed	0.4	—	0.6	0.1	1.1
Utilised in the year	—	0.2	0.1	0.4	0.7
Exchange difference	—	(0.1)	—	(0.2)	(0.3)
At 31 December 2022	(3.0)	(3.4)	(0.6)	(0.9)	(7.9)
(Charged)/credited to the income statement
Additional provisions in the year	—	(2.4)	(0.2)	(0.1)	(2.7)
Unused amounts reversed	0.3	0.1	0.1	0.3	0.8
Utilised in the year	—	4.1	—	0.1	4.2
Exchange difference	—	0.1	—	—	0.1
At 31 December 2023	(2.7)	(1.5)	(0.7)	(0.6)	(5.5)
Analysed as:
	2023 £m	2022 £m	2021 £m
Current liabilities	(2.1)	(5.0)	(1.4)
Non-current liabilities	(3.4)	(2.9)	(4.8)
At 31 December	(5.5)	(7.9)	(6.2)
Current liabilities are those aspects of provisions that are expected to be utilised within the next twelve months.
19.2.1 Property related
Property provisions include provisions for site restoration costs and leasehold dilapidations.
The provision for leasehold dilapidations relates to contractual obligations to reinstate leasehold properties to their original state of repair. Property provisions are expected to be utilised by 2042.

19.2.2 Restructuring
Restructuring provisions utilised during the year largely relate to the closure of the Hamburg facility (£3.3 million), which has been settled during the current year. The balance of the provision utilised during the year relates to the closure of the business in China. The remaining provision of £1.5 million as at 31 December 2023 relates to the remaining costs of the closure of China, which is expected to be utilised in 2024.
19.2.3 Warranty
Warranty provisions are calculated based on historical experience of the ultimate cost of settling product warranty claims and potential claims. These warranty provisions are expected to be utilised by 2031. The unused amounts reversed during the year predominantly relate to a reduction in a provision made on a previous acquisition as well as a reduction in a product warranty provision.
19.2.4 Other
The £0.6 million relates to various provisions for potential obligations mainly arising from the Group’s M&A activity. These other provisions are expected to be utilised by 2025.
20. Retirement benefit obligations
20.1 Accounting policy
The Group operates both defined contribution and defined benefit pension plans.
20.1.1 Pension obligations
Defined contribution plans
A defined contribution plan is a pension plan under which the Group pays fixed contributions into publicly or privately administered pension insurance plans on a mandatory, contractual or voluntary basis. The Group recognises contributions as an employee benefit expense when they are due and has no further payment obligations once the contributions have been paid. The Group has no legal or constructive obligation to pay further contributions if the fund does not hold sufficient assets to pay all employees the benefits relating to employee service in the current or prior periods. Prepaid contributions are recognised as an asset to the extent that a cash refund in the future is available.
Defined benefit plans
A defined benefit plan is a pension plan that is not a defined contribution plan. Typically, defined benefit plans define an amount of pension benefit an employee will receive on retirement. This amount is usually dependent on one or more factors such as age, years of service and compensation.
The liability recognised in the balance sheet in respect of defined benefit pension plans is the present value of the defined benefit obligation at the end of the reporting period less the fair value of plan assets. The defined benefit obligation is calculated annually by independent actuaries using the projected unit credit method.
The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid, and that have terms to maturity approximating to the terms of the related pension obligation. In countries where there is no deep market in such bonds, the market rates on government bonds are used.
Actuarial gains and losses arising from experience adjustments and changes in actuarial assumptions are charged or credited to equity in other comprehensive income in the period in which they arise.
Past service costs are recognised immediately in the income statement.

Defined benefit obligations are calculated using a number of assumptions, including future salary increases, increases to pension benefits, mortality rates and, in the case of post-employment medical benefits, the expected rate of increase in medical costs. The plan assets consist largely of listed securities and their fair values are subject to fluctuation in response to changes in market conditions. Effects of changes in the actuarial assumptions underlying the benefit obligation, effects of changes in the discount rate applicable to the benefit obligation and effects of differences between the expected and actual return on the plan assets are classified as actuarial gains and losses and are recognised directly in equity. Further actuarial gains and losses will be recognised during the next financial year. An analysis of the assumptions that will be used by management to determine the cost of defined benefit plans, which will be recognised in the income statement in the next financial year, is presented in this note.
20.2 Defined contribution pension schemes
The Group operates a number of defined contribution pension schemes, the assets of which are held externally to the Group in separate trustee-administered funds. The costs of the Group’s defined contribution pension schemes are charged to the income statement in the period in which they fall due. The charge to the income statement was £4.2 million (2022: 4.0 million, 2021: £3.6 million). At the year end, the Group had unpaid pension contributions of £0.2 million (2022: £0.5 million, 2021: £0.1 million) included within employee benefit liabilities.
20.3 Defined benefit pension schemes
The table below outlines where the Group’s post-employment amounts and activity are included in the financial statements.
	2023 £m	2022 £m	2021 £m
Net defined-benefit obligation on the balance sheet	(2.6)	(4.3)	(4.0)
Income statement charge(1)	(0.3)	(0.3)	(0.3)
Remeasurements(2)	(0.5)	—	2.1

(1)
The income statement charge included within profit before taxation includes current service costs, past service costs, administrative costs, interest costs and the fair value gain/(loss) on settlement.

(2)
The remeasurement in the current year amounting to £0.5 million is included net of the £1.2 million deferred tax charge included in the consolidated statement of comprehensive income and consolidated statement of changes in equity (2022: £nil).

As at 31 December 2023, the Group’s principal-defined benefit pension scheme is operated in Italy.
During the year, the termination of the two US-defined benefit schemes, which commenced in 2021, were completed and all remaining obligations were settled. Under the terms of the arrangement, participants were given the option of receiving a lump-sum benefit or an annuity, the liability for which was transferred to an insurance company. The final funding payments for both of the schemes were made in the second half of 2023 and amounted to £2.4 million (US$3.2 million). These schemes had been closed to new entrants and closed to further accrual of service for many years. Termination of these schemes will reduce income statement volatility, administration costs, and future cash outflows. The Group has no further obligations remaining in respect of the US-defined pension schemes.
The Italian scheme relate to TFR termination obligations payable to employees of the Group’s Italian operations. Italian employers are required to make provision for a type of severance package to its employees, equivalent to 6.9% of each employee’s gross annual salary, revalued on the basis of 75.0% of inflation plus a fixed rate of 1.5% during the period of accrual. Upon termination of employment, the employer is obliged to pay a lump sum to the employee. TFR termination obligations are unfunded by the Group. For certain US plans, pensions in payment do not receive inflationary increases. The benefit payments are from trustee-administered funds. Plan assets held in trusts are governed by local regulations and practice in the US, as is the nature of the relationship between the Group and the trustees and their composition.

Responsibility for governance of the plans, including investment and contribution schedules, lies jointly with the Group and the board of trustees. The board of trustees is composed of representatives of the Company and plan participants in accordance with the relevant plan rules.
Actuarial gains and losses from participant experience, changes in demographic assumptions, changes in financial assumptions and net return on plan assets are recognised, net of the related deferred tax, in the consolidated statement of comprehensive income.
The movement in the defined benefit obligations over the year is as follows:
		Present value of obligations			Fair value of plan assets			Net defined liability liability
	Note	2023 £m	2022 £m	2021 £m	2023 £m	2022 £m	2021 £m	2023 £m	2022 £m	2021 £m
Balance at 1 January		(25.4)	(29.9)	(31.8)	21.1	25.9	22.9	(4.3)	(4.0)	(8.9)
Included in the income statement:
Current service costs		—	—	(0.1)	—	—	—	—	—	(0.1)
Administration costs		—	—	—	(0.1)	(0.3)	(0.1)	(0.1)	(0.3)	(0.1)
Interest (expense)/income	6	(0.2)	(0.8)	(0.6)	—	0.8	0.5	(0.2)	—	(0.1)
Subtotal in income statement(1)	5	(0.2)	(0.8)	(0.7)	(0.1)	0.5	0.4	(0.3)	(0.3)	(0.3)
Included in other comprehensive income
Remeasurement gain/(loss) arising from:
Net gain/(loss) on plan assets(2)		—	—	—	0.1	(6.7)	1.1	0.1	(6.7)	1.1
Loss from change in demographic assumptions		—	—	(0.1)	—	—	—	—	—	(0.1)
Gain from change in financial assumptions		0.4	6.9	1.2	—	—	—	0.4	6.9	1.2
Experience loss		(1.0)	(0.2)	(0.1)	—	—	—	(1.0)	(0.2)	(0.1)
Subtotal in other comprehensive income(3)		(0.6)	6.7	1.0	0.1	(6.7)	1.1	(0.5)	—	2.1
Employer contributions		—	—	—	2.6	—	2.5	2.6	—	2.5
Settlement		23.0	1.7	1.7	(23.1)	(1.5)	(1.3)	(0.1)	0.2	0.4
Exchange difference		0.6	(3.1)	(0.1)	(0.6)	2.9	0.3	—	(0.2)	0.2
Balance at 31 December		(2.6)	(25.4)	(29.9)	—	21.1	25.9	(2.6)	(4.3)	(4.0)

(1)
The current service costs and expenses relating to the administration of the defined benefit schemes are included in the income statement within administrative expenses. Also see note 5.3. Net expense is included within net finance income and costs (note 6).

(2)
Excluding amounts included in interest expense.

(3)
The remeasurement in the current year amounting to £0.5 million is included net of the £1.2 deferred tax charge included in the consolidated statement of comprehensive income and consolidated statement of changes in equity (2022: £nil, 2021: £1.6 million is included net of the £0.5 million deferred tax charge.) Also see note 7.

Defined benefit plan liabilities and assets by country are as follows:
	Present value of obligations			Fair value of plan assets			Net defined liability
	2023 £m	2022 £m	2021 £m	2023 £m	2022 £m	2021 £m	2023 £m	2022 £m	2021 £m
United States	—	(22.4)	(26.8)	—	21.1	25.9	—	(1.3)	(0.9)
Italy	(2.6)	(3.0)	(3.1)	—	—	—	(2.6)	(3.0)	(3.1)
Balance at 31 December	(2.6)	(25.4)	(29.9)	—	21.1	25.9	(2.6)	(4.3)	(4.0)
Plan assets comprise the following asset classes:
	2023		2022		2021
	£m	%	£m	%	£m	%
Fixed income	—	—	21.1	100.0	25.9	100.0
Through its defined benefit pension plans, the Group is exposed to a number of risks, the most significant of which are detailed below:
Changes in bond yields	A decrease in corporate bond yields will increase plan liabilities.
Inflation risk	Some of the Group’s pension obligations are linked to inflation, and higher inflation will lead to higher liabilities (although, in most cases, caps on the level of inflationary increases are in place to protect the plan against extreme inflation).
Life expectancies	The majority of the plans’ obligations are to provide benefits for the life of the member, so increases in life expectancy will result in an increase in the plans’ liabilities.
The significant actuarial assumptions were as follows:
	2023		2022		2021
	United States	Italy	United States	Italy	United States	Italy
Discount rate	n/a	3.80%	5.00%	3.10%	2.64%	0.80%
Inflation	n/a	2.50%	2.40%	2.75%	2.25%	1.25%
Salary growth rate	n/a	2.81%	n/a	2.75%	n/a	1.25%
Assumptions regarding future mortality are set based on actuarial advice in accordance with published statistics and experience in each jurisdiction. As both of the US schemes were settled during the current period, there is no future impact and therefore this assumption is not applicable in the current year. This assumption is not relevant to the Italian schemes.
	2023		2022		2021
	United States	Italy	United States	Italy	United States	Italy
Retiring at the end of the reporting year
Male	n/a	n/a	20.1	n/a	20.1	n/a
Female	n/a	n/a	22.2	n/a	22.2	n/a
Retiring 20 years after the end of the reporting year
Male	n/a	n/a	21.7	n/a	21.6	n/a
Female	n/a	n/a	23.7	n/a	23.6	n/a
The sensitivity of the defined benefit obligation as at 31 December 2023 to changes in the discount rate assumption is:

	Change in discount rate assumption	Impact of increase in assumption £m	Impact of decrease in assumption £m
Italy	0.50%	(0.11)	0.11
The above sensitivity analyses are based on a change in the discount rate whilst holding all other assumptions constant. In practice, this is unlikely to occur, and changes in some of the assumptions may be correlated. When calculating the sensitivity of the defined benefit obligation to significant actuarial assumptions, the same methodology has been applied as when calculating the pension liability recognised within the statement of financial position.
The methods and types of assumptions used in preparing the sensitivity analyses did not change compared with the previous year.
The US pension schemes were terminated during the year; as a result, there will be no further service costs incurred by the Group related to these schemes. The expected level of contributions to the defined benefit pension scheme in the year to December 2024 is £0.2 million (2023: £1.6 million, 2022: £1.5 million).
The weighted average duration of the defined benefit obligation is not applicable for the US plans as both plans were settled during the year (2022: 10.1 years, 2021: 12.1 years) and 8.8 years for Italian plans (2022: 9.2 years, 2021: 10.2 years).
The expected maturity analysis of undiscounted post-employment pension benefits is as follows:
	Defined pension benefits(1) 2023 £m	Defined pension benefits 2022 £m	Defined pension benefits 2021 £m
No later than one year	(0.2)	(1.6)	(1.7)
Between one and two years	(0.2)	(1.6)	(1.7)
Between two and five years	(0.5)	(4.8)	(5.1)
Later than five years	(1.1)	(8.0)	(8.6)
Total	(2.0)	(16.0)	(17.1)

(1)
This maturity analysis reflects the current terms of the Italian scheme only. The prior years includes both the US and Italian scheme.

21. Share capital and share premium
21.1 Accounting policy
Ordinary shares are classified as equity. Incremental costs directly attributable to the issue of new ordinary shares or options are shown in equity as a deduction, net of tax, from the proceeds received by the Company.
Where any Group company purchases the Company’s equity share capital (treasury shares), the consideration paid, including any directly attributable incremental costs (net of income taxes), is deducted from equity attributable to the Company’s owners until the shares are cancelled or reissued. Where such shares are subsequently reissued, any consideration received, net of any directly attributable incremental transaction costs and the related income tax effects, is included in equity attributable to the Company’s owners.
21.2 Share capital and share premium
	Number of shares ‘m	Ordinary shares £m	Share premium £m
At 31 December 2021 and 31 December 2022	196.8	9.8	—
At 31 December 2023	196.8	9.8	0.1

Ordinary shares in the Company have a par value of 5.00 pence per share (2022: 5.00 pence per share, 2021: 5.00 pence per share). All issued shares are fully paid up.
22. Share-based payments
22.1 Accounting policy
The Group operates the LTIP, which is an equity-settled share-based compensation plan for certain employees under which the entity receives services from employees as consideration for equity instruments (share options) of the Group. The fair value of the employee services received in exchange for the grant of options is expensed on a straight-line basis over the vesting period, based on the Group’s estimate of shares that will eventually vest.
The total amount to be expensed over the vesting period is determined by reference to the fair value of the options granted, excluding the impact of any non-market vesting conditions. Non-market vesting conditions are included in assumptions about the number of options that are expected to vest. At each balance sheet date, the entity revises its estimates of the number of options that are expected to vest, with any changes in estimate recognised in the income statement, with a corresponding adjustment in equity. The fair value of awards granted under LTIP is measured using the Black — Scholes model to predict target EPS levels.
The proceeds received, net of any directly attributable transaction costs, are credited to share capital (nominal value) and share premium when the options are exercised. The Group also operates a Save As You Earn (“SAYE”) scheme for employees and a deferred share bonus plan for senior management.
The Group also operates as deferred share bonus plan that requires that a portion of the Short-Term Incentive Plan (“STIP”) award to Executive Committee members, which is determined based on current year performance, is deferred in shares to be issued three years after the award date. The value is fixed and the number of shares varies dependent on the share price at vesting. This is, therefore, treated as cash settled, with the credit being recorded as a liability. Once the shares are issued, the liability is transferred to retained earnings in equity.
The charges relating to the equity-settled share-based payments are outlined below.
	2023 £m	2022 £m	2021 £m
LTIP	1.0	0.7	0.9
Save As You Earn	0.1	0.1	0.1
Deferred share bonus plan	0.4	0.2	—
Total share-based payments charge	1.5	1.0	1.0
The charge in respect of the SAYE of £53,557 (2022: £62,000, 2021: £47,000) is immaterial and, therefore, further disclosures are not provided.
22.2 LTIP
The charge to the income statement in 2023 in relation to the LTIP was £1.0 million (2022: £0.7 million, 2021: £0.9 million).
Conditional, annual awards of shares are granted under the LTIP to the Executive Directors and certain senior managers at the discretion of the Remuneration Committee. Provided the participant remains an employee of the Group and, where applicable, the performance targets are met, awards will vest between one and three years after the date of the grant at no cost to the employee. Further information on the LTIP and the performance targets for each grant are given in the Remuneration report.
The fair value of the awards granted under the LTIP in 2023 and the assumptions used in the calculation of the share-based payment charge are outlined below.

	Grant 1	Grants 2
Exercise price	£nil	£nil
Share price at grant date	£2.39	£2.39
Fair value	£2.39	£2.01
Expected volatility	31.55%	31.55%
Risk – free rate	3.3%	3.3%
Grant date	10-Mar-23	10-Mar-23
Expected life	3 Years	3 Years
Employees other than Executive Directors
LTIPs awarded to Divisional Presidents and Head Office employees under Grant 1 and 2 contain the following performance targets in respect of between half and two-thirds of the respective award’s value: (a) 2025 Group adjusted EPS must be 40.7p or more; (b) 2025 Group ROCE must be 12.8% or more; and (c) at least the lower threshold of the Group ESG scorecard conditions (i.e. Safety, Sustainable Operations, Sustainable Culture and Sustainable Solutions) must be met. Divisional Presidents and senior reports to Divisional Presidents also have a performance target based on their division’s 2025 adjusted operating profit. Senior reports to Divisional Presidents do not have the 2025 Group EPS performance targets attached to their LTIP awards. Divisional Presidents have a service only component in respect of one-third of their awards. Head Office employees and senior reports to Divisional Presidents have a service only component in respect of half of their awards.
Executive Directors
In addition to the Group adjusted EPS, Group ROCE and Group ESG performance targets described above, Executive Directors (who received an award under Grant 2) also have a TSR performance target. To fulfil the TSR performance target, they must achieve at least the “median” in the Net Return Index when ranked against constituents of the FTSE250 index, excluding investments trusts, as at 1 January 2023. Executive Directors are also subject to a two-year compulsory holding period post-vesting.
Movements in the number of outstanding conditional awards of shares are as follows:
	2023 m	2022 m	2021 m
At 1 January	2.9	2.5	2.4
Exercised	(0.6)	—	(0.3)
Granted	1.5	1.0	0.9
Lapsed	(1.3)	(0.7)	(0.6)
Dividend equivalent	0.1	0.1	0.1
At 31 December	2.6	2.9	2.5
At 31 December, there are no options currently exercisable.
22.3 Employee Benefit Trust purchases
Details of shares purchased by the Employee Benefit Trust to satisfy certain share awards vested in the year as well as future obligations under the Group’s various share plans and Treasury Shares are as follows:
	2023	2022	2021
Number of ordinary shares (million)	0.2	2.0	0.1
Cost to Company (£m)	0.5	6.6	0.3

Reconciliation of Treasury and Employee Benefit Trust (“EBT”) shares:
	2023 m	2022 m	2021 m
At 1 January	3.0	1.2	1.6
Released during the year	(1.0)	(0.2)	(0.4)
Buy back/purchase of shares	0.2	2.0	0.1
At 31 December	2.2	3.0	1.2
23. Dividends
	2023 £m	2022 £m	2021 £m
Amounts recognised as distributions to owners in the year:
Final dividend for financial year ended 31 December 2022 of 9.5 pence (2021: 8.9 pence, 2020: 4.0 pence))	18.4	17.2	7.8
Interim dividend for financial year ended 31 December 2023 of 4.2 pence (2022: 4.2 pence, 2021: 4.0 pence)	8.2	8.2	7.8
Total amounts recognised as distributions to owners in the year	26.6	25.4	15.6
Amounts not recognised in the financial statements:
Final dividend proposed for the year ended 31 December 2023 of 9.5 pence (2022: 9.5 pence, 2021:8.9 pence)	18.5	18.4	17.4
The proposed final dividend is subject to approval by the shareholders at the Annual General Meeting and has not been included as a liability in the financial statements for the year ended 31 December 2023.
24. Business combinations
24.1 Accounting policy
The Group applies the acquisition method to account for business combinations. The consideration transferred for the acquisition of a subsidiary is the fair values of the assets transferred, the liabilities incurred to the former owners of the acquiree, and the equity interest issued by the Group. The consideration transferred includes the fair value of any asset or liability resulting from a contingent consideration arrangement. Identifiable assets acquired, liabilities assumed, and contingent liabilities assumed in a business combination are measured initially at their fair values at the acquisition date.
Acquisition-related costs are expensed as incurred.
Any contingent consideration to be transferred is recognised at fair value at the acquisition date. Subsequent changes to the fair value of the contingent consideration that is deemed to be an asset or liability are recognised in accordance with IAS 39 either in profit or loss or as a change to other comprehensive income. Contingent consideration that is classified as equity is not remeasured, and its subsequent settlement is accounted for within equity.
The excess of the consideration transferred and the acquisition date fair value of any previous equity interest in the acquiree over the fair value of the identifiable net assets acquired is recorded as goodwill (see note 9.2). If the total of consideration transferred is less than the fair value of the net assets of the subsidiary acquired in the case of a bargain purchase, the difference is recognised directly in the income statement.
24.1.1 Estimate: acquisition accounting fair values
IFRS 3 requires assets and liabilities acquired to be recorded at fair value and to identify intangible assets separately from goodwill, initially measuring each group of intangible assets at fair value. Groups of intangible assets include purchased brands and customer relationships. There is limited judgement involved in estimating fair value, particularly in relation to identifiable intangible assets, which requires Management to estimate the useful economic life of each asset, the future cash flows expected to arise from each asset and to apply a suitable discount rate. We do not consider the intangible asset valuation to be a critical area of judgement or a key source of estimation uncertainty as we do not expect that the intangible asset valuation to change materially in the next twelve months after the balance sheet date.
24.1.2 Summary of Lawrence acquisition
On 12 July 2023, the Group completed the acquisition of 100% of the share capital of Barry G Lawrence, Inc., which trades as Lawrence Industries (“Lawrence”). Lawrence designs, manufactures and sells high performance composite hardware for sliding and hung windows to North American window fabricators, and is based in North Carolina, USA.
Lawrence was acquired for initial consideration of £43.8 million (US$56.6 million), with further contingent consideration of up to £9.8 million (US$12.5 million) payable based on the achievement of stretching growth targets in respect of the financial results for the two years up to, and including, 31 December 2024 and key employment milestones being met. The earn-out consideration has been treated as post-employment remuneration due to this being contingent on certain employees remaining with the business.
The following table summarises the provisional consideration paid and the provisional fair value of assets acquired and liabilities assumed at the acquisition date. The fair values will be finalised within twelve months of the acquisition date.
	Note	Lawrence £m
Intangible assets(1)	9	22.1
Property, plant and equipment	10	2.7
Inventories		0.5
Trade and other receivables		1.0
Cash and cash equivalents		0.2
Trade and other payables		(0.3)
Total identifiable net assets		26.2
Goodwill arising on acquisition	9	17.6
Total consideration		43.8
Satisfied by:
Cash		44.0
Consideration adjustment receivable		(0.2)
Total consideration		43.8
Net cash outflow arising on acquisition:
Cash consideration		(44.0)
Net cash and cash equivalents		0.2
Net cash outflow		(43.8)

(1)
Intangible assets acquired relate predominantly to customer relationships and brands.

Acquisition related costs of £1.4 million have been included in selling, general and administrative expenses in the Group’s consolidated income statement (see note 3.2.3). These costs include due diligence, legal fees, and other acquisition-related costs, as well as a charge associated with the estimated earn-out, which under accounting standards, is treated as post-combination remuneration rather than consideration due to it being conditional on continuing employment of a key employee.
The gross and fair value of trade and other receivables is £1.0 million, as £nil is expected to be uncollectable.

Revenue included in the consolidated income statement since 12 July 2023 contributed by Lawrence was £7.1 million. Lawrence contributed £3.0 million to the profit before taxation over the same period.
Unaudited pro forma information: Had the acquisition of Lawrence been completed on the first day of the financial year, total revenue for the Group for the year would amount to £665.2 million and profit before taxation would amount to £51.2 million.
Goodwill arising on acquisition is attributable to the expected profitability of the acquired business arising through savings and benefits from:
•
the acquired workforce and their knowledge;

•
unquantifiable revenue synergies from cross-selling to the existing customers of the North America division;

•
the potential to win new customers as a result of the increased product offering and scale, specifically in Western USA and Canada; and

•
the potential to leverage the North America divisional distribution network.

Goodwill arising on acquisition is tax deductible.
25. Adjustments to cash flows from operating activities
The following non-cash and financing adjustments have been made to profit before taxation to arrive at operating cash flow:
	Note	2023 £m	2022 £m	2021 £m
Net finance costs	6	10.2	9.3	9.1
Depreciation of PPE	10	12.0	12.4	11.5
Depreciation of right-of-use assets	11	7.9	7.1	7.0
Amortisation of intangible assets	9	16.3	19.6	18.8
Impairment of intangible assets	9	—	0.2	1.9
Write off of goodwill	9	1.0	—	—
Impairment of property, plant and equipment	10	—	0.7	0.2
Impairment of right-of-use assets	11	—	0.2	—
Loss on disposal of property, plant and equipment		0.2	0.1	0.2
Pension service costs and administration costs		0.3	0.3	0.1
Non-cash provision movements		1.9	2.1	(2.4)
Share-based payments	22	1.5	1.0	1.0
Total		51.3	53.0	47.4
26. Financial commitments
There are no financial commitments as at 31 December 2023 or 31 December 2022. In 2021 there were financial commitments relating to property, plant and equipment amounting to £1.7 million.
27. Contingent liabilities
There are no contingent liabilities as at 31 December 2023, 31 December 2022 or 31 December 2021.
28. Events after the balance sheet date
There were no events after the balance sheet date.
29. Related party transactions
The following transactions were carried out with related parties of Tyman plc:

29.1 Subsidiaries
Transactions between the Company and its subsidiaries, which are related parties, are eliminated on consolidation. There were no transactions between the Company and its subsidiaries made during the year other than intercompany loans and dividends.
29.2 Key management compensation
The Group considers its Directors to be the key management personnel on the basis that it is the Directors who have the sole responsibility for planning, directing and controlling the Group. Key management compensation in accordance with IAS 24 is as follows:
	2023 £m	2022 £m	2021 £m
Short-term employee benefits	1.5	1.6	1.7
Share-based payments (including DSBP)	0.5	0.7	0.7
Total	2.0	2.3	2.4
30. Subsidiaries
Details of the subsidiaries of the Group as at 31 December 2023 are detailed below. Unless otherwise indicated, all subsidiaries are wholly owned.
Registered name and office address	Country of incorporation	Nature of business
UK operations
29 Queen Anne’s Gate, London SW1H 9BU
Balance UK Limited(1)	United Kingdom	Dormant
Bilco Access Solutions Limited(1)	United Kingdom	Building products
Crompton Limited(1)	United Kingdom	Dormant
ERA Home Security Limited(1)	United Kingdom	Building products
ERA Products Limited(1)	United Kingdom	Dormant
ERA Security Hardware Limited(1)	United Kingdom	Dormant
Grouphomesafe Limited(1)	United Kingdom	Dormant
Howe Green Limited(1)	United Kingdom	Building products
Jasper Acquisition Holdings Limited	United Kingdom	Holding company
Lupus Capital Limited	United Kingdom	Dormant
Octroi Group Limited	United Kingdom	Holding company
Profab Access Limited(1)	United Kingdom	Dormant
Response Electronics Limited(1)	United Kingdom	Dormant
Response Alarms Limited(1)	United Kingdom	Dormant
Schlegel Acquisition Holdings Limited	United Kingdom	Holding company
Schlegel Building Products Limited(1)	United Kingdom	Dormant
Schlegel Limited(1)	United Kingdom	Building products
Tyman Equities Limited	United Kingdom	Dormant
Tyman Financial Services Limited(1)	United Kingdom	Financing company
Tyman Management Limited(1)	United Kingdom	Holding company
1687922 Limited(1)	United Kingdom	Dormant
Window Fabrication and Fixing Supplies Limited(1)	United Kingdom	Dormant
Y-cam Solutions Limited(1)	United Kingdom	Dormant
Zoo Hardware Limited(1)	United Kingdom	Dormant

Registered name and office address	Country of incorporation	Nature of business
North American operations
Bay Adelaide Centre, East Tower, 22 Adelaide Street West, Toronto, ON M5H 4E3
Amesbury Canada Inc(1)	Canada	Holding company
8005 Dixie Road, Unit 8043, Brampton, Ontario L6T 3V(1)
AmesburyTruth, Inc	Canada	Holding company
Roberto Fierro #6351, Industrial Park Aero Juarez, Juarez, Chihuahua 32695
Amesbury Mexico S.De R.L. De C.V.(1)	Mexico	Building products
Deportistas 7820 Parque Industrial Gema Ciudad, Juarez, Chihuahua 32648
Bilcomex Comercializadora S.De R.L. De C.V.(1)	Mexico	Building products
Bilcomex S.De R.L. De C.V.(1)	Mexico	Building products
Via Monterrey Matamoros No. 600, Parque Industrial Milenium, Apoodaca, Nuevo Leon, Mexico, 66600
Ashland Hardware and Casting Systems de Mexico, S.DE.R.L De C.v.(1)	Mexico	Building products
7246, Wright Road, Thomasville, NC, 27360
Barry G. Lawrence, Inc	United States	Building products
Corporation Service Company, 503 S Pierre St, Pierre, SD, 57501-4522
Balance Systems Inc(1)	United States	Building products
Corporation Service Company, Goodwin Square 225 Asylum Street, 20th Floor, Hartford, CT, 06103
The Bilco Company(1)	United States	Holding company
The Bilco Holding Company(1)	United States	Holding company
Bilco U.K. Limited	United States	Building products
Corporate Service Company, 251 Little Falls Drive, Wilmington, DE, 19808, United States
Amesbury Group Inc1	United States	Holding company
Ashland Hardware Holdings, Inc(1)	United States	Holding company
Ashland Hardware LLC(1)	United States	Building products
Tyman Ventures Inc(1)	United States	Holding company
Truth Hardware Corporation(1)	United States	Building products
Schlegel Systems Inc(1)	United States	Building products
Amesbury Acquisition Holdings (2) Inc(1)	United States	Holding company
Amesbury Industries Inc(1)	United States	Holding company
European operations
Nieuwpoortsesteenweg 1028400 Oostende
Schlegel Belgium BVBA(1)	Belgium	Building products
Bredowstrasse, 33-22113, Hamburg
Schlegel Germany GmbH(1)	Germany	Building products
Kolonou 1-3, 12131 Peristeri

Registered name and office address	Country of incorporation	Nature of business
Giesse Group Hellas S.A(1)	Greece	Building products
Via Tubertini n.1, 40054 Budrio BO, Italy
Giesse S.p.A(1)	Italy	Building products
Constitucion, 84 – Poligono Industrial Les Grases, 08980 Sant Feliu De Llobregat, Barcelona
Giesse Group Iberia S.A(1)	Spain	Building products
Other international operations
Enrique Becquerel 4873, Area de promocion el Triangulo, CP 1615, Buenos Aires
Giesse Group Argentina S.A(1)	Argentina	Building products
44 Riverside Road, Chipping Norton, NSW 2170
Schlegel Australia Pty (2006) Ltd(1)	Australia	Building products
Level 33, 101 Collins Street, Melbourne, VIC 3000, Australia
Schlegel Pty Limited(1)	Australia	Holding company
617 Alameda Itatinga, Galpao 2, Parte B, Joapirange II, Valinhos – SP
Giesse Brasil Indústria e Comércio de Ferragens e Acessórios Ltda.(1)	Brazil	Building products
618 Alameda Itatinga, Galpao 2, Parte B, Joapirange II, Valinhos – SP
Schlegel América Latina – Vedação, Esquadrias e Extrusão Ltda.(1)	Brazil	Building products
No.151 Linjia of Linlianghe Village, Miaocheng Town, Huairou District, Beijing, 101401
Giesse Hardware (Beijing) Co. Ltd.(1)	China	Building products
Second floor of No.3 Building, No.1515 of Juxian Road, Hi – Tech District, Ningbo, Zhejiang Province
TSA Hardware (Ningbo) Co. Limited(1)	China	Building products
Amesbury (Ningbo) Hardware Trading Co. Ltd(1)	China	Building products
3rd Interchange, Sheikh Zayed Road, Al Quoz Industrial Area 1, Dubai
Schlegel Middle East Building Materials Trading LLC(1)(2)	United Arab Emirates	Building products
Branch operations
Access 360 Innovation Drive, Pendeford Wolverhampton, 54 Business Park, WG9 5GA
Bilco UK Ltd	United Kingdom	Building products
D-362, MIDC, TTC Industrial Area, Kushket Village, Juinagar, Navi Mumbai 400705
Giesse S.p.A	India	Building products
Istanbul Merkez Şubesi, Halk Sokak Ada IS Merkezi No: 46, Kat: 2 Daire: 4, 34734 Sahrayicedid, Kadikoy, Istanbul
Giesse S.p.A	Turkey	Building products
8 Chemin du Jubin, 69570 Dardilly
Giesse S.p.A	France	Building products

Registered name and office address	Country of incorporation	Nature of business
Av. Eng. Duarte Pacheco, 19-3° DTO., 1070-100 Lisboa
Giesse Group Iberia S.A.	Portugal	Building products

(1)
Held by subsidiary.

(2)
Shareholding of 49% held by the Group. The Group has managerial control and is entitled to 100% of the profits and cash generated by the business.

ANNEXES

Annex A
NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION
THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION
FOR IMMEDIATE RELEASE
22 April 2024
RECOMMENDED CASH AND SHARE OFFER
FOR
TYMAN PLC (“TYMAN”)
BY
QUANEX BUILDING PRODUCTS CORPORATION (“QUANEX”)
to be implemented by means of a Scheme of Arrangement
under Part 26 of the Companies Act 2006
Summary
•
The boards of Quanex and Tyman are pleased to announce that they have reached agreement on the terms of a recommended cash and share offer pursuant to which Quanex will acquire the entire issued and to be issued ordinary share capital of Tyman (the “Transaction”). The Transaction is intended to be implemented by means of a court-sanctioned scheme of arrangement under Part 26 of the Companies Act.

•
Under the terms of the Transaction, Tyman Shareholders will be entitled to receive for each Tyman Share held at the Scheme Record Time:

 –
240.0 pence in cash; and

 –
0.05715 of a New Quanex Share,

(the “Main Offer”).
•
The Main Offer comprises approximately 60 per cent. by value in cash and approximately 40 per cent. by value in New Quanex Shares.

•
As an alternative to the Main Offer, Tyman Shareholders will be able to elect to receive the consideration in respect of their entire holding of Tyman Shares in Quanex Shares at a ratio of 0.14288 of a New Quanex Share to every 1 Tyman Share held at the Scheme Record Time (the “Capped All-Share Alternative”).

•
The Capped All-Share Alternative will be made available in respect of up to 25 per cent. of the Tyman Shares outstanding on the Effective Date. To the extent that valid elections for the Capped All-Share Alternative received cannot be satisfied in full, they will be scaled back as nearly as possible on a pro-rata basis with the remaining consideration payable in cash and New Quanex Shares in the proportions applicable to the Main Offer (with any fractions of New Quanex Shares resulting from such scaling to be dealt with as set out in the paragraph entitled “Structure of the Transaction” below).

•
Based on Quanex’s share price of US$34.64 on 19 April 2024 (being the Latest Practicable Date) and the Exchange Rate:

 –
0.05715 of a New Quanex Share (issued under the Main Offer) is equivalent to 160.0 pence; and

 –
0.14288 of a New Quanex Share (issued under the Capped All-Share Alternative) is equivalent to 400.0 pence.

Accordingly, and on the above basis, the Main Offer and the Capped All-Share Alternative value each Tyman Share at 400.0 pence as at the Latest Practicable Date.
•
Further, based on Quanex’s share price of US$34.64 on 19 April 2024 (being the Latest Practicable Date) and the Exchange Rate, the Transaction:

 –
values the entire issued and to be issued share capital of Tyman at approximately £788 million;

 –
represents a premium of approximately 35.1 per cent. to the Closing Price of 296.0 pence per Tyman Share on the Latest Practicable Date;

 –
represents a premium of approximately 39.6 per cent. to the Closing ex Dividend Price of 286.5 pence per Tyman Share on the Latest Practicable Date;

 –
represents a premium of approximately 36.0 per cent. to the one-month volume weighted average price of 294.2 pence per Tyman Share during the one-month period ended on the Latest Practicable Date; and

 –
represents a premium of approximately 40.5 per cent. to the six-month volume weighted average price of 284.8 pence per Tyman Share during the six-month period ended on the Latest Practicable Date.

•
Each of the Tyman Directors who holds Tyman Shares has irrevocably undertaken to vote or procure votes in favour of the Scheme (or, if the Transaction is to be implemented by way of a Takeover Offer, accept or procure the acceptance of the Takeover Offer), in respect of their entire beneficial holdings of Tyman Shares.

•
In addition to the irrevocable undertakings from the Tyman Directors, Quanex has also received an irrevocable undertaking from Teleios Global Opportunities Master Fund, Ltd acting through its manager Teleios Capital Partners LLC (“Teleios”) to vote (or procure the votes) in favour of the Scheme in respect of 16.4 per cent. of the Tyman Shares and to accept the Capped All-Share Alternative in respect of its entire holding of Tyman Shares.

•
Upon completion of the Transaction, and subject to the elections made by Tyman Shareholders, Tyman Shareholders will own between approximately 30 per cent. (if all Tyman Shareholders, other than Teleios, receive the Main Offer) and approximately 32 per cent. (if all Tyman Shareholders elect to receive the Capped All-Share Alternative) of the Enlarged Group as at the Latest Practicable Date. Pursuant to the Transaction, Tyman will become a wholly-owned subsidiary of Quanex. The transmission of New Quanex Shares by the transfer agent shall be subject to any applicable legal or regulatory conditions required in connection with such transmission.

•
Tyman Shareholders who do not positively elect to receive the Capped All-Share Alternative will automatically receive the Main Offer. Each Tyman Shareholder shall only be entitled to elect to receive the Capped All-Share Alternative in respect of all (and not some) of the Tyman Shares held by them.

•
Quanex has agreed to provide an observer right on the Quanex board to any person who: (i) is beneficially interested in 16 per cent. or more of the fully diluted ordinary share capital of Tyman when the Transaction is Effective; (ii) will, following the issue of the New Quanex Shares to Tyman Shareholders pursuant to the terms of the Transaction, be beneficially interested in 5 per cent. or more of the issued Quanex Shares when such New Quanex Shares are listed on the NYSE, taking into account only (x) those New Quanex Shares which are issued to Tyman Shareholders pursuant to the terms of the Transaction (and no other Quanex Shares, howsoever acquired or received by them) as the numerator for such calculation and (y) only the aggregated number of all New Quanex Shares and Quanex Shares (excluding shares held in treasury) in issue as at the date of this Announcement as the denominator for such calculation; and (iii) has obtained any required regulatory or legal approvals necessary for such person to take up such right. Quanex will be entitled to terminate this observer right on the date of Quanex’s 2026 annual general meeting. Further details will be set out in the Scheme Document.

•
Tyman Shareholders will continue to be entitled to receive the final dividend of 9.5 pence per Tyman Share announced by Tyman on 7 March 2024 for the financial year ended 31 December 2023 (the “FY23 Dividend”). If any other dividend, distribution and/or other return of value is proposed, authorised, declared, made or paid or becomes payable in respect of Tyman Shares on or after the date of this Announcement and before the Effective Date (other than, or in excess of, the FY23 Dividend), Quanex reserves the right to reduce the consideration (and, accordingly, the Main Offer and the Capped All-Share Alternative) by the amount of any such dividend, distribution and/or other return of value.

Compelling Strategic and Financial Rationale for the Transaction
The Quanex Directors believe that the acquisition of Tyman offers compelling industrial logic and strategic rationale, while offering a significant value creation opportunity for stockholders in the Enlarged Group, as it:
•
presents a unique opportunity to create a larger, more diversified supplier of components and access solutions to customers in the building products sector, particularly across the fenestration portfolio in North America;

•
strengthens brand leadership with the addition of Tyman’s highly regarded family of brands and complementary product portfolio;

•
aligns with Quanex’s “BIGGER” strategic roadmap for growth and value creation; and

•
unlocks substantial value creation for both Quanex and Tyman shareholders through a material cost synergy opportunity.

In addition, the Enlarged Group will benefit from an enhanced financial profile:
•
increased scale with combined fiscal year 2023 revenues of approximately US$2 billion and attractive profitability driven by significant synergy potential with a higher EBITDA margin (based on financial year ended 31 October 2023 for Quanex and 31 December 2023 for Tyman and after taking into account the impact of run-rate cost synergies of US$30 million expected to be fully achieved by the second year following completion of the Transaction);

•
meaningfully earnings accretive in the first full financial year following completion of the Transaction, taking into account the full impact of expected cost synergies; and

•
strong cash flow generation which will support further investment in growth opportunities as well as rapid deleveraging.

The Quanex Directors have approved the Transaction and intend to recommend unanimously that Quanex Stockholders vote in favour of the Quanex Share Proposal.
Unanimous Recommendation by the Tyman Directors
•
The Tyman Directors, who have been so advised by Greenhill as to the financial terms of the Transaction, consider the terms of the Main Offer and Capped All-Share Alternative to be fair and reasonable. In providing advice to the Tyman Directors, Greenhill has taken into account the commercial assessments of the Tyman Directors. Greenhill is providing independent financial advice to the Tyman Directors for the purposes of Rule 3 of the Takeover Code.

•
Accordingly, the Tyman Directors intend to recommend unanimously that Tyman Shareholders vote or procure votes to approve the Scheme at the Court Meeting and to vote or procure votes in favour of the Tyman Resolutions at the General Meeting as the Tyman Directors who hold Tyman Shares at the date of this Announcement have irrevocably undertaken to do (or procure to be done) in respect of their own beneficial holdings, totalling 446,094 Tyman Shares, representing approximately 0.23 per cent. of the issued share capital of Tyman as at the Latest Practicable Date.

•
However, the Tyman Directors are not able to and do not give any advice or recommendation to Tyman Shareholders as to whether they should elect to receive the Capped All-Share Alternative as its benefits will depend on each Tyman Shareholder’s individual tax and financial situation. Tyman

Shareholders should consider whether the Capped All-Share Alternative is suitable in light of their own personal circumstances and investment objectives and are, therefore, strongly recommended to seek their own independent financial, tax and legal advice and to read in full this Announcement and the Scheme Document (when published) before deciding whether to elect to receive the Capped All-Share Alternative.
Irrevocable Undertakings
•
In addition to the irrevocable undertakings from the Tyman Directors who hold Tyman Shares at the date of this Announcement, Quanex has also received an irrevocable undertaking from Teleios to vote (or procure the votes) to approve the Scheme at the Court Meeting and to vote (or procure the votes) in favour of the Tyman Resolutions at the General Meeting in respect of a total of 32,347,981 Tyman Shares representing approximately 16.4 per cent. of the issued share capital of Tyman as at the Latest Practicable Date.

•
Therefore, as at the date of this Announcement, Quanex has received irrevocable undertakings in respect of a total of 32,794,075 Tyman Shares representing approximately 16.7 per cent. of the issued share capital of Tyman as at the Latest Practicable Date. Full details of the irrevocable undertakings are set out in Appendix 3 to this Announcement.

Transaction Structure
•
It is intended that the Transaction will be implemented by way of a court-sanctioned scheme of arrangement under Part 26 of the Companies Act. However, Quanex reserves the right to elect to implement the Transaction by way of a Takeover Offer, subject to the consent of the Panel and the terms of the Co-operation Agreement.

•
The terms of the Transaction will be put to Tyman Shareholders at the Court Meeting and at the General Meeting. In order to become Effective, the Scheme must be approved by a majority in number of the Scheme Shareholders voting at the Court Meeting, either in person or by proxy, representing at least 75 per cent. in value of the Scheme Shares voted. In addition, the Tyman Resolutions must be passed by the requisite majority or majorities at the General Meeting. The Scheme will also need to be sanctioned by the Court. Finally, a copy of the Court Order must be delivered to the Registrar of Companies for registration, upon which the Scheme will become Effective.

•
The Transaction, Main Offer and Capped All-Share Alternative will be made in accordance with the Takeover Code and on the terms and subject to the Conditions which are set out in Appendix 1 to this Announcement and on the further terms and conditions that will be set out in the Scheme Document. The Conditions include (amongst others):

 –
the receipt or waiver of any applicable antitrust approvals or clearances in the United States and the United Kingdom;

 –
approval of Tyman Shareholders at the Court Meeting and the General Meeting;

 –
the issuance of the New Quanex Shares in connection with the Transaction having been approved by Quanex Stockholders at the Quanex Stockholder Meeting;

 –
confirmation having been received by Quanex that the New Quanex Shares have been approved for listing, subject to official notice of issuance, on the NYSE;

 –
the sanction of the Scheme by the Court; and

 –
the delivery of a copy of the Court Order to the Registrar of Companies for registration.

•
It is expected that the Scheme Document, containing further information about the Transaction and notices of the Court Meeting and the General Meeting, will be posted to Tyman Shareholders (other than those resident in Restricted Jurisdictions) along with the Forms of Proxy and Form of Election in May 2024. However, this timing may be delayed dependent on the timing of the filing of the Proxy Statement and the Panel has agreed to the request of Tyman and Quanex that, to the extent required, the publication of the Scheme Document may be delayed beyond the 28 day period required under paragraph 3(a) of Appendix 7 of the Takeover Code by Tyman in order that shareholder materials are published to Tyman Shareholders on or around the same date as the Proxy Statement is posted to Quanex Stockholders. To the extent a delay in publication is required, it is expected that shareholder materials would be published by the end of Q2 2024.
•
It is also expected that a Proxy Statement, containing details of the Transaction, notice of the Quanex Stockholder Meeting, information on the New Quanex Shares and a proposal for the Quanex Share Proposal, will be mailed to Quanex Stockholders around the same time as the Scheme Document is posted to Tyman Shareholders, provided that the SEC has completed its review or confirmed no review of the Proxy Statement, with the Quanex Stockholder Meeting being held as soon as possible thereafter.

•
Quanex may also file additional documents with the SEC in relation to the Transaction. Quanex urges Quanex Stockholders to read these materials and the Proxy Statement carefully when they become available.

•
Quanex intends prior to completion of the Transaction to establish a CREST depositary interest dealing facility for the benefit of Tyman Shareholders to facilitate the trading of Quanex Shares from outside the USA. Details of how UK shareholders can hold, access, and trade the New Quanex Shares will be set out in the Scheme Document.

•
The Transaction is currently expected to become Effective in the second half of calendar year 2024, subject to the satisfaction or waiver of the Conditions and certain further terms set out in Appendix 1 to this Announcement and to the full terms and conditions of the Transaction which will be set out in the Scheme Document. An expected timetable of principal events will be included in the Scheme Document.

Commenting on the Transaction, Mr. George L. Wilson, the Chairman of the Board, President and Chief Executive Officer of Quanex, said:
“This transformative acquisition accelerates our journey to becoming “BIGGER”, creating a leading supplier of building products with a more diverse geographic footprint, product offering and customer base. With significantly enhanced scale, we are looking forward to fully optimizing our portfolio of products and assets to position Quanex as a comprehensive solutions provider for our customers. Importantly, we expect employees of both companies to also benefit from increased opportunities as part of a larger organization with expanded engineering, design and manufacturing capabilities.
As one company, we will have an enhanced financial profile grounded in attractive margins, strong free cash flow and a healthy balance sheet, that will enable us to invest in organic and inorganic growth opportunities to deliver superior returns for investors. The industrial logic and strategic rationale of bringing Quanex and Tyman together are clear and compelling, and we are confident in our ability to drive meaningful value creation for both Quanex and Tyman shareholders and enhanced market offerings for our customer base.”
Commenting on the Transaction, Nicky Hartery, Non-Executive Chair of Tyman, said:
“This transformative and complementary transaction will strengthen the enlarged business for the benefit of all our customers, employees and other stakeholders. In the context of a rapidly evolving North American marketplace, our Board ultimately determined that this transaction is the best path to maximising value for Tyman Shareholders, who will be able to realise a meaningful portion of their holding in cash at a significant premium to the prevailing share price while also participating in the future upside of the enlarged group. Today marks the beginning of an exciting next chapter for Tyman and our talented employees, and we look forward to joining with Quanex to deliver future growth and success.”
This summary should be read in conjunction with, and is subject to, the full text of this Announcement. The Transaction will be subject to the Conditions and further terms set out in Appendix 1 to this Announcement and to the full terms and conditions which will be set out in the Scheme Document. Appendix 2 to this Announcement contains the sources of information and bases of calculations of certain information contained in this Announcement. Appendix 3 to this Announcement contains a summary of the irrevocable undertakings received in relation to this Transaction. Appendix 4 to this Announcement contains the Quantified Financial Benefits Statement, together with the reports from KPMG, Quanex’s reporting accountants and UBS, Quanex’s sole financial adviser as required under Rule 28.1(a) of the Takeover Code. Appendix 5 to this Announcement contains definitions of certain expressions used in this summary and in this Announcement.
Quanex will host a conference call today at 8:30 a.m. ET / 7:30 a.m. CT / 1:30 p.m. BST to discuss this transaction. Participants can pre-register for the conference call using the following link: https://register.vevent.com/register/BI5b79d00466184ba4ae6b79930f67dd32.
Registered participants will receive an email containing conference call details for dial-in options. To avoid delays, it is recommended that participants dial into the conference call ten minutes ahead of the scheduled start time.
A link to the live audio webcast will be available on Quanex’s website at http://www.quanex.com in the Investors section under Presentations & Events. A replay will be available for a limited time on Quanex’s website at http://www.quanex.com in the Investors section under Presentations & Events.
Enquiries:
Quanex
Scott Zuehlke – Senior Vice President, Chief Financial Officer and Treasurer	+1 713 877 5327
UBS
(Sole Financial adviser to Quanex)
London: Joe Hannon, Romine Hakme, Josh Chauhan	+44 20 7567 8000
New York: Simon Smith, Jane Zovak, Vijay Kumra	+1 212 713 2000
Joele Frank, Wilkinson Brimmer Katcher
(PR adviser to Quanex)
Arielle Rothstein	+1 212 355 4449
Andrew Siegel
Lyle Weston
Tyman
Rutger Helbing – Chief Executive Officer	+44 207 976 8000
Jason Ashton – Chief Financial Officer
Greenhill
(Lead Financial adviser to Tyman)
Charles Montgomerie	+44 207 1987400
David Wyles
Charles Spencer
Deutsche Numis
(Financial adviser and Corporate broker to Tyman)
Jonathan Wilcox	+44 207 260 1000
Richard Thomas
MHP Group
(PR adviser to Tyman)
Reg Hoare	+44 7801 894577 / tyman@mhpgroup.com
Rachel Farrington
Matthew Taylor
Travers Smith LLP is acting as English legal adviser to Quanex and Foley & Lardner LLP is acting as US legal adviser to Quanex in connection with the Transaction.
Latham and Watkins (London) LLP is acting as legal adviser to Tyman in connection with the Transaction.

This Announcement contains inside information in relation to Tyman. The person responsible for arranging the release of this Announcement on behalf of Tyman is Peter Ho, Tyman General Counsel and Company Secretary.
Important notices about financial advisers
UBS AG London Branch (“UBS”) is authorised and regulated by the Financial Market Supervisory Authority in Switzerland. It is authorised by the Prudential Regulation Authority (“PRA”) and subject to regulation in the United Kingdom by the Financial Conduct Authority (“FCA”) and limited regulation in the United Kingdom by the PRA. UBS is acting exclusively as sole financial adviser to Quanex and for no one else in connection with the Transaction and will not be responsible to anyone other than Quanex for providing the protections afforded to its clients nor for providing advice in relation to the Transaction, the contents of this Announcement or any other matters referred to in this Announcement. Neither UBS nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of UBS in connection with the Transaction, this Announcement and any statement contained herein or otherwise.
Greenhill & Co. International LLP (“Greenhill”), an affiliate of Mizuho, which is authorised and regulated in the United Kingdom by the FCA, is acting as lead financial adviser to Tyman and for no one else in connection with the Transaction and will not be responsible to anyone other than Tyman for providing the protections afforded to its clients nor for providing advice in relation to the Transaction, the contents of this Announcement or any other matters referred to in this Announcement.
Numis Securities Limited (trading for these purposes as Deutsche Numis) (“Deutsche Numis”), which is authorised and regulated in the United Kingdom by the Financial Conduct Authority, is acting as exclusively for Tyman and no one else in connection with the matters described in this Announcement and will not be responsible to anyone other than Tyman for providing the protections afforded to clients of Deutsche Numis, or for providing advice in connection with the matters referred to herein. Neither Deutsche Numis nor any of its group undertakings or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Deutsche Numis in connection with this Announcement or any matter referred to herein.
No Offer or Solicitation
This Announcement is for informational purposes only and is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this Announcement is not an offer of securities for sale into the United States or in any other jurisdiction. No offer of securities shall be made in the United States absent registration under the US Securities Act, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Any securities issued in the Transaction are anticipated to be issued in reliance upon an exemption from such registration requirements pursuant to Section 3(a)(10) of the US Securities Act.
The Transaction will be made solely by means of the Scheme Document to be published by Tyman in due course, or (if applicable) pursuant to an Offer Document to be published by Quanex, which (as applicable) would contain the full terms and conditions of the Transaction. Any decision in respect of, or other response to, the Transaction, should be made only on the basis of the information contained in such document(s). As explained below, if Quanex ultimately seeks to implement the Transaction by way of a Takeover Offer, that offer will be made in compliance with applicable US laws and regulations.
This Announcement does not constitute a prospectus or a prospectus exempted document.
This Announcement has been prepared for the purpose of complying with English law and the Takeover Code and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws of jurisdictions other than England and Wales.
In accordance with normal United Kingdom practice and pursuant to Rule 14e-5(b) of the US Exchange Act, Quanex or its nominees, or its brokers (acting as agents), may from time to time make certain purchases of, or arrangements to purchase, shares or other securities of Tyman outside of the US, other than pursuant to the Transaction, until the date on which the Transaction and/or Scheme becomes Effective, lapses or is otherwise withdrawn. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any information about such purchases or arrangements to purchase will be disclosed as required in the UK, will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website at www.londonstockexchange.com.
Important Additional Information will be Filed with the SEC
This Announcement may not be deemed to be solicitation material in respect of the Transaction, including the issuance of the New Quanex Shares. In connection with the Transaction, Quanex is expected to file with the Proxy Statement with the SEC. To the extent Quanex effects the Transaction as a Scheme under English law, the issuance of New Quanex Shares would not be expected to require registration under the US Securities Act in reliance upon an exemption pursuant to Section 3(a)(10) of the US Securities Act. If, in the future, Quanex exercises its right to implement the Transaction by way of a Takeover Offer or otherwise in a manner that is not exempt from the registration requirements of the US Securities Act, it will file a registration statement on Form S-4 with the SEC that will contain a prospectus with respect to the issuance of New Quanex Shares. BEFORE MAKING ANY VOTING DECISION, QUANEX’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT, INCLUDING THE SCHEME DOCUMENT (OR, IF APPLICABLE, THE OFFER DOCUMENT), AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION. Quanex’s Stockholders and investors will be able to obtain, without charge, a copy of the Proxy Statement (or, if applicable, the registration statement on Form S-4), including the scheme document and/or offer document (as referred to above), and other relevant documents filed with the SEC (when available) from the SEC’s website at http://www.sec.gov. Quanex’s stockholders and investors will also be able to obtain, without charge, a copy of the Proxy Statement, including the scheme document and/or offer document (as referred to above), and other relevant documents (when available) by directing a written request to Quanex (Attention: Investor Relations), or from Quanex’s website at https://investors.quanex.com/.
Participants in the Solicitation
Quanex and certain of its directors and executive officers and employees may be considered participants in the solicitation of proxies from the Quanex Stockholders in respect of the Transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Quanex Stockholders in connection with the Transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set out in the Proxy Statement when it is filed with the SEC. Information regarding Quanex’s directors and executive officers is contained in Quanex’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023 and its annual meeting proxy statement on Schedule 14A, dated January 25, 2024, which are filed with the SEC.
Overseas jurisdictions
The release, publication or distribution of this Announcement in or into jurisdictions other than the United Kingdom may be restricted by the laws of those jurisdictions and therefore persons into whose possession this Announcement comes should inform themselves about, and observe, such restrictions. In particular, the ability of persons who are not resident in the United Kingdom to vote their Tyman Shares at the Court Meeting or General Meeting, or to appoint another person as proxy to vote at the Court Meeting or General Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located. Further details in relation to the Overseas Shareholders will be contained in the Scheme Document (or, if the Transaction is to be implemented by a Takeover Offer, the Offer Document). Any failure to comply with any such restrictions may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Transaction disclaim any responsibility or liability for the violation of such restrictions by any person.

Unless otherwise determined by Quanex or required by the Takeover Code, and permitted by applicable law and regulation, the Transaction will not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction and no person may vote in favour of the Scheme by any such means from within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction and no person may vote in favour of the Transaction by use of mail or any other means of instrumentality (including, without limitation, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of, any Restricted Jurisdiction.
Accordingly, copies of this Announcement and all documents relating to the Transaction are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction, and persons receiving this Announcement and all documents relating to the Transaction (including custodians, nominees and trustees) must not mail or otherwise distribute or send them in, into or from such jurisdictions where to do so would violate the laws in that jurisdiction. Doing so may render invalid any related purported vote in respect of the Transaction. If the Transaction is implemented by way of a Takeover Offer (unless otherwise permitted by applicable law or regulation), the Transaction may not be made, directly or indirectly, in or into, or by use of mail or any other means or instrumentality (including, without limitation, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of, any Restricted Jurisdiction and the Transaction will not be capable of acceptance by any such use, means, instrumentality or facilities from within any Restricted Jurisdiction.
The availability of the Transaction or of New Quanex Shares pursuant to the Transaction to Tyman Shareholders who are not resident in the United Kingdom or the ability of those persons to hold such shares may be affected by the laws of the relevant jurisdictions in which they are resident. Persons who are not resident in the United Kingdom should inform themselves of, and observe, any applicable requirements.
The Transaction shall be subject to English law and the jurisdiction of the Court and to the applicable requirements of the Takeover Code, the Panel, the London Stock Exchange, the FCA, the Listing Rules and the Registrar of Companies.
Additional information for US investors in Tyman
Tyman Shareholders in the United States should note that the Transaction relates to the securities of a UK company and is proposed to be effected by means of a scheme of arrangement under English law. This Announcement, the Scheme Document and certain other documents relating to the Transaction have been or will be prepared in accordance with English law, the Takeover Code and UK disclosure requirements, format and style, all of which differ from those in the United States. A transaction effected by means of a scheme of arrangement is not subject to the tender offer rules under the US Exchange Act. Accordingly, the Transaction is subject to the disclosure requirements of and practices applicable in the United Kingdom to schemes of arrangement, which differ from the disclosure requirements of the United States tender offer rules. If, in the future, Quanex exercises the right to implement the Transaction by way of a Takeover Offer and determines to extend the offer into the United States, the Transaction will be made in compliance with applicable United States laws and regulations, including any applicable exemptions under the US Securities Act or US Exchange Act.
Tyman’s financial statements, and all financial information that is included in this Announcement or that may be included in the Scheme Document, or any other documents relating to the Transaction, have been or will be prepared in accordance with International Financial Reporting Standards and may not be comparable to financial statements of companies in the United States or other companies whose financial statements are prepared in accordance with US generally accepted accounting principles (“US GAAP”). The financial information included in this Announcement and the Scheme documentation in relation to Quanex has been or will have been prepared in accordance with US GAAP, except as otherwise specified therein.
It may be difficult for US holders to enforce their rights and claims arising out of the US federal securities laws, since Tyman is located outside of the US, and some or all of its officers and directors may be residents of countries other than the US. US holders may not be able to sue a non-US company or its officers or directors in a non-US court for violations of US securities laws. Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to a US court’s jurisdiction or judgment.
The New Quanex Shares to be issued pursuant to the Transaction have not been registered under the US Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the US Securities Act. The New Quanex Shares to be issued pursuant to the Transaction will be issued in reliance upon an exemption from such registration requirements pursuant to Section 3(a)(10) under the US Securities Act. If, in the future, Quanex exercises its right to implement the Transaction by way of a Takeover Offer or otherwise in a manner that is not exempt from the registration requirements of the US Securities Act, it will file a registration statement with the SEC that will contain a prospectus with respect to the issuance of New Quanex Shares. In this event, Tyman Shareholders are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Such documents will be available free of charge at the SEC’s website at www.sec.gov or by directing a request to Quanex’s Investor Relations team identified above.
New Quanex Shares issued to persons other than “affiliates” of Quanex (defined as certain control persons, within the meaning of Rule 144 under the US Securities Act) will be freely transferable under US federal securities laws and regulations following the Transaction. Persons (whether or not US persons) who are or will be “affiliates” of Quanex within 90 days prior to, or after, the Effective Date will be subject to certain transfer restrictions relating to the New Quanex Shares under US federal securities laws and regulations.
Forward-looking statements
This Announcement contains “forward-looking statements” with respect to the Quanex Group and the Tyman Group. These statements are based on the current expectations of the management of Quanex and/or Tyman and are naturally subject to uncertainty and changes in circumstances. The forward-looking statements contained in this document include statements relating to the expected effects of the Transaction on Tyman and/or Quanex, the expected timing and scope of the Transaction, and other statements other than historical facts. Forward-looking statements include statements typically containing words such as “will”, “may”, “should”, “believe”, “intends”, “expects”, “anticipates”, “targets”, “estimates” and words of similar import and including statements relating to future capital expenditures, expenses, revenues, economic performance, financial conditions, dividend policy, losses and future prospects and business and management strategies and the expansion and growth of the operations of Quanex or Tyman. Although Tyman and/or Quanex believes that the expectations reflected in such forward-looking statements are reasonable, Tyman and/or Quanex can give no assurance that such expectations will prove to be correct. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward looking statements. These factors include: the possibility that the Transaction will not be completed on a timely basis or at all, whether due to the failure to satisfy the conditions of the Transaction (including approvals or clearances from regulatory and other agencies and bodies) or otherwise, general business and economic conditions globally, industry trends, competition, changes in government and other regulation, changes in political and economic stability, disruptions in business operations due to reorganization activities, interest rate and currency fluctuations, the inability of the combined company to realize successfully any anticipated synergy benefits when (and if) the Transaction is implemented, the inability of the Enlarged Group to integrate successfully Quanex’s and Tyman’s operations when (and if) the Transaction is implemented and the Enlarged Group incurring and/or experiencing unanticipated costs and/or delays or difficulties relating to the Transaction when (and if) it is implemented. Additional information concerning these and other risk factors is contained in the Risk Factors sections of Quanex’s most recent reports on Form 10-K and Form 10-Q, the contents of which are not incorporated by reference into, nor do they form part of, this Announcement.
These forward-looking statements are based on numerous assumptions regarding the present and future business strategies of such persons and the environment in which each will operate in the future. By their nature, these forward-looking statements involve known and unknown risks, as well as uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this Announcement may cause the actual results, performance or achievements of any such person, or industry results and developments, to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. No assurance can be given that such expectations will prove to have been correct and persons reading this Announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this Announcement. All subsequent oral or written forward-looking statements attributable to Quanex or Tyman or any persons acting on their behalf are expressly qualified in their entirety by the cautionary statement above. Neither of Quanex or Tyman undertakes any obligation to update publicly or revise forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law, regulation or stock exchange rules.
Use of Non-GAAP financial information
Quanex uses the non-GAAP measures of adjusted EBITDA and net debt in this Announcement. These non-GAAP financial measures are provided to enhance the user’s understanding of Quanex’s past financial performance and its prospects for the future. Quanex’s management team uses these non-GAAP financial measures in assessing Quanex’s performance, as well as in planning and forecasting future periods. These non-GAAP financial measures are not computed according to U.S. GAAP and the methods used by Quanex to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with U.S. GAAP and should be read only in conjunction with Quanex’s consolidated financial statements prepared in accordance with U.S. GAAP.
Quanex is unable to provide a reconciliation of these forward-looking non-GAAP financial measures to the most comparable U.S. GAAP financial measures because certain information is dependent on future events, some of which are outside the control of Quanex. Moreover, estimating such U.S. GAAP financial measures with the required precision necessary to provide a meaningful reconciliation is extremely difficult and could not be accomplished without unreasonable effort.
No profit forecasts or estimates
No statement in this Announcement is intended as a profit forecast or estimate for any period and no statement in this Announcement should be interpreted to mean that earnings or earnings per share for Tyman or Quanex for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per share for Tyman or Quanex.
Quantified Financial Benefits Statement
The statements in the Quantified Financial Benefits Statement relate to future actions and circumstances which by their nature, involve risks, uncertainties and contingencies. The synergies and cost savings referred to may not be achieved, or may be achieved later or sooner than estimated, or those achieved could be materially different from those estimated. No statement in the Quantified Financial Benefits Statement, or this Announcement generally, should be construed as a profit forecast or interpreted to mean that the Enlarged Group’s earnings in the first full year following the Effective Date, or in any subsequent period, would necessarily match or be greater than or be less than those of Quanex and/or Tyman for the relevant preceding financial period or any other period. For the purposes of Rule 28 of the Takeover Code, the Quantified Financial Benefits Statement is the responsibility of Quanex and the Quanex Directors.
Disclosure requirements of the Takeover Code
Under Rule 8.3(a) of the Takeover Code, any person who is interested in 1 per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than

3.30 p.m. (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.
Under Rule 8.3(b) of the Takeover Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the business day following the date of the relevant dealing.
If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.
Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).
Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.
Right to switch to a Takeover Offer
Quanex reserves the right to elect, with the consent of the Panel, and subject to the terms of the Co-operation Agreement, to implement the Transaction by way of a Takeover Offer for the entire issued and to be issued ordinary share capital of Tyman as an alternative to the Scheme. In such an event, the Takeover Offer will be implemented on the same terms or, if Quanex so decides, on such other terms being no less favourable (subject to appropriate amendments), so far as applicable, as those which would apply to the Scheme and subject to the amendment referred to in Appendix 1 to this Announcement. Upon sufficient acceptances being received in respect of such Takeover Offer, Quanex intends to exercise its rights to apply the provisions of Chapter 3 of Part 28 of the Companies Act so as to acquire compulsorily the remaining Tyman Shares in respect of which the Takeover Offer has not been accepted.
Publication of this Announcement on website
A copy of this Announcement and the documents required to be published pursuant to Rule 26.1 of the Takeover Code will be available, free of charge, subject to certain restrictions relating to persons resident in Restricted Jurisdictions on Quanex’s website at https://www.roadto2b.com/ and Tyman’s website at https://www.tymanplc.com/investor-relations by no later than 12:00 p.m. (London time) on the Business Day following this Announcement.
For the avoidance of doubt, the contents of these websites and any websites accessible from hyperlinks on these websites are not incorporated into, and do not form part of, this Announcement.
Information relating to Tyman Shareholders
Please be aware that addresses, electronic addresses and certain information provided by Tyman Shareholders, persons with information rights and other relevant persons for the receipt of communications from Tyman may be provided to Quanex during the Offer Period as required under Section 4 of Appendix 4 of the Takeover Code to comply with Rule 2.11(c) of the Takeover Code.

Right to receive documents in hard copy form
Any person entitled to receive a copy of documents, announcements and information relating to the Transaction is entitled to receive such documents in hard copy form free of charge. For persons who receive a copy of this Announcement in electronic form or via a website notification, a hard copy of this Announcement will not be sent unless so requested. A person may also request that all future documents, announcements and information in relation to the Transaction are sent to them in hard copy form.
In accordance with Rule 30.3 of the Takeover Code, Tyman Shareholders, persons with information rights and participants in Tyman Share Plans may request a hard copy of this Announcement by contacting Tyman’s registrars, Link Group, on +44 (0) 371 277 1020. Lines are open from 9 a.m. to 5.30 p.m. (London time) Monday to Friday. Calls are charged at the standard geographical rate and will vary by provider. Calls from outside the United Kingdom will be charged at the applicable international rate.
Please note the Shareholder Helpline cannot provide advice on the merits of the Transaction or the Scheme nor give any financial, investment, legal or tax advice.
Rounding
Certain figures included in this Announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.
General
If you are in any doubt about the contents of this Announcement or the action you should take, you are recommended to seek your own independent financial advice immediately from your stockbroker, bank manager, solicitor or independent financial adviser duly authorised under FSMA if you are resident in the United Kingdom or, if not, from another appropriate authorised independent financial adviser.
Rule 2.9
For the purposes of Rule 2.9 of the Takeover Code, Tyman confirms that, as at the Latest Practicable Date, it had in issue 196,322,249 ordinary shares of £0.05 each (excluding 439,810 ordinary shares held in treasury). The International Securities Identification Number (“ISIN”) of the Tyman Shares is GB00B29H4253.
For the purposes of Rule 2.9 of the Takeover Code, Quanex confirms that, as at the Latest Practicable Date, it had in issue 33,111,593 shares of common stock (excluding 4,015,431 shares of common stock held in treasury). The ISIN of the Quanex Shares is US7476191041.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION
THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION
FOR IMMEDIATE RELEASE
22 April 2024
RECOMMENDED CASH AND SHARE OFFER
FOR
TYMAN PLC (“TYMAN”)
BY
QUANEX CORPORATION (“QUANEX”)
to be implemented by means of a Scheme of Arrangement
under Part 26 of the Companies Act 2006
Introduction
The boards of Quanex and Tyman are pleased to announce that they have reached agreement on the terms of a recommended cash and share offer pursuant to which Quanex will acquire the entire issued and to be issued ordinary share capital of Tyman (the “Transaction”). The Transaction is to be implemented by means of a court-sanctioned scheme of arrangement under Part 26 of the Companies Act.
1.
The Transaction

Under the terms of the Transaction, which will be subject to the Conditions and further terms set out in Appendix 1 to this Announcement and to be set out in the Scheme Document, Tyman Shareholders will be entitled to receive for each Tyman Share held at the Scheme Record Time:
•
240.0 pence in cash; and

•
0.05715 of a New Quanex Share,

(the “Main Offer”).
The Main Offer comprises approximately 60 per cent. by value in cash and approximately 40 per cent. by value in New Quanex Shares.
As an alternative to the Main Offer, Tyman Shareholders will be able to elect to receive the consideration in respect of their entire holding of Tyman Shares in Quanex Shares at a ratio of 0.14288 of a New Quanex Share to every 1 Tyman Share held at the Scheme Record Time (the “Capped All-Share Alternative”).
The Capped All-Share Alternative will be made available in respect of up to 25 per cent. of the Tyman Shares outstanding on the Effective Date. To the extent that valid elections for the Capped All-Share Alternative received cannot be satisfied in full, they will be scaled back as nearly as possible on a pro-rata basis with the remaining consideration payable in cash and New Quanex Shares in the proportions applicable to the Main Offer (with any fractions of New Quanex Shares resulting from such scaling to be dealt with as set out in paragraph 14 below).
Based on Quanex’s share price of US$34.64 on 19 April 2024 (being the Latest Practicable Date) and the Exchange Rate:
•
0.05715 of a New Quanex Share (issued under the Main Offer) is equivalent to 160.0 pence; and

•
0.14288 of a New Quanex Share (issued under the Capped All-Share Alternative) is equivalent to 400.0 pence.

Accordingly, and on the above basis, the Main Offer and the Capped All-Share Alternative value each Tyman Share at 400.0 pence as at the Latest Practicable Date.
Further, based on Quanex’s share price of US$34.64 on 19 April 2024 (being the Latest Practicable Date) and the Exchange Rate, the Transaction:
•
values the entire issued and to be issued share capital of Tyman at approximately £788 million;

•
represents a premium of approximately 35.1 per cent. to the Closing Price of 296.0 pence per Tyman Share on the Latest Practicable Date;

•
represents a premium of approximately 39.6 per cent. to the Closing ex Dividend Price of 286.5 pence per Tyman Share on the Latest Practicable Date;

•
represents a premium of approximately 36.0 per cent. to the one-month volume weighted average price of 294.2 pence per Tyman Share during the one-month period ended on the Latest Practicable Date; and

•
represents a premium of approximately 40.5 per cent. to the six-month volume weighted average price of 284.8 pence per Tyman Share during the six-month period ended on the Latest Practicable Date.

Each of the Tyman Directors who holds Tyman Shares has irrevocably undertaken to vote or procure votes in favour of the Scheme (or, in the event that the Transaction is to be implemented by way of a Takeover Offer, accept or procure the acceptance of the Takeover Offer), in respect of their entire beneficial holdings of Tyman Shares.
In addition to the irrevocable undertakings from the Tyman Directors, Quanex has also received an irrevocable undertaking from Teleios to vote (or procure the votes) in favour of the Scheme in respect of 16.4 per cent. of the Tyman Shares and to accept the Capped All-Share Alternative in respect of its entire holding of Tyman Shares.
Upon completion of the Transaction, and subject to the elections made by Tyman Shareholders, Tyman Shareholders will own between approximately 30 per cent. (if all Tyman Shareholders, other than Teleios, receive the Main Offer) and approximately 32 per cent. (if all Tyman Shareholders elect to receive the Capped All-Share Alternative) of the Enlarged Group as at the Latest Practicable Date. Pursuant to the Transaction, Tyman will become a wholly-owned subsidiary of Quanex. The transmission of New Quanex Shares by the transfer agent shall be subject to any applicable legal or regulatory conditions required in connection with such transmission.
Tyman Shareholders who do not positively elect to receive the Capped All-Share Alternative will automatically receive the Main Offer. Each Tyman Shareholder shall only be entitled to elect to receive the Capped All-Share Alternative in respect of all (and not some) of the Tyman Shares held by them. Further details in relation to making an election for the Capped All-Share Alternative will be contained in the Scheme Document and the Forms of Proxy and Form of Election.
Quanex has agreed to provide an observer right on the Quanex board to any person who: (i) is beneficially interested in 16 per cent. or more of the fully diluted ordinary share capital of Tyman when the Transaction is Effective; (ii) will, following the issue of the New Quanex Shares to Tyman Shareholders pursuant to the terms of the Transaction, be beneficially interested in 5 per cent. or more of the issued Quanex Shares when such New Quanex Shares are listed on the NYSE, taking into account only (x) those New Quanex Shares which are issued to Tyman Shareholders pursuant to the terms of the Transaction (and no other Quanex Shares, howsoever acquired or received by them) as the numerator for such calculation and (y) only the aggregated number of all New Quanex Shares and Quanex Shares (excluding shares held in treasury) in issue as at the date of this Announcement as the denominator for such calculation; and (iii) has obtained any required regulatory or legal approvals necessary for such person to take up such right. Quanex will be entitled to terminate this observer right on the date of Quanex’s 2026 annual general meeting. Further details will be set out in the Scheme Document.
Tyman Shareholders will continue to be entitled to receive the final dividend of 9.5 pence per Tyman Share announced by Tyman on 7 March 2024 for the financial year ended 31 December 2023 (the

“FY23 Dividend”). If any other dividend, distribution and/or other return of value is proposed, authorised, declared, made or paid or becomes payable in respect of Tyman Shares on or after the date of this Announcement and before the Effective Date (other than, or in excess of, the FY23 Dividend), Quanex reserves the right to reduce the consideration (and, accordingly, the Main Offer and the Capped All-Share Alternative) by the amount of any such dividend, distribution and/or other return of value.
It is expected that the Scheme Document, containing further information about the Transaction and notices of the Court Meeting and the General Meeting, will be posted to Tyman Shareholders (other than those resident in Restricted Jurisdictions) along with the Forms of Proxy and Form of Election in May 2024. However, this timing may be delayed dependent on the timing of the filing of the Proxy Statement and the Panel has agreed to the request of Tyman and Quanex that, to the extent required, the publication of the Scheme Document may be delayed beyond the 28 day period required under paragraph 3(a) of Appendix 7 of the Takeover Code by Tyman in order that shareholder materials are published to Tyman Shareholders on or around the same date as the Proxy Statement is posted to Quanex Stockholders. To the extent a delay in publication is required, it is expected that shareholder materials would be published by the end of Q2 2024.
It is also expected that a Proxy Statement, containing details of the Transaction, notice of the Quanex Stockholder Meeting, information on the New Quanex Shares and a proposal for the Quanex Share Proposal, will be mailed to Quanex Stockholders around the same time as the Scheme Document is posted to Tyman Shareholders, provided the SEC has completed its review or confirmed no review of the Proxy Statement, with the Quanex Stockholder Meeting being held as soon as possible thereafter.
2.
Background to and reasons for the Transaction

Quanex has been following Tyman for a number of years and has been impressed with the strategy employed by the Tyman Directors and the Tyman management team in creating a well-balanced and diversified business with a growing global presence.
Tyman’s product offering is highly complementary and synergistic to Quanex’s existing portfolio, which will enable the Enlarged Group to better serve its customers. Quanex also believes that Tyman’s existing business would benefit from the opportunity to market a broader product offering and range of services to existing and new customers.
Critically, based on discussions with Tyman’s senior management team, Quanex believes there is a high degree of alignment between the Quanex and Tyman internal cultural identities and a shared understanding of how people work together to execute the business strategies.
Overall, the Quanex Directors believe that the acquisition of Tyman offers compelling industrial logic and strategic rationale, while offering a significant value creation opportunity for stockholders in the Enlarged Group, as it:
•
presents a unique opportunity to create a larger, more diversified supplier of components and access solutions to customers in the building products sector, particularly across the fenestration portfolio in North America;

•
aligns with Quanex’s “BIGGER” strategic roadmap, including its “Bold” acquisition strategy, for growth and value creation;

•
strengthens brand leadership with the addition of Tyman’s highly regarded family of brands and complementary product portfolio;

•
enhances the financial profile of the Enlarged Group by accelerating growth, and increasing profitability and cash generation; and

•
unlocks substantial value creation for both Quanex and Tyman shareholders through a material cost synergy opportunity.

Aligns with Quanex’s “BIGGER” strategic roadmap for growth and value creation
•
Bold acquisition strategy targeting new lines of business:   The Transaction enhances product offering with a complementary portfolio, offering opportunity to capture additional market opportunities, while moving Quanex close to its US$2 billion revenue target.

•
Innovative product development driving consistent growth in core segments:   The Transaction will bring further new product development capabilities while enhancing customer reach.

•
Growth-focused strategy incorporating technology across the platform:   The Transaction will bolster global growth potential, supporting the ability to deliver ‘above market’ growth.

•
Globally-oriented approach that expands reach while supporting international divisions:   The Transaction enhances Quanex’s manufacturing footprint in the US, UK and Germany, while adding exposure into Southern Europe, Middle East, Australasia and Latin America with Tyman’s existing presence.

•
Engaged to maximize positive impact for all stakeholders:   Both Quanex and Tyman have strong mutual commitment to a sustainability framework, while helping customers drive a sustainable business model through more energy efficient operations.

•
Responsive to ideas and opportunities identified across the organization:   Integration will aim to further streamline and transform operations, working towards a more efficient manufacturing footprint and a more flexible operating model.

Creates a larger, more diversified supplier of components and access solutions to customers in the building products sector
The acquisition by Quanex of Tyman offers a unique opportunity to create a leading supplier of components to OEMs in the building products sector globally. The Enlarged Group will:
•
have complementary product portfolios of trusted brands, routes to market and manufacturing processes, as well as a highly complementary customer base offering significant cross-selling opportunities;

•
benefit from a strong business franchise in North America, with increased global reach for Quanex due to Tyman’s international footprint coupled with Quanex’s existing presence in the UK and Germany;

•
take advantage of the significantly enhanced scale to fully optimize its portfolio of products and assets, moving Quanex closer to becoming a comprehensive solutions provider;

•
be well-positioned from a strategic and financial perspective to grow in attractive categories with value-added positioning, driven by secular growth (e.g., more energy efficiency product offering); and

•
capitalize on expanded engineering, design and manufacturing capabilities.

Strengthens brand leadership with the addition of Tyman’s highly regarded family of brands and complementary product portfolio
•
Tyman’s family of brands includes highly-regarded names in their respective business segments, which boast wide customer bases. These brands offer product solutions in the window and door hardware, commercial access solutions, and seals and extrusions verticals, for residential and commercial users across its North America, UK and Ireland, and International divisions.

•
The Enlarged Group will utilise Tyman’s leading brands, including Amesbury Truth, Lawrence and Bilco in North America; ERA, Zoo and Access 360 in the UK and Ireland; and Schlegel, Giesse and Reguitti internationally, implementing a multi-brand strategy to allow increased access to the combined customer base and drive cross-selling opportunities.

Enhances financial profile of the Enlarged Group by accelerating growth and increasing profitability
The Enlarged Group is expected to have an enhanced financial profile with increased scale, greater long-term growth potential, higher profitability, and strong free cash flow generation supported by a healthy balance sheet position. The Enlarged Group will be well-positioned to pursue organic growth and further acquisitions that fit within Quanex’s stated “Bold” acquisition framework.

•
Enhanced scale and attractive margins:   The Transaction is expected to result in significantly enhanced scale and reach for the Enlarged Group with combined 2023 fiscal year revenues of approximately US$2 billion, with approximately 73 per cent. of combined sales coming from North America:

 –
the Enlarged Group is expected to benefit from an improved margin profile, driven in part by significant cost synergy potential, with a higher adjusted EBITDA margin (based on financial year ended 31 October 2023 for Quanex and 31 December 2023 for Tyman and after taking into account the impact of run-rate cost synergies of US$30 million expected to be fully achieved by the second year following completion of the Transaction);

 –
the Quanex Directors believe that the Enlarged Group will attract a larger universe of shareholders and as a result increase the trading liquidity of the shares in the Enlarged Group.

•
Earnings accretive:   The Transaction is expected to be significantly earnings enhancing after the first full financial year following completion of the Transaction taking into account full cost synergies.

•
Attractive valuation:   The Transaction implies an attractive value multiple when factoring in full annual run-rate cost synergies in the context of Quanex’s and Tyman’s long-term average trading multiples.

•
Strong cash flows and opportunity to invest in growth:   The increased scale is expected to result in operational benefits which will support more rapid delivery of each of Quanex’s and Tyman’s business plans. The Enlarged Group will benefit from a healthy balance sheet, strong liquidity and an improved cash flow profile.

•
Prudent financing structure:   At the end of fiscal year 2024 (assuming completion of the Transaction has occurred), the Enlarged Group is expected to have a net leverage ratio (being net debt to pro-forma adjusted EBITDA) of approximately 2.1x. The Quanex Directors believe that based on strong expected free cash flow generation, the Enlarged Group would achieve net leverage of approximately 1.5x in the medium-term following completion of the Transaction. In particular:

 –
given its prudent capital structure, the Enlarged Group would be well-positioned to accelerate future growth both organically and through a joint strategy of value accretive acquisitions, to generate further returns for shareholders;

 –
the Enlarged Group will continue to be focused on total shareholder returns, while exploring capital allocation options, through stock repurchases, M&A activity and dividend distribution where prudent and once deleveraging is achieved; and

 –
the Enlarged Group will continue to review and optimize its portfolio, including investing in organic and inorganic growth, and may consider the potential divestiture of non-core assets that, if completed, would help accelerate debt reduction.

Substantial value creation unlocked for both Tyman and Quanex shareholders through a material synergy opportunity
The Quanex Directors believe that the Enlarged Group will generate significant synergies which will provide further value upside to its shareholders. The Quanex management team has a strong track record of successfully integrating businesses from previous M&A activity and delivering synergies, including the acquisitions of Liniar, Woodcraft LMI Custom Mixing, LLC.
Significant recurring cost synergies opportunity
The Quanex Directors, having reviewed and analysed the potential cost synergies of the Transaction, and taking into account the factors they can influence, believe that the Enlarged Group can deliver approximately US$30 million of pre-tax recurring cost synergies on an annual run-rate basis, expected to be realised by the end of the second full year following completion of the Transaction.
The quantified cost synergies, which are expected to originate from the cost bases of both Quanex and Tyman, are expected to be realised primarily from:

•
approximately 30 per cent. in corporate and listing related costs, generated from de-duplication and rationalisation of public company costs and of executive leadership;

•
approximately 30 per cent. in procurement savings from scale economies and consolidation of overlapping spend categories; and

•
approximately 40 per cent. in savings from consolidation and de-duplication of overlapping administrative and commercial functions and activities.

The Quanex Directors expect approximately 50 per cent. of these cost synergies to be achieved by the end of the first 12-month period following completion of the Transaction and the full run-rate by the second anniversary of completion of the Transaction.
The Quanex Directors estimate that the realisation of the identified cost synergies will result in one-off costs to achieve of approximately US$35 million in aggregate over the first two years post completion of the Transaction.
Potential areas of dis-synergy expected to arise in connection with the Transaction have been considered and were determined by the Quanex Directors to be immaterial for the analysis.
The identified cost synergies will occur as a direct result of the success of the Transaction and would not be achieved on a standalone basis. The identified cost synergies reflect both the beneficial elements and relevant costs.
Further information on the bases of belief supporting the Quantified Financial Benefits Statement, including the principal assumptions and sources of information, is set out in Appendix 4 to this Announcement. These estimated synergies have been reported on for the purposes of Rule 28 of the Takeover Code by KPMG. References to estimated cost savings should always be read in conjunction with Appendix 4 to this Announcement.
Revenue synergies opportunity
In addition to the quantified cost synergies set out above, Quanex believes that there are several potential revenue opportunities for the Enlarged Group, including additional revenue growth through capitalising on the cross-selling opportunities arising from Quanex’s and Tyman’s complementary customer bases. Although the Quanex Directors are confident of realising value via the delivery of revenue synergies, these have not been quantified for public reporting under the Takeover Code at this stage.
3.
Tyman Recommendation

The Tyman Directors, who have been so advised by Greenhill as to the financial terms of the Transaction, consider the terms of the Main Offer and the Capped All-Share Alternative to be fair and reasonable. In providing advice to the Tyman Directors, Greenhill has taken into account the commercial assessments of the Tyman Directors. Greenhill is providing independent financial advice to the Tyman Directors for the purposes of Rule 3 of the Takeover Code.
Accordingly, the Tyman Directors intend to recommend unanimously that Tyman Shareholders vote or procure votes to approve the Scheme at the Court Meeting and to vote or procure votes in favour of the Tyman Resolutions at the General Meeting as the Tyman Directors who hold Tyman Shares at the date of this Announcement have irrevocably undertaken to do (or procure to be done) in respect of their own beneficial holdings, totalling 446,094 Tyman Shares, representing approximately 0.23 per cent. of the issued share capital of Tyman as at the Latest Practicable Date.
However, the Tyman Directors are not able to and do not give any advice or recommendation to Tyman Shareholders as to whether they should elect to receive the Capped All-Share Alternative as its benefits will depend on each Tyman Shareholder’s individual tax and financial situation. Tyman Shareholders should consider whether the Capped All-Share Alternative is suitable in light of their own personal circumstances and investment objectives and are, therefore, strongly recommended to seek their own independent financial, tax and legal advice and to read in full this Announcement and the Scheme Document (when published) before deciding whether to elect to receive the Capped All-Share Alternative.

4.
Background to and reasons for the recommendation

Tyman has, through a series of transformational transactions over the past decade, become one of the largest global providers of highly-engineered door and window hardware, seals, extrusions and access solutions, with strategic positions across North America, UK and Ireland and Europe. This position is underpinned by its recognized and leading brands, including Amesbury Truth, Lawrence, Bilco, ERA, Zoo, Giesse, Schlegel and others. A combination of organic and inorganic growth combined with a range of operational initiatives have driven revenue and adjusted operating profit to £657.6m and £84.4m for the year ended December 2023.
Tyman Group’s Focus, Define, Grow strategy has been instrumental in transforming the financial profile, geographic footprint, performance and culture of the Company. Since its inception, Tyman have rationalized their facility network and product portfolio, optimized processes and established the Tyman Excellence System and “One Tyman” culture, which has created a platform capable of delivering growth through new product development, market expansion, enhanced customer experience and targeted M&A. Management have embedded sustainability at the core of this strategy, across products, operations, culture and solutions with 23 per cent. of revenues now generated from products that positively impact one or more of the UN SDG goals, predominantly in energy saving products.
Whilst market conditions have been challenging, the long-term fundamentals across the business are strong in all of Tyman’s main geographies, in particular in North America, where Tyman generated 72 per cent. of its adjusted operating profit (before central costs) during the financial year ended 31 December 2023. Tyman has a leading position in North America and the large undersupply of housing, positive demographic trends and the expected step-up in the proportion of homes reaching prime remodelling age in the coming years will underpin future market growth rates.
Whilst Tyman standalone will benefit from these North American growth opportunities, the timing of achieving them is partially dependent on uncertain macro-economic factors which brings a degree of risk. At this time, the Tyman Directors believe that it may take some years before the benefits of the potential growth opportunities in North America in particular are realized and for their value to be reflected in Tyman’s share price and rating.
Furthermore, scale is becoming increasingly important in the fenestration industry as evidenced both by the step-up in the pace of consolidation within our larger North American customers and the acquisitions of some of our competitors by larger multinationals. In the context of this changing market dynamic, Tyman’s current scale could limit management’s ability to capitalize on market growth opportunities, as well as create challenges in executing on larger acquisition targets in the North American market in the future.
While the Tyman Directors remain confident that Tyman’s strategy can deliver attractive returns for Tyman Shareholders as an independent company, they recognise that there are risks to, as well as uncertainty as to the timing and the delivery of, these returns.
The Tyman Directors therefore believe that a combination with Quanex strengthens Tyman’s strategic positioning in the North America marketplace immediately. The Tyman Directors believe that the Transaction would offer further compelling strategic and operational benefits to all stakeholders, including:
•
bringing together leading brands in the building products components market, particularly across the fenestration segment in North America, and creating a broad product portfolio with geographic and product complementarity;

•
creating a significant opportunity to cross-sell existing and new products and promote the value proposition to the combined customer base, via strategically aligned routes to market;

•
providing added scale to accelerate product innovation and development initiatives to sustain long term growth;

•
offering greater capacity to pursue value-creating acquisitions supported by a healthy balance sheet position with modest pro forma leverage post Completion;

•
bringing together two respected and highly experienced customer-focused management teams with a common culture of excellence and innovation; and

•
unlocking substantial value creation for both Tyman and Quanex shareholders via a significant and tangible cost and potential future revenue synergy opportunity.

The Tyman Directors recognise that the Main Offer provides the opportunity to realise a meaningful proportion of Tyman Shareholders’ investment at a compelling valuation in cash, whilst also having the opportunity to benefit in the potential future upside of the Enlarged Group through the New Quanex Share component. Similarly, the Capped All-Share Alternative provides an increased opportunity to benefit in that potential future upside in lieu of the cash consideration.
Based on the offer value of 400.0 pence per Tyman Share, the Main Offer and the Capped All-Share Alternative represent:
•
a premium of approximately 35.1 per cent. to the Closing Price of 296.0 pence per Tyman Share on the Latest Practicable Date;

•
a premium of approximately 39.6 per cent. to the Closing ex Dividend Price of 286.5 pence per Tyman Share on the Latest Practicable Date;

•
a premium of approximately 36.0 per cent. to the one-month volume weighted average price of 294.2 pence per Tyman Share during the one-month period ended on the Latest Practicable Date; and

•
a premium of approximately 40.5 per cent. to the six-month volume weighted average price of 284.8 pence per Tyman Share during the six-month period ended on the Latest Practicable Date.

For the avoidance of doubt, in addition to the consideration payable in connection with the Transaction, eligible Tyman Shareholders will continue to be entitled to receive the FY23 Dividend of 9.5 pence per Tyman Share for the financial year ended 31 December 2023, which would be paid on 29 May 2024 to eligible Tyman Shareholders on the register at 26 April 2024.
To the extent that elections for Capped All-Share Offer cannot be satisfied in full, they will be scaled down as nearly as reasonably practicable on a pro-rata basis with the remaining consideration payable in cash and New Quanex shares in the proportions set out in the Main Offer.
The Tyman Directors note that the implied value multiple is at an attractive level when compared to other relevant comparable transactions in the building materials sector.
In addition to the financial terms of the Transaction, in its evaluation of Quanex as a suitable owner of Tyman from the perspective of all stakeholders, the Tyman Directors have also taken into account Quanex’s intentions for the business, management and employees and other stakeholders of Tyman, as outlined in paragraph 10 of this Announcement. The Tyman Directors welcome Quanex’s intention that, following completion of the Transaction, it intends to safeguard the existing contractual and statutory employment rights of the employees Tyman in accordance with applicable law upon completion of the Transaction, and does not intend to make any changes to the agreed employer contributions into Tyman’s existing defined contribution pension scheme or the admission of new members to such pension scheme following completion of the Transaction other than to harmonise the Tyman employee 401k plans in the United States with the equivalent Quanex plans. The Board of Tyman further welcome Quanex’s intention to maintain the existing Tyman manufacturing sites and the fact that it does not intend to redeploy any of Tyman’s material fixed assets or alter its R&D function.
The Tyman Board notes that Quanex has stated that the Enlarged Group is expected to fully realise pre-tax run-rate cost synergies of approximately US$30 million by the end of the second year post completion of the Transaction. The Tyman Directors are reassured that Quanex will be adopting a “best of both” approach in several areas including in operations, and believe that the Enlarged Group will provide existing Tyman management and employees with opportunities to continue their career and personal development as part of a significantly larger and stronger global business.
Given that detailed information to formulate comprehensive plans or intentions regarding the impact of the Transaction on Tyman is not yet available, the Tyman Directors are unable to express a more detailed opinion on the impact of the Transaction on Tyman management, employees and offices, save for as set out in paragraph 10 of this Announcement.

Accordingly, following careful consideration of the above factors, the Tyman Directors, who have been so advised by Greenhill as to the financial terms of the Main Offer and the Capped All-Share Alternative, unanimously consider the terms of the Main Offer and the Capped All-Share Alternative to be fair and reasonable. In providing their financial advice to the Tyman Directors, Greenhill have taken into account the commercial assessments of the Tyman Directors. Greenhill is providing independent financial advice to the Tyman Directors for the purposes of Rule 3 of the Takeover Code.
Accordingly, the Tyman Directors intend to recommend unanimously that Tyman Shareholders vote or procure votes in favour of the resolutions relating to the Scheme at the Meetings, as each of the Tyman Directors who own Tyman Shares has irrevocably undertaken to do in respect of their entire beneficial holdings of Tyman Shares. Further details of those irrevocable undertakings are set out below and in Appendix 3 of this Announcement.
5.
Quanex Recommendation

The Quanex Directors consider the Transaction to be advisable and in the best interests of Quanex and the Quanex Stockholders and intends to recommend unanimously that Quanex Stockholders vote in favour of the Quanex Share Proposal at the Quanex Stockholder Meeting which will be convened in connection with the Transaction.
6.
Irrevocable undertakings

In addition to the irrevocable undertakings from the Tyman Directors who hold Tyman Shares at the date of this Announcement, Quanex has also received an irrevocable undertaking from Teleios to vote (or procure the votes) to approve the Scheme at the Court Meeting and to vote (or procure the votes) in favour of the Tyman Resolutions at the General Meeting in respect of a total of 32,347,981 Tyman Shares representing approximately 16.4 per cent. Of the issued share capital of Tyman as at the Latest Practicable Date.
Quanex has therefore received irrevocable undertakings in respect of a total of 32,794,075 Tyman Shares representing approximately 16.7 per cent. of the issued share capital of Tyman as at the Latest Practicable Date.
Further details of these irrevocable undertakings, including the circumstances in which they may lapse, are set out in Appendix 3 to this Announcement.
7.
Information on Quanex

Quanex is a global manufacturer of components and a key partner to OEMs for fenestration, cabinetry, solar, refrigeration and outdoor products. Quanex’s solutions include insulating glass spacers, vinyl profiles, window and door screens, cabinet components, fenestration components, vinyl extrusions, rubber extrusions, kitchen components, bathroom components and millwork.
Quanex, through its ‘Part of Something Bigger’ strategy is dedicated to:
•
improving the performance, sustainability and aesthetics of end products through continuous innovation;

•
helping customers achieve greater production efficiencies;

•
giving back to communities in which it operates;

•
enhancing shareholder value; and

•
helping its employees learn, grow and thrive.

Quanex serves a primary customer base in North America and the United Kingdom, but also serves customers globally through operating plants in the United Kingdom and Germany as well as through sales and marketing activities in other countries.

8.
Information on Tyman

Tyman is a leading international supplier of engineered fenestration components and access solutions to the construction industry. The Group designs and manufactures products that enhance the comfort, sustainability, security, safety and aesthetics of residential homes and commercial buildings. Tyman’s portfolio of leading brands serve their markets through three regional divisions (North America, UK and Ireland and Europe) and cover all aspects of the hardware and sealing solutions required for doors and windows, and a full suite of solutions for roof, wall and floor access in residential and commercial buildings.
9.
Synergies

The Quanex Directors, having reviewed and analysed the potential cost synergies of the Transaction, and taking into account the factors they can influence, believe that the Enlarged Group can deliver approximately US$30 million of pre-tax recurring cost synergies on an annual run-rate basis, expected to be realised by the end of the second full year following completion of the Transaction.
The quantified cost synergies, which are expected to originate from the cost bases of both Quanex and Tyman, are expected to be realised primarily from:
•
approximately 30 per cent. in corporate and listing related costs, generated from de-duplication and rationalisation of public company costs and of executive leadership;

•
approximately 30 per cent. in procurement savings from scale economies and consolidation of overlapping spend categories; and

•
approximately 40 per cent. in savings from consolidation and de-duplication of overlapping administrative and commercial functions and activities.

The Quanex Directors expect approximately 50 per cent. of these cost synergies to be achieved by the end of the first 12-month period following completion of the Transaction and the full run-rate by the second anniversary of completion of the Transaction.
The Quanex Directors estimate that the realisation of the identified cost synergies will result in one-off costs to achieve of approximately US$35 million in aggregate over the first two years post completion of the Transaction.
Potential areas of dis-synergy expected to arise in connection with the Transaction have been considered and were determined by the Quanex Directors to be immaterial for the analysis.
The identified cost synergies will occur as a direct result of the success of the Transaction and would not be achieved on a standalone basis. The identified cost synergies reflect both the beneficial elements and relevant costs.
Appendix 4 to this Announcement includes a copy of the statements of anticipated cost savings and synergies arising out of the Transaction and provides underlying information and bases of belief. Appendix 4 to this Announcement also includes reports from Quanex’s reporting accountant, KPMG, and its sole financial adviser, UBS, in connection with the anticipated quantified financial benefits statements, as required pursuant to Rule 28.1(a) of the Takeover Code, and provides underlying information and bases for the accountant’s and adviser’s respective reports. Each of KPMG and UBS has given and not withdrawn its consent to the publication of its report in this announcement in the form and context in which it is included.
10.
Strategic plans for Tyman, its directors, management, employees, pensions, research and development and locations

Quanex believes that the Transaction has a compelling strategic rationale, will create significant value for all stakeholders, and is consistent with Quanex’s long-term growth strategy. Quanex believes that there is a strong strategic fit between Tyman’s and Quanex’s businesses based on highly complementary product offerings, customer portfolios, and geographic footprints in North America, Europe and the rest of the world. The Enlarged Group will benefit from significant cross-selling opportunities, increased presence in various geographies as well as an enhanced offering. Quanex is confident in the overall prospects of Tyman’s business and its long-term value.

Quanex’s intentions and strategic plans for Tyman
Prior to this Announcement, consistent with market practice, Quanex has been granted due diligence access to targeted information and Tyman’s senior management for the purposes of confirmatory due diligence and to conduct its synergy assessment. This process has informed Quanex’s view on the prospects of the Enlarged Group, the synergies described in paragraph 9 above and Quanex’s initial plans for the integration of Tyman.
Based on the work described above, Quanex’s management, following discussions with the senior leadership of Tyman has undertaken a preliminary operational and strategic review of and developed an initial integration plan for the Enlarged Group. Quanex will continue to review Tyman’s business and intends to undertake a full evaluation of Tyman in the 12 months following completion of the Transaction in order to formulate a detailed strategic and integration plan for the Enlarged Group.
Key areas of focus in the operational review and development of the integration plan include:
•
retaining the best talent from each of Quanex and Tyman to ensure a best-in-class offering for customers, partners and stakeholders;

•
building upon the synergy assessment undertaken to date to consider additional potential synergy benefits that might be possible, including with access to additional Tyman data;

•
improving the performance of key parts of Tyman’s operations in the context of the Enlarged Group;

•
optimising the geographical footprint for the Enlarged Group while retaining rigorous central oversight; and

•
continuing to run the business with a prudent balance sheet approach to provide financial flexibility to pursue further inorganic growth opportunities in line with Quanex’s clearly articulated long-term strategy.

During the implementation of the integration plan, Quanex will place a strong focus on maintaining operational excellence and minimising any disruption to customers. A key objective of integration will be the delivery of the cost synergies and other benefits of the Transaction. Quanex believes the integration planning and execution will be assisted by the strong experience of Quanex’s management team in integrating previous acquisitions including LMI Custom Mixing, LLC, Liniar and Woodcraft Industries. Quanex intends to complete the implementation of the integration plan, and fully realise the expected synergies, within two years following completion of the Transaction.
Board and executive leadership of the Enlarged Group
The Enlarged Group will be led by Quanex’s Chairman of the Board, President and Chief Executive Officer, Mr. George L. Wilson.
The board of directors of the Enlarged Group will comprise the existing non-executive directors of Quanex. All non-executive directors of Tyman will resign as directors of Tyman, with payment to be made in lieu of their contractual notice periods, on the Effective Date.
Employees and management
Quanex attaches great importance to the skill and experience of Tyman’s management and recognises their contribution to the success that has been achieved by Tyman to date. Quanex recognises that the active participation and continued commitment of Tyman’s management and employees will be key to the success of the Enlarged Group. The Enlarged Group will aim to retain the best talent of Quanex and Tyman across the Enlarged Group and does not intend to change the overall balance of skills and functions of employees and management across the Enlarged Group. Quanex expects that Tyman management and employees will benefit from the greater opportunities and enhanced scale of the Enlarged Group as well as utilising the collective know-how and talents of the enlarged workforce across all geographies.
Quanex’s preliminary evaluation work to identify potential synergies arising from the Transaction suggests that there will be some duplication between the two businesses’ management, administrative,

functional support and other central areas. It has also confirmed the benefits from consolidating operations, including as a result of Tyman ceasing to be a standalone publicly listed company. Whilst the steps for any restructuring are not yet known, based on the work undertaken to date, Quanex recognises that there will be a reduction in the total number of roles by approximately two per cent. of the Enlarged Group’s total number of employees (on a full-time equivalent basis) as a result of the Transaction, some of which will take place via natural attrition. The Enlarged Group will aim to retain the best talent from each of Quanex and Tyman, and any such proposals will be carried out through a fair and transparent process in accordance with applicable legal requirements.
Quanex expects that any restructuring referred to above would be phased over 24 months following completion of the Transaction. The detailed steps for such restructuring are subject to further review and would be subject to comprehensive and detailed planning, appropriate engagement and consultation with representatives and other stakeholders, including affected employees and any appropriate employee representative bodies in accordance with the legal obligations of the Enlarged Group. Quanex intends to commence this engagement process long enough before any final decisions are taken so as to ensure that relevant legal obligations are complied with.
Other than as described above, Quanex does not anticipate that there will be any material change to the balance of skills and functions of the management and employees in the Enlarged Group. Furthermore, Quanex intends to safeguard the existing contractual and statutory employment rights of the employees of Quanex and Tyman in accordance with applicable law upon completion of the Transaction. Quanex’s plans for Tyman do not involve any material change in the employment of, or in the conditions of employment of, Tyman employees, unless otherwise agreed with the relevant employee.
Following completion of the Transaction and as part of integration planning, Quanex may review the alignment of the remuneration and incentivisation arrangements as between employees and management of the Quanex Group and the Enlarged Group, as well as redundancy and other policies operated within the Enlarged Group, with a view to harmonising the position for employees and management across the Enlarged Group (in particular, those in equivalent positions) over time as is appropriate.
However, at the time of this Announcement, Quanex does not have any detailed plans or intentions in this regard and Quanex has not entered into, and has not discussed, any form of incentivisation arrangements with members of Tyman’s management team.
Pension schemes
Quanex intends to harmonise the Tyman employee 401k plans in the United States with the equivalent Quanex plans following completion of the Transaction.
Other than as referred to above, Quanex does not intend to make any changes to the agreed employer contributions into Tyman’s existing defined contribution pension scheme or the admission of new members to such pension scheme following completion of the Transaction.
Headquarters and locations, business, assets, research and development
The Enlarged Group intends to consolidate the head office functions of Quanex and Tyman so that they can operate from a single location. The Enlarged Group headquarters will be located at Quanex’s current head office in Houston, Texas. Subject to further review and appropriate engagement and consultation with affected employees in accordance with the legal obligations of the Enlarged Group, the intention is that the Tyman head office in London will be closed. Following completion of the Transaction, Quanex will review the expanded office and production facility footprint, and consider, where the Enlarged Group has co-located offices or production facilities, whether there is scope for consolidation to optimise rental and lease expenses, and to enable colleagues to work together more closely and enhance the corporate culture.
Quanex does not intend to close any of Tyman’s manufacturing facilities as a result of the Transaction.
Quanex does not intend to redeploy any of Tyman’s material fixed assets as a result of the Transaction.
Quanex understands the importance of R&D to Tyman’s business. It does not intend to make any changes to the R&D function of either Tyman or Quanex.

Brands
Following completion of the Transaction, it is intended that the name of the Enlarged Group will be Quanex Building Products Corporation. Both Quanex and Tyman own a number of recognised and successful brands, and following completion of the Transaction Quanex will perform a review of all brands to identify any potential opportunities for consolidation and simplification of the brand portfolio.
Trading Facilities
The Tyman Shares are currently admitted to the premium listing segment of the Official List and to trading on the Main Market, and it is intended that applications will be made to the FCA and the London Stock Exchange to cancel such admissions to listing and trading shortly following the Effective Date. Tyman will be re-registered as a private company following the Effective Date. It is also proposed that, following the Effective Date and after its shares are delisted, Tyman’s financial year end is changed to 31 October to align with the financial year end for the Quanex Group.
The Enlarged Group will be listed on the NYSE.
Quanex intends prior to completion of the Transaction to establish a CREST depositary interest dealing facility for the benefit of the Tyman Shareholders who hold their Tyman Shares in uncertificated form so as to facilitate the trading of the New Quanex Shares from outside the United States. Details of how UK shareholders can hold, access and trade the New Quanex Shares will be set out in the Scheme Document.
Statements
None of the statements in this paragraph 10 are “post-offer undertakings” for the purposes of Rule 19.5 of the Takeover Code.
11.
Tyman Share Plans

Participants in the Tyman Share Plans will be contacted regarding the effect of the Transaction on their rights under the Tyman Share Plans and any action they may need to take. An appropriate proposal will be made to such participants in due course, and such proposal will reflect their rights under the Tyman Share Plans.
Details of the impact of the Scheme on each of the Tyman Share Plans will be set out in the Scheme Document.
12.
Financing

The cash consideration payable to Tyman Shareholders pursuant to the terms of the Transaction will be funded by a combination of Quanex’s existing cash resources as well as third-party debt incurred by Quanex. Such third-party debt is financed, inter alia, by a US$750 million term loan (the “Facility”) provided pursuant to an interim facilities agreement entered into between, among others, Quanex (as the company), Wells Fargo Bank, N.A., Bank of America Securities and TD Bank.
In accordance with Rule 2.7(d) of the Takeover Code, UBS, in its capacity as the sole financial adviser to Quanex, is satisfied that sufficient resources are available to Quanex to enable it to satisfy in full the cash consideration payable to Tyman Shareholders under the terms of the Transaction.
Further information on the financing of the Transaction will be set out in the Scheme Document.
13.
Offer-related arrangements

Quanex Confidentiality Agreement
Quanex and Tyman entered into a confidentiality agreement on 18 March 2024 (the “Quanex Confidentiality Agreement”) pursuant to which each of Quanex and Tyman has undertaken to keep, and to procure that certain of their respective authorised representatives keep, confidential information relating to the other party and/or to the Transaction confidential, to use such information solely in connection with the Transaction, and not to disclose such information to any third party (with certain exceptions). These confidentiality obligations will remain in force until 18 March 2026, save for: (i) any confidential information retained by either party (and/or their respective authorised recipient(s)) in accordance the terms of the Quanex Confidentiality Agreement and (ii) any information relating specifically to the Transaction, in respect of which the parties’ obligations shall remain in full force and effect without limit in time.
The Confidentiality Agreement also contains undertakings from each of Quanex and Tyman that, for a period of 18 months from the date of the Quanex Confidentiality Agreement, they shall not, and they shall procure that certain of their respective authorised representatives shall not, solicit, engage or employ any of the other party’s key employees, save where a person contacts Quanex or Tyman (as applicable) on their own initiative or responds, without any approach or solicitation, to a general public advertisements made in the ordinary course of business and which was not specifically targeted at such person.
Quanex has also agreed to standstill arrangements pursuant to which Quanex has agreed, amongst other things, that, without the prior written consent of Tyman, Quanex will not, and will procure that certain connected persons of it shall not, acquire Tyman Shares or any interest in Tyman Shares. These restrictions fall away immediately following the making of this Announcement.
Teleios Confidentiality Agreement
Teleios Capital Partners LLC, Quanex and Tyman entered into a confidentiality agreement on 19 March 2024 (the “Teleios Confidentiality Agreement”) pursuant to which each of Teleios Capital Partners LLC, Quanex and Tyman has undertaken to keep, and to procure that certain of their respective authorised representatives keep, confidential information relating to the other parties and/or to the Transaction confidential, to use such information solely in connection with discussions relating to the Transaction, and not to disclose such information to any third party (with certain exceptions). These confidentiality obligations will remain in force until 19 March 2025.
Co-operation Agreement
Quanex and Tyman entered into a co-operation agreement on 22 April 2024 (the “Co-operation Agreement”) pursuant to which:
a.
Quanex has agreed to use all reasonable endeavours to secure all regulatory clearances and authorisations as soon as reasonably practicable following the date of this Announcement and in any event in sufficient time to enable the Effective Date to occur by the Long Stop Date;

b.
Quanex shall be responsible for determining the strategy for obtaining such regulatory clearances and authorisations after prior consultation with Tyman and after having taken into account Tyman’s reasonable comments;

c.
Tyman and Quanex have agreed to certain customary undertakings to co-operate in relation to such regulatory clearances and authorisations;

d.
Quanex has agreed to provide Tyman with certain information for the purposes of the Scheme Document and to otherwise assist with the preparation of the Scheme Document;

e.
Quanex has provided certain undertakings in connection with the preparation and filing of the Proxy Statement (including undertaking to use its best endeavours to resolve comments received from the SEC) and obtaining the approval to the Quanex Share Proposal (including undertaking to use all reasonable endeavours to obtain approval to the Quanex Share Proposal); and

f.
Quanex has a right to switch to a Takeover Offer in specified circumstances and Quanex has agreed to certain provisions if the Scheme should switch to a Takeover Offer.

The Co-operation Agreement also contains provisions relating to the Tyman Share plans and other employee-related matters (and proposals to be implemented by Quanex) and directors’ and officers’ liability insurance.

The Co-operation Agreement will terminate with immediate effect:
a.
if Quanex and Tyman so agree in writing;

b.
Quanex invokes a Condition (in circumstances where invocation of the relevant Condition is permitted by the Panel) and the Scheme has been withdrawn (otherwise than as a result of a switch to a Takeover Offer) or, following such a switch, the Takeover Offer lapses;

c.
upon service of written notice by Quanex to Tyman if: (i) the Tyman Directors change their recommendation in respect of the Transaction; (ii) a competing offer (z) is recommended in whole or in part by the Tyman Directors, or (y) becomes effective or is declared or becomes unconditional; (iii) the Transaction is implemented by way of a Scheme and (x) the Court Meeting and General Meeting are not held on or before the 22nd day after the expected date of the Court Meeting and the General Meeting (as applicable) to be set out in the Scheme Document (or subsequent announcement of the timetable) (or such later date as may be agreed in writing between the parties with the consent of the Panel and the approval of the Court (if such approval(s) are required)), or (w) the Sanction Hearing is not held on or before the later of (A) the 22nd day after the expected day of the Sanction Hearing as set out in the Scheme Document (or subsequent announcement of the timetable); and (B) thirty days after all the Conditions have been satisfied or waived (or such later date as may be agreed in writing between the parties with the consent of the Panel and the approval of the Court (if such approval(s) are required));

d.
upon service of written notice by either Quanex or Tyman to the other if, prior to the Long Stop Date, any Condition which has not been waived is (or has become) incapable of satisfaction by the Long Stop Date (in circumstances where invocation of the relevant Condition (or confirmation that the Condition is incapable of satisfaction, as appropriate) is permitted by the Panel);

e.
if the Transaction is (with the consent of the Panel) withdrawn, terminates or lapses in accordance with its terms prior to the Long Stop Date (other than where (i) such lapse or withdrawal is as a result of the exercise of Quanex’s right to effect a switch to a Takeover Offer or (ii) it is otherwise to be followed within five Business Days (or such other period as Quanex and Tyman may agree in writing) by a firm offer announcement made by Quanex (or a person acting in concert with Quanex) to implement the Transaction by a different offer or scheme on substantially the same or improved terms and which is (or is intended to be) recommended by the Tyman Directors; or

f.
unless otherwise agreed by Quanex and Tyman in writing or required by the Panel, if the Effective Date has not occurred by the Long Stop Date.

Clean Team and Joint Defence Agreement
Quanex, Tyman and certain of their respective external regulatory counsel entered into a clean team and joint defence agreement on 27 March 2024, to ensure that the exchange and/or disclosure of certain materials relating to the parties only takes place between their respective external regulatory counsel and external experts, and does not diminish in any way the confidentiality of such materials and does not result in a waiver of privilege, right or immunity that might otherwise be available.
14.
Structure of the Transaction

It is intended that the Transaction will be implemented by means of a Court-approved scheme of arrangement between Tyman and Tyman Shareholders under Part 26 of the Companies Act. The purpose of the Scheme is to provide for Quanex to become the holder of the entire issued and to be issued ordinary share capital of Tyman. This is to be achieved by the transfer of the Tyman Shares to Quanex, in consideration for which the Tyman Shareholders will receive the cash and share consideration pursuant to the Main Offer, or if applicable the Capped All-Share Alternative, on the basis set out in paragraph 1 of this Announcement.
The Transaction will be put to Tyman Shareholders at the Court Meeting and at the General Meeting. In order to become Effective, the Scheme must be approved by a majority in number of the Scheme Shareholders voting at the Court Meeting, either in person or by proxy, representing at least 75 per cent. in value of the Scheme Shares voted. In addition, the Tyman Resolutions must be approved by the requisite majority or majorities at the General Meeting. The General Meeting will be held immediately after the Court Meeting.
The Scheme will also be subject to the Conditions and further terms set out in Appendix 1 to this Announcement and to be set out in the Scheme Document.
Once the necessary approvals from Tyman Shareholders have been obtained and the other Conditions have been satisfied or (where applicable) waived, the Scheme must be sanctioned by the Court. The Scheme will only become Effective upon delivery of the Court Order to the Registrar of Companies for registration. Upon the Scheme becoming Effective, it will be binding on all Tyman Shareholders, irrespective of whether or not they attended or voted at the Court Meeting or the General Meeting.
The Transaction will lapse if:
•
the Court Meeting and the General Meeting are not held by the 22nd day after the expected date of such meetings as set out in the Scheme Document (or such later date as may be agreed between Quanex and Tyman);

•
the Quanex Stockholder Meeting is not held by the 22nd day after the expected date or such meeting as set out in the Scheme Document (or such later date as may be agreed between Quanex and Tyman);

•
the Sanction Hearing is not held by the 22nd day after the expected date of such hearing as set out in the Scheme Document (or such later date as may be agreed between Quanex and Tyman); or

•
the Scheme does not become Effective by the Long Stop Date (or such later date as may be agreed between Quanex and Tyman).

Further details of the Scheme, including an indicative timetable for its implementation, will be set out in the Scheme Document, which, together with the Forms of Proxy and Form of Election, is expected to be despatched to Tyman Shareholders around May 2024. However, this timing may be delayed dependent on the timing of the filing of the Proxy Statement and the Panel has agreed to the request of Tyman and Quanex that, to the extent required, the publication of the Scheme Document may be delayed beyond the 28 day period required under paragraph 3(a) of Appendix 7 of the Takeover Code by Tyman in order that shareholder materials are published to Tyman Shareholders on or around the same date as the Proxy Statement is posted to Quanex Stockholders. To the extent a delay in publication is required, it is expected that shareholder materials would be published by the end of Q2 2024.
Quanex Stockholder Approval
In connection with the Transaction, Quanex intends to file a Proxy Statement with the SEC. Quanex may also file additional documents with the SEC in relation to the Transaction. Quanex urges Quanex Stockholders to read these materials carefully when they become available.
Quanex will be required to obtain approval of the Quanex Share Proposal by a majority of Quanex Shares present in person or represented by proxy at the Quanex Stockholder Meeting and entitled to vote on the Quanex Share Proposal. The Quanex Directors intend unanimously to recommend that Quanex Stockholders vote in favour of the Quanex Share Proposal.
Quanex will send Quanex Stockholders the Proxy Statement, which will include a notice convening the Quanex Stockholder Meeting. The Transaction is conditional on, amongst other things, the Quanex Share Proposal being approved by a majority of Quanex Shares present in person or represented by proxy at the Quanex Stockholder Meeting and entitled to vote on the Quanex Share Proposal.
It is expected that the Proxy Statement will be mailed to Quanex Stockholders once the SEC has completed its review or confirmed no review of the Proxy Statement, with the Quanex Stockholder Meeting being held as soon as possible thereafter.
Fractions of New Quanex Shares will not be issued to Tyman Shareholders. Instead, Tyman Shareholders who otherwise would have received a fraction of a New Quanex Share will receive an additional amount in cash, rounded down to the nearest cent, based on the amount obtained by multiplying such fraction by the closing sale price of Quanex Shares on the trading day immediately prior to the Effective Date. Any fractional entitlements of a Tyman Shareholder to New Quanex Shares under the Capped All-Share Alternative will be rounded down to the nearest whole number of New Quanex Shares per Tyman Shareholder. Fractional entitlements to New Quanex Shares will not be allotted or issued to such Tyman Shareholder but will be disregarded.
Details of how Tyman Shareholders can hold, access and trade the New Quanex Shares will be set out in the Scheme Document.
Right to switch to a Takeover Offer
Quanex reserves the right to elect to implement the Transaction by way of a Takeover Offer (with the consent of the Panel and subject to the terms of the Co-operation Agreement). If, in the future, Quanex exercises its right to implement the Transaction by way of a Takeover Offer, the New Quanex Shares may be registered under the US Securities Act if no exemption from registration is available. If the Transaction is implemented by way of a Takeover Offer, it will be done in compliance with the applicable tender offer rules under the US Exchange Act, including any applicable exemptions provided thereunder.
15.
Conditions to the Transaction

The Transaction will be subject to the Conditions and further terms set out in Appendix 1 to this Announcement and to be set out in the Scheme Document.
As set out in Appendix 1 to this Announcement, the Transaction is conditional on the receipt or waiver of any applicable antitrust approvals or clearances in the United States and the United Kingdom.
Further, as also set out in Appendix 1 to this Announcement, the Transaction is conditional on, amongst other things, the following conditions:
•
approval of Tyman Shareholders at the Court Meeting and the General Meeting;

•
the issuance of the New Quanex Shares in connection with the Transaction having been approved by Quanex Stockholders at the Quanex Stockholder Meeting;

•
NYSE having approved, and not withdrawn such approval, the listing of the New Quanex Shares to be issued, subject to official notice of issuance;

•
the satisfaction or, where applicable, waiver of all other Conditions prior to the sanction of the Scheme by the Court (which are capable of satisfaction or waiver prior to the sanction hearing);

•
the sanction of the Scheme by the Court; and

•
the delivery of a copy of the Court Order to the Registrar of Companies for registration.

16.
De-listing and re-registration

Before the Scheme becoming Effective, it is intended that applications will be made to the London Stock Exchange to cancel trading in Tyman Shares on the Main Market and to the FCA to cancel the listing of the Tyman Shares from the Official List, in each case with effect from or shortly following the Effective Date. The last day of dealings in, and registration of transfers of, Tyman Shares on the London Stock Exchange is expected to be the Business Day immediately prior to the Sanction Hearing and no transfers will be registered after 6.00 p.m. (London time) on that date. No dealings in Tyman Shares will be registered after this date.
On the Effective Date, share certificates in respect of Tyman Shares will cease to be valid and entitlements to Tyman Shares held within the CREST system will be cancelled.
It is also proposed that, following the Effective Date and after its shares are delisted, Tyman will be re-registered as a private limited company under the relevant provisions of the Companies Act. It is also proposed that, following the Effective Date and after its shares are delisted, Tyman’s financial year end is changed to 31 October to align with the financial year end for the Quanex Group.

17.
Listing and dealing of New Quanex Shares

An application will be made to NYSE for the New Quanex Shares to be listed on the NYSE. It is expected that listing of the New Quanex Shares will become effective and that dealings for normal settlement will commence at 9.30 a.m. (New York time) on the first Business Day after the Effective Date.
The Quanex Shares are already listed on the NYSE and enabled for electronic settlement through the Depository Trust Company (“DTC”). It is expected that the New Quanex Shares, when issued and fully paid, will be capable of being held and transferred electronically through DTC. The New Quanex Shares will trade under Quanex’s current trading symbol NX.
Quanex intends prior to completion of the Transaction to establish a CREST depositary interest dealing facility for the benefit of Tyman Shareholders so as to facilitate the trading of Quanex Shares from outside the USA. Details of how UK shareholders can hold, access and trade the New Quanex Shares will be set out in the Scheme Document.
18.
Disclosure of Interests in Tyman

As at the close of business on the Latest Practicable Date, save for the irrevocable undertakings referred to in paragraph 5 of this Announcement, neither Quanex, nor any of its directors, nor, so far as Quanex is aware, any person acting in concert (within the meaning of the Takeover Code) with it had:
(i)
any interest in or right to subscribe for any relevant securities of Tyman;

(ii)
any short positions in respect of relevant Tyman Shares (whether conditional or absolute and whether in the money or otherwise), including any short position under a derivative, any agreement to sell or any delivery obligation or right to require another person to purchase or take delivery;

(iii)
borrowed or lent any relevant Tyman Shares (including, for these purposes, any financial collateral arrangements of the kind referred to in Note 4 on Rule 4.6 of the Takeover Code), save for any borrowed shares which had been either on-lent or sold; or

(iv)
entered into any dealing arrangement of the kind referred to in Note 11 on the definition of acting in concert in the Takeover Code.

“interests in securities” for these purposes arise, in summary, when a person has long economic exposure, whether absolute or conditional, to changes in the price of securities (and a person who only has a short position in securities is not treated as interested in those securities). In particular, a person will be treated as having an ‘interest’ by virtue of the ownership, voting rights or control of securities, or by virtue of any agreement to purchase, option in respect of, or derivative referenced to, securities.
19.
General

The Transaction will be made subject to the Conditions and further terms set out in Appendix 1 to this Announcement and to be set out in the Scheme Document. The bases and sources of certain financial information contained in this Announcement are set out in Appendix 2 to this Announcement. A summary of the irrevocable undertakings given in relation to the Transaction is contained in Appendix 3 to this Announcement. The Quantified Financial Benefits Statement, together with the reports from KPMG, Quanex’s reporting accountants and UBS, Quanex’s sole financial adviser as required under Rule 28.1(a) of the Takeover Code is contained in Appendix 4 to this Announcement. Certain terms used in this Announcement are defined in Appendix 5 to this Announcement.
UBS, Greenhill, Deutsche Numis and KPMG have each given and not withdrawn their consent to the publication of this Announcement with the inclusion herein of the references to their names in the form and context in which they appear.
20.
Documents available on website

Copies of the following documents will be made available on Quanex’s and Tyman’s websites at https://www.roadto2b.com/ and https://www.tymanplc.com/investor-relations respectively until the end of the Transaction:

•
a copy of this Announcement;

•
documents relating to Quanex’s financing of the Transaction;

•
the irrevocable undertakings referred to in paragraph 5 above and summarised in Appendix 3 to this Announcement;

•
the Quanex Confidentiality Agreement and the Teleios Confidentiality Agreement referred to in paragraph 13 above;

•
the Co-operation Agreement referred to in paragraph 13 above;

•
the Clean Team and Joint Defence Agreement referred to in paragraph 13 above; and

•
the written consent letter from each of UBS, Greenhill, Deutsche Numis and KPMG as referred to in paragraph 19 above.

The content of the websites referred to in this Announcement is not incorporated into and does not form part of this Announcement.
Enquiries:
Quanex
Scott Zuehlke – Senior Vice President, Chief Financial Officer and Treasurer	+1 713 877 5327
UBS
(Sole Financial adviser to Quanex)
London: Joe Hannon, Romine Hakme, Josh Chauhan	+44 20 7567 8000
New York: Simon Smith, Jane Zovak, Vijay Kumra	+1 212 713 2000
Joele Frank, Wilkinson Brimmer Katcher
(PR adviser to Quanex)
Arielle Rothstein	+1 212 355 4449
Andrew Siegel
Lyle Weston
Tyman
Rutger Helbing – Chief Executive Officer	+44 207 976 8000
Jason Ashton – Chief Financial Officer
Greenhill
(Lead Financial adviser to Tyman)
Charles Montgomerie	+44 207 1987400
David Wyles
Charles Spencer
Deutsche Numis
(Financial adviser and Corporate broker to Tyman)
Jonathan Wilcox	+44 207 260 1000
Richard Thomas
MHP Group
(PR adviser to Tyman)
Reg Hoare	+44 7801 894577 / tyman@mhpgroup.com
Rachel Farrington
Matthew Taylor
Travers Smith LLP is acting as English legal adviser to Quanex and Foley & Lardner LLP is acting as US legal adviser to Quanex in connection with the Transaction.

Latham and Watkins (London) LLP is acting as legal adviser to Tyman in connection with the Transaction.
Important notices about financial advisers
UBS AG London Branch (“UBS”) is authorised and regulated by the Financial Market Supervisory Authority in Switzerland. It is authorised by the Prudential Regulation Authority (“PRA”) and subject to regulation in the United Kingdom by the Financial Conduct Authority (“FCA”) and limited regulation in the United Kingdom by the PRA. UBS is acting exclusively as sole financial adviser to Quanex and for no one else in connection with the Transaction and will not be responsible to anyone other than Quanex for providing the protections afforded to its clients nor for providing advice in relation to the Transaction, the contents of this Announcement or any other matters referred to in this Announcement. Neither UBS nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of UBS in connection with the Transaction, this Announcement and any statement contained herein or otherwise.
Greenhill & Co. International LLP (“Greenhill”), an affiliate of Mizuho, which is authorised and regulated in the United Kingdom by the FCA, is acting as lead financial adviser to Tyman and for no one else in connection with the Transaction and will not be responsible to anyone other than Tyman for providing the protections afforded to its clients nor for providing advice in relation to the Transaction, the contents of this Announcement or any other matters referred to in this Announcement.
Numis Securities Limited (trading for these purposes as Deutsche Numis) (“Deutsche Numis”), which is authorised and regulated in the United Kingdom by the Financial Conduct Authority, is acting as exclusively for Tyman and no one else in connection with the matters described in this Announcement and will not be responsible to anyone other than Tyman for providing the protections afforded to clients of Deutsche Numis, or for providing advice in connection with the matters referred to herein. Neither Deutsche Numis nor any of its group undertakings or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Deutsche Numis in connection with this Announcement or any matter referred to herein.
No Offer or Solicitation
This Announcement is for informational purposes only and is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this Announcement is not an offer of securities for sale into the United States or in any other jurisdiction. No offer of securities shall be made in the United States absent registration under the US Securities Act, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Any securities issued in the Transaction are anticipated to be issued in reliance upon an exemption from such registration requirements pursuant to Section 3(a)(10) of the US Securities Act.
The Transaction will be made solely by means of the Scheme Document to be published by Tyman in due course, or (if applicable) pursuant to an Offer Document to be published by Quanex, which (as applicable) would contain the full terms and conditions of the Transaction. Any decision in respect of, or other response to, the Transaction, should be made only on the basis of the information contained in such document(s). As explained below, if Quanex ultimately seeks to implement the Transaction by way of a Takeover Offer, that offer will be made in compliance with applicable US laws and regulations.
This Announcement does not constitute a prospectus or a prospectus exempted document.
This Announcement has been prepared for the purpose of complying with English law and the Takeover Code and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws of jurisdictions other than England and Wales.
In accordance with normal United Kingdom practice and pursuant to Rule 14e-5(b) of the US Exchange Act, Quanex or its nominees, or its brokers (acting as agents), may from time to time make certain purchases of, or arrangements to purchase, shares or other securities of Tyman outside of the US, other than pursuant to the

Transaction, until the date on which the Transaction and/or Scheme becomes Effective, lapses or is otherwise withdrawn. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any information about such purchases or arrangements to purchase will be disclosed as required in the UK, will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website at www.londonstockexchange.com.
Important Additional Information will be Filed with the SEC
This Announcement may not be deemed to be solicitation material in respect of the Transaction, including the issuance of the New Quanex Shares. In connection with the Transaction, Quanex is expected to file with the Proxy Statement with the SEC. To the extent Quanex effects the Transaction as a Scheme under English law, the issuance of New Quanex Shares would not be expected to require registration under the US Securities Act in reliance upon an exemption pursuant to Section 3(a)(10) of the US Securities Act. If, in the future, Quanex exercises its right to implement the Transaction by way of a Takeover Offer or otherwise in a manner that is not exempt from the registration requirements of the US Securities Act, it will file a registration statement on Form S-4 with the SEC that will contain a prospectus with respect to the issuance of New Quanex Shares. BEFORE MAKING ANY VOTING DECISION, QUANEX’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT, INCLUDING THE SCHEME DOCUMENT (OR, IF APPLICABLE, THE OFFER DOCUMENT), AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION. Quanex’s Stockholders and investors will be able to obtain, without charge, a copy of the Proxy Statement (or, if applicable, the registration statement on Form S-4), including the scheme document and/or offer document (as referred to above), and other relevant documents filed with the SEC (when available) from the SEC’s website at http://www.sec.gov. Quanex’s stockholders and investors will also be able to obtain, without charge, a copy of the Proxy Statement, including the scheme document and/or offer document (as referred to above), and other relevant documents (when available) by directing a written request to Quanex (Attention: Investor Relations), or from Quanex’s website at https://investors.quanex.com/.
Participants in the Solicitation
Quanex and certain of its directors and executive officers and employees may be considered participants in the solicitation of proxies from the Quanex Stockholders in respect of the Transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Quanex Stockholders in connection with the Transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set out in the Proxy Statement when it is filed with the SEC. Information regarding Quanex’s directors and executive officers is contained in Quanex’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023 and its annual meeting proxy statement on Schedule 14A, dated January 25, 2024, which are filed with the SEC.
Overseas jurisdictions
The release, publication or distribution of this Announcement in or into jurisdictions other than the United Kingdom may be restricted by the laws of those jurisdictions and therefore persons into whose possession this Announcement comes should inform themselves about, and observe, such restrictions. In particular, the ability of persons who are not resident in the United Kingdom to vote their Tyman Shares at the Court Meeting or General Meeting, or to appoint another person as proxy to vote at the Court Meeting or General Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located. Further details in relation to the Overseas Shareholders will be contained in the Scheme Document (or, if the Transaction is to be implemented by a Takeover Offer, the Offer Document). Any failure to comply with any such restrictions may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Transaction disclaim any responsibility or liability for the violation of such restrictions by any person.
Unless otherwise determined by Quanex or required by the Takeover Code, and permitted by applicable law and regulation, the Transaction will not be made available, directly or indirectly, in, into or from a Restricted

Jurisdiction where to do so would violate the laws in that jurisdiction and no person may vote in favour of the Scheme by any such means from within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction and no person may vote in favour of the Transaction by use of mail or any other means of instrumentality (including, without limitation, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of, any Restricted Jurisdiction.
Accordingly, copies of this Announcement and all documents relating to the Transaction are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction, and persons receiving this Announcement and all documents relating to the Transaction (including custodians, nominees and trustees) must not mail or otherwise distribute or send them in, into or from such jurisdictions where to do so would violate the laws in that jurisdiction. Doing so may render invalid any related purported vote in respect of the Transaction. If the Transaction is implemented by way of a Takeover Offer (unless otherwise permitted by applicable law or regulation), the Transaction may not be made, directly or indirectly, in or into, or by use of mail or any other means or instrumentality (including, without limitation, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of, any Restricted Jurisdiction and the Transaction will not be capable of acceptance by any such use, means, instrumentality or facilities from within any Restricted Jurisdiction.
The availability of the Transaction or of New Quanex Shares pursuant to the Transaction to Tyman Shareholders who are not resident in the United Kingdom or the ability of those persons to hold such shares may be affected by the laws of the relevant jurisdictions in which they are resident. Persons who are not resident in the United Kingdom should inform themselves of, and observe, any applicable requirements.
The Transaction shall be subject to English law and the jurisdiction of the Court and to the applicable requirements of the Takeover Code, the Panel, the London Stock Exchange, the FCA, the Listing Rules and the Registrar of Companies.
Additional information for US investors in Tyman
Tyman Shareholders in the United States should note that the Transaction relates to the securities of a UK company and is proposed to be effected by means of a scheme of arrangement under English law. This Announcement, the Scheme Document and certain other documents relating to the Transaction have been or will be prepared in accordance with English law, the Takeover Code and UK disclosure requirements, format and style, all of which differ from those in the United States. A transaction effected by means of a scheme of arrangement is not subject to the tender offer rules under the US Exchange Act. Accordingly, the Transaction is subject to the disclosure requirements of and practices applicable in the United Kingdom to schemes of arrangement, which differ from the disclosure requirements of the United States tender offer rules. If, in the future, Quanex exercises the right to implement the Transaction by way of a Takeover Offer and determines to extend the offer into the United States, the Transaction will be made in compliance with applicable United States laws and regulations, including any applicable exemptions under the US Securities Act or US Exchange Act.
Tyman’s financial statements, and all financial information that is included in this Announcement or that may be included in the Scheme Document, or any other documents relating to the Transaction, have been or will be prepared in accordance with International Financial Reporting Standards and may not be comparable to financial statements of companies in the United States or other companies whose financial statements are prepared in accordance with US generally accepted accounting principles (“US GAAP”). The financial information included in this Announcement and the Scheme documentation in relation to Quanex has been or will have been prepared in accordance with US GAAP, except as otherwise specified therein.
It may be difficult for US holders to enforce their rights and claims arising out of the US federal securities laws, since Tyman is located outside of the US, and some or all of its officers and directors may be residents of countries other than the US. US holders may not be able to sue a non-US company or its officers or directors in a non-US court for violations of US securities laws. Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to a US court’s jurisdiction or judgment.

The New Quanex Shares to be issued pursuant to the Transaction have not been registered under the US Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the US Securities Act. The New Quanex Shares to be issued pursuant to the Transaction will be issued in reliance upon an exemption from such registration requirements pursuant to Section 3(a)(10) under the US Securities Act. If, in the future, Quanex exercises its right to implement the Transaction by way of a Takeover Offer or otherwise in a manner that is not exempt from the registration requirements of the US Securities Act, it will file a registration statement with the SEC that will contain a prospectus with respect to the issuance of New Quanex Shares. In this event, Tyman Shareholders are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Such documents will be available free of charge at the SEC’s website at www.sec.gov or by directing a request to Quanex’s Investor Relations team identified above.
New Quanex Shares issued to persons other than “affiliates” of Quanex (defined as certain control persons, within the meaning of Rule 144 under the US Securities Act) will be freely transferable under US federal securities laws and regulations following the Transaction. Persons (whether or not US persons) who are or will be “affiliates” of Quanex within 90 days prior to, or after, the Effective Date will be subject to certain transfer restrictions relating to the New Quanex Shares under US federal securities laws and regulations.
Forward-looking statements
This Announcement contains “forward-looking statements” with respect to the Quanex Group and the Tyman Group. These statements are based on the current expectations of the management of Quanex and/or Tyman and are naturally subject to uncertainty and changes in circumstances. The forward-looking statements contained in this document include statements relating to the expected effects of the Transaction on Tyman and/or Quanex, the expected timing and scope of the Transaction, and other statements other than historical facts. Forward-looking statements include statements typically containing words such as “will”, “may”, “should”, “believe”, “intends”, “expects”, “anticipates”, “targets”, “estimates” and words of similar import and including statements relating to future capital expenditures, expenses, revenues, economic performance, financial conditions, dividend policy, losses and future prospects and business and management strategies and the expansion and growth of the operations of Quanex or Tyman. Although Tyman and/or Quanex believes that the expectations reflected in such forward-looking statements are reasonable, Tyman and/or Quanex can give no assurance that such expectations will prove to be correct. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward looking statements. These factors include: the possibility that the Transaction will not be completed on a timely basis or at all, whether due to the failure to satisfy the conditions of the Transaction (including approvals or clearances from regulatory and other agencies and bodies) or otherwise, general business and economic conditions globally, industry trends, competition, changes in government and other regulation, changes in political and economic stability, disruptions in business operations due to reorganization activities, interest rate and currency fluctuations, the inability of the combined company to realize successfully any anticipated synergy benefits when (and if) the Transaction is implemented, the inability of the Enlarged Group to integrate successfully Quanex’s and Tyman’s operations when (and if) the Transaction is implemented and the Enlarged Group incurring and/or experiencing unanticipated costs and/or delays or difficulties relating to the Transaction when (and if) it is implemented. Additional information concerning these and other risk factors is contained in the Risk Factors sections of Quanex’s most recent reports on Form 10-K and Form 10-Q, the contents of which are not incorporated by reference into, nor do they form part of, this Announcement.
These forward-looking statements are based on numerous assumptions regarding the present and future business strategies of such persons and the environment in which each will operate in the future. By their nature, these forward-looking statements involve known and unknown risks, as well as uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this Announcement may cause the actual results, performance or achievements of any such person, or industry results and developments, to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. No assurance can be given that such expectations will prove to have been correct and persons reading this Announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this Announcement. All subsequent oral or written forward-looking statements attributable to Quanex or Tyman or any persons acting on their behalf are expressly qualified in their entirety by the cautionary statement above. Neither of Quanex or Tyman undertakes any obligation to update publicly or revise forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law, regulation or stock exchange rules.
Use of Non-GAAP financial information
Quanex uses the non-GAAP measures of adjusted EBITDA and net debt in this Announcement. These non-GAAP financial measures are provided to enhance the user’s understanding of Quanex’s past financial performance and its prospects for the future. Quanex’s management team uses these non-GAAP financial measures in assessing Quanex’s performance, as well as in planning and forecasting future periods. These non-GAAP financial measures are not computed according to U.S. GAAP and the methods used by Quanex to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with U.S. GAAP and should be read only in conjunction with Quanex’s consolidated financial statements prepared in accordance with U.S. GAAP.
Quanex is unable to provide a reconciliation of these forward-looking non-GAAP financial measures to the most comparable U.S. GAAP financial measures because certain information is dependent on future events, some of which are outside the control of Quanex. Moreover, estimating such U.S. GAAP financial measures with the required precision necessary to provide a meaningful reconciliation is extremely difficult and could not be accomplished without unreasonable effort.
No profit forecasts or estimates
No statement in this Announcement is intended as a profit forecast or estimate for any period and no statement in this Announcement should be interpreted to mean that earnings or earnings per share for Tyman or Quanex for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per share for Tyman or Quanex.
Quantified Financial Benefits Statement
The statements in the Quantified Financial Benefits Statement relate to future actions and circumstances which by their nature, involve risks, uncertainties and contingencies. The synergies and cost savings referred to may not be achieved, or may be achieved later or sooner than estimated, or those achieved could be materially different from those estimated. No statement in the Quantified Financial Benefits Statement, or this Announcement generally, should be construed as a profit forecast or interpreted to mean that the Enlarged Group’s earnings in the first full year following the Effective Date, or in any subsequent period, would necessarily match or be greater than or be less than those of Quanex and/or Tyman for the relevant preceding financial period or any other period. For the purposes of Rule 28 of the Takeover Code, the Quantified Financial Benefits Statement is the responsibility of Quanex and the Quanex Directors.
Disclosure requirements of the Takeover Code
Under Rule 8.3(a) of the Takeover Code, any person who is interested in 1 per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 p.m. (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.
Under Rule 8.3(b) of the Takeover Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the business day following the date of the relevant dealing.
If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.
Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).
Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.
Right to switch to a Takeover Offer
Quanex reserves the right to elect, with the consent of the Panel, and subject to the terms of the Co-operation Agreement, to implement the Transaction by way of a Takeover Offer for the entire issued and to be issued ordinary share capital of Tyman as an alternative to the Scheme. In such an event, the Takeover Offer will be implemented on the same terms or, if Quanex so decides, on such other terms being no less favourable (subject to appropriate amendments), so far as applicable, as those which would apply to the Scheme and subject to the amendment referred to in Appendix 1 to this Announcement. Upon sufficient acceptances being received in respect of such Takeover Offer, Quanex intends to exercise its rights to apply the provisions of Chapter 3 of Part 28 of the Companies Act so as to acquire compulsorily the remaining Tyman Shares in respect of which the Takeover Offer has not been accepted.
Publication of this Announcement on website
A copy of this Announcement and the documents required to be published pursuant to Rule 26.1 of the Takeover Code will be available, free of charge, subject to certain restrictions relating to persons resident in Restricted Jurisdictions on Quanex’s website at https://www.roadto2b.com/ and Tyman’s website at https://www.tymanplc.com/investor-relations by no later than 12:00 p.m. (London time) on the Business Day following this Announcement.
For the avoidance of doubt, the contents of these websites and any websites accessible from hyperlinks on these websites are not incorporated into, and do not form part of, this Announcement.
Information relating to Tyman Shareholders
Please be aware that addresses, electronic addresses and certain information provided by Tyman Shareholders, persons with information rights and other relevant persons for the receipt of communications from Tyman may be provided to Quanex during the Offer Period as required under Section 4 of Appendix 4 of the Takeover Code to comply with Rule 2.11(c) of the Takeover Code.

Right to receive documents in hard copy form
Any person entitled to receive a copy of documents, announcements and information relating to the Transaction is entitled to receive such documents in hard copy form free of charge. For persons who receive a copy of this Announcement in electronic form or via a website notification, a hard copy of this Announcement will not be sent unless so requested. A person may also request that all future documents, announcements and information in relation to the Transaction are sent to them in hard copy form.
In accordance with Rule 30.3 of the Takeover Code, Tyman Shareholders, persons with information rights and participants in Tyman Share Plans may request a hard copy of this Announcement by contacting Tyman’s registrars, Link Group, on +44 (0) 371 277 1020. Lines are open from 9 a.m. to 5.30 p.m. (London time) Monday to Friday. Calls are charged at the standard geographical rate and will vary by provider. Calls from outside the United Kingdom will be charged at the applicable international rate.
Please note the Shareholder Helpline cannot provide advice on the merits of the Transaction or the Scheme nor give any financial, investment, legal or tax advice.
Rounding
Certain figures included in this Announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.
General
If you are in any doubt about the contents of this Announcement or the action you should take, you are recommended to seek your own independent financial advice immediately from your stockbroker, bank manager, solicitor or independent financial adviser duly authorised under FSMA if you are resident in the United Kingdom or, if not, from another appropriate authorised independent financial adviser.
Rule 2.9
For the purposes of Rule 2.9 of the Takeover Code, Tyman confirms that, as at the Latest Practicable Date, it had in issue 196,322,249 ordinary shares of £0.05 each (excluding 439,810 ordinary shares held in treasury). The International Securities Identification Number (“ISIN”) of the Tyman Shares is GB00B29H4253.
For the purposes of Rule 2.9 of the Takeover Code, Quanex confirms that, as at the Latest Practicable Date, it had in issue 33,111,593 shares of common stock (excluding 4,015,431 shares of common stock held in treasury). The ISIN of the Quanex Shares is US7476191041.

APPENDIX 1
CONDITIONS TO AND FURTHER TERMS OF THE SCHEME AND THE TRANSACTION
PART A: CONDITIONS TO THE SCHEME AND THE TRANSACTION
Long Stop Date
1.
The Transaction will be conditional upon the Scheme becoming unconditional and being Effective, subject to the provisions of the Takeover Code, by no later than the Long Stop Date.

Scheme approval
2.
The Scheme will be conditional upon:

(a)
(i)
its approval by a majority in number of the Scheme Shareholders (or the relevant class or classes thereof, if applicable), present and voting (and entitled to vote), either in person or by proxy, at the Court Meeting (and at any separate class meeting which may be required by the Court, if applicable), or at any adjournment of the Court Meeting, and who represent at least 75 per cent. in value of the Scheme Shares voted by those Scheme Shareholders; and

(ii)
such Court Meeting (and any separate class meeting which may be required by the Court, if applicable) being held on or before the 22nd day after the expected date of such meeting to be set out in the Scheme Document (or such later date as may be agreed by Quanex and Tyman, with the consent of the Panel, and the Court may approve (if such approval is required));

(b)
(i)
the Tyman Resolutions being duly passed by the requisite majority or majorities of Tyman Shareholders at the General Meeting (or any adjournment of it); and

(ii)
such General Meeting being held on or before the 22nd day after the expected date of such meeting to be set out in the Scheme Document (or such later date as may be agreed by Quanex and Tyman, with the consent of the Panel, and the Court may approve (if such approval is required));

(c)
(i)
the sanction of the Scheme by the Court (with or without modification, but subject to any modification being on terms acceptable to Tyman and Quanex) and the delivery of a copy of the Court Order to the Registrar of Companies; and

(ii)
the Sanction Hearing being held on or before the 22nd day after the expected date of such hearing to be set out in the Scheme Document (or such later date as may be agreed by Quanex and Tyman, with the consent of the Panel, and the Court may approve (if such approval is required)).

In addition, subject as stated in Part B below, and to the requirements of the Panel, Quanex and Tyman have agreed that the Transaction will be conditional upon the following Conditions and, accordingly, the Court Order will not be delivered to the Registrar of Companies unless such Conditions (as amended if appropriate) have been satisfied (and continue to be satisfied pending the commencement of the Sanction Hearing) or, where relevant, waived:
New Quanex Shares
3.
the approval of the Quanex Share Proposal by a majority of Quanex Shares present in person or represented by proxy at the Quanex Stockholder Meeting and entitled to vote on the Quanex Share Proposal;

4.
NYSE having approved, and not withdrawn such approval, the listing of the New Quanex Shares to be issued, subject to official notice of issuance;

Anti-trust and regulatory clearances
5.
all necessary notifications and filings having been made and all applicable waiting periods (including any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations made thereunder, having expired, lapsed or been terminated as appropriate in each case in respect of the Transaction;

6.
one of the following having occurred:

(a)
the CMA having indicated in a response to a submission of a briefing paper that it has no further questions at that stage in relation to the Transaction; and as at the date on which all other Conditions are satisfied or waived, the CMA has not: (i) requested submission of a merger notice; (ii) given notice to either party that it is commencing a Phase 1 investigation; (iii) indicated that the statutory review period in which the CMA has to decide whether to make a reference under section 34ZA Enterprise Act 2002 has begun; or (iv) requested documents or attendance by witnesses under section 109 of the Enterprise Act 2002 which may indicate that it intends to commence the aforementioned statutory review period in respect of the Transaction; or

(b)
where the CMA has commenced an investigation following the submission of a merger notice or a briefing paper, the CMA:

(i)
in accordance with section 33(1) of the Enterprise Act 2002, announcing that it has decided not to refer the Transaction to the chair of the CMA for the constitution of a group under Schedule 4 to the Enterprise and Regulatory Reform Act 2013 (a “Referral”); or

(ii)
in accordance with section 73(2) of the Enterprise Act 2002, formally accepting undertakings in lieu of a Referral offered by Quanex, or a modified version of them;

7.
if and to the extent that any or all of Conditions 5 and 6 are waived or are not invoked by Quanex, all authorisations, orders, grants, recognitions, determinations, confirmations, consents, licences, clearances, permissions, exemptions and approvals from the authorities referred to in or relevant to Conditions 5 and 6 (for the purposes of this Condition 7 each a “Clearance”) including, without limitation, any Clearance in connection with a Referral and/or any “phase 2” or similar “in depth” review by any of the authorities referred to in or relevant to Conditions 5 and 6 having been obtained;

Notifications, waiting periods and Authorisations
8.
all notifications, filings or applications which are necessary or reasonably considered appropriate or desirable by Quanex having been made in connection with the Transaction and all necessary waiting periods (including any extensions thereof) under any applicable legislation or regulation of any jurisdiction having expired, lapsed or been terminated (as appropriate) and all statutory and regulatory obligations in any jurisdiction having been complied with in each case in respect of the Transaction and its implementation and all Authorisations reasonably necessary or appropriate for or in respect of the Transaction and, except pursuant to Chapter 3 of Part 28 of the Companies Act, the acquisition of any shares or other securities in, or control or management of, Tyman or any other member of the Wider Tyman Group by any member of the Wider Quanex Group having been obtained in terms and in a form reasonably satisfactory to Quanex from all appropriate Third Parties or (without prejudice to the generality of the foregoing) from any person or bodies with whom any member of the Wider Tyman Group or the Wider Quanex Group has entered into contractual arrangements and all such Authorisations necessary, appropriate or desirable to carry on the business of any member of the Wider Tyman Group in any jurisdiction having been obtained and all such Authorisations remaining in full force and effect at the time at which the Transaction becomes otherwise unconditional and there being no notice or intimation of an intention to revoke, suspend, restrict, modify or not to renew such Authorisations;

General antitrust and regulatory
9.
no antitrust regulator or Third Party having given notice of a decision to take, institute, implement or threaten any action, proceeding, suit, investigation, enquiry or reference (and in each case, not having withdrawn the same), or having required any action to be taken or otherwise having done anything, or having enacted, made or proposed any statute, regulation, decision, order or change to published practice (and in each case, not having withdrawn the same) and there not continuing to be outstanding any statute, regulation, decision or order which would or might reasonably be expected to, in any case to an extent or in a manner which is or would be material in the context of the Wider Tyman Group taken as a whole or in the context of the Transaction:

(a)
require, prevent or materially delay the divestiture or materially alter the terms envisaged for such divestiture by any member of the Wider Quanex Group or by any member of the Wider Tyman Group of all or any material part of its businesses, assets or property or impose any limitation on the ability of all or any of them to conduct their businesses (or any part thereof) or to own, control or manage any of their assets or properties (or any part thereof);

(b)
except pursuant to Chapter 3 of Part 28 of the Companies Act, require any member of the Wider Quanex Group or the Wider Tyman Group to acquire or offer to acquire any shares, other securities (or the equivalent) or interest in any member of the Wider Tyman Group or any asset owned by any Third Party (other than in connection with the implementation of the Transaction);

(c)
impose any material limitation on, or result in a material delay in, the ability of any member of the Wider Quanex Group directly or indirectly to acquire, hold or to exercise effectively all or any rights of ownership in respect of shares, loans or securities convertible into shares or any other securities (or the equivalent) in Tyman or on the ability of any member of the Wider Tyman Group or any member of the Wider Quanex Group directly or indirectly to hold or exercise effectively all or any rights of ownership in respect of shares, loans or securities convertible into shares or any other securities (or the equivalent) in, or to exercise voting or management control over, any member of the Wider Tyman Group;

(d)
otherwise adversely affect any or all of the business, assets, profits or prospects of any member of the Wider Tyman Group or the Wider Quanex Group;

(e)
result in any member of the Wider Tyman Group or any member of the Wider Quanex Group ceasing to be able to carry on business under any name under which it presently carries on business;

(f)
make the Scheme or the Transaction, its implementation or the acquisition of any shares or other securities in, or control or management of, Tyman or any member of the Wider Tyman Group by any member of the Wider Quanex Group void, unenforceable and/or illegal under the laws of any relevant jurisdiction, or otherwise, directly or indirectly prevent or prohibit, restrict, restrain, or delay or otherwise materially interfere with the implementation of, or impose additional conditions or obligations with respect to, or otherwise challenge, impede, interfere or require material amendment of the Scheme and/or the Transaction or the acquisition of any shares or other securities in, or control or management of, Tyman or any member of the Wider Tyman Group by any member of the Wider Quanex Group;

(g)
require, prevent or delay a divestiture by any member of the Wider Quanex Group of any shares or other securities (or the equivalent) in any member of the Wider Tyman Group or any member of the Wider Quanex Group;

(h)
impose any limitation on the ability of any member of the Wider Quanex Group or any member of the Wider Tyman Group to conduct, integrate or co-ordinate all or any part of its business with all or any part of the business of any other member of the Wider Quanex Group and/or the Wider Tyman Group;

(i)
require any member of the Wider Tyman Group or the Wider Quanex Group to terminate or vary in any material way any material contract to which any member of the Wider Tyman Group or the Wider Quanex Group is a party;

(j)
require any member of the Wider Quanex Group or any member of the Wider Tyman Group or any of their respective affiliates to: (i) invest, contribute or loan any capital or assets to; (ii) guarantee or pledge capital assets for the benefit of any member of the Wider Quanex Group or any member of the Wider Tyman Group; or

(k)
otherwise materially adversely affect any or all of the business, assets, profits or prospects of any member of the Wider Tyman Group or any member of the Wider Quanex Group,

and all applicable waiting and other time periods (including any extensions of them) during which any such antitrust regulator or Third Party could decide to take, institute, implement or threaten any such action, proceeding, suit, investigation, enquiry or reference or take any other step under the laws of any jurisdiction in respect of the Transaction or the acquisition of any Tyman Shares or otherwise intervene having expired, lapsed or been terminated;
Certain matters arising as a result of any arrangement, agreement, etc.
10.
except as Disclosed, there being no provision of any arrangement, agreement, lease, licence, franchise, permit or other instrument to which any member of the Wider Tyman Group is a party or by or to which any such member or any of its assets is or may be bound, entitled or subject to or any event or circumstance which, as a consequence of the Transaction or the proposed acquisition or the acquisition by any member of the Wider Quanex Group of any shares or other securities (or the equivalent) in Tyman or because of a change in the control or management of any member of the Wider Tyman Group or otherwise, would or might reasonably be expected to result in, in each case to an extent which is material in the context of the Wider Tyman Group as a whole:

(a)
any monies borrowed by, or any other indebtedness or liabilities, actual or contingent, of, or any grant available to, any member of the Wider Tyman Group being or becoming repayable, or capable of being declared repayable, immediately or before its or their stated maturity date or repayment date, or the ability of any such member to borrow monies or incur any indebtedness being withdrawn or inhibited or being capable of becoming or being withdrawn or inhibited;

(b)
save in the ordinary course of business, the creation or enforcement of any mortgage, charge or other security interest over the whole or any part of the business, property, assets or interests of any member of the Wider Tyman Group or any such mortgage, charge or other security interest (whenever created, arising or having arisen) being enforced or becoming enforceable;

(c)
any such arrangement, agreement, lease, licence, franchise, permit or other instrument being terminated or becoming capable of being terminated or adversely modified or the rights, liabilities, obligations or interests of any member of the Wider Tyman Group being terminated or adversely modified or adversely affected or any obligation or liability arising or any adverse action being taken or arising thereunder;

(d)
any liability of any member of the Wider Tyman Group to make any severance, termination, bonus or other payment to any of its directors, or other officers;

(e)
the rights, liabilities, obligations, interests or business of any member of the Wider Tyman Group or any member of the Wider Quanex Group under any such arrangement, agreement, licence, permit, lease or instrument or the interests or business of any member of the Wider Tyman Group or any member of the Wider Quanex Group in or with any other person or body or firm or company (or any agreement or arrangement relating to any such interests or business) being or becoming capable of being terminated, or adversely modified or affected or any onerous obligation or liability arising or any adverse action being taken thereunder;

(f)
any member of the Wider Tyman Group ceasing to be able to carry on business under any name under which it presently carries on business;

(g)
the business, assets, profits, value of, or the financial or trading position or prospects of, any member of the Wider Tyman Group being prejudiced or adversely affected; or

(h)
the creation or acceleration of any material liability (actual or contingent) by any member of the Wider Tyman Group other than trade creditors or other liabilities incurred in the ordinary course of business, and, except as Disclosed, no event having occurred which, under any provision of any arrangement, agreement, licence, permit, franchise, lease or other instrument to which any member of the Wider Tyman Group is a party or by or to which any such member or any of its assets are bound, entitled or subject, would or might result in any of the events or circumstances as are referred to in Conditions 10(a) to (h).
Certain events occurring since 31 December 2023
11.
Except as Disclosed, no member of the Wider Tyman Group having since 31 December 2023:

(a)
issued or agreed to issue or authorised or proposed or announced its intention to authorise or propose the issue, of additional shares of any class, or securities or securities convertible into, or exchangeable for, or rights, warrants or options to subscribe for or acquire, any such shares, securities or convertible securities or transferred or sold or agreed to transfer or sell or authorised or proposed the transfer or sale of Tyman Shares out of treasury (except, where relevant, as between Tyman and wholly-owned subsidiaries of Tyman or between the wholly-owned subsidiaries of Tyman and except for the issue or transfer out of treasury of Tyman Shares on the exercise of employee share options or vesting of employee share awards in the ordinary course under the Tyman Share Plans);

(b)
recommended, declared, paid or made or proposed to recommend, declare, pay or make any bonus, dividend or other distribution (whether payable in cash or otherwise) other than: (i) the FY23 Dividend and (ii) dividends (or other distributions whether payable in cash or otherwise) lawfully paid or made by any wholly-owned subsidiary of Tyman to Tyman or any of its wholly-owned subsidiaries;

(c)
other than pursuant to the Transaction (and except for transactions between Tyman and its wholly-owned subsidiaries or between the wholly-owned subsidiaries of Tyman and transactions in the ordinary course of business) implemented, effected, authorised or proposed or announced its intention to implement, effect, authorise or propose any merger, demerger, reconstruction, amalgamation, scheme, commitment or offer or disposal of assets or shares or loan capital (or the equivalent thereof) in each case to an extent which is material in the context of the Wider Tyman Group taken as a whole or is material in the context of the Transaction;

(d)
except for: (i) transactions between Tyman and its wholly-owned subsidiaries or between the wholly-owned subsidiaries of Tyman and (ii) transactions in the ordinary course of business, disposed of, or transferred, mortgaged or created any security interest over any material asset or any right, title or interest in any material asset or authorised, proposed or announced any intention to do so;

(e)
except for transactions between Tyman and its wholly-owned subsidiaries or between the wholly-owned subsidiaries of Tyman, issued, authorised or proposed or announced an intention to authorise or propose, the issue of or made any change in or to the terms of any debentures or become subject to any contingent liability or incurred or increased any indebtedness, in each case to an extent which is material in the context of the Wider Tyman Group taken as a whole or is material in the context of the Transaction;

(f)
entered into any licence or other disposal of intellectual property rights of any member of the Wider Tyman Group which are material in the context of the Wider Tyman Group taken as a whole;

(g)
entered into or varied or authorised, proposed or announced its intention to enter into or vary any contract, arrangement, agreement, transaction or commitment (whether in respect of capital expenditure or otherwise) which is of a long term, unusual or onerous nature or magnitude or which is or which involves or could involve an obligation of a nature or magnitude which is reasonably likely to be restrictive on the business of any member of the Wider Tyman Group;
(h)
entered into or varied the terms of, or made any offer (which remains open for acceptance) to enter into or vary the terms of any contract, service agreement, commitment or arrangement with any director or senior executive of any member of the Wider Tyman Group, except for salary increases, bonuses or variations of terms in the ordinary course;

(i)
proposed, agreed to provide or modified the terms of any share option scheme, incentive scheme or other benefit relating to the employment or termination of employment of any employee of the Wider Tyman Group;

(j)
purchased, redeemed or repaid or announced any proposal to purchase, redeem or repay any of its own shares or other securities or reduced or, except in respect of the matters mentioned in sub-paragraph (a) above, made any other change to any part of its share capital;

(k)
except in the ordinary course of business, waived, compromised or settled any claim which is material in the context of the Wider Tyman Group as a whole;

(l)
terminated or varied the terms of any agreement or arrangement between any member of the Wider Tyman Group and any other person in a manner which would or might reasonably be expected to have a material adverse effect on the financial position of the Wider Tyman Group taken as a whole;

(m)
made any material alteration to its memorandum or articles of association or other constitutional documents;

(n)
except in relation to changes made or agreed as a result of, or arising from, changes to legislation, made or agreed or consented to any change to:

(i)
the terms of the trust deeds and rules constituting the pension scheme(s) established by any member of the Wider Tyman Group for its directors, employees or their dependants;

(ii)
the contributions payable to any such scheme(s) or to the benefits which accrue, or to the pensions which are payable, thereunder;

(iii)
the basis on which qualification for, or accrual or entitlement to, such benefits or pensions are calculated or determined; or

(iv)
the basis upon which the liabilities (including pensions) of such pension schemes are funded, valued, made, agreed or consented to;

(o)
been unable, or admitted in writing that it is unable, to pay its debts or commenced negotiations with one or more of its creditors with a view to rescheduling or restructuring any of its indebtedness, or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business;

(p)
taken or proposed any steps, corporate action or had any legal proceedings instituted or threatened against it in relation to the suspension of payments, a moratorium of any indebtedness, its winding-up (voluntary or otherwise), dissolution, reorganisation or for the appointment of a receiver, administrator, manager, administrative receiver, trustee or similar officer of all or any of its material assets or revenues or any analogous or equivalent steps or proceedings in any jurisdiction or appointed any analogous person in any jurisdiction or had any such person appointed;

(q)
except for transactions between Tyman and its wholly-owned subsidiaries or between the wholly-owned subsidiaries, made, authorised, proposed or announced an intention to propose any change in its loan capital;

(r)
entered into, implemented or authorised the entry into, any joint venture, asset or profit-sharing arrangement, partnership, merger of business or corporate entities, composition, assignment, reconstruction, amalgamation, commitment, scheme or other similar transaction or arrangement

(other than the Scheme) which is material in the context of the Wider Tyman Group taken as a whole or in the context of the Transaction;
(s)
having taken (or agreed or proposed to take) any action which requires or would require, the consent of the Panel or the approval of Tyman Shareholders in general meeting in accordance with, or as contemplated by, Rule 21.1 of the Takeover Code; or

(t)
entered into any agreement, arrangement, commitment or contract or passed any resolution or made any offer (which remains open for acceptance) with respect to or announced an intention to, or to propose to, effect any of the transactions, matters or events referred to in this Condition 11 which is material in the context of the Wider Tyman Group taken as a whole;

No adverse change, litigation, regulatory enquiry or similar
12.
except as Disclosed, since 31 December 2023 there having been:

(a)
no adverse change and no circumstance having arisen which would or might be expected to result in any adverse change or deterioration in, the business, assets, value, financial or trading position or profits or prospects or operational performance of any member of the Wider Tyman Group which is material in the context of the Wider Tyman Group taken as a whole or is material in the context of the Transaction;

(b)
no litigation, arbitration proceedings, prosecution or other legal proceedings having been threatened, announced or instituted by or against or remaining outstanding against or in respect of, any member of the Wider Tyman Group or to which any member of the Wider Tyman Group is or may become a party (whether as claimant, defendant or otherwise) having been threatened, announced, instituted or remaining outstanding by, against or in respect of, any member of the Wider Tyman Group, in each case which is or might reasonably be expected to be material in the context of the Wider Tyman Group taken as a whole or is material in the context of the Transaction;

(c)
no enquiry, review or investigation by, or complaint or reference to, any Third Party against or in respect of any member of the Wider Tyman Group having been threatened, announced or instituted or remaining outstanding by, against or in respect of any member of the Wider Tyman Group, in each case which might reasonably be expected to have a material adverse effect on the Wider Tyman Group taken as a whole or is material in the context of the Transaction;

(d)
no contingent or other liability having arisen or become apparent to Quanex or increased which is reasonably likely to affect adversely the business, assets, financial or trading position or profits or prospects or operational performance of any member of the Wider Tyman Group to an extent which is material in the context of the Wider Tyman Group taken as a whole or is material in the context of the Transaction;

(e)
no steps having been taken and no omissions having been made which are reasonably likely to result in the withdrawal, cancellation, termination or modification of any licence held by any member of the Wider Tyman Group which is necessary for the proper carrying on of its business and the withdrawal, cancellation, termination or modification of which might reasonably be expected to have a material adverse effect on the Wider Tyman Group taken as a whole or is material in the context of the Transaction; and

(f)
no member of the Wider Tyman Group having conducted its business in breach of any applicable laws or regulations which might reasonably be expected to have a material adverse effect on the Wider Tyman Group taken as a whole or is material in the context of the Transaction;

No discovery of certain matters regarding information, liabilities and environmental issues
13.
except as Disclosed, Quanex not having discovered that:

(a)
any financial, business or other information concerning the Wider Tyman Group publicly announced before the date of this Announcement or disclosed at any time to any member of the

Wider Quanex Group by or on behalf of any member of the Wider Tyman Group before the date of this Announcement is misleading, contains a material misrepresentation of any fact, or omits to state a fact necessary to make that information not misleading;
(b)
any member of the Wider Tyman Group or any partnership, company or other entity in which any member of the Wider Tyman Group has a significant economic interest and which is not a subsidiary undertaking of Tyman is, otherwise than in the ordinary course of business, subject to any liability, contingent or otherwise which is material in the context of the Wider Tyman Group taken as a whole or material in the context of the Transaction;

(c)
any past or present member of the Wider Tyman Group has not complied with all applicable legislation, regulations or other requirements of any jurisdiction or any Authorisations relating to the use, treatment, storage, carriage, disposal, discharge, spillage, release, leak or emission of any waste or hazardous substance or any substance likely to impair the environment (including property) or harm human or animal health or otherwise relating to environmental matters or the health and safety of humans, which non-compliance would be likely to give rise to any material liability including any penalty for non-compliance (whether actual or contingent) on the part of any member of the Wider Tyman Group, in each case to an extent which is material in the context of the Wider Tyman Group taken as a whole or material in the context of the Transaction;

(d)
there has been a disposal, discharge, spillage, accumulation, release, leak, emission or the migration, production, supply, treatment, storage, transport or use of any waste or hazardous substance or any substance likely to impair the environment (including any property) or harm human or animal health which (whether or not giving rise to non-compliance with any law or regulation), would be likely to give rise to any material liability (whether actual or contingent) on the part of any member of the Wider Tyman Group, in each case to an extent which is material in the context of the Wider Tyman Group taken as a whole or material in the context of the Transaction;

(e)
there is or is reasonably likely to be any obligation or liability (whether actual or contingent) or requirement to make good, remediate, repair, reinstate or clean up any property, asset or any controlled waters currently or previously owned, occupied, operated or made use of or controlled by any past or present member of the Wider Tyman Group (or on its behalf), or in which any such member may have or previously have had or be deemed to have had an interest, under any environmental legislation, common law, regulation, notice, circular, Authorisation or order of any Third Party in any jurisdiction or to contribute to the cost thereof or associated therewith or indemnify any person in relation thereto; or

(f)
circumstances exist (whether as a result of making the Transaction or otherwise) which would be reasonably likely to lead to any Third Party instituting (or whereby any member of the Wider Tyman Group would be likely to be required to institute), an environmental audit or take any steps which would in any such case be reasonably likely to result in any actual or contingent liability to improve or install new plant or equipment or to make good, repair, reinstate or clean up any property of any description or any asset now or previously owned, occupied or made use of by any past or present member of the Wider Tyman Group (or on its behalf) or by any person for which a member of the Wider Tyman Group is or has been responsible, or in which any such member may have or previously have had or be deemed to have had an interest, which is material in the context of the Wider Tyman Group taken as a whole or material in the context of the Transaction;

Intellectual property
14.
no circumstance having arisen or event having occurred in relation to any intellectual property owned or used by any member of the Wider Tyman Group, including:

(a)
any member of the Wider Tyman Group losing its title to any intellectual property used in its business, or any intellectual property owned by the Wider Tyman Group being revoked, cancelled or declared invalid, which is material in the context of the Wider Tyman Group taken as a whole;

(b)
any claim being asserted in writing or threatened in writing by any person challenging the ownership of any member of the Wider Tyman Group to, or the validity or effectiveness of, any of its intellectual property; or
(c)
any agreement regarding the use of any intellectual property licensed to or by any member of the Wider Tyman Group being terminated or varied, which is material in the context of the Wider Tyman Group taken as a whole; and

Anti-corruption, sanctions and criminal property
15.
except as Disclosed, Quanex not having discovered:

(a)
(i) any past or present member, director, officer or employee of the Wider Tyman Group is or has at any time engaged in any activity, practice or conduct would constitute an offence under the Bribery Act 2010, the US Foreign Corrupt Practices Act of 1977, as amended, or any other anti-corruption legislation applicable to the Wider Tyman Group; or (ii) any person that performs or has performed services for or on behalf of the Wider Tyman Group is or has at any time engaged in any activity, practice or conduct in connection with the performance of such services which would constitute an offence under the Bribery Act 2010, the US Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-corruption legislation;

(b)
any asset of any member of the Wider Tyman Group constitutes criminal property as defined by section 340(3) of the Proceeds of Crime Act 2002 (but disregarding paragraph (b) of that definition) or proceeds of crime under any other applicable law, rule, or regulation concerning money laundering or proceeds of crime or any member of the Wider Tyman Group is found to have engaged in activities constituting money laundering under any applicable law, rule, or regulation concerning money laundering;

(c)
any past or present member, director, officer or employee of the Wider Tyman Group, or any other person for whom any such person may be liable or responsible, has engaged in any business with, made any investments in, made any funds or assets available to or received any funds or assets from: (i) any government, entity or individual in respect of which US or European Union persons, or persons operating in those territories, are prohibited from engaging in activities or doing business, or from receiving or making available funds or economic resources, by applicable UK, US or European Union laws or regulations, including the economic sanctions administered by the United States Office of Foreign Assets Control or HM Treasury & Customs; or (ii) any government, entity or individual targeted by any of the economic sanctions of the United Nations, the United Kingdom, the United States, the European Union or any of its member states; or

(d)
a member of the Wider Tyman Group has engaged in any transaction or conduct which would cause any member of the Wider Quanex Group to be in breach of any applicable law or regulation upon its Transaction of Tyman, including the economic sanctions of the United States Office of Foreign Assets Control or HM Treasury & Customs, or any government, entity or individual targeted by any of the economic sanctions of the United Nations, the United Kingdom, the United States, the European Union or any of its member states.

PART B: CERTAIN FURTHER TERMS OF THE TRANSACTION
1.
The Transaction will be subject to the satisfaction (or waiver, if capable of waiver) of the Conditions, and to the full terms and conditions which will be set out in the Scheme Document.

2.
Conditions 2(a), 2(b) and 3 to 15 (inclusive) of Part A above must each be fulfilled, determined by Quanex to be or to remain satisfied or (if capable of waiver) be waived by Quanex by no later than 11.59 p.m. (London time) on the date immediately preceding the date of the Sanction Hearing, failing which the Scheme will, with the consent of the Panel (if required), lapse.

3.
Notwithstanding the paragraph above, subject to the requirements of the Panel and the Takeover Code, Quanex reserves the right in its sole discretion to waive:

(a)
the deadline set out in Condition 1 of Part A above, and any deadlines set out in Condition 2 of Part A above for the timing of the Court Meeting, the General Meeting and the Sanction Hearing. If any such deadline is not met, Quanex will make an announcement by 8.00 a.m. (London time) on the Business Day following such deadline confirming whether it has invoked or waived the relevant Condition or agreed with Tyman to extend the deadline in relation to the relevant Condition. In all other respects, Conditions 1 and 2 of Part A above cannot be waived; and

(b)
in whole or in part, all or any of Conditions 8 to 15 (inclusive) of Part A above.

4.
Quanex will be under no obligation to waive (if capable of waiver) or to treat as fulfilled any of the Conditions by a date earlier than the latest date for the fulfilment of that Condition, notwithstanding that the other Conditions may at such earlier date have been waived or fulfilled and that there are at such earlier date no circumstances indicating that any of such Conditions may not be capable of fulfilment.

5.
If Quanex is required by the Panel to make an offer for Tyman Shares under the provisions of Rule 9 of the Takeover Code, Quanex may make such alterations to any of the above Conditions and terms of the Transaction as are necessary to comply with the provisions of that Rule.

6.
Under Rule 13.5(a) of the Takeover Code, Quanex may only invoke a Condition that is subject to Rule 13.5(a) of the Takeover Code so as to cause the Transaction not to proceed, to lapse or to be withdrawn with the consent of the Panel. The Panel will normally only give its consent if the circumstances which give rise to the right to invoke the Condition are of material significance to Quanex in the context of the Transaction. This will be judged by reference to the facts of each case at the time that the relevant circumstances arrive.

7.
Any condition that is subject to Rule 13.5(a) may be waived by Quanex.

8.
Conditions 1, 2, 3 and 4 of Part A above (and, if applicable, any acceptance condition if the Transaction is implemented by means of a Takeover Offer) are not subject to Rule 13.5(a) of the Takeover Code.

9.
Each of the Conditions will be regarded as a separate Condition and will not be limited by reference to any other Condition.

10.
The Tyman Shares to be acquired under the Transaction will be acquired with full title guarantee, fully paid and free from all liens, equities, charges, encumbrances, options, rights of pre-emption and any other third party rights and interests of any nature and together with all rights now or hereafter attaching or accruing to them, including, without limitation, voting rights and the right to receive and retain in full all dividends and other distributions (if any) declared, made or paid, or any other return of value (whether by reduction of share capital or share premium account or otherwise) made, on or after the Effective Date (other than the FY23 Dividend or any dividend in respect of which a corresponding reduction in the consideration payable in respect of each Tyman Share has been made as described in paragraph 11 below).

11.
Subject to the terms of the Scheme, if, on or after the date of this Announcement, any dividend, distribution and/or other return of value is announced (other than the FY23 Dividend), Quanex reserves the right (without prejudice to any right of Quanex, with the consent of the Panel, to invoke Condition 11(b) of Part A above) to reduce the consideration by the amount of any such dividend, distribution or other return of value (other than, or in excess of, the FY23 Dividend), in which case: (a) any reference in this Announcement or in the Scheme Document to the consideration for the Tyman Shares will be deemed to be a reference to the consideration as so reduced (and accordingly, the Main Offer and the Capped All-Share Alternative); and (b) the relevant eligible Tyman Shareholders will be entitled to receive and retain such dividend or distribution. To the extent that any such dividend or other distribution announced, declared or paid is: (i) transferred pursuant to the Transaction on a basis which entitles Quanex to receive the dividend or distribution and to retain it; or (ii) cancelled, the consideration will not be subject to change in accordance with this paragraph 11. Any exercise by Quanex of its rights referred to in this paragraph 11 shall be the subject of an announcement and the consent of the Panel and, for the avoidance of doubt, shall not be regarded as constituting any revision or variation of the Transaction.
12.
Fractions of New Quanex Shares will not be issued to Tyman Shareholders. Instead, Tyman Shareholders who otherwise would have received a fraction of a New Quanex Share will receive an additional amount in cash, rounded to the nearest cent, based on the amount obtained by multiplying such fraction by the closing sale price of Quanex Shares on the trading day immediately prior to the Effective Date. Any fractional entitlements of a Tyman Shareholder to New Quanex Shares under the Capped All-Share Alternative will be rounded down to the nearest whole number of New Quanex Shares per Tyman Shareholder. Fractional entitlements to New Quanex Shares will not be allotted or issued to such Tyman Shareholder but will be disregarded. The transmission of New Quanex Shares by the transfer agent shall be subject to any applicable legal or regulatory conditions required in connection with such transmission.

13.
The New Quanex Shares will be issued credited as fully paid and will rank pari passu in all respects with Quanex Shares in issue at the time that the New Quanex Shares are issued pursuant to the Transaction, including the right to receive and retain dividends and other distributions declared, made or paid by reference to a record date falling on or after the Effective Date. Application will be made to the NYSE for the New Quanex Shares to be listed on the NYSE on completion of the Transaction.

14.
Quanex reserves the right to elect (with the consent of the Panel and subject to the terms of the Co-operation Agreement) to implement the Transaction by way of a Takeover Offer as an alternative to the Scheme. In such event, the Transaction will be implemented on substantially the same terms (subject to appropriate amendments including (without limitation) the inclusion of an acceptance condition which will be set at 90 per cent. (or such lesser percentage, being more than 50 per cent. of the voting rights attaching to Quanex Shares, as Quanex may decide) of shares to which the Transaction relates and those required by, or deemed appropriate by, Quanex under applicable law, so far as applicable) as those which would apply to the Scheme. Further, if sufficient acceptances of the Takeover Offer are received and/or sufficient Tyman Shares are otherwise acquired, it is the intention of Quanex to apply the provisions of the Companies Act to compulsorily acquire any outstanding Tyman Shares to which such Takeover Offer relates.

15.
The availability of the Transaction to persons not resident in the United Kingdom may be affected by the laws of the relevant jurisdictions. Persons who are not resident in the United Kingdom should inform themselves about and observe any applicable requirements.

16.
The Scheme will be governed by English law and is subject to the jurisdiction of the English courts and to the Conditions and further terms set out in this Appendix 1 and to be set out in the Scheme Document. The Transaction will be subject to the applicable requirements of the Takeover Code, the Panel, the Listing Rules, the London Stock Exchange, the NYSE, the Registrar of Companies and the FCA.

APPENDIX 2
SOURCES OF INFORMATION AND BASES OF CALCULATION
In this Announcement, unless otherwise stated or the context otherwise requires, the following sources and bases have been used:
1.
The Latest Practicable Date is close of business on 19 April 2024 (being the last Business Day prior to the date of this Announcement).

2.
The existing issued and to be issued ordinary share capital of Tyman on a fully diluted basis comprises:

(a)
196,762,059 Tyman Shares in issue as at the Latest Practicable Date including 439,810 Tyman Shares held in treasury and 1,567,155 Tyman shares held by the employee benefit trust as at 31 March 2024; and

(b)
Tyman expects that a total of 2,329,248 shares will be required as a result of the exercising of options and granting of awards, of which 439,810 shares will be satisfied from the shares held in treasury and 1,567,155 shares will be satisfied by shares held by the employee benefit trust. As a result, Tyman expects 322,283 new Tyman Shares to be issued on or after the date of this Announcement, resulting in an aggregate fully diluted share capital of 197,084,342 Tyman Shares.

3.
The value of Tyman’s entire issued and to be issued ordinary share capital of £788 million, implied by the terms of the Transaction, is based on the consideration of 400.0 pence per Tyman Share multiplied by the issued and to be issued share capital of Tyman (as referred to at paragraph 2 above).

4.
The maximum number of New Quanex Shares to be issued pursuant to the Transaction is calculated as:

(a)
Tyman’s issued and to be issued ordinary share capital of 197,084,342 (as referred to in paragraph 2 above);

(b)
multiplied by a ratio of:

(i)
0.05715 of a New Quanex Share for every 1 Tyman Share in respect of the Main Offer;

(ii)
0.14288 of a New Quanex Share for every 1 Tyman Share in respect of the Capped All-Share Alternative; and

(c)
assumes valid acceptances for the Capped All-Share Alternative are received in respect of 25 per cent. of the Tyman Share capital in issue (being the maximum amount of acceptances to be accepted by Quanex in respect of the Capped All-Share Alternative).

5.
The minimum number of New Quanex Shares to be issued pursuant to the Transaction is calculated as:

(a)
Tyman’s issued and to be issued ordinary share capital of 197,084,342 (as referred to in paragraph 2 above);

(b)
multiplied by a ratio of:

(i)
0.05715 of a New Quanex Share for every 1 Tyman Share in respect of the Main Offer;

(ii)
0.14288 of a New Quanex Share for every 1 Tyman Share in respect of the Capped All-Share Alternative; and

(c)
assumes valid acceptances for the Capped All-Share Alternative are received in respect of 16 per cent. of the Tyman Share capital in issue (being the amount of Tyman Shares held by Teleios in respect of which Teleios has agreed to accept the Capped All-Share Alternative).

6.
As of 19 April 2024, Quanex had 33,111,593 shares of common stock outstanding excluding 4,015,431 Quanex Shares held in treasury.

7.
The maximum enlarged issued share capital of the Enlarged Group (being 48,598,758 Quanex Shares) has been calculated based on:

(a)
33,111,593 Quanex shares of common stock outstanding (as referred to in paragraph 6 above); and

(b)
15,487,165 New Quanex Shares which would be issued under the terms of the Transaction if the maximum amount of the Capped All-Share Alternative are accepted by Quanex (as referred to in paragraph 4 above).

8.
The minimum enlarged issued share capital of the Enlarged Group (being 47,148,022 Quanex Shares) has been calculated based on:

(a)
33,111,593 Quanex shares of common stock outstanding (as referred to in paragraph 6 above); and

(b)
14,036,429 New Quanex Shares which would be issued under the terms of the Transaction if the minimum amount of the Capped All-Share Alternative are accepted by Quanex (as referred to in paragraph 5 above).

9.
The percentage range of the enlarged issued share capital of the Enlarged Group that will be owned by Tyman Shareholders is calculated by dividing the maximum and minimum number of New Quanex Shares to be issued pursuant to the terms of the Transaction (as set out in paragraphs 4 and 5 above, respectively) by the maximum and minimum enlarged issued share capital of the Enlarged Group (as set out in paragraphs 7 and 8 above, respectively) and multiplying the resulting amount by 100 to produce a percentage.

10.
The percentage range of the enlarged issued share capital of the Enlarged Group that will be owned by Quanex Stockholders is calculated by dividing the 33,111,593 existing Quanex Shares (as set out in paragraph 5 above) by the maximum and minimum enlarged issued share capital of the Enlarged Group (as set out in paragraphs 7 and 8 above, respectively) and multiplying the resulting amount by 100 to produce a percentage.

11.
The Closing Price on 19 April 2024 is taken from the Daily Official List.

12.
Volume-weighted average prices have been derived from Bloomberg and have been rounded to the nearest single decimal place.

13.
The premium calculations to the price per Tyman Share have been made by reference to the offer price of 400.0 pence per Tyman Share referred to in paragraph 3 above and:

(a)
the Closing Price of 296.0 pence per Tyman Share, which represents a Closing ex Dividend Price of 286.5 pence on the Latest Practicable Date;

(b)
the one-month volume weighted average price of 294.2 pence per Tyman Share from 20 March 2024 to the Latest Practicable Date; and

(c)
the six-month volume weighted average price of 284.8 pence per Tyman Share from 20 October 2023 to the Latest Practicable Date.

14.
The GBP:USD exchange rate of 1.2373 (the “Exchange Rate”) has been derived from Bloomberg and is based on the exchange rate as at 4:00 p.m. (New York time) on 19 April 2024 (being the Latest Practicable Date).

15.
Unless otherwise stated, the financial information relating to Tyman is extracted from the audited consolidated financial statements of Tyman for the financial year to 31 December 2023, prepared in accordance with IFRS, assuming an average exchange rate of 1.2439 GBP:USD.

16.
The financial information relating to Quanex is extracted from the audited consolidated financial statements of Quanex for the financial year to 31 October 2023, prepared in accordance with US GAAP.

17.
The combined 2023 revenue referred to in this Announcement has been calculated based on 2023 financial figures using October 31 year end for Quanex and December 31 year end for Tyman, assuming an exchange rate of 1.2439 GBP:USD.

18.
Net leverage at end of fiscal year 2024 based on expected pro-forma net debt and Enlarged Group adjusted EBITDA at October 31, 2024 (assuming the Transaction has completed) after taking into account the full impact of run rate cost synergies.

19.
Certain figures included in this Announcement have been subject to rounding adjustments.

APPENDIX 3
IRREVOCABLE UNDERTAKINGS
1.
Tyman Directors

The following Tyman Directors have given irrevocable undertakings to vote in favour of the Scheme at the Court Meeting and the Tyman Resolutions to be proposed at the General Meeting and, if Quanex exercises its right to implement the Transaction by way of a Takeover Offer (subject to the consent of the Panel and the terms of the Co-operation Agreement), to accept or procure acceptance of such Takeover Offer, in each case in respect of their own legal and/or beneficial holdings (or those Tyman Shares over which they have control and are held by their close relatives and related trusts) of Tyman Shares as well as any further Tyman Shares of which they may become the legal and/or beneficial holder (whether as a result of the vesting of awards under the Tyman Share Plans or otherwise):
Name	Number of Tyman Shares	Percentage of Tyman existing issued share capital
Jason Ashton	109,579	0.06%
Pamela Bingham	11,718	0.01%
Nicky Hartery	159,797	0.08%
Dave Randich	50,000	0.03%
Paul Withers	115,000	0.06%
Total	446,094	0.23%
These irrevocable undertakings remain binding in the event a higher competing offer is made for Tyman and will only cease to be binding if:
•
Quanex publicly announces, with the consent of the Panel, that it does not intend to proceed with the Transaction and no new, revised or replacement offer is announced by Quanex in accordance with Rule 2.7 of the Takeover Code at the same time;

•
the Scheme Document or Offer Document (if applicable) has not been posted to Tyman Shareholders within 28 days (or such longer period as Quanex and Tyman may agree, with the consent of the Panel if required) of this Announcement;

•
Quanex has elected (in accordance with and subject to the terms of the Co-operation Agreement and with the consent of the Panel) to proceed with the implementation of the Transaction by way of Takeover Offer in accordance with the terms of the undertaking and the requirements of paragraph 8 of Appendix 7 to the Takeover Code;

•
Tyman publicly announces that its board acting in its absolute fiduciary discretion has withdrawn its recommendation of the Transaction as a result of a reduction in the value of the consideration to be received by Tyman Shareholders (and provided that announcement expressly refers to such reduction in value as the reason for its withdrawn recommendation);

•
on the date upon which any competing third party offer or scheme of arrangement becomes or is declared unconditional in all respects or otherwise becomes effective;

•
the Scheme becomes effective in accordance with its terms or an offer (made pursuant to the terms of the undertaking) is declared unconditional in accordance with the requirements of the Takeover Code; or

•
the Transaction lapses, is withdrawn or if no new, revised or replacement offer or scheme has then been announced by Quanex in accordance with Rule 2.7 of the Takeover Code at the same time.

2.
Teleios

Teleios has given an irrevocable undertaking in respect of its beneficial holdings of Tyman Shares (or those Tyman Shares over which it has control), being 32,347,981 Tyman Shares representing 16.4 per cent.

of the Tyman Shares in issue. Pursuant to this undertaking, Teleios has agreed to accept the Capped All-Share Alternative in respect of its entire holding of Tyman Shares.
This irrevocable undertaking remains binding in the event a higher competing offer is made for Tyman and will only cease to be binding if:
•
Quanex publicly announces, with the consent of the Panel, that it does not intend to proceed with the Transaction and no new, revised or replacement offer is announced by Quanex in accordance with Rule 2.7 of the Takeover Code at the same time;

•
the Scheme Document or Offer Document (if applicable) has not been posted to Tyman Shareholders within 28 days (or such longer period as Quanex and Tyman may agree, with the consent of the Panel if required) of this;

•
Quanex has elected (in accordance with and subject to the terms of the Co-operation Agreement and with the consent of the Panel) to proceed with the implementation of the Transaction by way of Takeover Offer in accordance with the terms of the undertaking and the requirements of paragraph 8 of Appendix 7 to the Takeover Code;

•
Tyman publicly announces that its board has withdrawn its recommendation of the Transaction as a result of a reduction in the value of the consideration to be received by Tyman Shareholders (and provided that announcement expressly refers to such reduction in value as a reason for its withdrawn recommendation);

•
on the date upon which any competing third party offer or scheme of arrangement becomes or is declared unconditional in all respects or otherwise becomes effective;

•
the Scheme becomes effective in accordance with its terms or an offer (made pursuant to the terms of the undertaking) is declared unconditional in accordance with the requirements of the Takeover Code; or

•
the Transaction lapses, is withdrawn or if no new, revised or replacement offer or scheme has then been announced by Quanex in accordance with Rule 2.7 of the Takeover Code at the same time.

Notwithstanding any other terms of the irrevocable undertaking, Teleios is expressly permitted to accept or exercise its voting rights in favour of a competing offer, provided that such offer:
•
is not subject to the satisfaction of any pre-conditions;

•
has been publicly recommended by the Tyman Board; and

•
represents a greater than 12.5 per cent. increase in value to the consideration to be received by Tyman Shareholders who elect for the Capped All-Share Alternative.

APPENDIX 4
PART A
QUANTIFIED FINANCIAL BENEFITS STATEMENT
The Quanex Directors, having reviewed and analysed the potential cost synergies of the Transaction, and taking into account the factors they can influence, believe that the Enlarged Group can deliver approximately US$30 million of pre-tax recurring cost synergies on an annual run-rate basis, expected to be realised by the end of the second full year following completion of the Transaction.
The quantified cost synergies, which are expected to originate from the cost bases of both Quanex and Tyman, are expected to be realised primarily from:
•
approximately 30 per cent. in corporate and listing related costs, generated from de-duplication and rationalisation of public company costs and of executive leadership;

•
approximately 30 per cent. in procurement savings from scale economies and consolidation of overlapping spend categories; and

•
approximately 40 per cent. in savings from consolidation and de-duplication of overlapping administrative and commercial functions and activities.

The Quanex Directors expect approximately 50 per cent. of these cost synergies to be achieved by the end of the first 12-month period following completion of the Transaction and the full run-rate by the second anniversary of completion of the Transaction.
The Quanex Directors estimate that the realisation of the identified cost synergies will result in one-off costs to achieve of approximately US$35 million in aggregate over the first two years post completion of the Transaction.
Potential areas of dis-synergy expected to arise in connection with the Transaction have been considered and were determined by the Quanex Directors to be immaterial for the analysis.
The identified cost synergies will occur as a direct result of the success of the Transaction and would not be achieved on a standalone basis. The identified cost synergies reflect both the beneficial elements and relevant costs.
Bases of Belief and Principal Assumptions for the Quantified Financial Benefits Statement
In preparing the Quantified Financial Benefits Statement, Tyman has provided Quanex with certain operating and financial information to facilitate a detailed analysis in support of evaluating the potential synergies available from the Transaction. Where possible, estimated benefits and costs have been calculated on a bottom-up basis. In circumstances where data has been limited for commercial, regulatory, or other reasons, Quanex management has made estimates and assumptions to aid its development of individual synergy initiatives. The assessment and quantification of the potential synergies have, in turn, been informed by Quanex management’s industry experience and knowledge of the existing businesses, together with consultation with Tyman.
The synergy assumptions have been risk-adjusted.
The cost bases used as the basis for the Quantified Financial Benefits Statement are Quanex last twelve months to 31 January 2024 (with adjustments made to reflect non-recurring items) and manpower costs and headcount data as of 25 March 2024, and Tyman audited financial results and headcount data for the year ending 31 December 2023 (with adjustments made to reflect non-recurring items and expected future changes in certain costs).
In arriving at the Quantified Financial Benefits Statement, the Quanex Directors have assumed:
•
No material change to macroeconomic, political, legal, or regulatory conditions in the markets or regions in which Quanex and Tyman operate;

•
No material change in accounting standards;

•
No material change in the underlying operations of either business from the Transaction;

•
No material impact from divestments from either the Quanex or Tyman existing businesses;

•
No material change in tax legislation, tax rates, or other legislation in the UK or US that could materially impact the ability to achieve any benefits;

•
No material change in current foreign exchange rates;

•
Foreign exchange conversions based on 3 April 2024 spot rates; and

•
The Enlarged Group will be publicly listed in the United States.

In addition, the Quanex Directors have assumed that the cost synergies are substantively within Quanex’s control, albeit that certain elements are dependent in part on negotiations with third parties.

PART B
REPORT FROM KPMG

KPMG LLP 15 Canada Square London E14 5GL United Kingdom	Tel +44(0) 20 7311 1000
Private & Confidential
The Directors
Quanex Building Products Corporation
1800 West Loop South
Houston
Texas 77027
UBS AG London Branch
5 Broadgate
London
EC2M 2QS
22 April 2024
Ladies and Gentlemen
Quanex Building Products Corporation
We report on the statement (‘the Statement’) made by the directors of Quanex Building Products Corporation (‘the Directors’) on page 73 of the Announcement entitled “RECOMMENDED CASH AND SHARE OFFER FOR TYMAN PLC (“TYMAN”) BY QUANEX BUILDING PRODUCTS CORPORATION (“QUANEX”)” (‘the Announcement’) to the effect that:
“The Quanex Directors, having reviewed and analysed the potential cost synergies of the Transaction, and taking into account the factors they can influence, believe that the Enlarged Group can deliver approximately US$30 million of pre-tax recurring cost synergies on an annual run-rate basis, expected to be realised by the end of the second full year following completion of the Transaction.
The quantified cost synergies, which are expected to originate from the cost bases of both Quanex and Tyman, are expected to be realised primarily from:
•
approximately 30 per cent. in corporate and listing related costs, generated from de-duplication and rationalisation of public company costs and of executive leadership;

•
approximately 30 per cent. in procurement savings from scale economies and consolidation of overlapping spend categories; and

•
approximately 40 per cent. in savings from consolidation and de-duplication of overlapping administrative and commercial functions and activities.

The Quanex Directors expect approximately 50 per cent. of these cost synergies to be achieved by the end of the first 12-month period following completion of the Transaction and the full run-rate by the second anniversary of completion of the Transaction.
The Quanex Directors estimate that the realisation of the identified cost synergies will result in one-off costs to achieve of approximately US$35 million in aggregate over the first two years post completion of the Transaction.
Potential areas of dis-synergy expected to arise in connection with the Transaction have been considered and were determined by the Quanex Directors to be immaterial for the analysis.

The identified cost synergies will occur as a direct result of the success of the Transaction and would not be achieved on a standalone basis. The identified cost synergies reflect both the beneficial elements and relevant costs.”
This report is required by Rule 28.1(a) of the City Code on Takeovers and Mergers (‘the City Code’) and is given for the purpose of complying with that requirement and for no other purpose.
Opinion
In our opinion, the Statement has been properly compiled on the basis stated.
The Statement has been made in the context of the disclosures on pages 73 to 74 of the Announcement setting out, inter alia, the basis of the Directors’ belief (including the principal assumptions and sources of information) supporting the Statement and their analysis and explanation of the underlying constituent elements.
Responsibilities
It is the responsibility of the Directors to prepare the Statement in accordance with the requirements of Rule 28 of the City Code.
It is our responsibility to form an opinion, as required by Rule 28.1(a) of the City Code as to whether the Statement has been properly compiled on the basis stated and to report that opinion to you.
Save for any responsibility which we may have to those persons to whom this report is expressly addressed, to the fullest extent permitted by law we do not assume any responsibility and will not accept any liability to any other person for any loss suffered by any such other person as a result of, arising out of, or in connection with this report or our statement, required by and given solely for the purposes of complying with Rule 23.2 of the City Code, consenting to its inclusion in the Announcement.
Basis of preparation of the Statement
The Statement has been prepared on the basis stated on page 74 of the Announcement.
Basis of opinion
We conducted our work in accordance with Standards for Investment Reporting issued by the Financial Reporting Council in the United Kingdom (the ‘FRC’).
We are independent, and have fulfilled our other ethical responsibilities, in accordance with the relevant ethical requirements of the FRC’s Ethical Standard as applied to Investment Circular Reporting Engagements.
We have discussed the Statement, together with the underlying plans, with the Directors and UBS AG, London branch. Our work did not involve any independent examination of any of the financial or other information underlying the Statement.
We planned and performed our work so as to obtain the information and explanations we considered necessary in order to provide us with reasonable assurance that the Statement has been properly compiled on the basis stated.
Our work has not been carried out in accordance with auditing or other standards and practices generally accepted in the United States of America and accordingly should not be relied upon as if it had been carried out in accordance with those standards and practices.

We do not express any opinion as to the achievability of the benefits identified by the Directors in the Statement. The Statement is subject to uncertainty as described in Appendix 4 to the Announcement. Since the Statement relates to the future and may therefore be affected by unforeseen events, we express no opinion as to whether the actual benefits achieved will correspond to those anticipated in the Statement and the differences may be material.
Yours faithfully
KPMG LLP
KPMG LLP
15 Canada Square, Canary Wharf
London
E14 5GL
United Kingdom

PART C
REPORT FROM UBS AG LONDON BRANCH
The Directors
Quanex Building Products Corporation
945 Bunker Hill Road, Suite 900
Houston, Texas 77024
22 April 2024
Dear Ladies and Gentlemen
Recommended merger of Quanex (“Quanex”) with Tyman Plc (“Tyman”) — Report on Quantified Financial Benefits Statement of Quanex
We refer to the Quantified Financial Benefits Statement, the bases of belief thereof and the notes thereto (together, the “Statement”) made by Quanex, as set out in Part A of Appendix 4 to the announcement dated 22 April 2024 of which this report forms part (the “Announcement”), for which the directors of Quanex (the “Directors”) are solely responsible under Rule 28.3 of the City Code on Takeovers and Mergers (the “Code”).
We have discussed the Statement (including the bases of belief, assumptions and sources of information referred to therein) with the Directors and those officers and employees of Quanex who developed the underlying plans, as well as with KPMG LLP. The Statement is subject to uncertainty as described in the Announcement and our work did not involve an independent examination or verification of any of the financial or other information underlying the Statement.
We have relied upon the accuracy and completeness of all the financial and other information provided to us by or on behalf of Quanex, or otherwise discussed with or reviewed by us, and we have assumed such accuracy and completeness for the purposes of providing this report.
We have also reviewed the work carried out by KPMG LLP and have discussed with them their opinion set out in Part B of Appendix 4 to the Announcement addressed to you and us on this matter and the accounting policies and bases of calculation for the Statement.
We do not express any view or opinion as to the achievability of the quantified financial benefits, whether on the basis identified by the Directors in the Statement or otherwise.
This report is provided pursuant to our engagement letter with Quanex solely to the Directors of Quanex in connection with Rule 28.1(a)(ii) of the Code and for no other purpose. We accept no responsibility to Quanex or its shareholders or any person (including, without limitation, the board of directors and shareholders of Tyman) other than the Directors in respect of the contents of this report. We are acting exclusively as financial adviser to Quanex and no one else in connection with the merger of Tyman with Quanex referred to in the Announcement and it is for the purpose of complying with Rule 28.1(a)(ii) of the Code that Quanex has requested UBS AG London Branch to prepare this report relating to the Statement. No person other than the Directors can rely on the contents of this report, or on the work undertaken in connection with this report, and, to the fullest extent permitted by law, we expressly exclude all liability (whether in contract, tort or otherwise) to any other person, in respect of this report, its contents, its results, or the work undertaken in connection with this report or any of the results or conclusions that may be derived from this report or any written or oral information provided in connection with this report, and any such liability is expressly disclaimed except to the extent that such liability cannot be excluded by law.
On the basis of the foregoing, we consider that the Statement, for which you as the Directors are solely responsible, for the purposes of the Code, has been prepared with due care and consideration.
Yours faithfully,
UBS AG London Branch

APPENDIX 5
DEFINITIONS
The following definitions apply throughout this Announcement unless the context requires otherwise:
“Announcement”	this announcement (including the summary and Appendices to it);
“Authorisations”	authorisations, orders, recognitions, grants, consents, clearances, confirmations, certificates, licences, permissions, determinations, exemptions or approvals;
“Business Day”	a day, other than a Saturday, Sunday, public holiday or bank holiday, on which clearing banks are generally open for business in the City of London and New York;
“Capped All-Share Alternative”	the alternative to the Main Offer whereby Tyman Shareholders (other than Tyman Shareholders resident or located in a Restricted Jurisdiction) may elect to receive the consideration applicable to their entire holding of Tyman Shares in New Quanex Shares at a ratio of 0.14288 of a New Quanex Share to every 1 Tyman Share held as at the Scheme Record Date;
“Clean Team and Joint Defence Agreement”	clean team and joint defence agreement entered into between Tyman, Quanex and their respective external regulatory counsel dated 27 March 2024;
“Closing ex Dividend Price”	the Closing Price of a Tyman Share on the Latest Practicable Date of 296.0 pence deducting the amount of the FY23 Dividend;
“Closing Price”	closing middle market price of a Tyman Share on a particular trading day as derived from the Daily Official List;
“CMA”	Competition and Markets Authority, a UK statutory body established under the Enterprise and Regulatory Reform Act 2013;
“Co-operation Agreement”	co-operation agreement entered into between Quanex and Tyman dated 22 April 2024;
“Companies Act”	Companies Act 2006, as amended;
“Conditions”	the conditions to the Transaction, as set out in Appendix 1 to this Announcement and to be set out in the Scheme Document;
“Court”	High Court of Justice in England and Wales;
“Court Meeting”	the meeting of Tyman Shareholders to be convened at the direction of the Court pursuant to Part 26 of the Companies Act to consider and, if thought fit, to approve the Scheme (with or without amendment), and including any adjournment, postponement or reconvening of it;
“Court Order”	order of the Court sanctioning the Scheme under Part 26 of the Companies Act;
“CREST”	the relevant system (as defined in the CREST Regulations) in respect of which Euroclear is the operator (as defined in the CREST Regulations) in accordance with which securities may be held and transferred in uncertificated form;
“CREST Regulations”	the Uncertificated Securities Regulations 2001 (SI 2001 No. 3755) (including as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018), as amended from time to time;
“Daily Official List”	Daily Official List published by the London Stock Exchange;

“Dealing Disclosure”	an announcement pursuant to Rule 8 of the Takeover Code containing details of dealings in interests in relevant securities of a party to an offer;
“Deutsche Numis”	Numis Securities Limited (trading as Deutsche Numis);
“Disclosed”	the information fairly disclosed by, or on behalf of, Tyman: (i) in the annual report and accounts of the Tyman Group for the financial year ended 31 December 2023; (ii) in this Announcement; or (iii) in any other announcement to a Regulatory Information Service by, or on behalf of, Tyman before the publication of this Announcement;
“EBITDA”	means earnings before interest, tax, depreciation, intangible amortisation, exceptional items, share option costs and acquisition costs;
“Effective”	in the context of the Transaction: (i) if the Transaction is implemented by way of the Scheme, the Scheme having become effective pursuant to its terms or (ii) if the Transaction is implemented by way of a Takeover Offer, the Takeover Offer having been declared or having become unconditional in accordance with the requirements of the Takeover Code;
“Effective Date”	the date on which the Transaction becomes Effective;
“Enlarged Group”	the enlarged group following completion of the Transaction, comprising the Quanex Group and the Tyman Group;
“Euroclear”	Euroclear UK & International Limited;
“Exchange Rate”	has the meaning given at paragraph 14 of Appendix 2;
“Excluded Shares”	any Tyman Shares at the Scheme Record Time which (if any):
(a) are owned or controlled by the Quanex Group; or (b) are held by Tyman as treasury shares (within the meaning of the Companies Act);
“FCA”	Financial Conduct Authority of the United Kingdom or its successor from time to time, acting in its capacity as the competent authority for the purposes of Part VI of FSMA;
“FCA Handbook”	the FCA’s Handbook of rules and guidance as amended from time to time;
“Form of Election”	the form by which Scheme Shareholders (other than those resident in a Restricted Jurisdiction) may elect to receive the Capped All-Share Alternative which will accompany the Scheme Document;
“Forms of Proxy”	forms of proxy for use at the Court Meeting and the General Meeting which will accompany the Scheme Document;
“FSMA”	the Financial Services and Markets Act 2000, as amended from time to time;
“FY”	a financial year ending 31 October;
“FY23 Dividend”	final dividend of 9.5 pence per Tyman Share announced by Tyman on 7 March 2024;
“General Meeting”	the general meeting of Tyman Shareholders to be convened in connection with the Scheme to consider and, if thought fit, to approve the Resolutions (with or without amendment), which is expected to be held as soon as the preceding Court Meeting shall have concluded and including any adjournment, postponement or reconvening of it;

“Greenhill”	Greenhill & Co. International LLP;
“IFRS”	International Financial Reporting Standards;
“Latest Practicable Date”	19 April 2024, being the last Business Day prior to the date of this Announcement;
“Listing Rules”	the rules and regulations made by the FCA under FSMA, and contained in the FCA’s publication of the same name;
“London Stock Exchange”	London Stock Exchange plc or its successor;
“Long Stop Date”	11.59 p.m. on 22 January 2025, or such later date as may be agreed by Tyman and Quanex (with the consent of the Panel and, if required, as the Court may approve);
“Main Market”	the main market for trading in listed securities operated by the London Stock Exchange;
“Main Offer”	the main offer being made by Quanex to Tyman Shareholders in connection with the Transaction, being:
• 240.0 pence in cash; and • 0.05715 of a New Quanex Share,
for every 1 Tyman Share held as at the Scheme Record Time;
“Meetings”	the Court Meeting and/or the General Meeting, as the case may be;
“New Quanex Shares”	shares of Quanex common stock with a par value of US$0.01 per share proposed to be issued in connection with the Transaction;
“NYSE”	New York Stock Exchange LLC;
“OEM”	original equipment manufacturer;
“Offer Document”	should the Transaction be implemented by way of a Takeover Offer, the document which would be sent to Tyman Shareholders containing, amongst other things, the terms and conditions of the Takeover Offer;
“Offer Period”	the offer period (as defined by the Takeover Code) relating to Tyman, which commenced on the date of this Announcement and ending on the earlier of: (i) the Effective Date and (ii) the date on which the Scheme lapses or is withdrawn (or such other date as the Takeover Code may provide or the Panel may decide);
“Official List”	Official List of the FCA;
“Opening Position Disclosure”	has the same meaning given to it in Rule 8 of the Takeover Code;
“Overseas Shareholders”	Tyman Shareholders (or nominees of, or custodians or trustees for Tyman Shareholders) who are resident in, ordinarily resident in, or citizens of, jurisdictions outside the United Kingdom;
“Panel”	Panel on Takeovers and Mergers;
“PRA”	Prudential Regulation Authority, or any successor regulatory body;
“Proxy Statement”	the definitive proxy statement on Schedule 14A, which includes a notice convening the Quanex Stockholder Meeting to be sent by Quanex to Quanex Stockholders, requesting approval of the Quanex Share Proposal;
“Quanex”	Quanex Building Products Corporation, a corporation organised and existing under the laws of the State of Delaware;
“Quanex Confidentiality Agreement”	confidentiality agreement entered into between Quanex and Tyman dated 18 March 2024;
“Quanex Directors”	directors of Quanex at the date of this Announcement or, where the context so requires, the directors of Quanex from time to time;

“Quanex Group”	Quanex and its subsidiaries and subsidiary undertakings from time to time and, where the context so requires or admits, each of them;
“Quanex Share Proposal”	a proposal for the approval of the issuance of the New Quanex Shares in relation to the Transaction by a majority of Quanex Shares present in person or represented by proxy at the Quanex Stockholder Meeting and entitled to vote on the Quanex Share Proposal;
“Quanex Shares”	shares of Quanex common stock with a par value of US$0.01 per share;
“Quanex Stockholder Meeting”	special meeting of Quanex Stockholders to be convened in connection with the Transaction, notice of which will be sent to the Quanex Stockholders (including any adjournment, postponement and reconvening of it);
“Quanex Stockholders”	holders of Quanex Shares;
“Quantified Financial Benefits Statement”	quantified financial benefits statement set out in Appendix 4 to this Announcement;
“Registrar of Companies”	the Registrar of Companies in England and Wales;
“Regulatory Information Service”	a regulatory information service as defined in the FCA Handbook;
“Restricted Jurisdiction”	any jurisdiction where local laws or regulations may result in a significant risk of civil, regulatory or criminal exposure if information concerning the Transaction were made available in that jurisdiction, or if the Transaction (including details regarding any election that may be made for the Capped All-Share Alternative) is or were extended or made available in that jurisdiction, or where to do so would result in a requirement to comply with any governmental or other consent or any registration, filing or other formality which Quanex or Tyman regards as unduly onerous;
“Sanction Hearing”	the hearing by the Court to sanction the Scheme pursuant to section 899 of the Companies Act, and any adjournment, postponement or reconvening thereof;
“Scheme”	the proposed scheme of arrangement under Part 26 of the Companies Act between Tyman and the Scheme Shareholders, with or subject to any modification, addition or condition approved or imposed by the Court and agreed by Tyman and Quanex, to implement the Transaction;
“Scheme Document”	the document to be sent to Tyman Shareholders containing, amongst other things, the Scheme and notices convening the Court Meeting and General Meeting;
“Scheme Record Time”	the time and date specified in the Scheme Document, expected to be 6.00 p.m. (London time) on the Business Day immediately before the Effective Date, or such later time as Quanex and Tyman may agree;
“Scheme Shareholder”	a holder of Scheme Shares;
“Scheme Shares”	all Tyman Shares which remain in issue at the Scheme Record Time and are:
(a) in issue at the date of the Scheme Document; (b) (if any) issued after the date of the Scheme Document but before the Scheme Voting Record Time; and/or

(c) (if any) issued at or after the Scheme Voting Record Time but on or before the Scheme Record Time, either on terms that the original or any subsequent holders thereof shall be bound by the Scheme or in respect of which such holders are, or shall have agreed in writing to be, so bound, excluding, in each case, any Excluded Shares;
“Scheme Voting Record Time”	the date and time to be specified in the Scheme Document by reference to which entitlement to vote at the Court Meeting and the General Meeting will be determined, expected to be 6.00 p.m. (London time) on the day which is two days (excluding non-working days) before the date of the Court Meeting or, if the Court Meeting is adjourned, postponed or reconvened, 6.00 p.m. (London time) on the day which is two days (excluding non-working days) before the date of such adjourned, postponed or reconvened Meeting;
“SEC”	US Securities and Exchange Commission;
“Significant Interest”	in relation to an undertaking, a direct or indirect interest of 20 per cent. or more of the total voting rights or equity share capital (as defined in section 548 of the Companies Act) of such undertaking;
“Takeover Code”	City Code on Takeovers and Mergers, as amended from time to time;
“Takeover Offer”	subject to the consent of the Panel and the terms of the Co-operation Agreement, should the Transaction be implemented by way of a takeover offer as defined in Chapter 3 of Part 28 of the Companies Act, the offer to be made by or on behalf of Quanex to acquire the entire issued and to be issued share capital of Quanex, other than any Excluded Shares and, where the context admits, any subsequent revision, variation, extension or renewal of such offer;
“Teleios”	Teleios Global Opportunities Master Fund, Ltd acting through its manager Teleios Capital Partners LLC;
“Teleios Confidentiality Agreement”	confidentiality agreement entered into between Teleios Capital Partners LLC, Quanex and Tyman dated 19 March 2024;
“Third Party”	any relevant central bank, government or governmental, quasi-governmental, supranational, statutory, regulatory, environmental, administrative, fiscal or investigative body, court, trade agency, association, institution, environmental body, employee representative body, any entity owned or controlled by any relevant government or state, or any other body or person whatsoever in any jurisdiction;
“Transaction”	the direct or indirect acquisition by Quanex of the entire issued and to be issued ordinary share capital of Tyman, other than Excluded Shares, to be implemented by means of the Scheme (or, should Quanex elect, subject to the consent of the Panel and the terms of the Co-operation Agreement, by means of a Takeover Offer) and, where the context requires, any subsequent revision, variation, extension or renewal of it;
“Tyman”	Tyman plc;
“Tyman Articles”	articles of association of Tyman as amended from time to time;
“Tyman Directors”	directors of Tyman at the date of this Announcement or, where the context so requires, the directors of Tyman from time to time;
“Tyman DSBP”	Tyman deferred share bonus plan 2020, approved by Tyman Shareholders and adopted by the Tyman Directors on 20 May 2020;

“Tyman Group”	Tyman and its subsidiaries and subsidiary undertakings from time to time and, where the context so requires or admits, each of them;
“Tyman International Sharesave Plan”	Tyman international sharesave plan (established as a sub-plan of the Tyman UK Sharesave Plan without prior Tyman Shareholder approval), adopted by the Tyman Directors on 21 July 2017 and amended by the Tyman Directors on 23 July 2018;
“Tyman LTIP”	Tyman long term incentive plan 2020, approved by the Tyman Shareholders and adopted by the Tyman Directors on 20 May 2020;
“Tyman Resolutions”	shareholder resolution(s) to be proposed at the General Meeting necessary to facilitate the implementation of the Scheme, including, without limitation, a resolution to amend the Tyman Articles by the adoption and inclusion of a new article (in terms approved by Quanex);
“Tyman Share Plans”	(a) the Tyman DSBP; (b) the Tyman LTIP; and (c) the Tyman Sharesave Plans;
“Tyman Shareholders”	holders of Tyman Shares;
“Tyman Sharesave Plans”	(a) the Tyman International Sharesave Plan; (b) the Tyman UK Sharesave Plan; and (c) the Tyman US Sharesave Plan;
“Tyman Shares”	ordinary shares of 5 pence each in the capital of Tyman from time to time;
“Tyman UK Sharesave Plan”	Tyman sharesave plan, approved by the Tyman Shareholders on 15 May 2015, approved by the Tyman Directors on 28 July 2015 and amended by the Tyman Directors on 23 July 2018;
“Tyman US Sharesave Plan”	Tyman US sharesave plan, approved by the Tyman Shareholders on 15 May 2015 and approved by the directors of Tyman on 28 July 2015;
“UBS”	UBS AG London Branch;
“UK” or “United Kingdom”	United Kingdom of Great Britain and Northern Ireland;
“United States” or “US” or “USA”	United States of America, its territories and possessions, any state of the United States of America, the District of Columbia and all other areas subject to its jurisdiction and any political sub-division thereof;
“US Exchange Act”	United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;
“US Securities Act”	United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;
“Wider Quanex Group”	Quanex and its subsidiary undertakings, associated undertakings and any other undertaking (including any body corporate, partnership, joint venture or firm) in which Quanex and/or all such undertakings (aggregating their interests) have a Significant Interest; and
“Wider Tyman Group”	Tyman and its subsidiary undertakings, associated undertakings and any other undertaking (including any body corporate, partnership, joint venture or firm) in which Tyman and/or all such undertakings (aggregating their interests) have a Significant Interest.

For the purposes of this Announcement, “subsidiary”, “subsidiary undertaking”, “undertaking” and “associated undertaking” have the respective meanings given to them by the Companies Act.
All references to “pounds”, “pounds Sterling”, “Sterling”, “£”, “pence”, “penny” and “p” are to the lawful currency of the United Kingdom.
All references to “dollars”, “USD”, “US$”, “cents” or “c” are to the lawful currency of the USA.
All the times referred to in this Announcement are London times unless otherwise stated.
References to the singular include the plural and vice versa.
All references to statutory provisions or law or to any order or regulation shall be construed as a reference to that provision, law, order or regulation as extended, modified, replaced or re-enacted from time to time and all statutory instruments, regulations and orders from time to time thereunder or deriving validity therefrom.

Annex B
EXECUTION VERSION
22 April 2024
TYMAN PLC
and
QUANEX BUILDING
PRODUCTS CORPORATION
COOPERATION AGREEMENT
99 Bishopsgate
London EC2M 3XF
United Kingdom
Tel: +44.20.7710.1000
www.lw.com

THIS AGREEMENT is made on 22 April 2024
BETWEEN:
(1)
TYMAN PLC, a public limited company incorporated in England and Wales with registered company number 02806007 and having its registered office at 29 Queen Anne’s Gate, London, SW1H 9BU, United Kingdom (“Tyman”); and

(2)
QUANEX BUILDING PRODUCTS CORPORATION, a company incorporated in the State of Delaware, whose registered office is at 945 Bunker Hill Rd., Suite 900, Houston, TX 77024, United States of America (“Quanex”),

together referred to as the parties and each as a party to this agreement (“Agreement”).
BACKGROUND
(A)
Quanex proposes to announce a firm intention to make an offer for the entire issued and to be issued ordinary share capital of Tyman on the terms and subject to the conditions set out in the 2.7 Announcement (as defined below) and this Agreement.

(B)
The parties intend that the Transaction (as defined below) will be implemented by way of the Scheme (as defined below), but Quanex has reserved the right, as set out in (and subject to the terms and conditions of) the 2.7 Announcement and this Agreement, to elect to implement the Transaction by way of an Offer (as defined below).

(C)
The parties have agreed to take certain steps in respect of the implementation and conduct of the Transaction and wish to enter into this Agreement to record their respective rights, commitments and obligations relating to such matters.

IT IS AGREED as follows:
1.
DEFINITIONS AND INTERPRETATION

1.1
In this Agreement:

“2.7 Announcement” means the announcement to be made pursuant to Rule 2.7 of the Code in relation to the Transaction, in the form agreed by or on behalf of the parties to this Agreement;
“Acceptance Condition” means, if applicable, the acceptance condition to the Offer;
“Adverse Recommendation Change” means:
(a)
if Tyman makes an announcement prior to the publication of the Scheme Document and (if different) the circular convening any Meeting that: (i) the Tyman Board no longer recommends or intends to recommend the Transaction or adversely qualifies or modifies, or intends to adversely qualify or modify, the Tyman Board Recommendation; (ii) other than where an Agreed Switch has occurred, it will not convene the Court Meeting or the General Meeting; or (iii) other than where an Agreed Switch has occurred, it intends not to post the Scheme Document or (if different) the circular convening any Meeting;

(b)
if the Scheme Document and (if different) the circular convening any Meeting does not include, when published, the Tyman Board Recommendation or (where a Switch has occurred), the Tyman Board does not consent to the Tyman Board Recommendation being included in the Offer Document;

(c)
the withdrawal, adverse qualification or adverse modification of the Tyman Board Recommendation; and

(d)
if, after the approval of the Scheme at the Court Meeting and the Resolutions at the General Meeting, the Tyman Board announces that it will not implement the Scheme (other than: (i) in connection with an announcement of an Offer or revised offer by Quanex (or any other member of the Wider Quanex Group) for Tyman or (ii) because a Condition to the Transaction has become incapable of fulfilment or satisfaction and Quanex has stated it will not waive such a Condition (if capable of waiver)), provided that, for the avoidance of doubt, the issue of any holding statement(s) by Tyman following a change of circumstances shall not constitute an Adverse Recommendation Change provided that such holding statement (i) contains an express statement that the Tyman Board Recommendation is not withdrawn, modified or qualified and (ii) does not contain a statement that the Tyman Board intends to withdraw, modify or qualify the Tyman Board Recommendation;
“Agreed Switch” has the meaning given to it in Clause 8.1(a);
“Business Day” means a day, other than a Saturday or Sunday or public or bank holiday, on which clearing banks in London and New York City are generally open for business;
“Clean Team Agreements” means the clean team and joint defence agreement entered into between Tyman and Quanex and their respective external regulatory counsel on 27 March 2024 and any additional clean team confidentiality agreements between Tyman and Quanex that may be concluded at a later stage;
“Clearances” means any approvals, consents, clearances, permissions, confirmations, comfort letters and waivers that may need to be, or are advisable to be obtained, all filings that are required to be made and all waiting periods that need to have expired, from or under any Laws or practices applied by any Relevant Authority (or under any agreements or arrangements to which any Relevant Authority is a party), including but not limited to those that are necessary to satisfy one or more of the Regulatory Conditions (and any reference to any Clearance having been “satisfied” shall be construed as meaning that the foregoing has been obtained, or where relevant, made or expired);
“Code” means the UK City Code on Takeovers and Mergers as issued from time to time by or on behalf of the Panel;
“Companies Act” means the UK Companies Act 2006, as amended from time to time;
“Competing Proposal” means:
(a)
an offer (including a partial, exchange or tender offer), merger, de-merger, acquisition, dual-listed structure, scheme of arrangement, reverse takeover, whitewash transaction and/or business combination (or the announcement of a firm intention under Rule 2.7 of the Code to do the same), the purpose of which is to acquire, directly or indirectly, 30 per cent. or more of the issued or to be issued ordinary share capital of Tyman (when aggregated with the shares already held by the acquirer and any person acting or deemed to be acting in concert with the acquirer) or any arrangement or series of arrangements which results in any party acquiring, consolidating or increasing ‘control’ (as defined in the Code) of Tyman;

(b)
the acquisition or disposal, directly or indirectly, of all or a significant proportion (being 30 per cent. or more) of the business, assets and/or undertakings of the Tyman Group calculated by reference to any of its revenue, profits or value taken as a whole;

(c)
any material reorganisation and/or liquidation involving all or a significant portion (being 30 per cent. or more) of the Tyman Group calculated by reference to any of its revenue, profits or value taken as a whole; or

(d)
any other transaction which would be alternative to, or inconsistent with, or would be reasonably likely materially to preclude, impede or delay or otherwise prejudice the implementation of the Transaction, in each case which is not effected by Quanex (or a person acting in concert with Quanex) or at the direction of Quanex, and in each case whether implemented in a single transaction or a series of transactions and whether conditional or otherwise;

“Conditions” means the conditions to implementation of the Transaction which are set out in Appendix 1 to the 2.7 Announcement, and any other conditions as may be required by the Panel or agreed in writing by Quanex and Tyman, with such consequential amendments as may be reasonably necessary as the result of the Transaction being implemented by means of an Offer;
“Confidentiality Agreement” means the confidentiality agreement entered into between Tyman and Quanex in connection with the Transaction dated 18 March 2024;
“Costs” means losses, damages, costs (including reasonable legal costs) and expenses (including Taxation), in each case of any nature whatsoever;
“Court” means the High Court of Justice of England and Wales;
“Court Meeting” means the meeting or meetings of Tyman Shareholders to be convened by order of the Court pursuant to Part 26 of the Companies Act for the purpose of considering and, if thought fit approving, the Scheme, notice of which will be set out in the Scheme Document, including any adjournment, postponement or reconvention thereof;
“Court Order” means the order(s) of the Court sanctioning the Scheme under section 899 of the Companies Act;
“Effective Date” means the date upon which:
(a)
if the Transaction is implemented by way of a Scheme, the Scheme becomes effective in accordance with its terms, upon the delivery of the Court Order to the Registrar of Companies; or

(b)
if the Transaction is implemented by way of the Offer, the Offer having been declared or become unconditional in accordance with the requirements of the Code;

“FCA Handbook” means the Financial Conduct Authority’s Handbook of rules and guidance as amended from time to time;
“General Meeting” means the general meeting of Tyman Shareholders to be convened for the purpose of considering, and if thought fit approving, the shareholder resolution(s) necessary to enable Tyman to implement the Scheme, notice of which will be set out in the Scheme Document, including any adjournment, postponement or reconvention thereof;
“HSR” means Hart — Scott — Rodino Antitrust Improvements Act of 1976, as amended;
“Law” means any applicable statutes, common law, rules, ordinances, regulations, codes, orders, judgments, injunctions, writs, decrees, directives, governmental guidelines or interpretations having the force of law or bylaws, in each case, of a Relevant Authority;
“Listing Rules” means the rules and regulations made by the Financial Conduct Authority under the Financial Services and Markets Act 2000 (as amended) and contained in the Financial Conduct Authority’s publication of the same name, as amended from time to time;
“Long Stop Date” means 22 January 2025 or such later date (if any) as Quanex and Tyman may (with the consent of the Panel or at the direction of the Panel under Note 3 on Section 3 of Appendix 7 to the Code) agree and (if required) the Court may allow;
“Meetings” means the Court Meeting and the General Meeting;
“New Quanex Shares” means the Quanex Shares proposed to be issued to Tyman Shareholders in connection with the Transaction;
“Notice” has the meaning given to it in Clause 14.1;
“NYSE” means the New York Stock Exchange LLC;
“NYSE Condition” means the Condition set out in paragraph 4 of Part A of Appendix 1 to the 2.7 Announcement;

“Offer Document” means, if, following the date of this Agreement, Quanex elects to implement the Transaction by means of an Offer in accordance with Clause 8, the document to be sent to (among others) the Tyman Shareholders under which any offer would be made, including any revised or supplementary offer document;
“Offer” means, should the Transaction be effected by way of a takeover offer (as that term is defined in section 974 of the Companies Act), the offer to be made by Quanex for all of the Tyman Shares not already owned by Quanex or any associate (as that term is defined in section 988 of the Companies Act) of Quanex on the terms and subject to the conditions to be set out in the related Offer Document and form of acceptance including, where the context requires, any subsequent revision, variation, extension or renewal of such offer;
“Panel” means the UK Panel on Takeovers and Mergers;
“Proxy Approval” means the Business Day after Quanex receives written confirmation from the SEC that it has no further comments on the Proxy Statement, or if the SEC has not informed Quanex that it will the review the Proxy Statement, the first Business Day after the tenth day after the Proxy Statement is filed;
“Proxy Statement” means, collectively the preliminary proxy statement and the definitive proxy statement of Quanex to be filed with the SEC and, in respect of the definitive proxy statement, mailed to the Quanex Stockholders in connection with the Quanex Stockholders Meeting (including any amendments or supplements thereto);
“Quanex Directors” means the directors of Quanex from time to time;
“Quanex Documents” has the meaning given to it in Clause 6.2(b);
“Quanex Shares” means shares of common stock, par value $0.01 per share, of Quanex;
“Quanex Stockholder Approval” means the approval of the Quanex Stockholder Matters by the requisite vote of Quanex Stockholders;
“Quanex Stockholder Matters” means the proposals voted on by Quanex Stockholders at the Quanex Stockholders Meeting to approve the issuance of the New Quanex Shares and any such matters (if any) required to be approved by the Quanex Stockholders to consummate the Transaction;
“Quanex Stockholders” means the holders of Quanex Shares from time to time;
“Quanex Stockholders Meeting” means the meeting of the Quanex Stockholders (including any adjournment or postponement thereof) to be convened and held to consider, and if thought fit, approve the Quanex Stockholder Matters;
“Registrar of Companies” means the Registrar of Companies in England & Wales;
“Regulatory Conditions” means the Conditions set out in paragraphs 5 to 9 of Part A of Appendix 1 to the 2.7 Announcement;
“Regulatory Information Service” means a regulatory information service as defined in the FCA Handbook;
“Relevant Authority” means any central bank, ministry, governmental, quasi-governmental, national, supranational (including the European Union), statutory, regulatory, environmental, administrative, supervisory, fiscal or investigative body, authority or tribunal (including any national or supranational antitrust, competition or merger control authority, any sectoral ministry or regulator and any foreign investment review body), national, state, municipal or local government (including any subdivision, court, tribunal, administrative agency or commission or other authority thereof), any entity owned or controlled by them, any private body exercising any regulatory, taxing, importing or other authority, trade agency, association, institution or professional or environmental body in any jurisdiction;
“Relevant Third Parties” has the meaning given to it in Clause 20.1;

“Remedies” means any conditions, obligations, measures, commitments, modifications, undertakings, remedies (including, but not limited to, disposals (whether before or following completion of the Transaction) and any pre-divesture reorganisations by a party) or assurances (financial or otherwise) offered or required in connection with the obtaining of any Clearances and “Remedy” shall be construed accordingly;
“Resolutions” means the special resolutions to be proposed by Tyman at the General Meeting in connection with the alteration of Tyman’s articles of association and such other matters as may be necessary to implement the Transaction;
“Sanction Hearing” means the hearing of the Court at which Tyman will seek an order to sanction the Scheme pursuant to section 899 of the Companies Act, including any adjournment thereof;
“Scheme” means a court-sanctioned scheme of arrangement pursuant to Part 26 of the Companies Act to implement the Transaction;
“Scheme Conditions” means the Conditions to the Scheme set out in paragraph 2 of Part A of Appendix 1 to the 2.7 Announcement;
“Scheme Document” means the circular to be addressed to Tyman Shareholders setting out (among other things) details of the Transaction, the full terms and conditions of the Scheme, notices convening the Court Meeting and the General Meeting and the full particulars required pursuant to Part 26 of the Companies Act, including any revised or supplementary circular;
“Scheme Record Time” has the meaning given in the 2.7 Announcement;
“SEC” means the US Securities and Exchange Commission;
“Shareholder Approval Conditions” means the Conditions to the Scheme set out in paragraphs 2(a)(i), 2(b)(i) and 3 of Part A of Appendix 1 to the 2.7 Announcement;
“Switch” has the meaning given in Clause 8;
“Tax” or “Taxation” means all forms of taxation and statutory and governmental, state, provincial, local governmental or municipal charges, duties, contributions and levies, withholdings and deductions wherever and whenever imposed and all related penalties and interest;
“Transaction” means the direct or indirect acquisition by Quanex of the entire issued and to be issued ordinary share capital of Tyman, other than Excluded Shares (as defined in the 2.7 Announcement), to be implemented by means of the Scheme (or, should Quanex elect, subject to the consent of the Panel and the terms of this Agreement, by means of an Offer) and, where the context requires, any subsequent revision, variation, extension or renewal of it;
“Tyman Board” means the board of directors of Tyman from time to time;
“Tyman Board Recommendation” means a unanimous and unqualified recommendation by the Tyman Board to the Tyman Shareholders to vote in favour of the Scheme at the Court Meeting and the Resolutions at the General Meeting or, following an Agreed Switch, to accept the Offer;
“Tyman Group” means Tyman and its subsidiary undertakings from time to time and “member of the Tyman Group” shall be construed accordingly;
“Tyman Remuneration Committee” has the meaning set out in Schedule 1;
“Tyman Shareholders” means the registered holders of Tyman Shares from time to time;
“Tyman Shares” means the ordinary shares of £0.05 each in the capital of Tyman;
“Tyman Share Plans” has the meaning set out in Schedule 1;
“UK” or “United Kingdom” means the United Kingdom of Great Britain and Northern Ireland;

“UK CMA” means The Competition and Markets Authority, the principal competition regulator in the United Kingdom;
“US Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;
“US Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder; and
“Wider Quanex Group” has the meaning given in the 2.7 Announcement.
1.2
In this Agreement, except where the context otherwise requires:

(a)
the expressions “subsidiary” and “subsidiary undertaking” shall have the meanings given in the Companies Act;

(b)
the expression “acting in concert” and “concert parties” have the meanings given to them in the Code;

(c)
“interest” in shares or securities shall be construed in accordance with the Code;

(d)
a reference to an enactment or statutory provision includes a reference to any subordinate legislation made under the relevant enactment or statutory provision and is a reference to that enactment, statutory provision or subordinate legislation as from time to time amended, consolidated, modified, re-enacted or replaced;

(e)
references to one gender include other genders;

(f)
words in the singular include the plural and vice versa;

(g)
a reference to a “person” includes a reference to an individual, an individual’s executors or administrators, a partnership, a firm, a body corporate, an unincorporated association, government, state or agency of a state, local or municipal authority or government body, a joint venture or association (in any case, whether or not having separate legal personality);

(h)
a reference to a Recital, Clause or Schedule (other than to a schedule to a statutory provision) shall be a reference to a recital, clause or schedule (as the case may be) to this Agreement;

(i)
references to times are to London time (unless otherwise stated);

(j)
any reference to a “day” (including within the phrase “Business Day”) shall mean a period of 24 hours running from midnight to 11:59 pm;

(k)
references to “£”, “GBP”, “pounds sterling”, “Sterling”, “pence” and “p” are references to the lawful currency from time to time of the United Kingdom;

(l)
references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates the English legal term in that jurisdiction;

(m)
references to “writing” shall include any modes of reproducing words in any legible form and include email except where otherwise expressly stated;

(n)
a reference to includes or including shall mean includes without limitation or including without limitation respectively;

(o)
the rule known as the ejusdem generis rule shall not apply and accordingly general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things;

(p)
general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words;

(q)
a reference to any other document referred to in this Agreement is a reference to that other document as amended, varied, novated or supplemented at any time; and

(r)
references to this Agreement include this Agreement as amended or supplemented in accordance with its terms.

1.3
The headings in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

1.4
The Schedules form part of this Agreement and shall have the same force and effect as if set out in the body of this Agreement and any reference to this Agreement shall include the Schedules.

2.
PUBLICATION OF THE 2.7 ANNOUNCEMENT AND TERMS OF THE TRANSACTION

2.1
The obligations of the parties under this Agreement, other than Clause 1, this Clause 2.1 and Clauses 12 to 27 (inclusive), shall be conditional on the release of the 2.7 Announcement via a Regulatory Information Service at or before 6:30 p.m. on the date of this Agreement or such later time and date as Quanex and Tyman may agree (and, where required by the Code, the Panel may approve). Clause 1, this Clause 2.1 and Clauses 12 to 27 (inclusive) shall take effect on and from execution of this Agreement.

2.2
The terms of the Transaction shall be as set out in the 2.7 Announcement, together with such other terms as may be agreed by the parties in writing (save in the case of an improvement to the terms of the Transaction from the perspective of the Tyman Shareholders, which shall be at the sole discretion of Quanex) and, where required by the Code, approved by the Panel.

2.3
The terms of the Transaction at the date of posting of the Scheme Document shall be set out in the Scheme Document. Should Quanex elect to implement the Transaction by way of an Offer, the terms of the Transaction shall be set out in the announcement made in accordance with paragraph 8 of Appendix 7 of the Code of the switch to an Offer and in the Offer Document and any form of acceptance.

3.
REGULATORY CLEARANCES

3.1
Quanex undertakes to Tyman, to the extent permitted by applicable Law and without prejudice to Quanex’s ability to invoke any of the Conditions (with the consent of the Panel) or its obligations under the Code, to cooperate with Tyman and its professional advisers and to promptly prepare and file all necessary documentation and to use all reasonable endeavours to secure the Clearances and the satisfaction of the Regulatory Conditions as soon as reasonably practicable after the date of this Agreement, and, in any event, in sufficient time to enable the Effective Date to occur before the Long Stop Date.

3.2
Except where otherwise required by applicable Law or a Relevant Authority and subject to Clause 3.5, Quanex shall, after prior consultation with Tyman and taking into account (acting in good faith) reasonable comments received from Tyman:

(a)
determine the strategy to be pursued for obtaining the Clearances including timing and sequencing for contacting and corresponding with the Relevant Authorities;

(b)
be responsible for satisfying the Regulatory Conditions; and

(c)
promptly contact and correspond with the Relevant Authorities in relation to the Clearances, including preparing (with the assistance of Tyman in accordance with this Agreement) and submitting all necessary filings, notifications and submissions and responding to any supplemental inquiries by a Relevant Authority as soon as reasonably practicable after receipt of such request, such acts to be done after consultation with Tyman including as to timing.

3.3
Quanex shall be responsible for the payment of all filing, administrative or other similar fees required in connection with the Clearances, together with any associated administrative fees and the costs of preparing any such filings, notifications or submissions, unless such fees are payable by Tyman as specified by applicable Law.

3.4
Save to the extent prohibited by applicable Law or the Relevant Authority, Tyman and Quanex shall:

(a)
provide each other in a timely fashion, and in any event in sufficient time before any applicable deadline or due date:

(i)
all such information as may reasonably be required for Quanex to determine, having consulted with Tyman, in which jurisdictions any merger control, regulatory or other filing, notification or submission with a Relevant Authority may be necessary for the purposes of obtaining the Clearances;

(ii)
all such information as may reasonably be required for inclusion in any filings, notifications or submissions to any Relevant Authority for the purposes of obtaining the Clearances or for inclusion in any responses to any requests for further information consequent upon such filings, notifications or submissions; and

(iii)
all such other information and assistance as may reasonably be required for the purposes of obtaining the Clearances and for the identification, structuring and preparation of any Remedies; and

(b)   keep the other (and/or its legal advisers) promptly informed of developments which are material or potentially material to obtaining any of the Clearances and the satisfaction of the Regulatory Conditions.
3.5
For the purposes of Clause 3.4:

(a)
each of the parties shall take reasonable steps to obtain relevant information from third parties (including through the exercise of contractual rights), it being acknowledged that a party shall not be in breach of this Clause 3.5 or Clause 3.4 as a consequence of any inaccuracies in any information originating from a third party (being a person other than a member, officer, employee or adviser of the Wider Quanex Group or the Tyman Group (as applicable));

(b)
the parties acknowledge that in certain circumstances disclosure by one party to the other may nonetheless be prevented by obligations of confidentiality owed to third parties or by Law; and

(c)
the provision of information shall be subject to Clause 3.9.

3.6
Unless required to do so, Tyman shall not communicate directly with any Relevant Authority without the prior consent of Quanex (such consent not to be unreasonably withheld or delayed). If Tyman is required to communicate directly with any Relevant Authority, it shall, where reasonably practicable, notify Quanex in advance and afford Quanex a reasonable opportunity to comment on Tyman’s proposed response.

3.7
Save to the extent prohibited by applicable Law or a Relevant Authority, and without prejudice to the generality of Clause 3.4 and subject to Clause 3.2, Quanex undertakes to Tyman that it shall:

(a)
provide, or procure the provision of, to Tyman and its legal advisers draft copies of all filings, notifications, submissions, material correspondence and material communications (including, in the case of material non-written correspondence or communications, reasonably detailed summaries of such correspondence or communications) intended to be submitted, sent or communicated to any Relevant Authority in connection with obtaining any Clearance, at such time as will allow Tyman and its legal advisers a reasonable opportunity to review and comment on such filings, notifications, submissions, correspondence and communications before they are submitted, sent or communicated, together with final copies so submitted, sent or communicated;

(b)
give due consideration to reasonable comments made by Tyman and its legal advisers on draft copies of filings, notifications, submissions, material correspondence and material communications provided pursuant to Clause 3.7(a) and, in so far as any comments are not adopted by Quartz, provide Tyman and its legal advisers an explanation as to the reasons why;

(c)
as soon as reasonably practicable provide, or procure the provision of, to Tyman and its legal advisers copies of all filings, notifications, submissions, material correspondence and material communications in the form finally submitted, sent or communicated to any Relevant Authority in connection with obtaining any Clearance (including, in the case of material non-written correspondence or communications, reasonably detailed summaries of such correspondence or communications);
(d)
as soon as reasonably practicable notify Tyman and its legal advisers of, and provide copies of, any material correspondence and material communications (including, in the case of material non-written correspondence or communications, reasonably detailed summaries of such correspondence or communications) received from any Relevant Authority in connection with obtaining the Clearances;

(e)
give Tyman and its legal advisers reasonable notice of any meetings, hearings or material telephone calls with any Relevant Authority in connection with obtaining the Clearances and allow Tyman and its legal advisers to attend and make oral submissions during any such meetings, hearings or telephone calls (provided, where practicable, such oral submissions have been discussed by the parties in advance). Where such attendance and participation is not recommended or permitted by applicable Law or the Relevant Authority, to provide, to the extent so permitted, Tyman with a summary of such meeting, hearing or telephone call as soon as reasonably practicable following the meeting, hearing or telephone call;

(f)
keep Tyman (and/or its legal advisers) promptly informed of developments which are material or potentially material to obtaining any of the Clearances and the satisfaction of the Regulatory Conditions;

(g)
save for any engagement with the UK CMA pursuant to the Regulatory Condition set out in paragraph 6 of Part A of Appendix 1 to the 2.7 Announcement, not proactively engage with any Relevant Authority with regard to any non-mandatory approval, consent, clearance, permission, confirmation, comfort letter or waiver in respect of the Transaction without the prior written consent of Tyman (such consent not to be unreasonably withheld or delayed); and

(h)
not withdraw a filing, submission or notification made to any Relevant Authority in connection with obtaining any of the Clearances without the prior consent of Tyman (such consent not to be unreasonably withheld or delayed).

3.8
In respect of the Regulatory Condition set out in paragraph 6 of Part A of Appendix 1 to the 2.7 Announcement, Quanex shall submit a briefing paper to the UK CMA within 15 Business Days after the date of this Agreement. In respect of the Regulatory Condition set out in paragraph 5 of Part A of Appendix 1 to the 2.7 Announcement, each of Quanex and Tyman shall submit their respective HSR notifications to the Relevant Authorities within 15 Business Days after the date of this Agreement. Notwithstanding the foregoing, if, at the time the parties are in a position to file their respective HSR notifications, the US Federal Trade Commission has adopted an expanded HSR notification form, which at that time is effective and applicable, the foregoing 15 Business Day obligation shall not be applicable and the parties shall work in good faith in order to submit their respective HSR notifications, compliant with the expanded HSR notification form requirements, as soon as practicable.

3.9
If a provision of this Agreement obliges any member of the Wider Quanex Group or the Tyman Group (a disclosing party) to disclose any information to the other party in connection with securing the Clearances which:

(a)
the disclosing party reasonably considers to be commercially or competitively sensitive or which contains business secrets;

(b)
the disclosing party is prohibited from disclosing by applicable Law (including, for the avoidance of doubt, any applicable antitrust Laws) or the terms of an existing contract; or

(c)
where such disclosure would result in the loss of privilege that subsists in relation to such information (including legal professional privilege),

the disclosing party shall disclose the relevant information to the other party:

(i)
pursuant to the Clean Team Agreements or as the disclosing party and the other party may otherwise agree; or

(ii)
where disclosure in a manner contemplated by Clause 3.5(a) would reasonably be expected to have a material adverse effect on the disclosing party’s legitimate business interest, directly to a Relevant Authority (and in such circumstances, the disclosing party shall provide to the other party a non-confidential version of such information).

3.10
Nothing in this Agreement shall require any party to disclose to, or receive from, the other any information that is personally identifiable information of a director, partner, officer or employee of the disclosing party or any member of its or any of their respective affiliates, unless that information can reasonably be anonymised (in which case the disclosing party shall provide the relevant information on an anonymous basis) and the disclosing party may redact such information from any documents shared with the other party.

3.11
To the extent that Tyman provides Quanex with any information, assistance and/or access to Tyman’s senior management for the purposes of preparing for and monitoring the integration of the businesses of the Wider Quanex Group and the Tyman Group after the Effective Date (which Tyman is under no obligation to provide), any competitively sensitive information shall be provided on an ‘external counsel only’ basis only or pursuant to the Clean Team Agreements.

3.12
Notwithstanding any other provision of this Agreement to the contrary, Quanex acknowledges that its obligations under Clause 3.1 require that Quanex shall not (and Quanex shall not cause any member of the Wider Quanex Group to, and Quanex shall use all reasonable endeavours to procure that no person acting in concert with Quanex shall), in each case, directly or indirectly, effect or commit to effect any acquisition, which would be reasonably likely (on the basis of legal advice) to preclude, impede, prejudice or materially delay receipt of the Clearances or satisfaction of the Regulatory Conditions or prevent, impede, prejudice or materially delay completion of the Transaction on or before the Long Stop Date without the prior written consent of Tyman (such consent not to be unreasonably withheld or delayed).

4.
SCHEME DOCUMENT

4.1
Subject to Clause 3.9, if the Transaction is implemented by way of a Scheme, Quanex shall (and shall procure that each member of the Wider Quanex Group shall):

(a)
promptly provide to Tyman (and/or its legal advisers) all such information about the Transaction, Quanex, the other members of the Wider Quanex Group, the Quanex Directors, and any other person acting in concert with Quanex as may be reasonably requested and which is required by Tyman and/or its legal advisers, having regard to the Code and other applicable Law, for inclusion in the Scheme Document (including any supplemental circular) or any other document required to be produced by Tyman in connection with the Transaction;

(b)
provide as soon as reasonably practicable to Tyman all such other assistance and access as may be reasonably required for the preparation of the Scheme Document (including any supplementary circular) and any other document required by the Code or other applicable Law to be published in connection with the Scheme, including access to, and procuring that reasonable assistance is provided by, Quanex’s relevant professional advisers; and

(c)
procure that the Quanex Directors (and any other person connected with Quanex and/or the Wider Quanex Group, as required by the Panel) accept responsibility, if and to the extent and in the terms required by the Code, for all the information in the Scheme Document (including any supplementary circular) (including any expressions of opinion), and any other document required by the Code or other applicable Law to be published in connection with the Scheme relating to themselves (and their close relatives, related trusts and persons connected with them, each as defined in the Code), the Wider Quanex Group, the financing of the Transaction, information on Quanex’s future plans for the Tyman Group, its business and its management and employees, any statements of opinion, belief or expectation of the Quanex Directors in relation to the Transaction following the Effective Date and any other information in the Scheme Document for which an offeror and/or any directors of an offeror is, required to accept responsibility under the Code.
4.2
If any supplementary circular is required to be published by Tyman in connection with the Scheme, Quanex shall, as soon as reasonably practicable, provide such cooperation and information (including such information as is necessary or reasonably required for such supplementary circular or document to comply with any applicable Law) as Tyman may reasonably request in order to prepare and publish such document.

4.3
Quanex and Tyman agree to correct any information provided by it for use in the Scheme Document or any other document to be prepared in connection with the Transaction to the extent that such information has become false or misleading as promptly as reasonably practicable after Quanex or Tyman (as applicable) becomes aware that such information has become false or misleading and to notify the other party or parties as promptly as reasonably practicable after that party becomes aware that such information has become false or misleading.

5.
IMPLEMENTATION OF THE SCHEME AND CONDUCT OF BUSINESS

5.1
Where the Transaction is being implemented by way of the Scheme:

(a)
save in respect of obligations with respect to obtaining the Clearances, which shall be determined in accordance with Clause 3, Quanex undertakes to co-operate with Tyman and its advisers and to take or cause to be taken all such steps as are permissible by the Code and Law and are within its power that are necessary or reasonably requested by Tyman to implement the Transaction in accordance with, and subject to the terms and conditions set out in, the 2.7 Announcement and the Scheme Document;

(b)
Quanex undertakes that if the Panel requires the consent of Quanex in order to agree to any delay in the publication of the Scheme Document and/or the holding of the Meetings solely for the purpose of ensuring: (i) the posting of the Scheme Document and Quanex Documents take place on the same date or within one Business Day of the same date, or (ii) the Meetings are held on the same date or within one Business Day of the Quanex Stockholders Meeting, Quanex shall promptly provide such consent to either Tyman or the Panel (as Tyman may direct);

(c)
Quanex undertakes that it will not object to the Sanction Hearing being convened as soon as reasonably practicable after the satisfaction or waiver of the Clearances, the NYSE Condition and the Shareholder Approval Conditions, provided that the date of the Sanction Hearing shall be at least five Business Days after such date;

(d)
Quanex undertakes to deliver a notice in writing to Tyman by no later than 11.59 p.m. on the Business Day immediately prior to the date of the Sanction Hearing confirming either:

(i)
the satisfaction or waiver of all Conditions (other than the Scheme Conditions capable of being satisfied only upon or following the sanction of the Scheme by the Court); or

(ii)
its intention to invoke one or more Conditions (if permitted by the Panel) and providing reasonable details of the event which has occurred, or circumstances which have arisen, which Quanex reasonably considers entitles it to invoke such Condition or treat it as unsatisfied or incapable of satisfaction and why (if applicable under the Code) Quanex considers such event or circumstance to be sufficiently material for the Panel to permit it to invoke such Condition; and

(e)
where Quanex confirms the satisfaction or waiver of all Conditions (other than the Scheme Conditions capable of being satisfied only upon or following the sanction of the Scheme by the Court) in accordance with Clause 5.1(d)(i):

(i)
Quanex agrees Tyman shall be permitted to take the necessary steps to procure that the Sanction Hearing is duly held as soon as reasonably practicable thereafter (having regard to the proposed timetable agreed between the parties and included in the Scheme Document or in any subsequent agreed announcement regarding the implementation of the Transaction as well as Clause 5.1(c)); and
(ii)
Quanex shall instruct counsel to appear on its behalf at the Sanction Hearing and to undertake to the Court to be bound by the terms of the Scheme insofar as it relates to Quanex.

5.2
If Quanex becomes aware of any fact, matter or circumstance that it reasonably considers would likely (i) significantly change the Scheme timetable or (ii) entitle Quanex to invoke any of the Conditions and the Panel would permit it to so invoke (applying the test set out in Rule 13.5 of the Code to the extent such Rule is relevant), Quanex (subject to any restriction under applicable Law) shall inform Tyman as soon as reasonably practicable, providing reasonable details of such fact, matter or circumstance to the extent known.

5.3
Except: (i) with the prior written consent of Tyman (such consent not to be unreasonably withheld, conditioned or delayed); (ii) as required by applicable Law or the terms of any contract with a third party by which Quanex is bound and which has been fairly disclosed to Tyman or publicly announced before the date of this Agreement; or (iii) as expressly contemplated by this Agreement or the 2.7 Announcement, Quanex shall not (and shall procure that no member of the Wider Quanex Group shall) before the Effective Date:

(a)
split, combine, consolidate, sub divide, reclassify or cancel any Quanex Shares or any shares of capital stock, voting securities or equity interests of Quanex or any securities convertible into, or rights to acquire, shares of capital stock, voting securities or equity interests of Quanex or which otherwise refer to the value of shares of capital stock of Quanex;

(b)
amend its organisational documents in a manner likely to have a material adverse effect for Tyman Shareholders who are due to receive New Quanex Shares pursuant to the Transaction;

(c)
adopt a plan liquidating Quanex or any material member of the Wider Quanex Group;

(d)
delist the Quanex Shares from the NYSE, other than in the event of a bona fide offer to take Quanex private provided that (i) the Tyman Shareholders who are due to receive New Quanex Shares can participate in such offer on the same terms as other Quanex shareholders; and (ii) the delisting occurs after the Effective Date; or

(e)
agree, resolve, commit or announce its intention to do any of the foregoing (as applicable), whether conditionally or unconditionally.

5.4
The restrictions in Clause 5.3 shall not apply to any transaction or arrangement between one member of the Wider Quanex Group and another member of the Wider Quanex Group.

6.
NEW QUANEX SHARES, PREPARATION OF PROXY STATEMENT AND QUANEX STOCKHOLDER APPROVAL

6.1
Quanex shall cause all New Quanex Shares which are issued to Tyman Shareholders pursuant to the Scheme or an Offer (as the case may be) to be issued and credited as fully paid and rank pari passu in all respects with Quanex Shares issued and outstanding at the time the New Quanex Shares are issued pursuant to the Transaction.

6.2
Quanex undertakes to Tyman to:

(a)
as promptly as reasonably practicable after the date of this Agreement, prepare and cause to be filed with the SEC a preliminary Proxy Statement;

(b)
provide Tyman and its legal counsel with reasonable opportunity to review and comment on: (i) drafts of the Proxy Statement and any other document to be sent by Quanex to the Quanex Stockholders in connection with the Quanex Stockholder Approval (the “Quanex Documents”) before filing any such draft with the SEC or transmitting it to the Quanex Stockholders, as applicable; provided the parties agree and understand that solicitation material under Rule 14a-12 of the US Exchange Act must be filed on the day of first use and this subsection (b)(i) shall not act to prohibit

Quanex from filing Quanex Documents on the date required by applicable Law and (ii) any response to comments received from the SEC. Quanex shall in good faith consider all comments reasonably and promptly proposed by Tyman or its legal counsel in relation to the Quanex Documents;
(c)
as promptly as practicable, notify Tyman and provide copies of any material communications sent to or received from the SEC in relation to the Proxy Statement;

(d)
as soon as reasonably practicable, respond to any comments received from the SEC concerning the Proxy Statement and use its best endeavours to resolve such comments with the SEC as promptly as reasonably practicable;

(e)
use all reasonable endeavours to obtain the Proxy Approval as soon as reasonably practicable after the date of this Agreement;

(f)
transmit the Proxy Statement to Quanex Stockholders and establish a record date for, call and give notice of the Quanex Stockholders Meeting as promptly as reasonably practicable after receipt of the Proxy Approval;

(g)
in accordance with Law, Quanex’s certificate of incorporation, bylaws and the rules of the NYSE, convene and hold the Quanex Stockholders Meeting as promptly as reasonably practicable and, to the extent reasonably practicable, on the same day as the General Meeting and Court Meeting; provided, however, that Quanex may, without the prior written consent of Tyman, adjourn or postpone the Quanex Stockholders Meeting:

(i)
if as of the time for which the Quanex Stockholders Meeting is originally scheduled (as set forth in the definitive Proxy Statement) there are insufficient Quanex Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Quanex Stockholders Meeting;

(ii)
after consultation with Tyman, if the failure to adjourn or postpone the Quanex Stockholders Meeting would reasonably be expected to be a violation of applicable Law for the distribution of any required supplement or amendment to the Proxy Statement;

(iii)
after consultation with Tyman, not more than twice, each time not to exceed 10 Business Days, to solicit additional proxies if necessary to obtain the Quanex Stockholder Approval; or

(iv)
if necessary, due to an adjournment of the General Meeting and Court Meeting to ensure that the Quanex Stockholders Meeting is held on the same day as the General Meeting and Court Meeting,

it being acknowledged and agreed that Quanex shall not be able to invoke the applicable Shareholder Approval Condition at Condition 3 where the applicable meetings have not been held by the applicable long stop date set out in the Scheme Document solely as a result of the Quanex Stockholders Meeting not yet having been held;
(h)
use all reasonable endeavours to obtain the Quanex Stockholder Approval, including using all reasonable endeavours to solicit from Quanex Stockholders proxies in favour of the Quanex Stockholder Approval;

(i)
use all reasonable endeavours to cause all New Quanex Shares to be issued to Tyman Shareholders pursuant to the Scheme or Offer (as the case may be) to be approved for listing on the NYSE, including filing a supplemental listing application with the NYSE in respect of the New Quanex Shares and (at its own expense) paying the fees associated therewith, subject only to official notice of issuance, prior to the Effective Date; and

(j)
for so long as the Transaction is being implemented by way of the Scheme, use all reasonable endeavours to cause all New Quanex Shares issued to Tyman Shareholders upon the Scheme becoming effective to be issued in reliance on an exemption from the registration requirements of the US Securities Act.
6.3
In accordance with Law, Tyman undertakes to (and undertakes to procure that each member of the Tyman Group will):

(a)
promptly provide to Quanex (and/or its legal advisers), for the purposes of inclusion in the Proxy Statement or any other document required to be produced by Quanex in connection with the Transaction (including any amendment or supplement thereto), all such information about the Transaction, Tyman, the Tyman Directors and the other members of the Tyman Group as may be reasonably requested by Quanex (upon reasonable notice by Quanex and/or its legal advisers) in connection with the preparation of the relevant document or documents;

(b)
promptly provide Quanex with all such other assistance and access as may be reasonably requested by Quanex (upon reasonable notice by Quanex and/or its legal advisers) in connection with the preparation of the Proxy Statement or any other document required by the US Securities Act, the US Exchange Act, or other Law to be produced by Quanex in connection with the Transaction (including any amendment or supplement thereto), including access to, and ensuring the provision of reasonable assistance by, Tyman’ relevant professional advisers; and

(c)
co-operate with, and provide reasonable assistance to, Quanex in relation to the preparation of the Proxy Statement and the resolution of comments received from the SEC in respect of it.

6.4
If any amendment or supplement is required by Law to be published by Quanex in connection with the Proxy Statement, Tyman shall, as soon as reasonably practicable, provide such co-operation and information (including such information as is necessary or reasonably required for such supplement or document to comply with any Law) as Quanex may reasonably request in order to prepare and publish such document.

6.5
Tyman and Quanex each agree:

(a)
to correct any information provided by them for use in the Proxy Statement or any other document to be prepared in connection with the Transaction to the extent that such information has become false or misleading as promptly as reasonably practicable after that party becomes aware that such information has become false or misleading;

(b)
that Tyman shall co-operate with Quanex in order for Quanex to understand and assess the basis of preparation of financial information provided by Tyman for use in the Proxy Statement; and

(c)
that Quanex shall have the right to exclude any information provided by Tyman from the Proxy Statement that it reasonably believes could be false, misleading or is otherwise unsatisfactory to Quanex.

7.
TYMAN SHARE PLANS AND EMPLOYEE MATTERS

The parties agree that the provisions of Schedule 1 with respect to certain employee-related matters shall be implemented in accordance with that Schedule.
8.
SWITCHING TO AN OFFER

8.1
The parties currently intend that the Transaction will be implemented by way of the Scheme. However, Quanex shall be entitled, with the consent of the Panel, to implement the Transaction by way of an Offer rather than the Scheme (such election being a “Switch”) if:

(a)
Tyman provides its prior written consent (an “Agreed Switch”), in which case Clause 8.2 applies;

(b)
a third party announces a firm intention to make a Competing Proposal which is recommended in whole or in part by the Tyman Board;

(c)
a third party announces that it is considering making a Competing Proposal, or either Tyman or

Quanex notifies the other that it is aware of the existence of a bona fide potential offeror (within the meaning of Rule 21.3 of the Code) for all or part of the issued and to be issued ordinary share capital of Tyman, provided that Quanex consults with Tyman prior to making the Switch in such circumstances;
(d)
subject to the provisions of Clause 8.3, an Adverse Recommendation Change occurs; or

(e)
Tyman adjourns or postpones one or more of the Meetings or the Sanction Hearing beyond the date set out in, respectively, Clauses 11.1(e)(ii)(A) and 11.1(e)(ii)(B) other than:

(i)
where Quanex has given its consent in accordance with Clause 5.1(b); or

(ii)
the adjournment or postponement is caused by logistical or practical reasons beyond Tyman’s reasonable control (provided that Tyman has used reasonable endeavours to mitigate any such reasons).

8.2
In the event of an Agreed Switch, unless otherwise agreed in writing between Quanex and Tyman or required by the Panel:

(a)
Quanex shall prepare and dispatch as soon as reasonably practicable the Offer Document and the form of acceptance to be used by the Tyman Shareholders in connection with the Offer;

(b)
Quanex shall consult with Tyman in relation to the Offer Document and form of acceptance each to be used by the Tyman Shareholders in relation to the Offer, including timing of publication, and shall allow Tyman a reasonable opportunity to consider the draft Offer Document and form of acceptance for review and comment, and shall consider in good faith comments proposed by Tyman;

(c)
Quanex shall seek Tyman’s approval of the contents of the information on Tyman contained in the Offer Document before it is published, and to afford Tyman reasonable time to consider such document in order to give its approval of information for which Tyman or the Tyman Board is taking responsibility (such approval not to be unreasonably withheld or delayed);

(d)
Quanex shall consult with Tyman in a timely manner as to the form and content and timing of publication of any announcements relating to the Agreed Switch and its implementation and any proposed changes to the timetable in relation to the implementation of the Agreed Switch;

(e)
Quanex shall not take any action which would cause the Offer not to proceed, to lapse or to be withdrawn in each case for non-fulfilment of the Acceptance Condition prior to the sixtieth (60th) day after publication of the Offer Document (or such later date if the final deadline for acceptances is extended by the Panel in accordance with Rule 31.3 of the Code and the Notes on Rule 31.3 of the Code) and Quanex shall ensure that the Offer remains open for acceptances until such time;

(f)
if any Regulatory Condition has not been satisfied (or waived (if capable of waiver)) by 5.00 p.m. on the second day prior to Day 39 (as defined in the Code), Quanex shall consult Tyman as to whether it should seek the consent of the Panel to a timetable suspension pursuant to Rule 31.4(a) of the Code, and if agreed between the parties shall request the Panel to suspend the offer timetable to a date agreed with Tyman and the Panel which, in the reasonable opinion of Tyman, allows sufficient time for the satisfaction of the relevant Regulatory Condition;

(g)
Quanex shall ensure that, subject to the terms of this Agreement, the only conditions of the Offer shall be the Conditions (subject to replacing the Scheme Conditions with an Acceptance Condition which complies with the requirements of the Code and any other modifications or amendments to such terms and conditions as may be agreed between the parties in writing, required by the Panel or which are necessary as a result of the Agreed Switch, including, for the avoidance of doubt, any necessary regulatory condition(s) relating to the issue of New Quanex Shares) and that the Offer is made on terms that are no less favourable to Tyman Shareholders than those set out in the 2.7 Announcement;

(h)
Quanex shall set the Acceptance Condition at not less than 90% of the issued ordinary share capital of Tyman to which the Offer relates, or such other percentage as may be decided by Quanex after (to the extent necessary) consultation with the Panel, being in any case more than 75% of the issued ordinary share capital of Tyman to which the Offer relates (or such lesser percentage as Tyman may agree to in writing); and

(i)
Quanex shall keep Tyman informed, on a confidential basis and on the next Business Day following receipt of a written request from Tyman, of the number of Tyman Shareholders that have validly returned their acceptance or withdrawal forms or incorrectly completed their withdrawal or acceptance forms and the identity of such shareholders and the number of Tyman Shares to which such forms relate.

8.3
In the event of a Switch which is not an Agreed Switch, and save with the prior approval of Tyman and with the consent of the Panel, Quanex shall set the Acceptance Condition at not less than:

(a)
where the Switch occurs for the reasons set out in Clauses 8.1(c) to 8.1(e), 75%; or

(b)
where the Switch occurs for the reason set out in Clause 8.1(b), 50% plus one Tyman Share,

in each case, of the issued ordinary share capital of Tyman to which the Offer relates.
8.4
The parties agree that in the case of any Agreed Switch:

(a)
all provisions of this Agreement shall continue to apply save as set out in Clause 8.2; and

(b)
all provisions of this Agreement relating to the Scheme and the Scheme Document and its implementation shall apply to the Offer, the Offer Document and its implementation mutatis mutandis, save as set out in this Clause 8.

8.5
Quanex represents that it is not, at the date of this Agreement, required to make a mandatory offer for Tyman under Rule 9 of the Code.

9.
DIRECTORS AND OFFICERS INSURANCE

9.1
If and to the extent permitted by applicable Law, for six years after the Effective Date, Quanex shall procure that the members of the Tyman Group honour and fulfil their respective obligations (if any) existing as at the date of this Agreement to indemnify their respective directors and officers and to advance reasonable expenses, in each case to the extent provided in the respective governing documents and indemnification or similar agreements to which Tyman is a party or bound and with respect to matters existing or occurring at or prior to the Effective Date.

9.2
Quanex acknowledges that Tyman may purchase directors’ and officers’ liability insurance cover for both current and former directors and officers of each member of the Tyman Group, including directors and officers who retire or whose employment is terminated as a result of the Transaction, for acts and omissions up to and including the Effective Date, in the form of run-off cover for a period of six years following the Effective Date, provided that such insurance cover will be with reputable insurers and provide cover, in terms of amount and breadth, substantially equivalent to that provided under the Tyman Group’s directors’ and officers’ liability insurance as at the date of this Agreement (“Run-Off Cover”).

9.3
To the extent that Tyman (or a member of the Tyman Group) has not purchased directors’ and officers’ liability insurance cover pursuant to Clause 9.2 on or before the Effective Date, Quanex shall procure that Tyman (or a member of the Tyman Group) purchases such insurance (if available on reasonable commercial terms) or otherwise makes such insurance available as soon as practicable following the Effective Date.

9.4
Quanex shall provide all reasonable assistance to the current directors and officers of any member of the Tyman Group to the extent they need to make a claim against the existing directors’ and officers’ insurance policy (including an associated run off cover), in each case with respect to matters existing or occurring at or prior to the Effective Date.

9.5
Each of the directors and officers of the Tyman Group to which this Clause 9 applies shall have the right to enforce his or her rights against Quanex under this Clause 9 under the Contracts (Rights of Third Parties) Act 1999.

10.
THE CODE AND RELEVANT LAW

10.1
Nothing in this Agreement shall in any way limit the parties’ obligations or those of their respective directors under the Code and any other applicable Law, and any uncontested rulings of the Panel as to the application of the Code in conflict with the terms of this Agreement shall take precedence over the terms of this Agreement.

10.2
The parties agree that, if the Panel determines that any provision of this Agreement that requires Tyman or the Tyman Board to take or not take action, whether as a direct obligation or as a condition to any other person’s obligation (however expressed), is not permitted by Rule 21.2 of the Code, that provision shall have no effect and shall be disregarded and neither Tyman nor any member of the Tyman Board shall have any obligation to take or not take any such action.

10.3
Nothing in this Agreement shall oblige Tyman or the Tyman Board to recommend an Offer or a Scheme proposed by Quanex, any member of the Wider Quanex Group or any other person acting in concert with Quanex.

10.4
Without prejudice to the warranties and undertakings given by the parties pursuant to Clause 12, nothing in this Agreement shall be taken to restrict the directors of any member of the Wider Quanex Group or the Tyman Group from complying with Law, orders of court or regulations, including the Code, the Listing Rules and the rules and regulations of the Panel and the Financial Conduct Authority.

11.
TERMINATION

11.1
This Agreement shall terminate with immediate effect and, subject to Clauses 11.2 and 11.3, all rights and obligations of the parties under this Agreement shall cease immediately as follows:

(a)
if agreed in writing between the parties at any time;

(b)
if the 2.7 Announcement is not released via a Regulatory Information Service at or before 6.30 p.m. on the date of this Agreement (unless, prior to that time, the parties have agreed another later time and date in accordance with Clause 2.1, in which case that later time and date shall apply for the purposes of this Clause 11.1(b));

(c)
upon service of written notice by Quanex to Tyman or Tyman to Quanex prior to the Long Stop Date stating that either any Condition which:

(A)
has not been waived is (or has become) incapable of satisfaction by the Long Stop Date and, notwithstanding that Quanex has the right to waive such Condition, Quanex will not do so; or

(B)
is incapable of waiver is incapable of satisfaction by the Long Stop Date,

in each case in circumstances where the invocation of the relevant Condition (or confirmation that the Condition is incapable of satisfaction, as appropriate) is permitted by the Panel (if applicable);
(d)
if a Condition has been invoked by Quanex (where the invocation of the relevant Condition has been permitted by the Panel, if applicable) and the Scheme has been withdrawn (otherwise than as a result of a Switch) or, following a Switch, the Offer lapses;

(e)
upon service of written notice by Quanex to Tyman, if one or more of the following occurs:

(i)
an Adverse Recommendation Change occurs;

(ii)
if the Transaction is being implemented by way of a Scheme and:

(A)
the Court Meeting and the General Meeting are not held on or before the 22nd day after the expected date of the Court Meeting and the General Meeting (as applicable) to be set out in the Scheme Document (or subsequent announcement of the Transaction timetable) (or such later date as may be agreed in writing between the parties with the consent of the Panel and the approval of the Court (if such approval(s) are required)); or
(B)
the Sanction Hearing is not held on or before the later of (A) the 22nd day after the expected day of the Sanction Hearing as set out in the Scheme Document (or subsequent announcement of the Transaction timetable); and (B) thirty days after all the Conditions have been satisfied or waived (or such later date as may be agreed in writing between the parties with the consent of the Panel and the approval of the Court (if such approval(s) are required));

(iii)
if a Competing Proposal: (i) is recommended in whole or in part by the Tyman Board; or (ii) completes, becomes effective or becomes unconditional in all respects;

(f)
if the Transaction is, with the consent of the Panel, withdrawn or lapses in accordance with its terms prior to the Long Stop Date (other than where (i) such lapse or withdrawal is as a result of the exercise of Quanex’s right to effect a Switch or (ii) it is otherwise to be followed within five Business Days by an announcement under Rule 2.7 of the Code made by Quanex or a person acting in concert with it to implement the Transaction by a different offer or scheme on substantially the same or improved terms and which is (or is intended to be) recommended by the Tyman Directors); or

(g)
unless otherwise agreed by the parties in writing or required by the Panel, if the Effective Date has not occurred by the Long Stop Date.

11.2
Termination of this Agreement shall be without prejudice to the rights of any party which have or may have arisen at or prior to termination, including any claim in respect of a breach of this Agreement.

11.3
This Clause 11 and Clauses 1, 8, 10, 12, 14 to 23 (inclusive), 26 and 27 shall survive termination of this Agreement.

12.
WARRANTIES AND UNDERTAKINGS

12.1
Quanex warrants to Tyman, and Tyman warrants to Quanex, on the date of this Agreement that:

(a)
it has the requisite power and authority to enter into and perform its obligations under this Agreement in accordance with its terms;

(b)
this Agreement constitutes its legal, valid and binding obligations in accordance with its terms;

(c)
the execution and delivery of, and performance of its obligations under, this Agreement shall not:

(i)
result in a breach of any provision of its constitutional documents;

(ii)
result in a breach of, or constitute a default under, any instrument (which is material in the context of the Transaction) to which it is a party or by which it is bound; or

(iii)
result in a breach of any order, judgment or decree of any court or governmental agency to which it is a party or by which it is bound.

12.2
No party shall have any claim against any other party pursuant to Clause 12.1 for misrepresentation or breach of warranty after the Effective Date (without prejudice to any liability for fraudulent misrepresentation or fraudulent misstatement).

12.3
Quanex acknowledges and agrees that any information and/or assistance provided by any of Tyman’s directors, officers, employees or advisers (each a “Tyman Representative”) to it and/or any member of the Wider Quanex Group or any of their respective directors, officers, employees or advisers, whether before, on or after the date of this Agreement: (i) pursuant to the obligations of Tyman under or otherwise in connection with this Agreement; or (ii) in connection with the Transaction, shall in each case be (and have been) given on the basis that the relevant Tyman Representative shall not incur any liability, whether in contract, tort (including negligence) or otherwise, in respect of any loss or damage that any of Quanex and/or any member of the Wider Quanex Group or any of their respective directors, officers, employees or advisers may suffer as a result of the provision of any such information and/or assistance, save in each case for loss or damage to the extent resulting from the fraud or fraudulent misrepresentation of the relevant Tyman Representative.
13.
ANNOUNCEMENTS

Save following a Switch (which is not an Agreed Switch), Quanex will, if reasonably practicable and permitted by Law and the Code, consult in good faith with Tyman as to the content and timing of any announcement or statement it intends to make to the market in connection with the Transaction (other than any communication which does not contain any information which is not already in the public domain), giving Tyman a reasonable opportunity to provide comments on the form and content of such announcement.
14.
NOTICES

14.1
A notice under or in connection with this Agreement (a “Notice”) shall be:

(a)
in writing;

(b)
in the English language; and

(c)
delivered personally or sent by first class post pre-paid recorded delivery (and air mail if overseas) or by email to the party due to receive the Notice at the address specified in Clause 14.2 (or to another address specified by that party by not less than seven days’ written notice to the other party).

14.2
The address referred to in Clause 14.1(c) is:

(a)
in the case of Quanex:

Address:   945 Bunker Hill Rd., Suite 900, Houston, TX 77024, United States of America
Email:      [***]
Marked for the attention of:   [***]
With a copy (which shall not constitute notice) to:
Address:   945 Bunker Hill Rd., Suite 900, Houston, TX 77024, United States of America
Email:      [***]
Marked for the attention of:   [***]
With a further copy (which shall not constitute notice) to:
Address:   Travers Smith LLP, 10 Snow Hill, London EC1A 2AL
Email:      [***]
Marked for the attention of:   [***]
(b)
in the case of Tyman:

Address:   29 Queen Anne’s Gate, London, SW1H 9BU, United Kingdom
Email:      [***]
Marked for the attention of:   [***]
With a copy (which shall not constitute notice) to:

Address:   Latham & Watkins LLP, 99 Bishopsgate, London, EC2M 3XF
Email:      [***]
Marked for the attention of:   [***]
and in the case of any Notice given to the address specified above, a copy (which shall not constitute Notice) shall be provided by email to the email address specified above.
14.3
A party may change its notice details on giving notice to the other party of the change in accordance with Clauses 14.1, 14.2 and 14.4.

14.4
Unless there is evidence that it was received earlier, a Notice is deemed given:

(a)
if delivered personally, when left at the address referred to in Clause 14.2;

(b)
if sent by post, except air mail, two Business Days after posting it;

(c)
if sent by air mail, six Business Days after posting it; or

(d)
if sent by email, when sent provided that receipt shall not occur if the sender receives an automated message indicating that the message has not been delivered to the recipient.

Any Notice sent outside of the hours of 9.00a.m. to 5.30p.m. shall be deemed to be given at the start of the next Business Day.
14.5
Each party shall, where it sends a Notice by email to the other party, within two Business Days send a hard copy of the relevant Notice via hand delivery or first class post to the physical address of the other party.

15.
REMEDIES AND WAIVERS

15.1
No delay or omission by any party to this Agreement in exercising any right, power or remedy provided by Law or under this Agreement shall:

(a)
affect that right, power or remedy; or

(b)
operate as a waiver of it.

15.2
The single or partial exercise of any right, power or remedy provided by Law or under this Agreement shall not preclude any other or further exercise of it or the exercise of any other right, power or remedy.

15.3
The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by Law.

15.4
Without prejudice to any other rights and remedies which a party may have, each party acknowledges and agrees that damages alone may not be an adequate remedy for any breach by a party of the provisions of this Agreement and the other party shall be entitled to seek the remedies of injunction, specific performance and other equitable remedies, for any threatened or actual breach of any such provision of this Agreement by a party hereto and no proof of special damages shall be necessary for the enforcement by a party of the rights under this Agreement.

16.
VARIATION

No variation of this Agreement shall be valid unless it is in writing (which, for this purpose, does not include email) and signed by or on behalf of each of the parties.
17.
INVALIDITY

If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the Law of any jurisdiction, that shall not affect or impair:
(a)
the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

(b)
the legality, validity or enforceability under the Law of any other jurisdiction of that or any other provision of this Agreement,

and, if such provision would be valid and enforceable if deleted in whole or in part or reduced in application, such provision shall apply with such deletion or modification as may be necessary to make it valid and enforceable.
18.
ENTIRE AGREEMENT

18.1
Save for the Confidentiality Agreement and the Clean Team Agreements (each of which remain in force) and any other agreements the parties agree in writing are deemed to be included in this Clause 18, this Agreement constitutes the whole and only agreement between the parties relating to the Transaction and supersedes any previous agreement whether written or oral between the parties in relation to the Transaction.

18.2
Each party acknowledges that it is entering into this Agreement in reliance upon only this Agreement and that it is not relying upon any pre-contractual statement that is not set out in this Agreement, the Confidentiality Agreement or the Clean Team Agreements.

18.3
No party shall have any right of action (including those in tort or arising under statute) against the other party arising out of or in connection with any express or implied pre-contractual statement except to the extent that it is repeated in this Agreement.

18.4
For the purposes of this Clause 18, “pre-contractual statement” means any draft, agreement, undertaking, representation, warranty, promise, assurance or arrangement of any nature whatsoever, whether or not in writing, relating to the subject matter of this Agreement made or given by any person at any time before the date of this Agreement.

18.5
Nothing in this Agreement shall limit any liability for (or remedy in respect of) fraud or fraudulent misrepresentation.

19.
LANGUAGE

Each Notice or other communication under or in connection with this Agreement shall be in English.
20.
THIRD PARTY RIGHTS

20.1
Clause 9 is intended to confer benefits on and be enforceable by the third parties referred to therein (“Relevant Third Parties”).

20.2
Subject to Clause 20.1, a person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of term of, or enjoy any benefit under, this Agreement.

20.3
The parties may terminate, rescind, vary, amend or waive any provision of this Agreement without the consent of the Relevant Third Parties, except that any variation, amendment or waiver of Clause 9 shall require the consent of any affected Relevant Third Party.

21.
NO PARTNERSHIP

No provision of this Agreement creates a partnership between any of the parties or makes a party the agent of another party for any purpose. A party has no authority or power to bind, to contract in the name of, or to create a liability for another party in any way or for any purpose.
22.
ASSIGNMENT

Except as otherwise expressly provided in this Agreement and provided that (i) Quanex shall be entitled to assign the benefit of this Agreement to another member of the Wider Quanex Group and (ii) Tyman shall be entitled to assign the benefit of this Agreement to another member of the Tyman Group, no party shall be entitled to assign (whether absolutely or by way of security and whether in whole or in part), transfer, mortgage, charge, declare itself a trustee for a third party of, or otherwise dispose of (in any manner whatsoever) the benefit of this Agreement (or any part of it) or sub-contract in any manner whatsoever its performance under this Agreement without the prior written consent of the other party.
23.
COSTS

Save as expressly provided otherwise, each party shall pay its own Costs in relation to the negotiation, preparation, execution and carrying into effect of this Agreement and any matter contemplated by it.
24.
FURTHER ASSURANCE

Each party shall (and shall procure that members of the Wider Quanex Group and the Tyman Group (as applicable) shall), at its own cost, use reasonable endeavours (except where best endeavours are expressly stated in this Agreement) to, or procure that any relevant third party shall, do and/or execute and/or perform all such further deeds, documents, assurances, acts and things as may reasonably be required to give full effect to this Agreement.
25.
PROCESS AGENT

25.1
Quanex agrees that it shall at all times maintain an agent for service of process and any other documents and proceedings in England. Quanex confirms that London Law Agency Limited of Collingham House, 6-12 Gladstone Road, Wimbledon, London SW19 1QT has been appointed as its agent to receive and acknowledge on its behalf service of any claim form, application notice, order, judgement or other notice of legal process in England.

25.2
Quanex will be entitled to appoint an agent for service in England in the place of London Law Agency Limited by written notice to Tyman, whereupon London Law Agency Limited will cease to be the agent for service for Quanex, and any claim form, judgment or other notice of legal process will be sufficiently served on Quanex if delivered to such replacement agent at its address for the time being (but shall no longer be effective if served upon London Law Agency Limited after the appointment, and notification to Tyman of the appointment, of such new agent for service).

26.
COUNTERPARTS

26.1
This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart. Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

26.2
Delivery of an executed counterpart signature page of this Agreement by email (pdf) or facsimile shall be as effective as delivery of a manually executed counterpart of this Agreement. In relation to each counterpart, upon confirmation by or on behalf of the signatory that the signatory authorises the attachment of such counterpart signature page on the final text of this Agreement, such counterpart signature page shall take effect with such final text as a complete authorised counterpart.

27.
GOVERNING LAW AND JURISDICTION

27.1
This Agreement is to be governed by and construed in accordance with English law. Any matter, claim or dispute arising out of or in connection with this Agreement, whether contractual or non-contractual, is to be governed by and determined in accordance with English law.

27.2
The English courts shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement including, without limitation, disputes arising out of or in connection with: (i) the creation, validity, effect, interpretation, performance or non-performance of, termination or the legal relationships established by, this Agreement and (ii) any non-contractual obligations arising out of or in connection with this Agreement and each party irrevocably submits to the exclusive jurisdiction of the English courts and waives any objection to the exercise of such jurisdiction. Each party also irrevocably waives any objection to the recognition or enforcement in the courts of any other country of a judgment delivered by an English court exercising jurisdiction pursuant to this Clause 27.2.

SCHEDULE 1
TYMAN SHARE PLANS AND EMPLOYEE MATTERS
Subject to applicable legal and regulatory requirements and the Transaction becoming effective in all respects, each party will co-operate with the other party in order to facilitate the implementation of the arrangements set out in this Schedule 1.
In the event that the Transaction is effected as an Offer, references to the date of the Court Sanction Date and the Effective Date will be read as if they referred to the date on which the Offer becomes or is declared unconditional in all respects, and, subject always to Rules 21.1 and 21.2 of the Code, the parties shall work together in good faith to agree any modifications to the Proposals as may be necessary or desirable.
In this Schedule 1, each of the following words and expressions shall have the following meanings:
“Awards” has the meaning given to it in paragraph 1.3(c) of Part 1 of this Schedule 1;
“Court Sanction Date” means the date on which the Court sanctions the Scheme under section 899 of the Companies Act;
“DSBP” means the Tyman Deferred Share Bonus Plan 2020;
“EBT” means the Tyman Employee Benefit Trust;
“International Sharesave Plan” means the Tyman International Sharesave Plan;
“LTIP” means the Tyman Long Term Incentive Plan 2020 (as amended);
“Main Offer” has the meaning given to it in the 2.7 Announcement;
“Proposals” has the meaning given to it in paragraph 1.3(c) of Part 1 of this Schedule 1;
“Qualifying Termination” has the meaning given to it in paragraph 5.1 of Part 2 of this Schedule 1;
“Quanex Group” has the meaning given to it in the 2.7 Announcement;
“Quanex Omnibus Incentive Plan” means the Quanex Omnibus Incentive Plan;
“Quanex Share” means a share of Quanex common stock with a par value of USD 0.01 per share;
“Retention Awards” has the meaning given to it in paragraph 4.1 of Part 2 of this Schedule 1;
“Retention Bonus Pot” has the meaning given to it in paragraph 4.1 of Part 2 of this Schedule 1;
“SAYE Plan” means the Tyman Sharesave Plan;
“Tyman Directors’ Remuneration Policy” means the directors’ remuneration policy approved by Tyman shareholders from time to time;
“Tyman Employees” means the employees of Tyman and the employees of members of the Tyman Group from time to time, each a “Tyman Employee”;
“Tyman Remuneration Committee” means the remuneration committee of the board of directors of Tyman;
“Tyman Share Plans” means each of the DSBP, International Sharesave Plan, LTIP, SAYE Plan and U.S. Sharesave Plan; and
“U.S. Sharesave Plan” means the Tyman U.S. Sharesave Plan.

PART 1
TYMAN SHARE PLANS
1.
General

1.1
As at 31 March 2024, the following options and awards were outstanding under the Tyman Share Plans:

Table 1
(A) Tyman Share Plans	(B) Awards	(C) Vesting Percentage	(D) Number of Tyman Shares subject to outstanding awards / options
LTIP	2020 fully vested unexercised awards (the “2020 Awards”)	100%	266
	2021 performance share awards (the “2021 Performance Share Awards”)	21.40%	279,971
		100%	7,747
	2022 performance share awards (the “2022 Performance Share Awards”)	Not more than 50%	571,825
	2023 performance share awards (the “2023 Performance Share Awards”)	Not more than 91%	637,355
	2021 restricted share awards (the “2021 Restricted Share Awards”)	100%	37,404
	2022 restricted share awards (the “2022 Restricted Share Awards”)	100%	256,012
	2023 and 2024 restricted share awards (the “2023-2024 Restricted Share Awards”)	100%	518,613
DSBP	Outstanding Awards	100%	260,945
SAYE Plan	Options	Not applicable	302,894
International Sharesave Plan	Options	Not applicable	71,583
U.S. Sharesave Plan	Options	Not applicable	19,779
(the 2021 Performance Share Awards, the 2022 Performance Share Awards and the 2023 Performance Share Awards being the “Performance Share Awards”).
Quanex acknowledges and agrees that, as soon possible following the 2.7 Announcement, Tyman may grant awards under the LTIP and DSBP over a maximum of 1,628,315 Tyman Shares for the 2024 financial year in accordance with the table below and Tyman acknowledges and agrees that any such Awards will be in accordance with: (i) its historical and usual practice including in terms of recipients, quantum and performance conditions; (ii) where applicable, the Tyman Directors’ Remuneration Policy; and (iii) its ordinary course of business for the purposes of Rule 21.1 of the Code:

Table 2
(A) Tyman Share Plans	(B) Awards	(C) Vesting Percentage	(D) Maximum number of Tyman Shares subject to outstanding awards / options
LTIP	2024 performance share awards (the “2024 Performance Share Awards”)	Not applicable	963,286
	2024 restricted share awards (the “2024 Restricted Share Awards”)	Not applicable	522,751
DSBP	2023 DSBP Awards	100%	142,278
Totals			1,628,315
(the 2024 Performance Share Awards and the 2024 Restricted Share Awards in Table 2 above being the “2024 LTIP Awards”, and all of the Awards in Table 2 above being collectively the “2024 Awards”).
1.2
Quanex acknowledges and agrees that, prior to the Effective Date, the directors of Tyman (and, where appropriate, the Tyman Remuneration Committee) may operate the Tyman Share Plans in accordance with the rules of the relevant Tyman Share Plan and Tyman’s normal practice and, where applicable, the Tyman Directors’ Remuneration Policy. For the avoidance of doubt, operate includes (without limitation): granting awards (provided that the number of Tyman Shares subject to the 2024 Awards shall not exceed the total number specified in Table 2 above and the 2024 Awards shall otherwise be granted in accordance with this Schedule 1), determining the extent to which awards vest, satisfying the vesting of awards and the exercise of options (including where such satisfaction involves the issuance of shares, transferring Tyman shares from the EBT or from treasury or cash-settling awards, subject in all cases to paragraph 5 of Part 1 of this Schedule 1) and determining the treatment of awards held by leavers.

1.3
Tyman and Quanex acknowledge that:

(a)
the Scheme Record Time (as defined in the 2.7 Announcement) shall take place after the Court Sanction Date, to allow those participants in Tyman Share Plans who acquire Tyman Shares on or before the Court Sanction Date to have those Tyman Shares acquired by Quanex and dealt with through the Scheme;

(b)
Tyman may amend the rules of the Tyman Share Plans if the Tyman Board (or the relevant committee) are of the opinion that such amendments are necessary or desirable to implement the Scheme or the treatment set out in this Agreement, comply with any local law requirement, to facilitate the administration of the Tyman Share Plans or to obtain or maintain favourable tax treatment for participants or for any member of the Tyman Group subject, in each case, to Rule 21.1 of the Code, the Tyman Directors’ Remuneration Policy and the consent of the Panel where applicable;

(c)
Quanex and Tyman intend to jointly write to participants in the Tyman Share Plans on, or as soon as practicable after, the posting of the Scheme Document to inform them of the impact of the Scheme on their outstanding options and awards under the Tyman Share Plans (“Awards”), the extent to which their Awards will vest and, where relevant, become exercisable as a result of the Scheme and any actions they may need to take in connection with their Awards as a result of the Scheme, where and as required under Rule 15 of the Code (the “Proposals”);

(d)
Tyman Shareholder approval will be sought for an amendment to the articles of association of Tyman so that any Tyman Shares issued or transferred on or after the Scheme Record Time will be automatically transferred to, or to the order of, Quanex in exchange for the provision by Quanex of the same consideration payable per Tyman Share under the Scheme (or such other consideration as may be agreed between Tyman and Quanex and disclosed in the Scheme Document); and

(e)
any bonus, vesting or exercise of awards/options or other payments described in this Schedule 1 will be subject to the usual deductions for applicable taxes and National Insurance contributions (or equivalent in other jurisdictions), where such taxes or contributions are required to be withheld.
1.4
Quanex acknowledges and agrees that if, for any reason, Tyman Shares cannot be issued or transferred when options are exercised or awards vest under any of the Tyman Share Plans (or if the Tyman Remuneration Committee considers that it is disproportionately inconvenient or costly to do so), such Awards may be settled by Tyman in cash.

1.5
Quanex acknowledges that Tyman and/or its advisers may make any submission to the Panel which it deems necessary to implement the arrangements referred to in this Schedule 1, having consulted with Quanex before making such submission, and Quanex agrees to co-operate as soon as possible and in good faith in the making of any such submission.

2.
LTIP

2.1
Quanex acknowledges that the 2020 Awards, 2021 Performance Share Awards and the 2021 Restricted Share Awards granted under the LTIP have already vested as at the date of this Agreement and the Tyman Remuneration Committee has determined that such Awards vested at the percentages set out opposite those Awards in column (C) of Table 1 above.

2.2
Quanex acknowledges that all other Awards granted under the LTIP that have not already vested will vest on the Court Sanction Date to the extent determined by the Tyman Remuneration Committee as set out in this Schedule 1. Vested options granted under the LTIP will be exercisable until the earlier of one month after the Court Sanction Date and the expiry of the normal exercise period.

2.3
Subject to paragraph 2.4 of Part 1 of this Schedule 1, the extent of vesting of any unvested Performance Share Awards shall be determined by the Tyman Remuneration Committee in accordance with the rules of the LTIP, subject to its discretions under the rules of the LTIP to: (i) assess the achievement of performance conditions; and (ii) disapply time pro-rating.

2.4
Tyman and Quanex acknowledge and agree that:

(a)
2022 Performance Share Awards — the Tyman Remuneration Committee shall determine the extent to which all 2022 Performance Share Awards will vest on performance grounds, provided that such vesting on performance grounds will not exceed the percentage set out opposite the 2022 Performance Share Awards in Column (C) of Table 1 above, and it is agreed that such Awards shall vest with no application of time prorating;

(b)
2023 Performance Share Awards — the Tyman Remuneration Committee shall determine the extent to which all 2023 Performance Share Awards will vest on performance grounds, provided that such vesting on performance grounds will not exceed the percentage set out opposite those Awards in Column (C) of Table 1 above, and it is agreed that such Awards will vest with no application of time prorating; and

(c)
2022 Restricted Share Awards and 2023-2024 Restricted Share Awards — the Tyman Remuneration Committee will disapply time pro-rating to the 2022 Restricted Share Awards and the 2023-2024 Restricted Share Awards and such Awards will therefore vest at the percentage set out opposite such Awards in column (C) of Table 1 above.

2.5
Tyman and Quanex acknowledge and agree that the 2024 LTIP Awards shall be granted subject to additional terms that: (i) notwithstanding rules 12.1 and 12.2 of the LTIP rules, the 2024 LTIP Awards will not vest early on the Court Sanction Date; and (ii) the 2024 LTIP Awards will automatically lapse on the Effective Date if the Effective Date occurs prior to the Normal Vesting Date (as defined in the LTIP rules) of such 2024 LTIP Awards.

2.6
On the lapsing of the 2024 LTIP Awards due to the additional terms set out in paragraph 2.5 of Part 1 of this Schedule 1 and the occurrence of the Effective Date, Quanex agrees that, as soon as reasonably practicable after the Effective Date, Quanex will grant to all individuals who:

(a)
are Tyman Employees immediately prior to the Effective Date and who have not given or received notice of termination of employment prior to that time; and

(b)
held outstanding 2024 LTIP Awards immediately prior to the Effective Date,

(each a “Replacement Award Participant”) an award under the Quanex Omnibus Incentive Plan (the “Replacement Awards”) granted on the following terms:
(i)
save as set out in this Schedule 1, the terms of the Replacement Awards will be the same as set out in the rules of the Quanex Omnibus Incentive Plan;

(ii)
the Replacement Awards will not be granted subject to performance conditions;

(iii)
the Replacement Awards will be subject to the leaver provisions set out in the Quanex Omnibus Incentive Plan (as amended under paragraph 5.1 of this Part 2 below) and the vesting date of each Replacement Awards will replicate the vesting date of its corresponding 2024 LTIP Award (unless accelerated under the applicable leaver provisions);

(iv)
the number of Quanex Shares subject to each Replacement Award (rounded down to the nearest whole share) shall be calculated as follows:

where:
A is the number of Tyman Shares subject to the 2024 Award on the date of grant;
B is the value of the consideration that the individual would have received for the Tyman Shares that are subject to that 2024 Award under the Main Offer, being 240 pence in cash and 0.05715 of a New Quanex Share, save that for this purpose the value of the Quanex Shares shall be £28.00 per Quanex Share (being the closing price for a Quanex Share on 19 April 2024, the last business day prior to the 2.7 Announcement, converted into pounds sterling using the exchange rate on Bloomberg at the time that trading closed on the New York Stock Exchange on 19 April 2024, the last business day prior to the 2.7 Announcement); and
C is £29.10 (being the average closing price of a Quanex Share on the ten trading days immediately before (and including) 19 April 2024, being the last business day prior to the 2.7 Announcement, and converted into pounds sterling using the exchange rate at the time that trading closed on the New York Stock Exchange on 19 April 2024, being the last business day prior to the 2.7 Announcement).
2.7
Quanex acknowledges that:

(a)
any dividend equivalents which have accrued to under the LTIP have been included in the Tyman Share numbers in Table 1;

(b)
to the extent any Awards under the LTIP become eligible to receive dividend equivalents in respect of dividends due for payment after the date of this Agreement such dividend equivalents will be paid in cash; and

(c)
any holding period applying to Awards under the LTIP will cease to apply on the Court Sanction Date.

3.
Deferred Share Bonus Plan

3.1
Quanex acknowledges that all Awards subsisting under the DSBP at the Court Sanction Date, including the DSBP Awards in Table 2, will vest or become exercisable in full on that date as a consequence of the Transaction pursuant to the rules of the DSBP and the Awards under the DSBP will accrue, in the ordinary course, dividend equivalents that will be settled by Tyman in cash to the extent not already included in Table 1 and Table 2 respectively. Options granted under the DSBP will be exercisable until the earlier of one month after the Court Sanction Date and the expiry of the normal exercise period.

3.2
Any holding period applying to Awards under the DSBP will cease to apply on the Court Sanction Date.

4.
SAYE Plan, International Sharesave Plan and U.S. Sharesave Plan

4.1
Quanex acknowledges that options granted under the SAYE Plan, International Sharesave Plan and U.S. Sharesave Plan which would not otherwise have been exercisable prior to the Court Sanction Date will (in consequence of the Transaction and in accordance with participants’ contractual rights under the rules of the relevant plan) be exercisable in accordance with the rules of the relevant plan to the extent of the relevant participant’s savings at the time of exercise and, to the extent not exercised within six months of the Court Sanction Date, will lapse unless they lapse earlier in accordance with their terms.

4.2
Quanex agrees that it will, as soon as practicable following the Effective Date, make (or procure payment of) a one-off cash payment to those participants in the SAYE Plan who exercise their options during the 20 day period ending on the Court Sanction Date under rule 18.3 of the SAYE Plan rules (as applied under rule 12 of the International Sharesave Plan, as applicable) or under rule 22.3 of the U.S. Sharesave Plan rules of an amount equal to the additional profit which the participants would have received if they had continued making their monthly savings contributions after the Effective Date and exercised their options at the end of eight months following the Effective Date (or, if earlier, the maturity date of the relevant savings contract), and had those Tyman Shares been acquired on the terms of the Scheme, provided that no such cash payment will be made in respect of options granted under the such plans after the date of this Agreement.

5.
Employee Benefit Trust and Treasury Shares

5.1
As at 31 March 2024, the EBT held approximately 1,567,155 Tyman Shares and approximately 439,810 Tyman Shares are held in treasury.

5.2
Tyman and Quanex acknowledge and agree that, subject always to Tyman’s ability to make recommendations to the trustee of the EBT to use any unallocated Tyman Shares held in the Trust to satisfy Awards in the normal course prior to the Effective Date, Tyman will request that the trustee of the EBT use the Tyman Shares that it holds to satisfy outstanding Awards as and when required. Tyman will also use any Tyman Shares in treasury to satisfy outstanding Awards. To the extent that there are insufficient Tyman Shares held in the EBT and in treasury to satisfy such Awards, Tyman will request that the trustee of the EBT use any cash held in the EBT to subscribe for new Tyman Shares or purchase existing Tyman Shares in the market to satisfy such Awards.

PART 2
EMPLOYEE MATTERS
1.
Ordinary course matters

Quanex acknowledges and agrees that Tyman will carry out annual (or other periodic) pay reviews, pay negotiations, appraisals, recruitment and promotion rounds in the ordinary course of business (reflecting market conditions (including inflation) if consistent with past practice).
2.
Maintenance of compensation and benefits

Quanex agrees, in respect of each Tyman Employee (as identified immediately prior to the Effective Date) who remains in employment within the Quanex Group on and following the Effective Date, that for the twelve-month period immediately following the Effective Date it shall, or shall cause the relevant employing entity in the Quanex Group to:
(a)
provide base salary, benefits (including terms relating to pension accrual and/or contributions), variable pay opportunities and allowances which, when taken as a whole, are no less favourable than such existing entitlements and opportunities in place for the relevant Tyman Employee immediately prior to the Effective Date; and

(b)
not amend any material terms and conditions of employment (whether or not in writing) to the employee’s material detriment. For the avoidance of doubt, the parties agree that an amendment to an individual’s job title will not be considered a material term and condition of employment for these purposes, save (i) where such employee has consented in writing to the amendment; or (ii) where such change is required by applicable Law.
3.
Annual bonus

3.1
Quanex acknowledges that:

(a)
Tyman operates annual bonus arrangements and sales commission arrangements that are conditional on financial and/or individual performance;

(b)
bonus determinations in respect of any financial year ending before the Effective Date will be undertaken by Tyman and determined in line with its usual processes to verify and approve bonuses and, in accordance with the Tyman Remuneration Policy (where applicable) and consistent with normal historical Tyman practice, such bonuses will be paid by Tyman in cash (or a portion subject to deferral into Tyman Shares, in accordance with normal practice) on the normal bonus payment date;

(c)
in respect of Tyman’s financial year in which the Effective Date occurs:

(i)
bonus determinations for the period from the start of the financial year up to and including the Effective Date will be undertaken by Tyman on a pro-rated basis on or around the Effective Date based on existing performance conditions;

(ii)
bonus determinations for the period from the day after the Effective Date to the end of the relevant financial year will be undertaken by Quanex on a pro-rated basis shortly after the end of the relevant financial year based on existing performance conditions (or, where existing performance conditions are no longer appropriate after the Effective Date, such other replacement or substitute performance conditions determined in accordance with the terms and conditions of the relevant bonus arrangement or otherwise determined by Quanex, subject to paragraph 3.2 below, on a fair and reasonable basis); and

(iii)
the relevant bonus amounts determined in paragraphs (i) and (ii) above shall be paid by Quanex on the normal bonus payment date for the Tyman financial year in which the Effective Date occurs;

(d)
any relevant bonus awards in respect of the periods referred to in paragraphs 3.1(c)(i) and 3.1(c)(ii) above of this Part 2 shall be subject to the relevant current or former Tyman Employee meeting the usual conditions for payment of a bonus and, in the case of any current Tyman Employee, remaining in employment on the normal bonus payment date, or having been served with, or having served notice of a Qualifying Termination, or otherwise subject to a Qualifying Termination.

3.2
If, following the Effective Date, it is, by reason of the Transaction and/or the consequent de-listing of Tyman, not reasonably practicable to operate any financial and/or other performance metrics which applied to any Tyman annual or periodic bonus prior to the Effective Date, Quanex will ensure that any replacement performance metrics shall not be materially more difficult to achieve that the metrics in place prior to the Effective Date.

3.3
Sales commissions determinations up to and including the Effective Date will be undertaken by Tyman and determined in line with its usual processes and consistent with historic practices to verify and approve sales commissions and consistent with normal Tyman practice, such sales commissions will be paid by Tyman in cash on the normal sales commissions payment date(s).

4.
Retention arrangements

4.1
Quanex acknowledges that, for the purpose of protecting the business to be acquired pursuant to the Transaction, Tyman may make cash retention awards, up to a maximum in aggregate of £1,500,000 (the “Retention Bonus Pot”) to Tyman Employees (in each case excluding the executive directors, being the Chief Executive Officer and Chief Financial Officer) whose retention is considered critical for the business (the “Retention Awards”). Tyman and Quanex acknowledge and agree that:

(a)
the quantum of any Retention Awards granted to any Tyman Employee will not exceed 50% of that employee’s base salary calculated on the date that the Retention Award is made;

(b)
not more than 50% of the Retention Bonus Pot will be allocated to Tyman Employees who hold or will hold (on or before the Effective Date) an award made under the LTIP;

(c)
the Retention Awards will be paid by no later than the next practical payroll falling six months after the Effective Date, and provided that the employee remains in employment on the relevant payment date and is not serving a period of notice (other than a period of notice in relation to circumstances amounting to a Qualifying Termination); or

(d)
if the relevant Tyman Employee’s employment ends earlier than the date specified in paragraph (c) above in the circumstances amounting to a Qualifying Termination, their Retention Award will be paid in the next practicable payroll after termination of employment.

4.2
For the avoidance of doubt, such awards will be in addition to any bonus to which any recipient may be eligible in accordance with Tyman annual and other periodic bonus arrangements and any cash compensatory arrangements payable pursuant to this Schedule 1.

5.
Severance and redundancy arrangements

5.1
Quanex agrees that, where any Tyman Employee is served with (or serves) notice of a Qualifying Termination or is otherwise subject to a Qualifying Termination:

(a)
at any time after the Effective Date, such Tyman Employee will:

(i)
where participating in a bonus arrangement, receive a bonus in respect of the financial year in which their employment terminates pro-rated to the date of termination; and

(ii)
be treated as a good leaver (or any similar or equivalent concept) in respect of any Replacement Awards under the Quanex Omnibus Incentive Plan; and

(b)
at any time after the Effective Date until the end of the period of 12 months immediately following the Effective Date, such Tyman Employee will:

(i)
receive reasonable and appropriate outplacement support commensurate to their seniority to which the individual is contractually entitled to or which they would normally receive in accordance with Tyman’s usual historic practice, in each case as at the date of this Agreement;

(ii)
receive a severance payment calculated in accordance with either:

(A)
the policies and/or historic and usual practices used by Tyman as at the date of this Agreement or as otherwise set forth in any Tyman Employee’s employment agreement; or

(B)
any other policy or arrangement agreed between Tyman and Quanex, if such policy or arrangement is more favourable on an individual basis than the policies and/or historic and usual practices used by Tyman as at the date of this Agreement; and

(iii)
receive a reasonable and appropriate contribution to their legal fees if they are required to enter into a settlement agreement if the individual is contractually entitled to such contribution or they would normally receive such a contribution accordance with Tyman’s usual practice, in each case as at the date of this Agreement.

In this Agreement “Qualifying Termination” is any involuntary termination of the individual without Cause or voluntary termination by the individual for Good Reason in each case, where the termination takes effect after the Effective Date and save where the relevant Tyman Employee continues employment with another member of the Tyman Group or the Quanex Group.
5.2
“Cause” shall mean any action or inaction by the individual that constitutes (a) gross negligence or wilful misconduct in connection with the individual’s duties or in the course of the individual’s employment with the Quanex Group; (b) any act of fraud, embezzlement or theft in connection with individual’s duties or in the course of employment with the Quanex Group; (c) intentional wrongful damage to property of the Quanex Group; (d) a substantial failure by the Quanex Group to perform his or her duties after notice to the individual and a reasonable opportunity to cure; (e) the individual’s material breach of restrictive covenants contained in any relevant Quanex Group policy or any agreement between the individual and any member of the Quanex Group; or (f) the individual’s intentional wrongful disclosure of secret processes or confidential information of the Quanex Group.

5.3
“Good Reason” shall mean, to the extent any such action has been taken without the individual’s written consent, the occurrence of any of the following events: (a) their employer or its successor assigns to the individual any duties materially inconsistent with such individual’s position (including offices and reporting requirements), authority, duties or responsibilities with the company in effect immediately before the effective date, or otherwise makes any material negative change in any such position, authority, duties or responsibilities; (b) the employer or its successor takes any other action that results in a material diminution in such position, authority, duties or responsibilities or otherwise take any action that materially interferes therewith; (c) the employer or its successor materially reduces the individual’s annual base salary or target annual bonus as in effect immediately before the effective date, other than as part of a reduction of less than ten percent (10%) that is applicable to all employees at an equivalent level or grade (as the case may be) of the company or its successor; or (d) the employer or its successor relocates the individual’s principal office more than fifty miles from the participant’s principal office at the time of the effective date, provided that such relocation results in an increase to the participant’s daily commute time.

6.
Future transactions

Quanex shall use reasonable endeavours to procure that any person who acquires any entities, businesses or assets of the Tyman Group pursuant to any disposal effected at the direction of, or with the consent of, Quanex at any time during the 12 months following the date of this Agreement (a “Purchaser”) provides to any employee of the Tyman Group who transfers to that Purchaser, for at least 12 months from the Effective Date, terms and conditions that are economically equivalent to those terms and conditions enjoyed by the employee immediately prior to the date of transfer and honour the (i) bonus arrangements in paragraph 3 of this Part 2 above; and (ii) severance protections provided for in paragraph 5 of this Part 2 above.

SIGNATURE PAGE
IN WITNESS WHEREOF the parties have executed this Agreement on the date first set out above.
Executed by George Wilson   )
acting for and on behalf of    )
QUANEX BUILDING PRODUCTS
CORPORATION
)
/s/ George Wilson

Chief Executive Officer
[Signature page to Co-operation Agreement]

acting for and on behalf of	)
Executed by Rutger Helbing	)
TYMAN PLC	)	/s/ Rutger Helbing Chief Executive Officer
[Signature page to Co-operation Agreement]

Annex C
April 21, 2024
The Board of Directors
Quanex Building Products Corporation
945 Bunker Hill Road, Suite 900
Houston, Texas 77024
Dear Members of the Board:
We understand that Quanex Building Products Corporation, a Delaware corporation (the “Company”), is considering a transaction (the “Transaction”), whereby the Company will acquire control of Tyman plc, a United Kingdom public limited company (“Tyman”). Pursuant to a cash and share offer to be implemented by means of a scheme of arrangement under the Companies Act 2006, as amended, of the United Kingdom (the “Scheme of Arrangement”), between the Company and holders of Tyman ordinary shares, 5 pence in capital (“Tyman Ordinary Shares”), the Company will acquire the entire issued and to be issued ordinary share capital of Tyman, whereby holders of Tyman Ordinary Shares will be entitled to receive, for each Tyman Ordinary Share, (i) 240.0 pence in cash (the “Cash Consideration”), and (ii) 0.05715 shares of common stock, par value, $0.01 per share (“Quanex Common Stock”), of the Company (the “Stock Consideration” and, together with the Cash Consideration, the “Main Consideration”). As an alternative to the Main Consideration, holders of Tyman Ordinary Shares may elect to receive all stock consideration of 0.14288 shares of Quanex Common Stock for each Tyman Ordinary Share (the “Capped All Stock Alternative Consideration” and, together with the Main Consideration, the “Consideration”), subject to a maximum of 25% of Tyman Ordinary Shares being available for such Capped All Stock Alternative Consideration; aggregate elections in excess of such 25% maximum will be scaled back on a pro-rata basis, with the remaining amounts in excess of such 25% maximum receiving the Main Consideration.
The terms and conditions of the Transaction are more fully set forth in the Rule 2.7 Announcement to be dated 22 April 2024 related to the proposed acquisition of Tyman by the Company (the “Announcement”).
You have requested our opinion as to the fairness, from a financial point of view, to the Company and holders of Quanex Common Stock of the Consideration to be paid by the Company in the Transaction.
UBS Securities LLC (“UBS”) has acted as financial advisor to the Company in connection with the Transaction and will receive a fee for its services, a portion of which is payable in connection with this opinion and a significant portion of which is contingent upon consummation of the Transaction. In the ordinary course of business, UBS, its affiliates and its and their respective employees may currently own, trade or otherwise originate, hedge or enforce interests in loans, debt and/or equity securities of the Company and Tyman for its or their own account or for the accounts of customers, and may at any time hold a long or short position in, or security interests over, such loans or securities. The issuance of this opinion was approved by an authorized committee of UBS.
Our opinion does not address the relative merits of the Transaction or any related or alternative transaction as compared to other business strategies or transactions that might be available to the Company or the Company’s underlying business decision to effect the Transaction or any related or alternative transaction. Our opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the Transaction or any related or alternative transaction. At your direction, we have not been asked to, nor do we, offer any opinion as to the terms, other than the Consideration to the extent expressly specified herein, of the Announcement, the Scheme of Arrangement, or any related documents or the form of the Transaction or any related or alternative transaction. In addition, we express no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Transaction, or any class of such persons, relative to the Consideration. We express no opinion as to what the value of Quanex Common Stock will be when issued pursuant to the Transaction or the prices at which Quanex Common Stock or Tyman Ordinary Shares will trade at any time. In rendering this opinion, we have assumed, with your consent, that (i) the

C-1

final form of the Scheme of Arrangement will not differ in any material respect from the description contained in the draft Announcement that we have reviewed, (ii) the parties to the Scheme of Arrangement will comply with all material terms of the Scheme of Arrangement, and (iii) the Transaction will be consummated in accordance with the terms of the Scheme of Arrangement without any adverse waiver or amendment of any material term or condition thereof. We also have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any material adverse effect on the Company, Tyman or the Transaction.
In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information relating to Tyman and the Company; (ii) reviewed certain internal financial information and other data relating to the businesses and financial prospects of Tyman that were provided to us by the managements of Tyman and the Company and not publicly available, including financial forecasts and estimates prepared by the management of the Company that you have directed us to utilize for purposes of our analysis, including adjustments to historical and projected financial information to reflect such information on a GAAP equivalent basis; (iii) reviewed certain internal financial information and other data relating to the business and financial prospects of the Company that were provided to us by the management of the Company and not publicly available, including financial forecasts and estimates prepared by the management of the Company that you have directed us to utilize for purposes of our analysis; (iv) reviewed certain estimates of synergies prepared by or on behalf of the management of the Company that were provided to us by the Company and not publicly available that you have directed us to utilize for purposes of our analysis; (v) conducted discussions with members of the senior managements of the Company and Tyman concerning the businesses and financial prospects of Tyman and the Company; (vi) reviewed publicly available financial and stock market data with respect to certain other companies we believe to be generally relevant; (vii) compared the financial terms of the Transaction with the publicly available financial terms of certain other transactions we believe to be generally relevant; (viii) reviewed current and historical market prices of Quanex Common Stock and Tyman Ordinary Shares; (ix) considered certain pro forma effects of the Transaction on the Company; (x) reviewed a draft provided on 21 April 2024 of the Announcement; and (xi) conducted such other financial studies, analyses and investigations, and considered such other information, as we deemed necessary or appropriate.
In connection with our review, with your consent, we have assumed and relied upon, without independent verification, the accuracy and completeness in all material respects of the information provided to or reviewed by us for the purpose of this opinion. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or Tyman, nor have we been furnished with any such evaluation or appraisal. With respect to the financial forecasts, estimates, synergies and pro forma effects referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of each company and such synergies and pro forma effects. In addition, we have assumed with your approval that the financial forecasts and estimates, including synergies, referred to above will be achieved at the times and in the amounts projected. We express no opinion as to the relative proportion of Quanex Common Stock and cash included as Consideration. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information available to us as of, the date hereof.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be paid by the Company in the Transaction is fair, from a financial point of view, to the Company and holders of Quanex Common Stock.
This opinion is provided for the benefit of the Board of Directors (in its capacity as such) in connection with, and for the purpose of, its evaluation of the Consideration in the Transaction and shall not confer rights or remedies upon any stockholder, creditor or any other person other than the Board of Directors.
Very truly yours,
/s/ UBS Securities LLC UBS Securities LLC

C-2

Annex D
QUANTIFIED FINANCIAL BENEFITS STATEMENT
This proxy statement contains statements of estimated cost savings and synergies arising from the Transaction (together, the “Quantified Financial Benefits Statement”), which require certain disclosures under the UK Takeover Code.
A copy of the Quantified Financial Benefits Statement is set out below:
“The Quanex directors, having reviewed and analyzed the potential cost synergies of the Transaction, and taking into account the factors they can influence, believe that the resulting company can deliver approximately $30 million of pre-tax recurring cost synergies on an annual run-rate basis, expected to be realized by the end of the second full year following completion of the Transaction.
The quantified cost synergies, which are expected to originate from the cost bases of both Quanex and Tyman, are expected to be realized primarily from:
•
approximately 30 per cent in corporate and listing related costs, generated from de-duplication and rationalization of public company costs and of executive leadership;

•
approximately 30 per cent in procurement savings from scale economies and consolidation of overlapping spend categories; and

•
approximately 40 per cent in savings from consolidation and de-duplication of overlapping administrative and commercial functions and activities.

The Quanex directors expect approximately 50 per cent of these cost synergies to be achieved by the end of the first 12-month period following completion of the Transaction and the full run-rate by the second anniversary of completion of the Transaction.
The Quanex directors estimate that the realization of the identified cost synergies will result in one-off costs to achieve of approximately $35 million in aggregate over the first two years post completion of the Transaction.
Potential areas of dis-synergy expected to arise in connection with the Transaction have been considered and were determined by the Quanex directors to be immaterial for the analysis.
The identified cost synergies will occur as a direct result of the success of the Transaction and would not be achieved on a standalone basis. The identified cost synergies reflect both the beneficial elements and relevant costs.”
Further information on the bases of belief supporting the Quantified Financial Benefits Statement, including the principal assumptions and sources of information, is set out below.
Bases of Belief and Principal Assumptions for the Quantified Financial Benefits Statement
In preparing the Quantified Financial Benefits Statement, Tyman has provided Quanex with certain operating and financial information to facilitate a detailed analysis in support of evaluating the potential synergies available from the Transaction. Where possible, estimated benefits and costs have been calculated on a bottom-up basis. In circumstances where data has been limited for commercial, regulatory, or other reasons, Quanex management has made estimates and assumptions to aid its development of individual synergy initiatives. The assessment and quantification of the potential synergies have, in turn, been informed by Quanex management’s industry experience and knowledge of the existing businesses, together with consultation with Tyman.
The synergy assumptions have been risk-adjusted.
The cost bases used as the basis for the Quantified Financial Benefits Statement are Quanex last twelve months to 31 January 2024 (with adjustments made to reflect non-recurring items) and manpower

D-1

costs and headcount data as of 25 March 2024, and Tyman audited financial results and headcount data for the year ending 31 December 2023 (with adjustments made to reflect non-recurring items and expected future changes in certain costs).
In arriving at the Quantified Financial Benefits Statement, the Quanex directors have assumed:
•
No material change to macroeconomic, political, legal, or regulatory conditions in the markets or regions in which Quanex and Tyman operate;

•
No material change in accounting standards;

•
No material change in the underlying operations of either business from the Transaction;

•
No material impact from divestments from either the Quanex or Tyman existing businesses;

•
No material change in tax legislation, tax rates, or other legislation in the UK or US that could materially impact the ability to achieve any benefits;

•
No material change in current foreign exchange rates;

•
Foreign exchange conversions based on 3 April 2024 spot rates; and

•
The resulting company will be publicly listed in the United States.

In addition, the Quanex directors have assumed that the cost synergies are substantively within Quanex’s control, albeit that certain elements are dependent in part on negotiations with third parties.
Reports
As required by Rule 28.1(a) of the UK Takeover Code, KPMG LLP, as reporting accountants to Quanex, and UBSLB, as financial adviser to Quanex, have provided the reports required under that Rule. Copies of these reports are included in Parts B and C (respectively) of Appendix 4 to the Rule 2.7 Announcement (the Rule 2.7 Announcement is attached as Annex A to this proxy statement). Each of KPMG LLP and UBSLB has given and not withdrawn its consent to the publication of their respective reports in the Rule 2.7 Announcement in the form and context in which it is included.
As required by Rule 27.2(d) of the UK Takeover Code, the Quanex directors confirm that:
•
the Quantified Financial Benefits Statement remains valid; and

•
each of KPMG LLP and UBSLB has confirmed that their respective reports dated 22 April 2024 and produced in connection with the Quantified Financial Benefits Statement continue to apply. Such reports were issued solely to comply with Rule 28.1(a) of the UK Takeover Code and do not form part of this document.

Notes
1.
The Quantified Financial Benefits Statement relates to future actions and circumstances which, by their nature, involve risks, uncertainties and contingencies. In addition, due to the scale of the resulting company, there may be additional changes to the resulting company’s operations. As a result, the estimated synergies referred to may not be achieved, or may be achieved later or sooner than estimated, or those achieved could be materially different from those estimated.

2.
The Quantified Financial Benefits Statement should not be construed as a profit forecast or interpreted to mean that Quanex’s earnings in the first full year following completion of the Transaction, or in any subsequent period, will necessarily match or be greater than or be less than those of Quanex or Tyman for the relevant preceding financial period or any other period.

3.
For the purposes of Rule 28 of the UK Takeover Code, the Quantified Financial Benefits Statement is the responsibility of Quanex and the Quanex directors.

D-2

Shareowner ServicesP.O. Box 64945St. Paul, MN 55164-0945Vote by Internet, Telephone or Mail24 Hours a Day, 7 Days a WeekYour phone or Internet vote authorizes the namedproxies to vote your shares in the same manner as ifyou marked, signed and returned your proxy card.: INTERNET/MOBILE – www.proxypush.com/nxUse the Internet to vote your proxy until11:59 p.m. (CT) on [•], 2024 and [•], 2024for ESPP.(PHONE – 1-866-883-3382Use a touch-tone telephone to vote your proxyuntil 11:59 p.m. (CT) on [•], 2024 and [•], 2024for ESPP.* MAIL – Mark, sign and date your proxy card andreturn it in the postage-paid envelope provided.If you vote your proxy by Internet or by Telephone, youdo NOT need to mail back your Proxy Card.Please detach hereThe Board of Directors Recommends a Vote “For” Items 1 and 2.1. To approve the issuance of New Quanex Shares to Tyman ordinaryshareholders in connection with the Transaction (the “ShareIssuance Proposal”). ■ For ■ Against ■ Abstain2. To adjourn the special meeting to a later date or time, if necessary orappropriate, to solicit additional proxies in the event there are insufficientvotes at the time of such adjournment to approve the Share IssuanceProposal (the “Adjournment Proposal”). ■ For ■ Against ■ AbstainInformation with respect to the above matters is set forth in the Proxy Statement that accompanies this Proxy Card.THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FORPROPOSALS 1 AND 2.Address Change? Mark box, sign, and indicate changes below: ■Date _____________________________________Signature(s) in BoxPlease sign exactly as your name(s) appears on Proxy. Ifheld in joint tenancy, all persons should sign. Trustees,adminis trators, etc., should include title and authority.Corporations should provide full name of corporation and titleof authorized officer signing the Proxy.

NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders of Quanex Building Products Corporation,a Delaware corporation (the “Company”), will be held at Hotel Zaza, 9787 Katy Freeway, Houston, TX 77024, on[•], 2024, at [•] a.m., Central Time.Notice of Internet Availability of Proxy Materials: You can access and review the Notice and Proxy Statementon the Internet by going to the following Quanex Building Products Corporation website: [ • ]Quanex Building Products Corporation945 Bunker Hill Road, Suite 900Houston, TX 77024proxyThis proxy is solicited by the Board of Directors for use at the Special Meeting on [•], 2024.The Board of Directors has fixed the close of business on [•], 2024, as the record date for determining stockholdersentitled to notice of and to vote at the meeting. A complete list of the stockholders entitled to vote at the meetingwill be maintained at the Company’s principal executive offices, will be open to the examination of any stockholderfor any purpose germane to the meeting during ordinary business hours for a period of ten days prior to themeeting, and will be made available at the time and place of the meeting during the whole time thereof.By signing the proxy, you revoke all prior proxies and appoint Susan Davis and George Wilson, and each of themwith full power of substitution, to vote your shares on the matters shown on the reverse side and any other matterswhich may come before the Special Meeting and all adjournments.Please execute your vote promptly. Your designation of a proxy is revocable and will not affect your rightto vote in person if you find it convenient to attend the meeting and wish to vote in person.See reverse for voting instructions.